                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-87381

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 18, 2002)


                          $815,238,000 (APPROXIMATE)
               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST
                                   2002-PBW1
                                   as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                   PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                          BEAR, STEARNS FUNDING, INC.
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-PBW1

                              -------------------

     Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2002-PBW1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2002-PBW1 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The Series 2002-PBW1 Certificates will not be listed on any national securities exchange or registered securities association.

                              -------------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-31 of this prospectus supplement and page 7 of the prospectus.

                              -------------------

   Characteristics of the certificates offered to you include:




                              APPROXIMATE            INITIAL       PASS-THROUGH
                          INITIAL CERTIFICATE     PASS-THROUGH         RATE            RATINGS
CLASS                           BALANCE               RATE         DESCRIPTION     (FITCH/MOODY'S)
----------------------   ---------------------   --------------   -------------   ----------------
   Class A-1 .........        $371,811,000            3.97%           Fixed            AAA/Aaa
   Class A-2 .........        $385,855,000            4.72%           Fixed            AAA/Aaa
   Class B ...........        $ 26,483,000            4.87%           Fixed            AA/Aa2
   Class C ...........        $ 31,089,000            4.97%           Fixed             A/A2

                              -------------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are the underwriters with respect to this offering. Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage Services, LLC will act as co-manager. Bear Stearns Commercial Mortgage Securities Inc. will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about October 3, 2002. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering
approximately $    in sale proceeds, plus accrued interest on the offered
certificates from and including October 1, 2002, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.

                              -------------------

BEAR, STEARNS & CO. INC.                                   MERRILL LYNCH & CO.
                      WELLS FARGO BROKERAGE SERVICES, LLC

                               September 24, 2002

--------------------------------------------------------------------------------
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                      Geographic Overview of Mortgage Pool
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]

WASHINGTON        IDAHO            MISSOURI        ILLINOIS        KENTUCKY        MICHIGAN        OHIO            PENNSYLVANIA
4 properties      1 property       1 property      3 properties    1 property      4 properties    4 properties    11 properties
1.24% ot total    0.25% of total   0.76% of total  1.48% of total  1.41% of total  1.91% of total  5.07% of total  6.86% of total

NEW YORK          CONNECTICUT      MASSACHUSETTS   RHODE ISLAND    NEW JERSEY      MARYLAND        DELAWARE        WASHINGTON D.C.
5 properties      1 property       1 property      1 property      1 property     4 properties    1 property      2 properties
4.35% of total    4.13% of total   0.83% of total  2.75% of total  0.71% of total  2.69% of total  1.37% of total  2.26% of total

VIRGINIA          SOUTH CAROLINA   FLORIDA         GEORGIA         TENNESSEE        LOUISIANA       TEXAS           COLORADO
6 properties      4 properties     16 properties   14 properties   2 properties    2 properties    7 properties    1 property
3.47% of total    1.45% of total   15.44% of total 5.54% of total  0.31% of total  1.89% of total  5.67% of total  0.53% of total

ARIZONA           SOUTHERN CALIFORNIA              NORTHERN CALIFORNIA             NEVADA          OREGON
4 properties      29 properties                    11 properties                   1 property      3 properties
1.93% of total    19.83% of total                  3.74 % of total                 0.30% of total  1.86% of total


                          ----------------------------------------------------
                         | [   ]   (LESS THAN) 1.00% of Cut-Off Date Balance  |
                         | [   ]       1.00% - 5.00% of Cut-Off Date Balance  |
                         | [ ] 5.01% - 10.00% of Cut-Off Date Balance | | [ ] (GREATER THAN) 10.00% of Cut-Off Date Balance|
                          ----------------------------------------------------

 --------------------------------------    ------------------------------------
|SLO Promenade                         |  | 50 Danbury Road                    |
 --------------------------------------    ------------------------------------
|  ----------------------------------  |  |  --------------------------------  |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |            [PICTURE]             | |  | |            [PICTURE]           | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
|  ----------------------------------  |  |  --------------------------------  |
 --------------------------------------    ------------------------------------
San Luis Obispo, CA                       Wilton CT



 --------------------------------------    ------------------------------------
|RREEF Textron Portfolio               |  |                                    |
 --------------------------------------    ------------------------------------
|  ----------------------------------  |  |  --------------------------------  |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |            [PICTURE]             | |  | |            [PICTURE]           | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
|  ----------------------------------  |  |  --------------------------------  |
 --------------------------------------    ------------------------------------
Marley Run Apartments      Pasadena, MD   Demonet Building      Washington, D.C.


 --------------------------------------    ------------------------------------
|CNL Retail Portfolio                  |  |                                    |
 --------------------------------------    ------------------------------------
|  ----------------------------------  |  |  --------------------------------  |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |            [PICTURE]             | |  | |            [PICTURE]           | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
| |                                  | |  | |                                | |
|  ----------------------------------  |  |  --------------------------------  |
 --------------------------------------    ------------------------------------
Borders              Fort Lauderdale, FL   Barnes & Noble        Plantation, FL

 ------------------------------------------------------------------------------
|Valencia Corporate Plaza                         Cityview Centre             |
|  --------------------------------------------    --------------------------  |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                  [PICTURE]                 |  |         [PICTURE]        | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
| |                                            |  |                          | |
|  --------------------------------------------    --------------------------  |
|Santa Clarita, CA                                Fort Worth, TX
 ------------------------------------------------------------------------------


                                          -----------------------------------
                                         |Fifth Third Center                 |
                                          -----------------------------------
                                         |                                   |
                                         |                                   |
   -----------------------------------   |                                   |
  |Cranston Parkade                   |  |                                   |
   -----------------------------------   |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |              [PICTURE]            |  |             [PICTURE]             |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
  |                                   |  |                                   |
   -----------------------------------   |                                   |
   Cranston, RI                          |                                   |
                                         |                                   |
 -----------------------------------     |                                   |
|Belz Outlet Center                 |    |                                   |
 -----------------------------------     |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |     -----------------------------------
|                                   |     Dayton, OH
|                                   |
|                                   |     -----------------------------------
|                                   |    |Mountain Square Shopping Center   |
|             [PICTURE]             |     -----------------------------------
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |              [PICTURE]            |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
|                                   |    |                                   |
 -----------------------------------      -----------------------------------
Orlando, FL                               Upland, CA

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                              PROSPECTUS SUPPLEMENT
                              ---------------------
Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus......S-4
Summary.........................................................................................................S-6
Risk Factors...................................................................................................S-31
Forward-Looking Statements.....................................................................................S-53
Description of the Offered Certificates........................................................................S-54
Yield and Maturity Considerations..............................................................................S-78
Description of the Mortgage Pool...............................................................................S-84
Servicing of the Mortgage Loans...............................................................................S-101
Certain Legal Aspects of the Mortgage Loans...................................................................S-133
Material Federal Income Tax Consequences......................................................................S-134
ERISA Considerations..........................................................................................S-138
Legal Investment..............................................................................................S-141
Use of Proceeds...............................................................................................S-142
Plan of Distribution..........................................................................................S-142
Legal Matters.................................................................................................S-143
Rating........................................................................................................S-143
Glossary .....................................................................................................S-145

Appendix A:       Mortgage Pool Information (Tables)............................................................A-1
Appendix B:       Certain Characteristics of the Mortgage Loans and
                  Mortgaged Properties .........................................................................B-1
Appendix C:       Summaries of the Ten Largest Mortgage Loans...................................................C-1
Appendix D:       Term Sheet....................................................................................D-1
Appendix E:       Form of Certificate Administrator Report......................................................E-1

                                                ____________________

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered here in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page 3. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption "Glossary" beginning on page S-145 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 110 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.


         The series 2002-PBW1 certificates are not obligations of us or any of our affiliates.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                     SUMMARY

         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2002-PBW1 CERTIFICATES

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-PBW1 Commercial Mortgage Pass-Through Certificates. The series 2002-PBW1 certificates will consist of 19 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2002-PBW1 certificates that bear interest.

         SERIES 2002-PBW1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

               TOTAL
             PRINCIPAL                 APPROX. %
              BALANCE      APPROX. %   TOTAL
            OR NOTIONAL    OF INITIAL    CREDIT        PASS-          INITIAL      WEIGHTED
               AMOUNT       MORTGAGE   SUPPORT AT     THROUGH          PASS-       AVERAGE    PRINCIPAL/
             AT INITIAL       POOL      INITIAL         RATE          THROUGH        LIFE      NOTIONAL      RATINGS
  CLASS       ISSUANCE      BALANCE     ISSUANCE    DESCRIPTION        RATE        (YEARS)      WINDOW    FITCH/MOODY'S
--------- --------------- ------------ ----------  -------------     ---------    ----------  ----------- --------------
Offered Certificates
A-1        $ 371,811,000     40.363%      17.750%      Fixed           3.97%         5.70      1 - 110       AAA/Aaa
A-2        $ 385,855,000     41.887%      17.750%      Fixed           4.72%         9.63     110 - 118      AAA/Aaa
B          $  26,483,000      2.875%      14.875%      Fixed           4.87%         9.91     118 - 119      AA/Aa2
C          $  31,089,000      3.375%      11.500%      Fixed           4.97%         9.94     119 - 119       A/A2

Non-Offered
Certificates
X-1        $ 921,174,882       N/A        N/A       Variable IO        0.23%         8.11      1 - 173         N/A
X-2        $ 839,869,000       N/A        N/A       Variable IO        2.51%         6.14      24 - 96         N/A
D          $   8,060,000      0.875%      N/A          Fixed           5.05%         9.94     119 - 119        N/A
E          $   9,211,000      1.000%      N/A          Fixed           5.44%         9.94     119 - 119        N/A
F          $  13,817,000      1.500%      N/A          Fixed           5.49%         9.94     119 - 119        N/A
G          $  13,817,000      1.500%      N/A          Fixed           5.83%         9.94     119 - 119        N/A
H          $  16,120,000      1.750%      N/A          Fixed           6.00%         9.94     119 - 119        N/A
J          $  10,363,000      1.125%      N/A          Fixed           6.00%         9.94     119 - 119        N/A
K          $   3,454,000      0.375%      N/A          Fixed           6.00%         9.94     119 - 119        N/A
L          $   5,757,000      0.625%      N/A          Fixed           6.00%         9.94     119 - 119        N/A
M          $   9,211,000      1.000%      N/A          Fixed           6.00%        10.01     119 - 120        N/A
N          $   2,302,000      0.250%      N/A          Fixed           6.00%        10.02     120 - 120        N/A
P          $  13,824,882      1.501%      N/A          Fixed           6.00%        10.26     120 - 173        N/A


In reviewing the foregoing table, prospective investors should note that--

o The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2002-PBW1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

o The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

o The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

o For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

o The actual total principal balance or notional amount, as applicable, of any class of series 2002-PBW1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o The ratings shown in the table are those of Fitch, Inc. and Moody's Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is November 11, 2035. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

o The percentages indicated under the column "Approximate Percentage of Credit Support" with respect to the class A-1 and A-2 certificates represent the approximate credit support for the class A-1 and A-2 certificates, collectively.

o The initial pass-through rates listed for the Class X-1 and Class X-2 Certificates are approximate.

o As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal.

o As to the class X-1 and X-2 certificates, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the reduction of each dollar of its notional amount.

o As to any given class of offered certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

o As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

o The weighted average lives and principal windows for the respective classes of the offered certificates have been calculated based on, among others, the assumptions that each pooled mortgage loan with an anticipated repayment date is paid in full on that date, no pooled mortgage loan is otherwise prepaid prior to maturity and no defaults occur with respect to the pooled mortgage loans. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

o Each class of certificates identified in the table as having a "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

o Each class of certificates identified in the table as having a "Variable IO" pass-through rate will have a variable pass-through rate that is calculated by reference to, among other things, the weighted average of the net interest rates on the pooled mortgage loans.

o The pass-through rate applicable to the class X certificates will be variable and will equal the excess, if any, of--

               1. the weighted average of the net interest rates on the pooled mortgage loans, over

               2. the weighted average of the pass-through rates from time to time on the classes of series 2002-PBW1 certificates with principal balances.

o The series 2002-PBW1 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.


                                RELEVANT PARTIES

DEPOSITOR........................................   We, Bear Stearns Commercial Mortgage Securities Inc., are
                                                    establishing the trust fund that will issue the offered
                                                    certificates. Our principal executive offices are located at 383
                                                    Madison Avenue, New York, New York 10179, and our telephone number is (212) 272-2000.




MASTER SERVICERS.................................  Prudential Asset Resources, Inc. with respect to--

                                                      o    those pooled mortgage loans sold by Prudential Mortgage
                                                           Capital Funding, LLC to us for deposit into the trust fund,
                                                           and

                                                      o    a non-pooled mortgage loan that will not be deposited into the trust but that, together with one of the pooled mortgage loans, is secured by the mortgaged properties identified on
                                                           Appendix B to this prospectus supplement as the RREEF
                                                           Textron Portfolio.

                                                   Wells Fargo Bank, National Association with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
                                                   Mortgage, Inc. and Bear, Stearns Funding, Inc. for deposit into the trust fund.

                                                   When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we
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                                      S-8
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
                                                   mean the applicable master servicer for those mortgage loans as identified above.

SPECIAL SERVICERS................................  ARCap Special Servicing, Inc., with respect to all of the mortgage loans except for the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the
                                                   mortgaged properties identified on Appendix B to this prospectus supplement as the RREEF Textron Portfolio. In this prospectus supplement, we sometimes refer to ARCap Special Servicing, Inc.
                                                   in that capacity as the general special servicer.

                                                   Prudential Asset Resources, Inc., with respect to the pooled mortgage loan and the non-pooled mortgage loan that are together secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the RREEF Textron Portfolio. In this prospectus supplement, we sometimes refer to Prudential
                                                   Asset Resources, Inc. in that capacity as the RREEF Textron
                                                   Portfolio special servicer.

                                                   When we refer in this prospectus supplement to a special servicer in relation to one or more of the mortgage loans, we mean the applicable special servicer for those mortgage loans as
                                                   identified above.

CERTIFICATE ADMINISTRATOR AND
TAX ADMINISTRATOR................................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar.

TRUSTEE..........................................  LaSalle Bank National Association.

FISCAL AGENT.....................................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS............................  Prudential Mortgage Capital Funding, LLC, as to 66 pooled mortgage loans, representing 57.14% of the initial mortgage pool balance.

                                                   Bear Stearns Commercial Mortgage, Inc., as to 28 pooled mortgage loans, representing 32.91% of the initial mortgage pool balance.

                                                   Wells Fargo Bank, National Association, as to 31 pooled mortgage loans, representing 9.24% of the initial mortgage pool balance.

                                                   Bear, Stearns Funding, Inc., as to one pooled mortgage loan, representing 0.71% of the initial mortgage pool balance.

UNDERWRITERS.....................................  Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated and Wells Fargo Brokerage Services, LLC are the
                                                   underwriters with respect to this offering. Bear, Stearns & Co.
                                                   Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage
                                                   Services, LLC will be the co-manager.

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                                      S-9
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
CONTROLLING CLASS OF
SERIES 2002-PBW1 CERTIFICATEHOLDERS..............  At any time of determination, the holders of the most subordinate class of series 2002-PBW1 certificates, exclusive of the X, R and
                                                   V classes, that has a total principal balance at least equal to
                                                   25% of the total initial principal balance of that class.
                                                   However, if no class of series 2002-PBW1 certificates, exclusive of the X, R and V classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2002-PBW1
                                                   certificateholders will be the holders of the most subordinate class of series 2002-PBW1 certificates, exclusive of the X, R and
                                                   V classes, that has a total principal balance greater than zero.
                                                   For purposes of determining the controlling class of series
                                                   2002-PBW1 certificateholders, the class A-1 and A-2
                                                   certificateholders will be considered a single class.



SERIES 2002-PBW1 CONTROLLING CLASS
REPRESENTATIVE...................................  The holders of certificates representing a majority interest in the controlling class of the series 2002-PBW1 certificates will be entitled to select a representative that, subject to the conditions described under "Servicing of the Mortgage Loans--The
                                                   Series 2002-PBW1 Controlling Class Representative" and
                                                   "--Replacement of the Special Servicers" in this prospectus supplement, may--

                                                      o    replace the general special servicer, and

                                                      o    direct the general special servicer with respect to various special servicing matters as to the mortgage loans other
                                                           than the pooled mortgage loan and non-pooled mortgage loan that are together secured by the mortgaged properties
                                                           identified on Appendix B to this prospectus supplement as
                                                           the RREEF Textron Portfolio.

                                                   The class P certificates will be the initial series 2002-PBW1 controlling class. It is expected that ARCap CMBS Fund REIT, Inc.
                                                   will be the initial representative of the series 2002-PBW1 controlling class.

RREEF TEXTRON PORTFOLIO B-NOTE HOLDER............  The mortgaged properties identified on Appendix B to this prospectus supplement as the RREEF Textron Portfolio secure both a pooled mortgage loan with a cut-off date principal balance of
                                                   $41,000,000 and a related non-pooled mortgage loan with a cut-off date principal balance of $39,000,000. Although that pooled mortgage loan and related non-pooled mortgage loan are secured by the same mortgage instruments, the non-pooled mortgage loan will not be included in the trust fund and is currently held by The
                                                   Prudential Insurance Company of America, an affiliate of one of the mortgage loan sellers. The holder of the related non-pooled mortgage loan has agreed generally to subordinate its payment rights to the payment rights of the holder of the pooled mortgage loan. The holder of the related non-pooled mortgage loan will also be a party to the
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                                      S-10
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
                                                   pooling and servicing agreement. Subject to the conditions described under "Servicing of the Mortgage Loans--The RREEF
                                                   Textron Portfolio B-Note Holder" and "--Replacement of the
                                                   Special Servicers" in this prospectus supplement, the holder of the related non-pooled mortgage loan may, among other things--

                                                      o    replace the RREEF Textron Portfolio special servicer,

                                                      o    direct the RREEF Textron Portfolio special servicer with
                                                           respect to various special servicing matters as to the RREEF
                                                           Textron Portfolio pooled mortgage loan and the RREEF Textron
                                                           Portfolio non-pooled mortgage loan,

                                                      o    direct the master servicer or a primary servicer with
                                                           respect to various servicing matters as to those mortgage
                                                           loans, and

                                                      o    if Prudential Asset Resources, Inc. is no longer the master servicer for those mortgage loans, require the appointment of, and replace the primary servicer for, those mortgage
                                                           loans.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.....................................  The pooled mortgage loans will be considered part of the trust fund as of October 1, 2002. All payments and collections received on each of the pooled mortgage loans after October 1, 2002, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. October 1,
                                                   2002 is considered the cut-off date for the trust fund.

ISSUE DATE.......................................  The date of initial issuance for the series 2002-PBW1 certificates will be on or about October 3, 2002.

DETERMINATION DATE...............................  The monthly cut-off for information regarding the pooled mortgage loans that must be reported to the holders of the series
                                                   2002-PBW1 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. In any given calendar month, the determination date will be the fifth business day prior to the related distribution date.

DISTRIBUTION DATE................................  Distributions on the series 2002-PBW1 certificates are scheduled to occur monthly, commencing in November 2002. In any given month, the distribution date will be the 11th calendar day of that month, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE......................................  The record date for each monthly distribution on the series
                                                   2002-PBW1 certificates will be the last business day of the prior calendar month.
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                                      S-11
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
COLLECTION PERIOD................................  Amounts available for distribution on the series 2002-PBW1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due
                                                   (without regard to grace periods), on or with respect to the pooled mortgage loans during the related collection period. Each collection period--

                                                       o    will relate to a particular distribution date,

                                                       o    will be approximately (although not always exactly) one
                                                            month long,

                                                       o    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the
                                                            cut-off date, and

                                                       o    will end at the close of business on the determination date immediately preceding the related distribution date.

INTEREST ACCRUAL PERIOD..........................  The amount of interest payable with respect to any certificate on any distribution date will depend on, among other things, the interest accrued on that certificate at its pass-through rate during the interest accrual period for that distribution date.
                                                   The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES.................  The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.

                                                                                  ASSUMED FINAL
                                                                CLASS           DISTRIBUTION DATE
                                                            --------------   -------------------------
                                                                 A-1            December 11, 2011
                                                                 A-2             August 11, 2012
                                                                  B             September 11, 2012
                                                                  C             September 11, 2012

RATED FINAL DISTRIBUTION DATE....................  The ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the certificates of that class on or before November 11, 2035.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL..........................................  The trust fund will issue 19 classes of the series 2002-PBW1 certificates with an approximate total principal balance at initial
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                                      S-12
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
                                                   issuance equal to $921,174,882. Four of those classes of the series 2002-PBW1 certificates are being offered by this
                                                   prospectus supplement. The remaining classes of the series
                                                   2002-PBW1 certificates will be sold separately in a private offering.

                                                   The classes offered by this prospectus supplement are:

                                                   o    class A-1 and class A-2,

                                                   o    class B, and

                                                   o    class C

                                                   Distributions on the offered certificates will be made solely from collections on the pooled mortgage loans. The offered certificates are mortgage-backed securities issued by the trust fund. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of the underwriters, the
                                                   certificate administrator, the trustee, either of the master servicers, either of the special servicers, the fiscal agent, any of their respective affiliates or any other person, and are not guaranteed or insured by any governmental agency, private insurer or other person.

                                                   We will create the trust fund, and the offered certificates will be issued, under a pooling and servicing agreement to be dated as of October 1, 2002, between us, the master servicers, the special servicers, the certificate administrator, the trustee, the fiscal agent and the holder of the RREEF Textron Portfolio non-pooled mortgage loan.

DENOMINATIONS....................................  We intend to deliver the Class A-1 and A-2 certificates in minimum denominations of $25,000 and the other offered
                                                   certificates in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of
                                                   $1.

CLEARANCE AND SETTLEMENT.........................  You will hold your offered certificates in book-entry form through The Depository Trust Company, in the United States, or
                                                   Clearstream Banking, societe anonyme or The Euroclear System, in
                                                   Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Delivery, Form
                                                   and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL AMOUNTS.................  The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will be the series 2002-PBW1 certificates with principal balances and are sometimes referred to as the series
                                                   2002-PBW1 principal balance certificates. The table appearing under the caption "--Overview of the Series 2002-PBW1

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                                      S-13
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
                                                   Certificates" above identifies the approximate total principal balance of each class of principal balance certificates at initial issuance. The actual total principal balance of any class of principal balance certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement. The total principal balance of each class of principal balance certificates will be reduced on each distribution date by the amount of any
                                                   distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that
                                                   distribution date.

                                                   The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates is shown in the table appearing under the caption "--Overview of the Series
                                                   2002-PBW1 Certificates" above. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, any one or more classes of the principal balance certificates on that distribution date.

                                                   The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates.
                                                   The holders of the class R certificates are not expected to receive any material distributions.

                                                   The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.

PASS-THROUGH RATES...............................  The class A-1, A-2, B, C, X, D, E, F, G, H, J, K, L, M, N and P certificates will be the series 2002-PBW1 certificates that bear interest and are sometimes referred to as the series 2002-PBW1 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2002-PBW1 Certificates" above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2002-PBW1 certificates will accrue interest.

                                                   The pass-through rates for the class A-1, A-2, B, C, D, E, F, G,
                                                   H, J, K, L, M, N and P certificates will, in the case of each of
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                                      S-14
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
                                                   these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the Series
                                                   2002-PBW1 Certificates" above as the initial pass-through rate for the subject class.

                                                   The pass-through rate for the class X certificates (in the aggregate) will be a variable rate that, with respect to any interest accrual period, is equal to the weighted average of the net interest rates on the pooled mortgage loans for that interest accrual period over the weighted average of the pass-through rates for the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2002-PBW1 certificates outstanding immediately prior to the distribution date for that interest accrual period.

                                                   The class R and V certificates will not have pass-through rates and will not accrue interest.

DISTRIBUTIONS

A.  GENERAL......................................  The certificate administrator will make distributions of interest and, if and when applicable, principal to the following classes of series 2002-PBW1 certificateholders, in the following order:

                                                             PAYMENT ORDER                   CLASS
                                                         ----------------------       --------------------
                                                                  1st                    A-1, A-2 and X
                                                                  2nd                          B
                                                                  3rd                          C
                                                                  4th                          D
                                                                  5th                          E
                                                                  6th                          F
                                                                  7th                          G
                                                                  8th                          H
                                                                  9th                          J
                                                                  10th                         K
                                                                  11th                         L
                                                                  12th                         M
                                                                  13th                         N
                                                                  14th                         P

                                                   Allocation of interest distributions among the class A-1, A-2 and
                                                   X certificates will be pro rata based on the respective amounts of interest distributable on each. Allocation of principal distributions between the class A-1 and A-2 certificates is described under "--Distributions of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to distributions of principal.

                                                   See "Description of the Offered Certificates--Distributions--
                                                   Priority of Distributions" in this prospectus supplement.

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

B.  DISTRIBUTIONS OF INTEREST....................  Each class of series 2002-PBW1 certificates, other than the class
                                                   R and V certificates, will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                                   o    the pass-through rate for that class and interest accrual
                                                        period;

                                                   o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                                   o    the assumption that each year consists of twelve 30-day
                                                        months.

                                                   A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions"
                                                   in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2002-PBW1 principal balance
                                                   certificates on a pro rata basis.

                                                   On each distribution date, subject to available funds and the distribution priorities described under "--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                                   See "Description of the Offered Certificates--Distributions--
                                                   Interest Distributions" and "--Priority of Distributions" in
                                                   this prospectus supplement.

C.  DISTRIBUTIONS OF PRINCIPAL...................  Subject to--

                                                   o    available funds,

                                                   o    the distribution priorities described under "--General"
                                                        above, and

                                                   o    the reductions to principal balances described under
                                                        "--Reductions of Certificate Principal Balances in
                                                        Connection with Losses and Expenses" below,

                                                   the holders of each class of offered certificates will be
                                                   entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

                                                   The certificate administrator must make principal distributions in a specified sequential order to ensure that:

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                                      S-16
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                                                   o    no payments of principal will be made to the holders of
                                                        the class B, C, D, E, F, G, H, J, K, L, M, N and P
                                                        certificates until, in the case of each of those
                                                        classes, the total principal balance of all more senior
                                                        classes of series 2002-PBW1 certificates is reduced to
                                                        zero; and

                                                   o    except as described in the following paragraph, no
                                                        payments of principal will be made to the holders of
                                                        the class A-2 certificates until the total principal
                                                        balance of the class A-1 certificates is reduced to
                                                        zero.

                                                   Because of losses on the pooled mortgage loans and/or
                                                   default-related or other unanticipated expenses of the trust fund, the total principal balance of the class B, C, D, E,
                                                   F, G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates
                                                   remain outstanding. Under those circumstances, any
                                                   distributions of principal on the class A-1 and A-2
                                                   certificates will be made on a pro rata basis in accordance with the relative sizes of their respective principal
                                                   balances at the time of the distribution.

                                                   The total distributions of principal to be made on the
                                                   series 2002-PBW1 certificates on any distribution date will be a function of--

                                                   o    the amount of scheduled payments of principal due or,
                                                        in cases involving balloon loans that remain unpaid
                                                        after their stated maturity dates and mortgage loans as
                                                        to which the related mortgaged properties have been
                                                        acquired on behalf of the trust, deemed due, on the
                                                        pooled mortgage loans during the related collection
                                                        period, which payments are either received as of the
                                                        end of that collection period or advanced by the
                                                        applicable master servicer, the trustee or the fiscal
                                                        agent, as applicable, and

                                                   o    the amount of any prepayments and other unscheduled
                                                        collections of previously unadvanced principal with
                                                        respect to the pooled mortgage loans that are received
                                                        during the related collection period.

                                                   The class X, R and V certificates do not have principal
                                                   balances. They do not entitle holders to any distributions of principal.

                                                   See "Description of the Offered Certificates--Distributions--
                                                   Principal Distributions" and "--Priority of Distributions"
                                                   in this prospectus supplement.



D.  DISTRIBUTIONS OF YIELD
      MAINTENANCE CHARGES AND
      OTHER PREPAYMENT PREMIUMS..................  Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be
                                                   distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates
                                                   and/or to the holders of any class A-1, A-2, B, C, D, E, F and/or G

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                                      S-17
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
                                                   certificates then entitled to receive distributions of
                                                   principal. See "Description of the Offered
                                                   Certificates--Distributions--Distributions of Yield
                                                   Maintenance Charges and Prepayment Premiums" in this
                                                   prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH
   LOSSES AND EXPENSES...........................  Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the
                                                   trust fund, the total principal balance of the mortgage
                                                   pool, net of advances of principal, may fall below the total principal balance of the series 2002-PBW1 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2002-PBW1 certificates on any distribution date, then the principal balances of the following classes of series
                                                   2002-PBW1 certificates, will be sequentially reduced in the following order, until that deficit is eliminated:

                                                             REDUCTION ORDER              CLASS
                                                           -------------------         -------------
                                                                   1st                      P
                                                                   2nd                      N
                                                                   3rd                      M
                                                                   4th                      L
                                                                   5th                      K
                                                                   6th                      J
                                                                   7th                      H
                                                                   8th                      G
                                                                   9th                      F
                                                                   10th                     E
                                                                   11th                     D
                                                                   12th                     C
                                                                   13th                     B
                                                                   14th                A-1 and A-2

                                                   Any reduction of the principal balances of the class A-1 and
                                                   A-2 certificates will be made on a pro rata basis in
                                                   accordance with the relative sizes of those principal
                                                   balances at the time of the reduction.

                                                   See "Description of the Offered Certificates--Reductions of
                                                   Certificate Principal Balances in Connection with Realized
                                                   Losses and Additional Trust Fund Expenses" in this
                                                   prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS........................  Except as described in the next two paragraphs, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than
                                                   balloon payments, of principal and/or interest due on the
                                                   pooled mortgage loans for which it is the applicable master servicer. The applicable master servicer will be required to make advances for the balloon loans that become defaulted
                                                   upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must

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
                                                   make any of those advances that a master servicer is
                                                   required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but
                                                   fails, to make. As described under "Description of the
                                                   Offered Certificates--Advances of Delinquent Monthly Debt
                                                   Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate
                                                   described in that section of this prospectus supplement.

                                                   Notwithstanding the foregoing, none of the master servicers, the trustee or the fiscal agent will be required to make any advance that it determines, in its sole discretion exercised in good faith, will not be recoverable (together with
                                                   interest on the advance) from proceeds of the related
                                                   mortgage loan. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination
                                                   made by a master servicer.

                                                   In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage
                                                   Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the related mortgaged property, the applicable special
                                                   servicer will be obligated to obtain a new appraisal or, in cases involving loans with principal balances of less than
                                                   $2,000,000, at that special servicer's option, conduct a
                                                   valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                                   o    the principal balance of, and other delinquent amounts
                                                        due under, the pooled mortgage loan, exceed

                                                   o    an amount equal to the excess, if any, of--

                                                        1.   the sum of:

                                                             o    90% of the new estimated value of the mortgaged
                                                                  property, and

                    e                                        o    the amount of certain related escrow funds, reserv
                                                                  funds and letters of credit,

                                                             minus

                                                         2.   any liens on the mortgaged property that are prior to
                                                              the lien of the subject mortgage loan,

                                                   then the amount otherwise required to be advanced with
                                                   respect to interest on that pooled mortgage loan will be
                                                   reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the pooled
                                                   mortgage loan, net of related unreimbursed advances of
                                                   principal. Due to the distribution priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series
                                                   2002-PBW1 certificates then outstanding.

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                                      S-19
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                                                   See "Description of the Offered Certificates--Advances of
                                                   Delinquent Monthly Debt Service Payments" and "Servicing of
                                                   the Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--
                                                   Advances in respect of Delinquencies" in the accompanying
                                                   prospectus.

REPORTS TO CERTIFICATEHOLDERS....................  On each distribution date, the certificate administrator must, based on information supplied to it by the master
                                                   servicers and/or the special servicers, provide or make
                                                   available to the registered holders of certificates a
                                                   monthly report substantially in the form of Appendix E to
                                                   this prospectus supplement. The certificate administrator's report must detail, among other things, the distributions
                                                   made to the series 2002-PBW1 certificateholders on that
                                                   distribution date and the performance of the pooled mortgage loans and the mortgaged properties.

                                                   Upon reasonable prior notice, you may also review at the
                                                   offices of the trustee and/or the certificate administrator during normal business hours a variety of information and
                                                   documents that pertain to the pooled mortgage loans and the related mortgaged properties. We expect that the available information and documents will include loan documents,
                                                   borrower operating statements, rent rolls and property
                                                   inspection reports, to the extent received by the trustee or the certificate administrator, as the case may be.

                                                   See "Description of the Offered Certificates--Reports to
                                                   Certificateholders; Available Information" in this
                                                   prospectus supplement.

EARLY TERMINATION................................  The trust fund may be terminated and therefore the series
                                                   2002-PBW1 certificates may be retired early by certain
                                                   designated entities when the total outstanding principal
                                                   balance of the pooled mortgage loans, net of advances of
                                                   principal, is reduced to 1.0% or less of the initial
                                                   mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND.......................  We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the
                                                   mortgage loans that will back the certificates from the
                                                   mortgage loan sellers. Promptly upon acquisition, we will
                                                   transfer those mortgage loans to the trust fund in exchange for the certificates. In this prospectus supplement, we
                                                   sometimes refer to those mortgage loans as pooled mortgage loans.

PROPERTY OF THE TRUST FUND.......................  The trust fund will primarily include the following:

                                                   o    the pooled mortgage loans and collections on those
                                                        mortgage loans due after October 1, 2002;

                                                   o    any mortgaged property that has been foreclosed upon by
                                                        the applicable special servicer on behalf of the trust
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                                      S-20
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                                                        fund (but in the case of the RREEF Textron Portfolio,
                                                        only to the extent of the trust fund's interest
                                                        therein);

                                                   o    various accounts in which collections on the pooled
                                                        mortgage loans are maintained;

                                                   o    rights to proceeds under certain insurance policies
                                                        that cover the mortgaged properties securing the pooled
                                                        mortgage loans;

                                                   o    rights and remedies for any material breaches of
                                                        certain representations and warranties made by the
                                                        mortgage loan sellers; and

                                                   o    other rights under the documents relating to the pooled
                                                        mortgage loans and the related mortgaged properties.

                                                   The composition of the assets making up the mortgage pool is described in this prospectus supplement and in the schedules to this prospectus supplement, which constitute an integral part of this prospectus supplement.

GENERAL CONSIDERATIONS...........................  When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage
                                                   loans, please note that--

                                                   o    All numerical information provided with respect to the
                                                        pooled mortgage loans is provided on an approximate
                                                        basis.

                                                   o    All weighted average information provided with respect
                                                        to the pooled mortgage loans or any sub-group of
                                                        mortgage loans reflects a weighting based on their
                                                        respective cut-off date principal balances. We will
                                                        transfer the cut-off date principal balance for each of
                                                        the pooled mortgage loans to the trust fund. We show
                                                        the cut-off date principal balance for each of the
                                                        pooled mortgage loans on Appendix B to this prospectus
                                                        supplement.

                                                   o    In presenting the cut-off date principal balances of
                                                        the mortgage loans, we have assumed that all scheduled
                                                        payments of principal and/or interest due on the pooled
                                                        mortgage loans on or before October 1, 2002, are timely
                                                        made.

                                                   o    When information with respect to the mortgaged
                                                        properties is expressed as a percentage of the initial
                                                        mortgage pool balance, the percentages are based in
                                                        each case upon--

                                                        1.   if the related pooled mortgage is an individual pooled
                                                             mortgage loan or is cross-collateralized and
                                                             cross-defaulted with one or more other pooled mortgage
                                                             loans, the cut-off date principal balance of the
                                                             related pooled mortgage loan, or
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                                                        2.   if the related pooled mortgage loan is secured by
                                                             multiple mortgaged properties (other than through
                                                             cross-collateralization), an allocated portion of
                                                             the cut-off date principal balance of the related
                                                             mortgage loan as described below.

                                                   o    Some of the pooled mortgage loans are
                                                        cross-collateralized and cross-defaulted with one or
                                                        more other pooled mortgage loans. Except as otherwise
                                                        indicated, when a pooled mortgage loan is
                                                        cross-collateralized and cross-defaulted with another
                                                        pooled mortgage loan, we present the information
                                                        regarding those pooled mortgage loans as if each of
                                                        them was secured only by a mortgage lien on the related
                                                        mortgaged property identified on Appendix B to this
                                                        prospectus supplement. One exception is that each and
                                                        every pooled mortgage loan in any particular group of
                                                        cross-collateralized and cross-defaulted pooled
                                                        mortgage loans is treated as having the same
                                                        loan-to-value ratio and the same debt service coverage
                                                        ratio. None of the mortgage loans in the trust fund
                                                        will be cross-collateralized with any mortgage loan
                                                        that is not in the trust fund, except as described in
                                                        this prospectus supplement with respect to the RREEF
                                                        Textron Portfolio pooled mortgage loan.

                                                   o    In some cases, an individual pooled mortgage loan is
                                                        secured by multiple mortgaged properties (other than
                                                        through cross-collateralization). For purposes of
                                                        providing property-specific information, we have
                                                        allocated each of those pooled mortgage loans among the
                                                        related mortgaged properties based upon--

                                                        1.    relative appraised values,

                                                        2.    relative underwritten net cash flow, or

                                                        3.    prior allocations reflected in the related loan
                                                              documents.

                                                   o    If a pooled mortgage loan is secured by multiple
                                                        parcels of real property and the operation or
                                                        management of those parcels so warranted, those parcels
                                                        may be presented as a single parcel of real property.

                                                   o    Whenever we refer to a particular mortgaged property by
                                                        name, we mean the property identified by that name on
                                                        Appendix B to this prospectus supplement.

                                                   o    Statistical information regarding the pooled mortgage
                                                        loans may change prior to the date of initial issuance
                                                        of the offered certificates due to changes in the
                                                        composition of the mortgage pool prior to that date.

PAYMENT AND OTHER TERMS..........................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.
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                                      S-22
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                                                   Repayment of each of the pooled mortgage loans is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is a first priority lien, except for certain limited permitted encumbrances, which we refer to under "Description of the Mortgage
                                                   Pool--General" in, and describe in the glossary to, this
                                                   prospectus supplement.

                                                   All of the pooled mortgage loans are or should be considered to be nonrecourse to the related borrower (except for certain limited exceptions). None of the pooled mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                                   Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on
                                                   Appendix B to this prospectus supplement. Except as otherwise described below with respect to pooled mortgage loans that have anticipated repayment dates, the mortgage interest rate for each pooled mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                                   Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. All but 4 of the pooled mortgage loans provide for a grace period of not more than five days. 4 pooled mortgage loans, representing 9.89% of the initial mortgage pool balance, provide for grace periods of more than five days but not more than ten days.

                                                   125 of the pooled mortgage loans, representing 99.64% of the initial mortgage pool balance, are balloon loans that provide for:

                                                   o    an amortization schedule that is significantly longer
                                                        than its remaining term to stated maturity or,
                                                        alternatively, for no amortization prior to maturity;
                                                        and

                                                   o    a substantial payment of principal on its maturity
                                                        date.

                                                   7 of the balloon mortgage loans referred to in the preceding paragraph, representing 7.78% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for the entire term of the loan. 3 of the balloon mortgage loans referred to in the preceding paragraph, representing 5.19%
                                                   of the initial mortgage pool balance, provide for an initial interest only period of between 4 and 60 months.

                                                   10 of the pooled mortgage loans, representing 16.54% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. Because of the incentives referred to above, we have considered the pooled mortgage loans with anticipated repayment dates also
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                                      S-23
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                                                   to be balloon loans for purposes of the sixth and seventh
                                                   paragraphs under this "--Payment and Other Terms" section. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

                                                   o    the accrual of interest in excess of the initial mortgage
                                                        interest rate. The additional interest will--

                                                        1.   be deferred,

                                                        2.   in some cases, compound,

                                                        3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

                                                        4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                                   o    the application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the scheduled monthly debt service payment.

                                                   One of the pooled mortgage loans referred to in the preceding paragraph, representing 4.13% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months.

                                                   One of the pooled mortgage loans, representing 0.36% of the initial mortgage pool balance, is a fully-amortizing mortgage loan.

                                                   Some of the pooled mortgage loans may provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of
                                                   specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the
                                                   individual pooled mortgage loans and cross-collateralized
                                                   mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or
                                                   aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

DELINQUENCY STATUS...............................  None of the mortgage loans that we intend to include in the trust fund will have been 30 days or more delinquent in respect of any monthly debt service payment--

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                                      S-24
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                                                   o    as of October 1, 2002, or

                                                   o    at any time during the 12-month period preceding October 1,
                                                        2002.


PREPAYMENT/DEFEASANCE PROVISIONS.................  As of October 1, 2002, all of the pooled mortgage loans restricted voluntary principal prepayments as follows:

                                                   o    104 pooled mortgage loans, representing 83.42% of the
                                                        initial mortgage pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus
                                                        supplement as a lock-out period, but permit the related
                                                        borrower, after an initial period of at least two years
                                                        following the date of issuance of the certificates, to
                                                        defease the pooled mortgage loan by pledging direct,
                                                        non-callable United States Treasury obligations and
                                                        obtaining the release of the mortgaged property from the
                                                        lien of the mortgage.

                                                   o    17 pooled mortgage loans, representing 11.24% of the initial mortgage pool balance, prohibit voluntary principal
                                                        prepayments during a lock-out period, and following the
                                                        lock-out period provide for prepayment premiums or yield
                                                        maintenance charges calculated on the basis of the greater of a yield maintenance formula and at least 1% of the amount prepaid.

                                                   o    3 pooled mortgage loans, representing 0.89% of the initial mortgage pool balance, prohibit voluntary principal
                                                        prepayments during a lock-out period, and following the
                                                        lock-out period provide for a prepayment premium or yield
                                                        maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid,
                                                        and also permit the related borrower, after an initial
                                                        period of at least two years following the date of the
                                                        issuance of the certificates, to defease the pooled mortgage loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged
                                                        property from the lien of the mortgage.

                                                   o    2 pooled mortgage loans, representing 4.45% of the initial mortgage pool balance, provide for prepayment premiums or
                                                        yield maintenance charges calculated on the basis of the
                                                        greater of (a) a yield maintenance formula and (b) a
                                                        declining percentage of the amount prepaid (not to exceed 1%
                                                        of the amount prepaid).
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                                      S-25
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                                                   With respect to the prepayment and defeasance provisions set forth above, certain of the pooled mortgage loans also include provisions described below:

                                                   o    2 pooled mortgage loans, representing 2.81% of the initial mortgage pool balance, permit the release of a mortgaged
                                                        property from the lien of the mortgage, if there is a
                                                        defeasance of a portion of the pooled mortgage loan in
                                                        connection with that release.

                                                   o    3 pooled mortgage loans, representing 4.79% of the initial mortgage pool balance, permit the release of a mortgaged
                                                        property from the lien of the mortgage, if there is a
                                                        prepayment of a portion of the pooled mortgage loan in
                                                        connection with that release.

                                                   o    1 pooled mortgage loan, representing 2.27% of the initial
                                                        mortgage pool balance, permits a voluntary principal
                                                        prepayment at any time that a certain right of first refusal in favor of the sole tenant at the related mortgaged
                                                        property is exercised, subject to the payment of a
                                                        prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and
                                                        1% of the amount prepaid.

                                                   Notwithstanding the above, the pooled mortgage loans generally provide for a period commencing 1 to 7 payment dates prior to and including the maturity date or the anticipated repayment date during which the related borrower may freely prepay the mortgage loan without the payment of a prepayment premium or yield
                                                   maintenance charge.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS......................  The mortgage pool will have the following general characteristics as of October 1, 2002:

                                                   Initial mortgage pool balance (+/-5%)........      $921,174,883
                                                   Number of pooled mortgage loans..............               126
                                                   Number of mortgaged properties...............               145

                                                   Largest cut-off date principal balance.......       $63,789,153
                                                   Smallest cut-off date principal balance......          $994,862
                                                   Average cut-off date principal balance.......        $7,310,912

                                                   Highest mortgage interest rate...............           8.2800%
                                                   Lowest mortgage interest rate................           5.9500%
                                                   Weighted average mortgage interest rate......           6.9301%

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                                                   Longest original term to maturity or
                                                      anticipated repayment date .............................. 180 months
                                                   Shortest original term to maturity or
                                                      anticipated repayment date ..............................  60 months
                                                   Weighted average original term to maturity of
                                                      anticipated repayment date .............................  108 months

                                                   Longest remaining term to maturity or
                                                      anticipated repayment date .............................  173 months
                                                   Shortest remaining term to maturity or
                                                      anticipated repayment date .............................   47 months
                                                   Weighted average remaining term to maturity or
                                                      anticipated repayment date .............................  103 months

                                                   Highest debt service coverage ratio, based on
                                                      underwritten net cash flow .............................       4.95x
                                                   Lowest debt service coverage ratio, based on
                                                      underwritten net cash flow .............................       1.20x
                                                   Weighted average debt service coverage ratio,
                                                      based on underwritten net cash flow ....................       1.67x

                                                   Highest cut-off date loan-to-appraised value
                                                      ratio ..................................................       79.7%
                                                   Lowest cut-off date loan-to-appraised value
                                                      ratio ..................................................       25.7%
                                                   Weighted average cut-off date loan-to-
                                                      appraised value ratio ..................................       66.7%


B. STATE CONCENTRATIONS..........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties located in the indicated states or regions:

                                                                                                     % OF INITIAL
                                                                                     NUMBER OF         MORTGAGE
                                                             STATE/REGION           PROPERTIES       POOL BALANCE
                                                   -----------------------------  --------------    ---------------
                                                     California...............           40             23.57%
                                                        Southern California...           29             19.83%
                                                        Northern California...           11              3.74%
                                                     Florida..................           16             15.44%
                                                     Pennsylvania.............           11              6.86%
                                                     Texas....................            7              5.67%
                                                     Georgia..................           14              5.54%
                                                     Ohio.....................            4              5.07%

                                                   The remaining mortgaged properties are located throughout 21 other states and the District of Columbia. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern California includes areas with zip codes of 94025 and above, and Southern
                                                   California includes areas with zip codes of 93906 and below.
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                                      S-27
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C.  PROPERTY TYPES...............................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties operated primarily for each indicated purpose:

                                                                                       NUMBER OF      % OF INITIAL
                                                                                       MORTGAGED        MORTGAGE
                                                            PROPERTY TYPES             PROPERTIES     POOL BALANCE
                                                     -----------------------------   --------------   -------------
                                                     Retail.......................          50            41.46%
                                                     Office.......................          26            24.97%
                                                     Multifamily..................          32            19.24%
                                                     Industrial...................          26            11.61%
                                                     Self-Storage.................           7             1.15%
                                                     Manufactured Housing
                                                       Community..................           3             1.02%
                                                     Other........................           1             0.54%

D.  ENCUMBERED INTERESTS.........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties for which the encumbered interest is as indicated:



                                                                                      NUMBER OF       % OF INITIAL
                                                                                      MORTGAGED         MORTGAGE
                                                         ENCUMBERED INTEREST          PROPERTIES      POOL BALANCE
                                                     -----------------------------   --------------   -------------
                                                     Fee.........................          140            95.55%
                                                     Fee in part and leasehold
                                                       in part...................            4             3.82%
                                                     Leasehold...................            1             0.62%


                       ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS...............................  Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage investment conduits"
                                                   or "REMICs" under Sections 860A through 860G of the Internal
                                                   Revenue Code. Those three REMICs are as follows:

                                                   o    REMIC I, the lowest tier REMIC, which will consist of, among other things--

                                                          1.   the pooled mortgage loans, and

                                                          2.   any mortgaged properties that may be acquired by the
                                                               trust fund following a borrower default,

                                                        but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage
                                                        loan with an anticipated repayment date that remains
                                                        outstanding past that date;

                                                   o    REMIC II, which holds the regular interests in REMIC I; and
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                                      S-28
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                                                   o    REMIC III, which holds the regular interests in REMIC
                                                        II.

                                                   Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                                   The offered certificates will constitute "regular interests"
                                                   in a REMIC. The offered certificates generally will be
                                                   treated as newly originated debt instruments for federal
                                                   income tax purposes. This means that you will be required to report income on your certificates in accordance with the
                                                   accrual method of accounting, regardless of your usual
                                                   method of accounting. The offered certificates will not
                                                   represent any interest in the grantor trust referred to
                                                   above.

                                                   We anticipate that the class A-1 certificates will be
                                                   treated as having been issued with no more than de minimis original issue discount and that the class A-2, class B and class C certificates will be issued at a premium. When
                                                   determining the rate of accrual of market discount and
                                                   premium, if any, for federal income tax purposes, the
                                                   prepayment assumption will be that, subsequent to the date of any determination--

                                                   o    the pooled mortgage loans with anticipated repayment
                                                        dates will, in each case, be paid in full on that date,

                                                   o    no pooled mortgage loan will otherwise be prepaid prior
                                                        to maturity, and

                                                   o    there will be no extension of the maturity of any
                                                        pooled mortgage loan.

                                                   However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                                   For a more detailed discussion of United States federal
                                                   income tax aspects of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this
                                                   prospectus supplement and in the accompanying prospectus.

ERISA............................................  The offered certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the accompanying prospectus titled "ERISA Considerations."

                                                   You should refer to sections in this prospectus supplement and the accompanying prospectus titled "ERISA
                                                   Considerations." If you are a benefit plan fiduciary
                                                   considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

SMMEA............................................  The offered certificates will not constitute mortgage-related securities pursuant to the Secondary
                                                   Mortgage Market
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                                      S-29
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                                                   Enhancement Act of 1984, as amended. For more information, you should refer to sections in this prospectus supplement and the accompanying prospectus titled "Legal Investment."

RATINGS..........................................

                                                   The ratings for the offered certificates shown in the table appearing under the caption "--Overview of the Series
                                                   2002-PBW1 Certificates" are those of Fitch, Inc. and Moody's
                                                   Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of offered
                                                   certificates receive credit ratings no lower than those
                                                   shown in that table.

                                                   The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date. A security
                                                   rating is not a recommendation to buy, sell or hold
                                                   securities and the assigning rating agency may revise or
                                                   withdraw its rating at any time.

                                                   For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                                   supplement.


                                  RISK FACTORS

         You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Offered Certificates

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES.

         If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

THE CLASS B AND C CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1 AND A-2 CERTIFICATES.

         If you purchase class B or C certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

         o the distribution priorities of the respective classes of the Series 2002-PBW1 certificates,

         o the order in which the principal balances of the respective classes of the Series 2002-PBW1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

         o    the characteristics and quality of the pooled mortgage loans.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY.

         The yield on your offered certificates will depend on, among other things--

         o    the price you paid for your offered certificates, and

         o the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o the pass-through rate for, and the other payment terms of, your offered certificates,

         o the rate and timing of payments and other collections of principal on the pooled mortgage loans,

         o the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the Series 2002-PBW1 certificates, and

         o    servicing decisions with respect to the pooled mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

         Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. See "Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable" below.

         Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the pooled mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

INTEREST ON ADVANCES, SPECIAL SERVICING FEES, OTHER SERVICING EXPENSES AND ADDITIONAL TRUST FUND EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

         The master servicers, the special servicers, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it at the prime rate from that date of the advance to the date on which the advance is reimbursed to it. Reimbursements will be made no later than the distribution date following the date on which funds are available to reimburse that advance. Any such party's right to receive these payments of interest precedes your right to receive distributions on the offered certificates. Consequently, this circumstance may result in decreased distributions to you than would otherwise have resulted.

         In addition, certain circumstances, including delinquent payments of principal and interest, will result in a mortgage loan being specially serviced. The special servicers are entitled to additional compensation for special servicing activities, including special servicing fees, liquidation fees and workout fees, which may result in decreased distributions on the offered certificates than would otherwise have resulted. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Under the pooling and servicing agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for these expenses from any other party is provided for under the pooling and servicing agreement. Shortfalls in available funds will result from these expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Offered Certificates" in this prospectus supplement.

IF ANY OF THE MASTER SERVICERS OR THE SPECIAL SERVICERS PURCHASE SERIES 2002-PBW1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2002-PBW1 CERTIFICATES.

         Any master servicer or special servicer or an affiliate thereof may purchase any class of Series 2002-PBW1 certificates. The purchase of Series 2002-PBW1 certificates by a master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a Series 2002-PBW1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of Series 2002-PBW1 certificates. However, under the pooling and servicing agreement, the master servicers and special servicers are each required to service the pooled mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties. It is anticipated that ARCap CMBS Fund REIT, Inc., an affiliate of the general special servicer, will be the initial series 2002-PBW1 controlling class representative.

VARIOUS CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED CERTIFICATES.

         Conflicts Between Various Classes of Certificateholders and Lenders. The applicable special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The series 2002-PBW1 controlling class representative is entitled to replace and direct the actions of the general special servicer for the mortgage loans other than the RREEF Textron Portfolio Loan Pair, and the RREEF Textron Portfolio B-Note Holder is entitled to direct certain actions of the applicable master servicer and the applicable special servicer and to replace the applicable special servicer, and any subservicer, with respect to the RREEF Textron Portfolio Loan Pair. These parties, and the holders of the series 2002-PBW1 controlling class, may have interests in conflict with those of the holders of the offered certificates. For instance, they might desire to mitigate the potential for loss to their investments from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2002-PBW1 controlling class representative and the RREEF Textron Portfolio B-Note Holder to exercise their rights and powers.

         Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

         Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In that case, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

         Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

         Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Delivery, Form and Denominations" prospectus supplement.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depository Trust Company and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the certificate administrator.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2002-PBW1 CERTIFICATEHOLDERS.

         In some circumstances, the consent or approval of the holders of a specified percentage of the Series 2002-PBW1 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of Series 2002-PBW1 certificates.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES.

         There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES.

         Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of payments to the Series 2002-PBW1 certificateholders.

Risks Related to the Mortgage Loans

         You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of balloon loans on their maturity dates or of loans with anticipated repayment dates on those anticipated repayment dates is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

THE CASH FLOW PRODUCED BY THE PROPERTY CAN BE VOLATILE AND MAY BE INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR CERTIFICATES.

         The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

         121 pooled mortgage loans, representing 95.05% of the initial mortgage pool balance, were originated within twelve months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

         The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

         The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

         o    the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o    the proximity and attractiveness of competing properties;

         o    the adequacy of the property's management and maintenance;

         o increases in operating expenses at the property and in relation to competing properties;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

         o    a decline in the financial condition of a major tenant;

         o    an increase in vacancy rates; and

         o a decline in rental rates as leases are renewed or entered into with new tenants.

         Other factors are more general in nature, such as:

         o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

         o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

         o    demographic factors;

         o    decreases in consumer confidence;

         o    changes in consumer tastes and preferences; and

         o    retroactive changes in building codes.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the level of tenant defaults;

         o the ability to convert an unsuccessful property to an alternative use;

         o    new construction in the same market as the mortgaged property;

         o    rent control laws;

         o    the number and diversity of tenants;

         o    the rate at which new rentals occur; and

         o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

A LARGE CONCENTRATION OF RETAIL PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF RETAIL PROPERTIES.

         50 of the mortgaged properties, representing security for 41.46% of the initial mortgage pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

         An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. The mortgage loan sellers consider 44 of the retail properties, representing security for 32.22% of the initial mortgage pool balance, to be anchored or "shadow anchored". A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related pooled mortgage loan.

         The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

         o    an anchor store's failure to renew its lease;

         o    termination of an anchor store's lease;

         o the bankruptcy or economic decline of an anchor store or self-owned anchor or the parent company thereof; or

         o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

         There may be retail properties with anchor stores that are permitted to terminate their lease or cease operating generally in the event that certain other stores are not operated at those locations or certain other conditions are not satisfied. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

         Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF OFFICE PROPERTIES.

         26 of the mortgaged properties, representing security for 24.97% of the initial mortgage pool balance, are office properties.

         A large number of factors affect the value of these office properties, including:

         o    the number and quality of an office building's tenants;

         o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

         o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

         o    the desirability of the area as a business location; and

         o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

         Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF MULTIFAMILY PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF MULTIFAMILY PROPERTIES.

         32 of the mortgaged properties, representing security for 19.24% of the initial mortgage pool balance, are multifamily properties.

         A large number of factors may affect the value and successful operation of these multifamily properties, including:

         o the physical attributes of the apartment building, such as its age, appearance and construction quality;

         o    the location of the property;

         o the ability of management to provide adequate maintenance and insurance;

         o    the types of services and amenities provided at the property;

         o    the property's reputation;

         o the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

         o    the presence of competing properties;

         o adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

         o the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business);

         o state and local regulations (which may limit the ability to increase rents); and

         o government assistance/rent subsidy programs (which may influence tenant mobility).

A LARGE CONCENTRATION OF INDUSTRIAL PROPERTIES IN THE MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT TO THE SPECIAL RISKS OF INDUSTRIAL PROPERTIES.

         26 of the mortgaged properties, representing security for 11.61% of the initial mortgage pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

         o reduced demand for industrial space because of a decline in a particular industry segment;

         o increased supply of competing industrial space because of relative ease in constructing buildings of this type;

         o    a property becoming functionally obsolete;

         o    insufficient supply of labor to meet demand;

         o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

         o    location of the property in relation to access to transportation;

         o    suitability for a particular tenant;

         o    building design and adaptability;

         o    a change in the proximity of supply sources; and

         o    environmental hazards.

CONDOMINIUM PROJECTS ARE SUBJECT TO ADDITIONAL RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES.

         One mortgage loan, securing 4.13% of the initial mortgage pool balance, is secured by the related borrower's ownership interest in a portion of the space in a commercial condominium project and the related voting rights in the owners' association for the project. The consent of the related borrower is necessary to effect substantial changes to the condominium declaration that would be expected to materially affect the current use and operation of the related properties. Due to the nature of condominiums and the related borrower's ownership interest therein, a default on this mortgage loan would not allow the holder of the mortgage loan the same flexibility in realizing upon the mortgaged property as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be taken into account. For example, the related owners' association may be able to obtain a lien against any condominium unit for common element expenses that are not paid, which lien would be prior to the first mortgage lien on the condominium unit. Consequently, servicing and realizing upon the collateral of the mortgage loan referred to above could subject the trust fund to greater delay, expense and risk than in the case of a loan secured by a property that is not a condominium.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         The effect of mortgage pool loan losses will be more severe:

         o if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

         o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

         8 groups of mortgage loans, together representing 17 individual pooled mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the four largest groups represent 4.70%, 4.45%, 2.33% and 1.89%, respectively, of the initial mortgage pool balance.

         The largest mortgage loan represents 6.92% of the initial mortgage pool balance. The ten largest pooled mortgage loans in the aggregate represent 32.70% of the initial mortgage pool balance. Each of the other pooled mortgage loans represents less than 1.84% of the initial mortgage pool balance.

LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A
CROSS-COLLATERALIZED MORTGAGE LOAN.

         The trust fund will include some mortgage loans that are each cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

         Arrangements whereby certain of the pooled mortgage loans are cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

          o the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

          o    the person:

               (1) was insolvent at the time of the incurrence of the obligation or transfer, or

               (2) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital, or

               (3) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

         Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

          o the borrower did not receive fair consideration or reasonably equivalent value when pledging the mortgaged property for the equal benefit of the other related borrowers; and

          o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         We cannot assure you that a lien granted by a borrower on a cross-collateralized mortgage loan to secure the mortgage loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any cross-collateralized mortgage loans and multi-property mortgage loans in the trust fund.

STATE LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING OF PAYMENTS ON YOUR CERTIFICATES.

         Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

         o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

         o    zoning or other restrictions also may prevent alternative uses.

         The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT OPERATING INCOME.

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

         o changes in governmental regulations, fiscal policy, zoning or tax laws;

         o potential environmental legislation or liabilities or other legal liabilities;

         o    proximity and attractiveness of competing properties;

         o    new construction of competing properties in the same market;

         o    convertibility of a property to an alternative use;

         o    the availability of refinancing; and

         o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. 24 of the mortgaged properties, representing security for 11.35% of the initial mortgage pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

         o the financial effect of the absence of rental income may be severe;

         o    more time may be required to re-lease the space; and

         o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

         Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

         For further information with respect to tenant concentrations, see Appendix B.

LEASING MORTGAGED PROPERTIES TO MULTIPLE TENANTS MAY RESULT IN HIGHER RE-LEASING COSTS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS.

         Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 18 of the mortgaged properties, representing security for 19.59% of the initial mortgage pool balance (excluding multifamily, manufactured housing community, parking garages and self storage properties), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

A CONCENTRATION OF LOANS WITH THE SAME PROPERTY TYPES INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A concentration of mortgaged property types also can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial mortgage pool balance:

         o    retail properties represent 41.46%;

         o    office properties represent 24.97%;

         o    multifamily properties represent 19.24%;

         o    industrial properties represent 11.61%;

         o    self-storage properties represent 1.15%;

         o    manufactured housing community properties represent 1.02%; and

         o    other commercial properties represent 0.54%;

A CONCENTRATION OF MORTGAGED PROPERTIES IN A LIMITED NUMBER OF LOCATIONS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the mortgaged properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

         The mortgaged properties are located throughout 27 states and the District of Columbia. In particular, investors should note that approximately 23.57% of the mortgaged properties, based on the initial mortgage pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

         In addition, mortgaged properties representing security for 23.57%, 15.44%, 6.86%, 5.67%, 5.54% and 5.07% of the initial mortgage pool balance, are located in California, Florida, Pennsylvania, Texas, Georgia and Ohio, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial mortgage pool balance, also exist in several other states.

TENANT BANKRUPTCY MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE PROPERTY AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

         The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

         In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO SPECIFIC MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Except for mortgaged properties securing mortgage loans that are the subject of the group secured creditor impaired property policy described below under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. The pooled mortgage loan identified as loan no. 65 (Main Street Shopping Center) has the benefit of an environmental reserve in the amount of $1,215,000 with respect to contamination associated with the presence of a dry cleaner. The reserve amount is equal to approximately 125% of the maximum cost of remediation estimated by the environmental consultant. Environmental assessments on 4 of the mortgaged properties (securing 1.76% of the initial mortgage pool balance) are more than eighteen months old as of September 1, 2002.

         Twenty-one (21) mortgage loans, representing 4.66% of the initial mortgage pool balance, are the subject of a group secured creditor impaired property policy, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe that policy under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

         We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

         o future laws, ordinances or regulations will not impose any material environmental liability; or

         o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

         Portions of some of the mortgaged properties securing the mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

         Before a special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE, YOU MAY EXPERIENCE A LOSS.

         125 pooled mortgage loans, representing 99.64% of the initial mortgage pool balance, are balloon loans. Of these 125 pooled mortgage loans, 10 pooled mortgage loans, representing 16.54% of the initial mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

         o the availability of, and competition for, credit for commercial properties;

         o    prevailing interest rates;

         o    the fair market value of the related mortgaged property;

         o    the borrower's equity in the related mortgaged property;

         o    the borrower's financial condition;

         o the operating history and occupancy level of the mortgaged property;

         o    tax laws; and

         o    prevailing general and regional economic conditions.

         The availability of funds in the credit markets fluctuates over time.

         None of the mortgage loans sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES.

         None of the mortgaged properties secures any loan other than the related mortgage loan, other than in respect of the RREEF Textron Portfolio Mortgage Loan which is secured by the related mortgaged properties on a pari passu basis with the RREEF Textron Portfolio B-Note Loan (subject to the terms of the related intercreditor agreement).

         5 mortgage loans, representing 7.85% of the initial mortgage pool balance, permit the borrower to enter into future additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio or other tests are satisfied.

         6 mortgage loans, representing 3.11% of the initial mortgage pool balance, expressly permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrowers.

         In the case of the mortgage loan secured by the mortgaged property identified on Appendix B as Fifth Third Center, which represents 2.71% of the initial mortgage pool balance, the members of the borrower have incurred mezzanine debt. See "Summaries of the Ten Largest Mortgage Loans--Fifth Third Center--Mezzanine or Subordinate Indebtedness" on Appendix C to this prospectus supplement.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by an owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

         For further information with respect to subordinate and other financing, see Appendix B.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE ADVERSELY IMPACT REPAYMENT OF THE RELATED MORTGAGE LOAN.

         Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter the mortgage loan's repayment schedule.

         Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

         We cannot assure you that any principal or affiliate of any borrower has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

         A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

         We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT BE ENFORCEABLE.

         Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Although many of the mortgage loans require that funds be put aside for specific reserves, certain mortgage loans do not require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

          o a title insurer will have the ability to pay title insurance claims made upon it;

          o    the title insurer will maintain its present financial strength;
               or

          o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

         Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

         Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgaged properties may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain coverage for acts of terrorism or earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         As a result of these factors, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE POLICIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT REQUIRE REPAIR ON THE PROPERTY.

         Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds as deemed necessary by the related mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the October 1, 2002 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of September 1, 2002, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE OPERATION OF THE MORTGAGED PROPERTY FOLLOWING FORECLOSURE OF THE MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

THE BANKRUPTCY OR INSOLVENCY OF ANY AFFILIATED BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         8 groups of mortgage loans, together representing 17 individual pooled mortgage loans (the 4 largest of which represent 4.70%, 4.45%, 2.33% and 1.89%, respectively, of the initial mortgage pool balance), were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

         The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

         Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS WHICH MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         In the case of 4 of the mortgage loans, representing 3.82% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest under a ground lease on a portion of the mortgaged property and a fee interest in another portion of the mortgaged property. In the case of one mortgage loan, representing 0.62% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest under a ground lease.

         Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

         Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, some commercial insurers withdrew from lines of business with terrorism risk exposure and other commercial insurers sent provisional notices of non-renewal to commercial customers. Some state regulators have permitted insurance carriers to exclude terrorism risk from certain lines of commercial insurance, and other state regulators may also do so, which could further decrease the availability and increase the cost of insurance required with respect to some of the mortgaged properties.

         There can be no certainty that insurance policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties may be renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future.

         With respect to substantially all of the pooled mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

OTHER RISKS

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGED PROPERTIES

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

         The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

ADDITIONAL RISKS

         See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2002-PBW1 certificates will be issued on the Issue Date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be included as part of the Form 8-K to be filed with the SEC within 15 days after the issue date. Some of the provisions of the offered certificates and the pooling and servicing agreement are described in this "Description of the Offered Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the Pooling and Servicing Agreements".

         The series 2002-PBW1 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

          o    the pooled mortgage loans;

          o any and all payments under and proceeds of the pooled mortgage loans received after October 1, 2002, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the pooled mortgage loans;

          o certain rights granted initially to us under the mortgage loan purchase agreements;

          o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans (but in the case of the RREEF Textron Portfolio Loan Pair only to the extent of the trust fund's interest therein); and

          o those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "Servicing of the Mortgage Loans--REO Properties", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

         The Series 2002-PBW1 certificates will include the following classes:

          o the A-1, A-2, B and C classes, which are the classes of Series 2002-PBW1 certificates that are offered by this prospectus supplement, and

          o the X, D, E, F, G, H, J, K, L, M, N, P, R and V classes, which are the classes of Series 2002-PBW1 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

         The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2002-PBW1 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the series 2002-PBW1 certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates is shown in the table appearing under the caption "Summary--Overview of the Series 2002-PBW1 Certificates" in this prospectus supplement. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance

         The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

         The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates. It is expected that ARCap CMBS Fund REIT, Inc. will be the initial holder of the class V certificates.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2002-PBW1 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3.   Authorized Collection Account Withdrawals, including--

                    (a) amounts payable to a master servicer or a special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other trust fund expenses; and

               4. amounts deposited in that master servicer's collection account in error.

          o Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

          o Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to the distribution date that occurs during March in any calendar year, commencing in March 2003, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

         Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

          o to pay itself and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below;

          o to pay any indemnities and reimbursements owed to itself, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below;

          o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

          o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

          o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2003, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

          o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         During January, except in a leap year, and February of each calendar year, beginning in 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year, beginning in 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2002-PBW1 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         Distributions made to a class of series 2002-PBW1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         In order for a series 2002-PBW1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

         If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicers, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2002-PBW1 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

         Interest Distributions. All of the classes of the series 2002-PBW1 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2002-PBW1 certificates, interest will accrue during each interest accrual period based upon:

          o the pass-through rate for that class and the related distribution date;

          o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2002-PBW1 certificates will be entitled to receive--

          o the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

          o the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class of series 2002-PBW1 certificates.

         If the holders of any interest-bearing class of the series 2002-PBW1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

         No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2002-PBW1 principal balance certificates will equal the product of--

          o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          o    a fraction--

               1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

               2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2002-PBW1 principal balance certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2002-PBW1 certificates for the initial interest accrual period is shown in the table appearing under the caption "Summary--Overview of the Series 2002-PBW1 Certificates" in this prospectus supplement.

         The pass-through rate applicable to each class of series 2002-PBW1 certificates with a principal balance for each subsequent interest accrual period will remain fixed at the pass-through rate applicable to that class for the initial interest accrual period.

         The pass-through rate applicable to the class X certificates for each subsequent interest accrual period will equal the excess, if any, of--

         o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period, over

         o the weighted average of the pass-through rates for the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2002-PBW1 certificates outstanding immediately prior to the distribution date for that interest accrual period.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

         The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2002-PBW1 principal balance certificates on each distribution date, will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1 and A-2 certificates on each distribution date will equal:

          o    in the case of the class A-1 certificates, the lesser of--

               1. the entire Principal Distribution Amount for that distribution date, and

               2. the total principal balance of the class A-1 certificates immediately prior to that distribution date; and

          o    in the case of the class A-2 certificates, the lesser of--

               1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet, and

               2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

However, if both of those classes are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2002-PBW1 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance.

         While the class A-1 and/or A-2 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2002-PBW1 certificates.

         Following the retirement of the class A-1 and A-2 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2002-PBW1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

          o the portion of that Principal Distribution Amount that remains unallocated, and

          o the total principal balance of the subject class immediately prior to that distribution date.

                ORDER OF ALLOCATION              CLASS
                -------------------              -----
                        1st                        B
                        2nd                        C
                        3rd                        D
                        4th                        E
                        5th                        F
                        6th                        G
                        7th                        H
                        8th                        J
                        9th                        K
                       10th                        L
                       11th                        M
                       12th                        N
                       13th                        P

         In no event will the holders of any class of series 2002-PBW1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2002-PBW1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2002-PBW1 certificates, if any, listed above it in the foregoing table is reduced to zero.

         Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-PBW1 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2002-PBW1 principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

    ORDER OF           RECIPIENT
  DISTRIBUTION     CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
  ------------     ----------------                          -------------------------------
       1st          A-1, A-2 and X    Interest up to the total interest  distributable  on those classes,  pro rata based on the total interest distributable on each class

       2nd            A-1 and A-2     Principal up to the total principal distributable on those classes, allocable as between those classes as described immediately following this table

       3rd            A-1 and A-2     Reimbursement  up to the loss  reimbursement  amounts for those classes,  pro rata based on the loss reimbursement amount for each class
--------------------------------------------------------------------------------------------------------------------

                                      S-60


    ORDER OF           RECIPIENT
  DISTRIBUTION     CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
  ------------     ----------------                          -------------------------------
       4th                 B          Interest up to the total interest distributable on that class

       5th                 B          Principal up to the total principal distributable on that class

       6th                 B          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

       7th                 C          Interest up to the total interest distributable on that class

       8th                 C          Principal up to the total principal distributable on that class

       9th                 C          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      10th                 D          Interest up to the total interest distributable on that class

      11th                 D          Principal up to the total principal distributable on that class

      12th                 D          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      13th                 E          Interest up to the total interest distributable on that class

      14th                 E          Principal up to the total principal distributable on that class

      15th                 E          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      16th                 F          Interest up to the total interest distributable on that class

      17th                 F          Principal up to the total principal distributable on that class

      18th                 F          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      19th                 G          Interest up to the total interest distributable on that class

      20th                 G          Principal up to the total principal distributable on that class

      21st                 G          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      22nd                 H          Interest up to the total interest distributable on that class

      23rd                 H          Principal up to the total principal distributable on that class

      24th                 H          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      25th                 J          Interest up to the total interest distributable on that class

      26th                 J          Principal up to the total principal distributable on that class

      27th                 J          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      28th                 K          Interest up to the total interest distributable on that class

      29th                 K          Principal up to the total principal distributable on that class

      30th                 K          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      31st                 L          Interest up to the total interest distributable on that class

      30th                 L          Principal up to the total principal distributable on that class

      33rd                 L          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      34th                 M          Interest up to the total interest distributable on that class

      35th                 M          Principal up to the total principal distributable on that class

      36th                 M          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------



                                      S-61

    ORDER OF           RECIPIENT
  DISTRIBUTION     CLASS OR CLASSES                          TYPE AND AMOUNT OF DISTRIBUTION
  ------------     ----------------                          -------------------------------
      37th                  N         Interest up to the total interest distributable on that class

      38th                  N         Principal up to the total principal distributable on that class

      39th                  N         Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      40th                  P         Interest up to the total interest distributable on that class

      41th                  P         Principal up to the total principal distributable on that class

      42nd                  P         Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------

      43rd                  R         Any remaining Available Distribution Amount

         In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Class A Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2002-PBW1 certificates, the certificate administrator will make distributions of principal on the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-PBW1 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium to the holders of any class A-1, A-2, B, C, D, E, F or G certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

         o the full amount of that Yield Maintenance Charge or Prepayment Premium, multiplied by

         o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by

         o a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series 2002-PBW1 principal balance certificates on that distribution date.

         The certificate administrator will thereafter pay any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

         The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

         o if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, and

         o if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet point, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

         See "Risk Factors--Provisions Requiring Yield Maintenance Charges or Defeasance Provisions may not be Enforceable" and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    distributions on the series 2002-PBW1 certificates,

         o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-PBW1 certificates, and

         o the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o first, to pay, or to reimburse the applicable master servicer, the applicable special servicer, the certificate administrator and/or the trustee for the payment of any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2002-PBW1 certificates. If this occurs following the distributions made to the 2002-PBW1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2002-PBW1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2002-PBW1 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

     ORDER OF ALLOCATION                   CLASS
     -------------------                   -----
             1st                             P
             2nd                             N
             3rd                             M
             4th                             L
             5th                             K
             6th                             J
             7th                             H
             8th                             G
             9th                             F
            10th                             E
            11th                             D
            12th                             C
            13th                             B
            14th                        A-1 and A-2
                                  pro rata based on total
                                    principal balances

         The above-described reductions in the total principal balances of the respective classes of the series 2002-PBW1 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2002-PBW1 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2002-PBW1 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2002-PBW1 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

          o the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

               1. all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

               2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

          o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         The following items, to the extent they are not attributable to a particular pooled mortgage loan, are some examples of Additional Trust Fund
Expenses:

          o any special servicing fees, workout fees and liquidation fees paid to the special servicers;

          o any interest paid to a master servicer, a special servicer, the trustee or the fiscal agent with respect to unreimbursed advances, to the extent that interest is not covered out of late payment charges and Default Interest subsequently collected on the related pooled mortgage loan;

          o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

          o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1. any reimbursements and indemnifications to the certificate administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below,

               2. any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Servicing of the Mortgage Loans--Some Matters with Respect to the Servicer and the Depositor" in the accompanying prospectus, and

               3. any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under "Material Federal Income Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

          o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The applicable master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

          o were due or deemed due, as the case may be, during the related collection period with respect to the pooled mortgage loans as to which it is the applicable master servicer, and

          o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          o    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

         With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2002-PBW1 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance.

         The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that, in its reasonable and good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it subsequently determines, in its sole discretion, exercised in good faith, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the applicable master servicer's collection account from time to time. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer. See "Servicing of the Mortgage Loans--Advances" in the accompanying prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement.

         The master servicers, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

          o first, out of any Default Interest and late payment charges collected on the mortgage loan in respect of which the advance was made that are collected subsequent to the accrual of that advance interest, and

          o then, but only if the advance has been or is being reimbursed in a collection period and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account or, alternatively, solely if the advance relates to the RREEF

               Textron Portfolio Mortgage Loan, to the maximum extent possible, out of collections on the RREEF Textron Portfolio B-Note Loan.

         Interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2002-PBW1 certificates, to the extent that interest is not covered by Default Interest and/or late payment charges actually collected on the respective pooled mortgage loan in respect of which the advance was made. Amounts received on the RREEF Textron Portfolio Loan Pair will not be allocable to Default Interest on the RREEF Textron Portfolio Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the RREEF Textron Portfolio B-Note Loan.

         A monthly debt service payment will be assumed to be due with respect to:

          o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become a REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

         No advances of monthly debt service payments will be made with respect to the RREEF Textron Portfolio B-Note Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicers and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2002-PBW1 certificate, the parties to the pooling and servicing agreement and any other designee of the depositor, a reporting statement substantially in the form of, and containing the information set forth in, Appendix E to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the series 2002-PBW1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged properties. One of the master servicers will be responsible for combining or aggregating its reports with those of the other master servicer and delivering a combined or aggregated report to the certificate administrator.

         However, you should assume that neither master servicer will be required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date that occurs not less than six months following the Issue Date.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in the certificate administrator's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. See "--Delivery, Form and Denomination--General" below. We, the master servicers, the special servicers, the certificate administrator, the trustee, the fiscal agent and the certificate registrar are required to recognize as series 2002-PBW1 certificateholders only those persons in whose names the series 2002-PBW1 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2002-PBW1 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2002-PBW1 certificates via the certificate administrator's internet website. The foregoing reports will be accessible on a restricted basis after receipt by the certificate administrator or the applicable master servicer, as the case may be, of a certification in the form attached to the pooling and servicing agreement from the person(s) seeking access. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2002-PBW1 certificates may call (301) 815-6600.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the pooling and servicing agreement.

         Other Information. The pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2002-PBW1 certificate or any person identified to the certificate administrator as a prospective transferee of a series 2002-PBW1 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of, among other things, the following items:

         o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         o all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2002-PBW1 certificateholders since the Issue Date;

         o this prospectus supplement and the accompanying prospectus in the form most recently delivered to the certificate administrator by us;

         o each mortgage loan purchase agreement pursuant to which we purchased any of the pooled mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

         o all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the Issue Date, as described under "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" in the accompanying prospectus;

         o all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the Issue Date, as described under "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" in the accompanying prospectus;

         o the most recent inspection report with respect to each mortgaged property for a pooled mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee pursuant to the pooling and servicing agreement;

         o the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the certificate administrator pursuant to the pooling and servicing agreement; and

         o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from one or the other (or both) of the trustee and the certificate administrator, as applicable, upon request. However, you should assume that the trustee or the certificate administrator, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee or the certificate administrator, as the case may be, may require:

          o in the case of a registered holder or beneficial owner of a series 2002-PBW1 certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2002-PBW1 certificate and will keep confidential any of the information that has not been filed with the SEC; and

          o in the case of a prospective purchaser of a series 2002-PBW1 certificate or any interest in a series 2002-PBW1 certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of a series 2002-PBW1 certificate or an interest in a series 2002-PBW1 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

         The voting rights for the series 2002-PBW1 certificates will be allocated as follows:

          o 99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates, in proportion to the respective total principal balances of those classes;

          o 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the class X-1 and class X-2 certificates in proportion to the respective total notional amounts of those classes); and

          o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

         Voting rights allocated to a class of series 2002-PBW1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

         General. We intend to deliver the Class A-1 and A-2 certificates in minimum denominations of $25,000 and the other offered certificates in minimum denominations of $100,000. Investments in excess of those minimum denominations may be made in multiples of $1.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "--Issuance of Definitive Certificates" below. For so long as any class of offered certificates is held in book-entry form--

          o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC. Except under the limited circumstances described under "--Issuance of Definitive Certificates" below, you will hold your offered certificates through DTC.

         DTC is-

          o a limited-purpose trust company organized under the New York Banking Law;

          o a "banking corporation" within the meaning of the New York Banking Law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the member organizations of Euroclear. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or

Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

          o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

          o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related distribution date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the pooling and servicing agreement need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Beneficial owners of the offered certificates will not be able to obtain physical certificates that represent those offered certificates, unless--

          o we advise the certificate administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

          o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the series 2002-PBW1 certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the certificate administrator or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

         Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR

         Wells Fargo Bank Minnesota, N.A. ("WFB Minnesota") will serve as the certificate administrator (in such capacity, the "certificate administrator") and as the tax administrator (in such capacity, the "tax administrator"). In addition, WFB Minnesota will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates. WFB Minnesota's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. WFB Minnesota is an affiliate of one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator, WFB Minnesota will be paid a portion of the monthly trustee fee as set forth in the pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning WFB Minnesota has been provided by it. Neither we nor any of the underwriter's make any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

         LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2002-PBW1 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns 2002-PBW1. LaSalle is an indirect subsidiary of ABN AMRO Bank N.V., the initial fiscal agent. As of June 30, 2002, LaSalle had assets of approximately $58.4 billion.

         The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group--Bear Stearns 2002-PBW1. As of June 30, 2002, ABN AMRO had assets of approximately $601.4 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "Aa3" by Moody's and "AA" (with negative outlook) by Fitch.

         The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE TRUSTEE AND THE FISCAL AGENT

         The certificate administrator, the custodian and the tax administrator each must at all times be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia. In addition, the certificate administrator and the tax administrator each must at all times--

          o    have a combined capital and surplus of at least $50,000,000, and

          o be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

          o    be authorized under those laws to exercise trust powers,

          o    have a combined capital and surplus of at least $50,000,000, and

          o be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, each master servicer, each special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-PBW1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan. In each case, that fee will accrue at 0.00330% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent and the certificate administrator and for a fee payable to PAR as a master servicer (in addition to the master servicing fees payable to it) in connection with the assembly and combination of various reports prepared by the special servicers and the other master servicer.

         The certificate administrator, the tax administrator and the trustee each may resign at any time by giving written notice to us, each master servicer, each special servicer and the applicable rating agencies. Upon notice of the resignation, we will appoint a successor certificate administrator, a successor tax administrator or a successor trustee, as the case may be. If no successor certificate administrator, successor tax administrator or a successor trustee is appointed within 30 days after the giving of notice of resignation, the resigning entity may petition any court of competent jurisdiction for appointment of a successor certificate administrator, successor tax administrator or successor trustee, as the case may be.

         We may remove the certificate administrator, the tax administrator or the trustee if, among other things, any of the following events occur:

          1. the certificate administrator, the tax administrator or the trustee, as the case may be, ceases to be eligible to continue in such role under the pooling and servicing agreement;

          2. the certificate administrator, the tax administrator or the trustee, as the case may be, at any time becomes incapable of acting;

          3. the certificate administrator, the tax administrator or the trustee, as the case may be, is adjudged bankrupt or insolvent;

          4. a receiver of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property is appointed; or

          5. any public officer takes charge or control of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property.

         The holders of certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

         No resignation or removal of the certificate administrator, the tax administrator or the trustee, or appointment of a successor thereto, will become effective until the acceptance of the appointment by such successor.

         ABN AMRO will be deemed to resign or be replaced at the same time that LaSalle ever resigns or is replaced. If required by the pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

         The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the series 2002-PBW1 certificates, but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations
Section 1.860G-1(b)(3)(ii), other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will make any representation as to the validity or sufficiency of the pooling and servicing agreement, the series 2002-PBW1 certificates or this prospectus supplement or the validity, enforceability or sufficiency of the pooled mortgage loans or related documents. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be accountable for the use or application by us of any series 2002-PBW1 certificates or of the proceeds of those certificates, or for the use or application of any funds paid to us, either master servicer or either special servicer with respect to the mortgage loans, or any funds deposited in or withdrawn from either master servicer's collection account or the certificate administrator's distribution account by us, either master servicer or either special servicer, other than with respect to any funds held by the certificate administrator.

         If no event of default has occurred with respect to either master servicer or either special servicer of which the trustee has actual knowledge or, after the curing of all such events of default that may have occurred, the trustee is required to perform only those duties specifically required under the pooling and servicing agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the pooling and servicing agreement.

AMENDMENT OF THE POOLING AND SERVICING AGREEMENT

         The circumstances under which the pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However, no such amendment may--

          o significantly change the activities of the trust without the consent of the holders of series 2002-PBW1 certificates entitled to not less than 51% of the series 2002-PBW1 voting rights, not taking into account certificates held by us or any of our affiliates; or

          o affect the interests of the RREEF Textron Portfolio B-Note Holder without its consent.

TERMINATION OF THE POOLING AND SERVICING AGREEMENT

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

          2. the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2002-PBW1 controlling class, PAR as a master servicer, WFB as a master servicer or the general special servicer, in that order of preference, and

          3. the exchange by any single holder of all the series 2002-PBW1 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

         Written notice of termination of the pooling and servicing agreement will be given to each series 2002-PBW1 certificateholder. The final distribution to the registered holder of each series 2002-PBW1 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

         The right of any single holder or group of holders of the series 2002-PBW1 controlling class, each master servicer and the general special servicer to make a purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

         o the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

         o within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the pooling and servicing agreement of its election to do so,

         o if more than one holder or group of holders of the series 2002-PBW1 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2002-PBW1 controlling class, and

         o if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the Trust Fund for which it is the applicable master servicer.

         Any purchase by any single holder or group of holders of the series 2002-PBW1 controlling class, a master servicer or the general special servicer of all the pooled mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         o    the sum of--

              1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with--

                   o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through the due date in the related collection period, and

                   o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

              2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the general special servicer and the trustee; minus

         o solely in the case of a purchase by a master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2002-PBW1 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-PBW1 certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         Any exchange by any single holder of all of the series 2002-PBW1 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2002-PBW1 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2002-PBW1 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, each special servicer, the certificate administrator, the trustee, the fiscal agent and their respective agents under the pooling and servicing agreement.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

         No series 2002-PBW1 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

         o that holder previously has given to the trustee written notice of default;

         o except in the case of a default by the trustee, series 2002-PBW1 certificateholders entitled to not less than 25% of the series 2002-PBW1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the series 2002-PBW1 certificateholders, unless in the trustee's opinion, those series 2002-PBW1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on--

         o the price at which that certificate is purchased by an investor, and

         o    the rate, timing and amount of distributions on that certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

         o    the pass-through rate for that certificate,

         o the rate and timing of principal payments, including voluntary and involuntary prepayments, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance of that certificate,

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate or cause shortfalls in interest distributable to that certificate, and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund.

         Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

         o    the amount of distributions on your offered certificates,

         o    the yield to maturity of your offered certificates,

         o the rate of principal distributions on your offered certificates, and

         o    the weighted average life of your offered certificates.

         Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges or Prepayment Premiums, and

               2.   amortization terms that require balloon payments;

          o the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

          o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

         See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

         The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

          o the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

          o    the relative importance of those factors;

          o the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o the overall rate of prepayment or default on the pooled mortgage loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of October 3, 2002 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          o multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of principal balance certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Class A Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal distribution amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2002-PBW1 certificates with principal balances.

         The tables set forth below show, with respect to each class of offered certificates,

         o    the weighted average life of that class, and

         o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         Neither we nor any of the underwriters makes any representation that--

          o the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          o all the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

          o pooled mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations following default or otherwise during that period, or

          o the pooled mortgage loans that are in a period when prepayments must be accompanied by a Yield Maintenance Charge or Prepayment Premium will not voluntarily prepay or will not prepay as a result of involuntary liquidations following default or otherwise during that period.


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%        25%       50%        75%        100%
-----------------------------    -------    -------   -------    -------    --------
Issue Date                         100%      100%      100%        100%       100%
October 2003                        98%       98%       98%        98%         98%
October 2004                        95%       95%       95%        95%         95%
October 2005                        92%       92%       92%        92%         92%
October 2006                        88%       88%       88%        88%         88%
October 2007                        53%       53%       53%        53%         53%
October 2008                        50%       50%       50%        50%         50%
October 2009                        17%       17%       17%        17%         14%
October 2010                        8%        8%        8%          8%         8%
October 2011                        1%        0%        0%          0%         0%
October 2012 and thereafter         0%        0%        0%          0%         0%
Weighted average life (years)      5.70      5.70      5.70        5.69       5.65

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%        25%       50%       75%       100%
---------------------             -------    -------   -------   -------   -------
Issue Date                          100%      100%      100%      100%       100%
October 2003                        100%      100%      100%      100%       100%
October 2004                        100%      100%      100%      100%       100%
October 2005                        100%      100%      100%      100%       100%
October 2006                        100%      100%      100%      100%       100%
October 2007                        100%      100%      100%      100%       100%
October 2008                        100%      100%      100%      100%       100%
October 2009                        100%      100%      100%      100%       100%
October 2010                        100%      100%      100%      100%       100%
October 2011                        100%      100%       99%       98%       83%
October 2012 and thereafter          0%        0%        0%        0%         0%
Weighted average life (years)       9.63      9.62      9.60      9.57       9.40



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%        25%       50%       75%       100%
---------------------             -------    -------   -------   -------   -------
Issue Date                          100%      100%      100%      100%       100%
October 2003                        100%      100%      100%      100%       100%
October 2004                        100%      100%      100%      100%       100%
October 2005                        100%      100%      100%      100%       100%
October 2006                        100%      100%      100%      100%       100%
October 2007                        100%      100%      100%      100%       100%
October 2008                        100%      100%      100%      100%       100%
October 2009                        100%      100%      100%      100%       100%
October 2010                        100%      100%      100%      100%       100%
October 2011                        100%      100%      100%      100%       100%
October 2012 and thereafter          0%        0%        0%        0%         0%
Weighted average life (years)       9.91      9.88      9.86      9.86       9.69


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%        25%       50%       75%       100%
---------------------             -------    -------   -------   -------   -------
Issue Date                          100%      100%      100%      100%       100%
October 2003                        100%      100%      100%      100%       100%
October 2004                        100%      100%      100%      100%       100%
October 2005                        100%      100%      100%      100%       100%
October 2006                        100%      100%      100%      100%       100%
October 2007                        100%      100%      100%      100%       100%
October 2008                        100%      100%      100%      100%       100%
October 2009                        100%      100%      100%      100%       100%
October 2010                        100%      100%      100%      100%       100%
October 2011                        100%      100%      100%      100%       100%
October 2012 and thereafter          0%        0%        0%        0%         0%
Weighted average life (years)       9.94      9.94      9.93      9.89       9.69


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 126 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $921,174,883. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of October 1, 2002, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Appendix B to this prospectus supplement. Those cut-off date principal balances range from $994,862 to $63,789,153 and the average of those cut-off date principal balances is $7,310,912.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         Concentration of Mortgage Loans and Borrowers.

         Several of the pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest single pooled mortgage loan has a cut-off date principal balance of $63,789,153, which represents 6.92% of the initial mortgage pool balance. The ten largest individual pooled mortgage loans or cross-collateralized mortgage loan groups, have cut-off date principal balances that collectively represent 32.70% of the initial mortgage pool balance. Each of these loans or groups is described on Appendix C to this prospectus supplement.

         Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers.

         The mortgage pool will include 8 groups of mortgage loans, together representing 17 individual pooled mortgage loans, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

         5 of the pooled mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more conditions.

         The RREEF Textron Portfolio Loan Pair entitles the related borrower to substitute comparable real properties for one or more of the existing mortgaged properties. See "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio" on Appendix C to this prospectus supplement.

         The pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as the CNL Retail Portfolio entitles the related borrower to substitute another real property for each of three of the existing mortgaged properties if the related single tenant exercises a right granted to it to under its lease to substitute the property with another property improved with another franchise store operated by that tenant. See "Summaries of the Ten Largest Mortgage Loans--CNL Portfolio" on Appendix C to this prospectus supplement.

         The table below identifies each pooled mortgage loan secured by multiple mortgaged properties and each group of cross-collateralized mortgage loans with a total cut-off date principal balance equal to at least 1% of the initial mortgage pool balance.

                                                                NUMBER OF      NUMBER OF STATES          % OF
                                                                MORTGAGED    WHERE THE MORTGAGED   INITIAL MORTGAGE
MORTGAGE LOAN/PORTFOLIO NAMES                                   PROPERTIES  PROPERTIES ARE LOCATED   POOL BALANCE
-----------------------------                                   ----------  ----------------------   ------------
RREEF Textron Portfolio 10 year & RREEF Textron Portfolio 7
year                                                                7                 6                  4.45%
CNL Retail Portfolio                                                5                 2                  2.27%
Lott Portfolio                                                      6                 1                  0.94%
Simi Valley Retail and Office Center                                2                 1                  0.91%
CVS Portfolio                                                       3                 1                  0.53%
Eckerd Drug Portfolio                                               2                 1                  0.33%
The Michigan Building and The V Building                            2                 1                  0.19%

         The table below shows each non-cross-collateralized group of pooled mortgage loans that--

          o    have the same or affiliated borrowers/owners, and

          o have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                  NUMBER OF
                                                                STATES WHERE           % OF
                                                 NUMBER OF      THE MORTGAGED         INITIAL
                                                 MORTGAGED       PROPERTIES          MORTGAGE
     MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES      PROPERTIES      ARE LOCATED       POOL BALANCE
     --------------------------------------      ----------      -----------       ------------
Mountain Square Shopping Center                      1                1                2.65%
Fire Mountain Shopping Center                        1                1                1.28%
Randolph Plaza                                       1                1                0.77%
-----------------------------------------------------------------------------------------------
RREEF Textron Portfolio 10 year                      7                6                2.78%
RREEF Textron Portfolio 7 year                       7                6                1.67%
-----------------------------------------------------------------------------------------------
Great Southern Shopping Center                       1                1                1.49%
Clermont Towne Center                                1                1                0.84%
-----------------------------------------------------------------------------------------------
United Plaza XII                                     1                1                1.44%
Seville Plaza Shopping Center                        1                1                0.45%
-----------------------------------------------------------------------------------------------
Westlake Village Business Park                       1                1                0.87%
701 Del Norte                                        1                1                0.59%
-----------------------------------------------------------------------------------------------
Boulders VI Office Building                          1                1                0.75%
Boulders VII Office Building                         1                1                0.69%
-----------------------------------------------------------------------------------------------
Farmer Jack Supermarket                              1                1                0.64%
Eastowne Plaza II                                    1                1                0.22%
-----------------------------------------------------------------------------------------------
Woods at Southlake                                   1                1                0.42%
Stratford Arms Apartments                            1                1                0.37%
-----------------------------------------------------------------------------------------------

         Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. All but 4 of the pooled mortgage loans provides for a grace period of not more than five days. 4 pooled mortgage loans, representing 9.89% of the initial mortgage pool balance, provide for grace periods of more than five days but not more than ten days.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

         Amortization Characteristics

         125 of the mortgage loans, representing 99.64% of the initial mortgage pool balance, are balloon loans that provide for:

          o an amortization schedule that is significantly longer than its remaining term to stated maturity or, alternatively, for no amortization prior to maturity; and

          o    a substantial payment of principal on its maturity date.

         7 of the balloon mortgage loans referred to in the preceding paragraph, representing 7.78% of the initial mortgage pool balance, provide for no amortization and for payments of interest only for the entire term of the loan. 3 of the balloon mortgage loans referred to in the preceding paragraph, representing 5.19% of the initial mortgage pool balance, provide for an initial interest only period of between 4 and 60 months.

         10 of the mortgage loans, representing 16.54% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. Because of the incentives referred to above, we have considered the pooled mortgage loans with anticipated repayment dates also to be balloon loans for purposes of the first and second paragraphs under this "--Amortization Characteristics" section. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

          o The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to 2% plus the greater of the initial mortgage interest rate or a rate based on a specified yield on United States Treasury securities. The additional interest will--

               1.   be deferred,

               2.   in some cases, compound,

               3. be payable only after the outstanding principal balance of the mortgage loan is paid in full, and

               4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

         o The application of excess cash flow from the mortgaged property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

         One of the mortgage loans referred to in the preceding paragraph, representing 4.13% of the initial mortgage pool balance, provides for payments of interest only for the first 24 months of the original loan term.

         One of the mortgage loans, representing 0.36% of the initial mortgage pool balance, is a fully-amortizing mortgage loan.

         Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans and cross-collateralized mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

         Voluntary Prepayment Provisions. As of the cut-off date, the following prepayment restrictions applied to the mortgage loans:

         o 104 of the pooled mortgage loans, representing 83.42% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o 17 of the pooled mortgage loans, representing 11.24% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and at least 1% of the amount prepaid.

         o 3 of the pooled mortgage loans, representing 0.89% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o 2 of the pooled mortgage loans, representing 4.45% of the initial mortgage pool balance, provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of (a) a yield maintenance formula and (b) a declining percentage of the amount prepaid (not to exceed 1% of the amount prepaid).

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o 2 of the pooled mortgage loans, representing 2.81% of the initial mortgage pool balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

         o 3 of the pooled mortgage loans, representing 4.79% of the initial mortgage pool balance, permit the release of a mortgaged property from the lien of the mortgage, if there is a prepayment of a portion of the mortgage loan in connection with that release

         o One of the pooled mortgage loans, representing 2.27% of the initial mortgage pool balance, permits a voluntary principal prepayment at any time that a certain right of first refusal in favor of the sole tenant at the related mortgaged property is exercised, subject to the payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         Under each pooled mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charges is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding United States Treasury securities described above.

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each rating agency to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current rating of the offered certificates or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the applicable special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal or (7) other transfers similar in nature to the foregoing. The applicable master servicer or special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the pooling and servicing agreement.

Subordinate and Other Financing

         None of the mortgaged properties secures any loan other than the related mortgage loan, other than in respect of the RREEF Textron Portfolio Mortgage Loan which is secured by the related mortgaged properties on a pari passu basis with the RREEF Textron Portfolio B-Note Loan (subject to the terms of the related intercreditor agreement).

         5 mortgage loans, representing 7.85% of the initial mortgage pool balance, permit the borrower to enter into future additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio or other tests are satisfied.

         6 mortgage loans, representing 3.11% of the initial mortgage pool balance, expressly permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrower.

         In the case of the mortgage loan secured by the mortgaged property identified on Appendix B as Fifth Third Center, which represents 2.71% of the initial mortgage pool balance, the members of the borrower have incurred mezzanine debt. See "Summaries of the Ten Largest Mortgage Loans--Fifth Third Center--Mezzanine or Subordinate Indebtedness" on Appendix C to this prospectus supplement.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

Certain Purchase Options in Favor of Third Parties

         The RREEF Textron Portfolio Loan Pair generally entitles the RREEF Textron Portfolio B-Note Holder to purchase the RREEF Textron Portfolio Mortgage Loan following the occurrence of a payment default under the RREEF Textron Portfolio Mortgage Loan that remains uncured for 90 days or more. The mortgage loan secured by the mortgaged property identified on Appendix B as Fifth Third Center generally entitles the holder(s) of the mezzanine debt to described above under "--Subordinate and Additional Financing" to purchase that mortgage loan following any acceleration of the indebtedness under the mortgage loan or the date (if any) when the mortgage loan becomes a specially serviced mortgage loan. The See "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio" and "--Fifth Third Center" on Appendix C to this prospectus supplement.

Additional Collateral

         97 of the mortgage loans, representing 79.15% of the initial mortgage pool balance, have the benefit of additional collateral in the form of cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance premiums, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

Cash Management Agreements

         27 mortgage loans that we intend to include in the trust fund, representing 42.54% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management arrangement.

         PMCF. Certain cash management arrangements with respect to the pooled mortgage loans for which PMCF is the applicable mortgage loan sellers are described below.

          o In-Place Hard (A/B). Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

          o Springing. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         BSCMI/BSFI. Certain cash management arrangements with respect to the pooled mortgage loans for which BSCMI or BSFI is the applicable mortgage loan seller are described below.

          o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is not made available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged property in accordance with an approved budget, and then, if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower or (b) if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower.

          o Springing Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the related borrower at a clearing bank generally selected by the borrower. Pursuant to an agreement between the lender and the clearing bank, upon the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, the clearing bank will block the borrower's access to the clearing account and will periodically sweep funds in the clearing account to a lockbox account controlled by the applicable master servicer at a bank selected by the applicable master servicer and those funds will be applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

          o Springing Soft. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to the related borrower or is otherwise available to the related borrower and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. After the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is then directly paid by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund and the revenue from the related mortgaged property is no longer made available to the borrower, but instead is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         WFB. The cash management arrangements with respect to the pooled mortgage loans for which WFB is the applicable mortgage loan seller are described below.

          o Springing Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         With respect to any pooled mortgage loan for which PMCF, BSCMI or BSFI is the applicable mortgage loan seller, in connection with any in-place hard or in-place hard (A/B) lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

Hazard Insurance

         See "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement for a description of the obligations of the master servicers and the special servicers with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Tenant Matters

         Described and listed below are special considerations regarding tenants at the mortgaged properties that will secure the mortgage loans--

          o 24 mortgaged properties, securing 11.35% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

          o Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

          o Certain of the multifamily properties have material tenant concentrations of students or military personnel.

          o Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

          o There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

          o One of the mortgage loans, representing 2.75% of the initial mortgage pool balance and identified on Appendix B as loan no. 4, is secured by a mortgaged property at which Kmart Corporation, which is currently the subject of proceedings under the U.S. Bankruptcy Code, is an anchor tenant and the lease had not been affirmed or rejected as of September 1, 2002, although Kmart Corporation contiues to pay rent.

          o With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only.

         Environmental Assessments

         Except for mortgaged properties securing mortgage loans that are the subject of the group secured creditor impaired property policy described below under "--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. The pooled mortgage loan identified as loan no. 65 (Main Street Shopping Center) has the benefit of an environmental reserve in the amount of $1,215,000 with respect to contamination associated with the presence of a dry cleaner. The reserve amount is equal to approximately 125% of the maximum cost of remediation estimated by the environmental consultant. Environmental assessments on 4 of the mortgaged properties (securing 1.76% of the initial mortgage pool balance) are more than eighteen months old as of September 1, 2002. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

         Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of the related mortgage loan or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination of the related mortgage loan or in connection with this offering. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

         Zoning and Building Code Compliance

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance

         In the case of twenty-one (21) mortgage loans (the mortgage loans listed as loan nos. 85, 86, 87, 91, 93, 95, 99, 101, 104, 107, 109, 114, 115,
117, 118, 119, 120, 121, 122, 124 and 125 on Appendix B to this prospectus supplement), representing 4.66% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. This policy will be assigned to the trust. None of the mortgage loans covered by this policy has a cut-off date principal balance in excess of $2,993,158. The premium for the group secured creditor impaired property policy has been paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

         o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The group secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policy also does not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No claim on an individual property under the group policy may exceed $4,375,000 and the total claims under the group policy may not exceed $15,500,000. There is no deductible under the policy.

         The group secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the term of each respective mortgage loan.

         The group secured creditor impaired property policy will be issued by American International Group, Inc. or an affiliate thereof.


ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix B hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the mortgage pool, see Appendix C hereto. Additional information regarding the pooled mortgage loans is contained
(a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                           In connection with the calculation of DSCR and
                  loan-to-value ratios, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                           Historical operating results may not be available for
                  some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

                           The Debt Service Coverage Ratios are presented herein
                  for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining Term" are references to "Stated Remaining Term to Maturity or ARD". For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix B and Appendix C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at

                  Maturity" or "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                           The value of the related mortgaged property or
                  properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                           No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

         The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with annual operating statements and rent rolls.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the mortgage loans on or before the cut-off date. Before the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. The Form 8-K will be available to the holders of the offered certificateholders promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in the Form 8-K.


THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans indirectly from Prudential Mortgage Capital Funding, LLC and directly from Bear Stearns Commercial Mortgage, Inc., Bear, Stearns Funding, Inc. and Wells Fargo Bank, National Association on the Issue Date. PMCF will sell its mortgage loans to an unaffiliated third party shortly before the Issue Date and we will acquire those mortgage loans from that third party on the Issue Date. Notwithstanding that sale transaction, PMCF will remain liable for representations and warranties and for any cures, repurchases or substitutions in connection with material document defects or material breaches of representations and warranties related to PMCF's mortgage loans as otherwise described in this prospectus supplement. We therefore describe PMCF throughout this prospectus supplement as if it were the party from whom we will acquire those mortgage loans.

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of PMCC) or, in a limited number of cases, acquired by PMCC from third parties.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of us, of Bear, Stearns & Co. Inc., one of the underwriters, and of BSFI, one of the other mortgage loan sellers. BSCMI originated and underwrote all of the pooled mortgage loans being sold by it to us for deposit into the trust. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

         Bear, Stearns Funding, Inc. BSFI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of us, of Bear, Stearns & Co. Inc., one of the underwriters, and of BSCMI, one of the other mortgage loan sellers. BSFI originated and underwrote all of the pooled mortgage loans being sold by it to us for deposit into the trust. The principal offices of BSFI are located at 383 Madison Avenue, New York, New York 10179. BSFI's telephone number is (212) 272-2000.

         Wells Fargo Bank, National Association A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Initial Master Servicers and the Initial Special Servicers--Wells Fargo Bank, National Association" in this prospectus supplement.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.


ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfer, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund:

         o the original promissory note, endorsed without recourse to the order of the trustee, or a copy of that note, together with a lost note affidavit;

         o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

         o an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

         o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a written commitment "marked-up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy); and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The applicable mortgage loan purchase agreements will require each mortgage loan seller to deliver various other documents to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans for the benefit of the series 2002-PBW1 certificateholders. Within a specified period of time following the Issue Date, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, either master servicer, either special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the interests of the series 2002-PBW1 certificateholders, or any of them, in the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2002-PBW1 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The rights of the series 2002-PBW1 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         o    the Issue Date, and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording (at the expense of the related mortgage loan seller) in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

         o The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in October 2002. That information will include select items of information included on Appendix B to this prospectus supplement, including--

              1.   the identification of the related mortgaged property,

              2.   the cut-off date principal balance of the mortgage loan,

              3.   the amount of the monthly debt service payment,

              4.   the mortgage interest rate, and

              5. the original and remaining term to stated maturity, the original amortization term and the maturity date for the mortgage loan.

         o Immediately prior to its transfer and assignment of the mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

         o The related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property and all buildings and fixtures on the property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

         o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         o The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any mortgage loan.

         o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

              1. the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and

              2. the other exceptions set forth in the policy, none of which materially interfered with the security intended to be provided by the mortgage, the current principal use of the mortgaged property or the current ability of the mortgaged property to generate income sufficient to servicer the mortgage loan.

          o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the mortgage loan.

          o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

          o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

         o there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

         o that breach materially and adversely affects the interests of the series 2002-PBW1 certificateholders, or any of them, in the subject loan (or successor REO mortgage loan), including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2002-PBW1 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2002-PBW1 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.


CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:


         o cure the material breach or the material document defect in all material respects; or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

               2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

               3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

               4. all unpaid special servicing fees, liquidation fees and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

               5.   any costs incurred in enforcing the repurchase obligation;
                    or

          o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Fitch or Moody's to the series 2002-PBW1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

               1. has comparable payment terms to those of the mortgage loan that is being replaced, and

               2. is acceptable to the series 2002-PBW1 controlling class representative.

         If the applicable mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust the amount, if any, by which--

          o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2002-PBW1 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of the applicable mortgage loan seller.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise. Expenses incurred by the applicable master servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of the collection account to be maintained by the applicable master servicer.


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The servicing and administration of the mortgage loans and any REO Properties will be governed by the pooling and servicing agreement. In this "Servicing of the Mortgage Loans" section, we describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties. You should refer to the accompanying prospectus, in particular the section captioned

"Description of the Pooling and Servicing Agreements" for additional important information regarding provisions of the series 2002-PBW1 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicers.

         The master servicers and the special servicers must each service and administer the mortgage loans and any REO Properties for which it is responsible, directly or through sub-servicers, in accordance with the Servicing Standard.

         In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans" section, each master servicer will be responsible for the servicing and administration of--

          o all mortgage loans as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

          o all worked-out mortgage loans as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         Each special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which it is the applicable special servicer and a Servicing Transfer Event has occurred and is continuing. The applicable special servicer will also be responsible for the administration of each REO Property.

         Despite the foregoing, the pooling and servicing agreement will require each master servicer:

          o to continue to collect information and, subject to that master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the certificate administrator and the trustee, as applicable, required to be collected or prepared with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer; and

          o otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties as to which it is the applicable master servicer.

         None of the master servicers or the special servicers will have responsibility for the performance by the other such parties of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         The applicable master servicer will transfer servicing of a mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.

         For so long as the RREEF Textron Portfolio Mortgage Loan or any related REO Property is part of the trust fund, the applicable master servicer and, if and when necessary, the RREEF Textron Portfolio special servicer will be responsible for servicing and administering the RREEF Textron Portfolio B-Note Loan and/or will otherwise have duties to the RREEF Textron Portfolio B-Note Holder under the pooling and servicing agreement. The servicing and administration of the RREEF Textron Portfolio Loan Pair and any related REO Properties are to be serviced for the benefit of the series 2002-PBW1 certificateholders and the RREEF Textron Portfolio B-Note Holder, as a collective whole. The RREEF Textron Portfolio B-Note Loan will not be part of the trust fund.

         The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" discusses how each master servicer and special servicer may resign. In addition, the master servicers and the special servicers may each resign at any time if all of the following conditions are satisfied:

               1. a willing successor to the resigning party reasonably acceptable to the trustee has been found,

               2. each rating agency confirms to the trustee in writing that the proposed successor's appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-PBW1 certificates,

               3. the resigning party pays all costs and expenses in connection with the transfer, and

               4. the proposed successor accepts appointment prior to the effectiveness of the resigning party's resignation.

         In the case of a master servicer, such a resignation must also be reasonably acceptable to the series 2002-PBW1 controlling class representative (and, in the case of the RREEF Textron special servicer, to the RREEF Textron Portfolio B-Note Holder) if the proposed successor is not rated at least "CMS2" by Fitch.


THE INITIAL MASTER SERVICERS AND THE INITIAL SPECIAL SERVICERS

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding, LLC to us for deposit into the trust and the RREEF Textron Portfolio B-Note Loan and as special servicer with respect to the RREEF Textron Portfolio Loan Pair. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc. or Bear, Stearns Funding, Inc. for deposit into the trust. ARCap Special Servicing, Inc. will act as special servicer with respect to all of the mortgage loans except for the RREEF Textron Portfolio Loan Pair.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is a subsidiary of The Prudential Insurance Company of America. PAR serves as PMCC's mortgage loan servicing vehicle. As of August 31, 2002 PAR was responsible for overseeing the servicing of approximately 6,317 commercial and multifamily loans, with an approximate total principal balance of approximately $33.5 billion. PAR has been approved as a master servicer by Moody's and Fitch.

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is an affiliate of Wells Fargo Bank Minnesota, National Association, the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of August 31, 2002, Wells Fargo was responsible for servicing approximately 4,495 commercial and multifamily mortgage loans, totaling approximately $29.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         ARCap Special Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial series 2002-PBW1 controlling class representative. As of June 30, 2002, ARCap was the named special servicer on 19 CMBS transactions encompassing 3,473 loans with a legal balance of $19.18 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States and Canada.

         The information set forth in this prospectus supplement concerning each of PAR, WFB and ARCap as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan or any related REO Property will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

    o will be earned with respect to each and every pooled mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

          3.   each pooled mortgage loan as to which defeasance has occurred;
               and

     o    in the case of each pooled mortgage loan, will--

          1. be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.03000% per annum to 0.12000% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4. be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

         As of the date of initial issuance of the series 2002-PBW1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.05883% per annum.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points. Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         PAR will be entitled to a master servicing fee with respect to its master servicing activities relating to the RREEF Textron Portfolio B-Note Loan, which fee will be payable solely from interest collections on the RREEF Textron Portfolio B-Note Loan.

         Prepayment Interest Shortfalls. The pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2002-PBW1 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-PBW1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

         Special servicing fees, workout fees and liquidation fees earned with respect to the RREEF Textron Portfolio Mortgage Loan or any related REO Property will be payable to the RREEF Textron Portfolio special servicer, and any such fees earned with respect to any other mortgage loan or REO Property in the trust fund will be payable to the general special servicer.

         Special Servicing Fee.  The special servicing fee:


          o    will be earned with respect to--

               1.   each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property;

          o in the case of each mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a special servicing fee rate of 0.25% per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the applicable master servicer's collection account from time to time.

         Notwithstanding the foregoing, any special servicing fees earned with respect to the RREEF Textron Portfolio Mortgage Loan will be payable out of any collections on or with respect to the RREEF Textron Portfolio B-Note Loan then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet point of the immediately preceding paragraph.

         Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Any workout fees earned with respect to the RREEF Textron Portfolio Mortgage Loan will be payable out of any collections on or with respect to the RREEF Textron Portfolio B-Note Loan then in the possession of the applicable master servicer prior to payment out of any collections on the RREEF Textron Portfolio Mortgage Loan or any other pooled mortgage loans.

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has made at least one monthly debt service payment according to that resolution) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicers with an incentive to perform their duties better, the payment of any workout fee will reduce amounts payable to the series 2002-PBW1 certificateholders.

         Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest and/or a Yield Maintenance Charge or Prepayment Premium.

         Notwithstanding the foregoing--

          o no liquidation fee will be payable based on, or out of, proceeds received in connection with:

               o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Mortgage Pool; Cures, Repurchases and Substitutions" in this prospectus supplement;

               o the purchase of any defaulted mortgage loan or REO Property by a master servicer, the general special servicer, any single certificateholder or group of certificateholders of the series 2002-PBW1 controlling class or the RREEF Textron Portfolio B-Note Holder, as described under "--Procedures with Respect to Defaulted Mortgage Loans" below;

               o the purchase of the RREEF Textron Portfolio Mortgage Loan by the RREEF Textron Portfolio B-Note Holder, as described under "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio--Additional A-Note and B-Note Information" on Appendix C to this prospectus supplement; or

               o the purchase of all of the mortgage loans and REO Properties in the trust fund by any single certificateholder or group of certificateholders of the series 2002-PBW1 controlling class, the master servicers or either of them or the general special servicer in connection with the termination of the trust fund, as described under "Description of the Offered Certificates-Termination of the Pooling and Servicing Agreement" in this prospectus supplement; and

          o any liquidation fees earned with respect to the RREEF Textron Portfolio B-Note Loan will be payable out of collections on or with respect to the RREEF Textron Portfolio B-Note Loan and/or the RREEF Textron Portfolio B-Note Holder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the immediately preceding paragraph.

         Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-PBW1 certificateholders.

         Additional Servicing Compensation. The following items collected on any mortgage loan will be allocated among the master servicers and the special servicers as additional compensation in accordance with the pooling and servicing agreement:

          o any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

          o any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

          o any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

          o will generally be entitled to retain any interest or other income earned on those funds, and

          o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

         Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

          o will be entitled to retain any interest or other income earned on those funds, and

          o will be required to cover any losses of principal of those investments from its own funds.

         Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

         Any additional compensation payable to the applicable master servicer for the RREEF Textron Portfolio B-Note Loan or the RREEF Textron Portfolio special servicer with respect to the RREEF Textron Portfolio B-Note Loan will be payable solely from collections on the RREEF Textron Portfolio B-Note Loan and interest or other income earned on those collections.

         Payment of Expenses; Servicing Advances. Each of the master servicers and special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or special servicer in connection with the servicing of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         Each special servicer may request the applicable master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the applicable special servicer's making that advance itself. A special servicer must make such a request in writing, in a timely manner that does not adversely affect the interests of any series 2002-PBW1 certificateholders. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, a special servicer will be relieved of any obligations with respect to a servicing advance that it requests the applicable master servicer to make, regardless of whether or not the applicable master servicer actually makes that advance.

         If a master servicer or special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

          o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

          o if the failure continues for three more business days, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers, the trustee or the fiscal agent will be obligated to make servicing advances that it determines, in its sole discretion exercised in good faith, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its sole discretion exercised in good faith, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, the applicable master servicer for the RREEF Textron Portfolio Loan Pair will not be permitted to reimburse itself out of those general collections for any servicing advance related to the RREEF Textron Portfolio Loan Pair that it has so determined is not recoverable, except to the extent that amounts collected on or in respect of the RREEF Textron Portfolio B-Note Loan are insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

         Notwithstanding any provision of the pooling and servicing agreement described herein to the contrary, the applicable special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

          o the applicable special servicer must make any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

          o the applicable special servicer may not make requests for servicing advances more frequently than once per calendar month.

If a request for the applicable master servicer to make a servicing advance is timely and properly made, the requesting special servicer shall be relieved of any obligations with respect to that servicing advance (regardless of whether or not the applicable master servicer actually makes the servicing advance). Each master servicer shall be entitled to reimbursement for any servicing advance made by it at the direction of the applicable special servicer, together with interest on that advance, at the same time, in the same manner and to the same extent as that master servicer is entitled with respect to any other servicing advances that it makes.

         The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the applicable special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the applicable special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-PBW1 certificateholders and, if applicable, the RREEF Textron Portfolio B-Note Holder (as a collective whole). In addition, if the servicing expense relates to the RREEF Textron Portfolio Loan Pair, the applicable master servicer for the RREEF Textron Portfolio Loan Pair will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the RREEF Textron Portfolio B-Note Loan are insufficient for that payment.

         Each master servicer, each special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

          o first, out of any Default Interest and late payment charges on the pooled mortgage loans in respect of which the advance was made that are collected subsequent to the accrual of that advance interest, and

          o then, but only if the advance has been or is being reimbursed in a collection period and if and to the extent that the late payment charges and Default Interest referred to in the prior bullet are insufficient to cover the advance interest, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the advance relates to the RREEF Textron Portfolio Loan Pair, to the maximum extent possible, out of collections on the RREEF Textron Portfolio B-Note Loan).

         Amounts received on the RREEF Textron Portfolio Loan Pair will not be allocable to Default Interest on the RREEF Textron Portfolio Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the RREEF Textron Portfolio B-Note Loan.


THE SERIES 2002-PBW1 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2002-PBW1 certificateholders will be the holders of the most subordinate class of series 2002-PBW1 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-PBW1 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2002-PBW1 certificateholders will be the holders of the most subordinate class of series 2002-PBW1 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2002-PBW1 controlling class, the class A-1 and A-2 certificates will represent a single class.

         Election of the Series 2002-PBW1 Controlling Class Representative. The holders of series 2002-PBW1 certificates representing more than 50% of the total principal balance of the series 2002-PBW1 controlling class, will be entitled to--

          o select a representative having the rights and powers described under "--Rights and Powers of the Series 2002-PBW1 Controlling Class Representative" below, or

          o replace an existing series 2002-PBW1 controlling class representative.

         The certificate administrator will be required to notify promptly all the certificateholders of the series 2002-PBW1 controlling class that they may select a series 2002-PBW1 controlling class representative upon:

          o the receipt by the certificate administrator of written requests for the selection of a series 2002-PBW1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2002-PBW1 controlling class;

          o the resignation or removal of the person acting as series 2002-PBW1 controlling class representative; or

          o a determination by the certificate administrator that the controlling class of series 2002-PBW1 certificateholders has changed.

         The notice will explain the process for selecting a series 2002-PBW1 controlling class representative. The appointment of any person as a series 2002-PBW1 controlling class representative will not be effective until that person provides the certificate administrator with--

               1.   written confirmation of its acceptance of its appointment,

               2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund that has not been filed with the SEC,

               3. an address and telecopy number for the delivery of notices and other correspondence, and

               4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         ARCap CMBS Fund REIT, Inc. is expected to be the initial series 2002-PBW1 controlling class representative.

         Resignation and Removal of the Series 2002-PBW1 Controlling Class Representative. The series 2002-PBW1 controlling class representative may at any time resign by giving written notice to the certificate administrator, the trustee, the special servicers, the master servicers and each certificateholder of the series 2002-PBW1 controlling class. The holders of series 2002-PBW1 certificates representing more than 50% of the total principal balance of the series 2002-PBW1 controlling class will be entitled to remove any existing series 2002-PBW1 controlling class representative by giving written notice to the certificate administrator, the trustee, the special servicers, the master servicers and the existing series 2002-PBW1 controlling class representative.

         Rights and Powers of the Series 2002-PBW1 Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must deliver to the series 2002-PBW1 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

          o a summary of the status of the specially serviced mortgage loan and any negotiations with the related borrower;

          o a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related the specially serviced mortgage loan and whether outside legal counsel has been retained;

          o the most current rent roll and income or operating statement available for the related mortgaged property or properties;

          o a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan;

          o the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

          o such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

         The applicable special servicer will be required to implement the recommended action as outlined in that asset status report if--

          o the series 2002-PBW1 controlling class representative affirmatively approves in writing an asset status report,

          o within ten business days after receiving an asset status report, the series 2002-PBW1 controlling class representative does not object to the report in writing, or

          o within ten business days after receiving an asset status report, the series 2002-PBW1 controlling class representative objects to the report in writing and the applicable special servicer makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the certificateholders and (if applicable) the RREEF Textron Portfolio B-Note Holder, as a collective whole.

         The applicable special servicer must revise that asset status report and deliver to the series 2002-PBW1 controlling class representative, among other persons, the revised asset status report if the series 2002-PBW1 controlling class representative objects to the initial version of the asset status report within ten business days after receiving it and the applicable special servicer does not make a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the certificateholders and (if applicable) the RREEF Textron Portfolio B-Note Holder, as a collective whole. That revised asset status report must be delivered as soon as practicable, but in no event later than 30 days after the objection by the series 2002-PBW1 controlling class representative. The applicable special servicer must continue to revise the asset status report until the earliest of:

          o the affirmative approval in writing of the report by the series 2002-PBW1 controlling class representative;

          o the failure of the series 2002-PBW1 controlling class representative to disapprove the report in writing within ten business days of its receipt thereof; and

          o the passage of 90 days from the date of preparation of the initial version of the asset status report.

Following the earliest of these events, the applicable special servicer will implement the recommended action as outlined in the most recent version of the asset status report, provided that the applicable special servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents.

         The applicable special servicer may, from time to time, modify any asset status report it has previously delivered and implement the new action in the revised report so long as the revised report has been prepared, reviewed and either approved or not rejected as described above. In addition, the applicable special servicer may take any action set forth in an asset status report before the expiration of the ten-business day period during which the series 2002-PBW1 controlling class representative may reject the report if--

          o the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of all the certificateholders, and

          o it has made a reasonable effort to contact the series 2002-PBW1 controlling class representative.

         The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

         In addition, notwithstanding any provision of the pooling and servicing agreement described herein to the contrary, the applicable special servicer will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the applicable special servicer has notified the series 2002-PBW1 controlling class representative and the series 2002-PBW1 controlling class representative has consented (or failed to object) thereto in writing within ten business days of having been notified thereof in writing and provided with all reasonably requested information by it (and, in the case of a proposed action for which the applicable master servicer has requested approval from that special servicer, any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action):

          o any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default and any sale of an REO Property,

          o any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of any specially serviced mortgage loan or any mortgage loan that is not a specially serviced mortgage loan and has an unpaid principal balance of $2,500,000 or more (or with respect to which the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional Interest),

          o any acceptance of a discounted payoff with respect to any specially serviced mortgage loan,

          o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property,

          o any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series 2002-PBW1 controlling class representative shall not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer shall deliver notice of such action to the series 2002-PBW1 controlling class representative),

          o any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2002-PBW1 controlling class representative shall not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer shall deliver notice of such action to the series 2002-PBW1 controlling class representative,

          o any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2002-PBW1 controlling class representative shall not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer shall deliver notice of such action to the series 2002-PBW1 controlling class representative),

          o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2002-PBW1 controlling class representative shall not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer shall deliver notice of such action to the series 2002-PBW1 controlling class representative),

          o any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000), the consent of (or failure to object by) the series 2002-PBW1 controlling class representative shall not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer shall deliver notice of such action to the series 2002-PBW1 controlling class representative), or

          o any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

         However, the applicable special servicer may take any of the actions described above without waiting for the response of the series 2002-PBW1 controlling class representative if the applicable special servicer determines that immediate action is necessary to protect the interests of the certificateholders and (if applicable) the RREEF Textron Portfolio B-Note Holder, as a collective whole.

         Furthermore, the series 2002-PBW1 controlling class representative may direct the applicable special servicer to take, or to refrain from taking, any actions as that representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the provisions described above, the series 2002-PBW1 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

          o require or cause the applicable special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

          o    result in an adverse tax consequence for the trust fund;

          o expose the trust, the parties to the pooling and servicing agreement or any of their respective affiliates to any material claim, suit or liability; or

          o materially expand the scope of either master servicer's or either special servicer's responsibilities under the pooling and servicing agreement.

         Also notwithstanding the foregoing, the RREEF Textron Portfolio special servicer will not be obligated to obtain the approval of or accept direction from the series 2002-PBW1 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the RREEF Textron Portfolio Loan Pair, or to even prepare any asset status report with respect to the RREEF Textron Portfolio Loan Pair, or otherwise obtain approval of or accept direction from the series 2002-PBW1 controlling class representative with respect to any servicing action involving the RREEF Textron Portfolio Loan Pair, unless a RREEF Textron Portfolio Change of Control Event has occurred and is continuing. Instead, the RREEF Textron Portfolio special servicer will be required to obtain the approval of or accept direction from the RREEF Textron Portfolio B-Note Holder, unless a RREEF Textron Portfolio Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report containing information similar to that found in an asset status report for the series 2002-PBW1 controlling class representative with respect to the RREEF Textron Portfolio Loan Pair if those loans become specially serviced.

         The pooling and servicing agreement may describe potential actions of the applicable special servicer in addition to those described above that would require the consent or deemed consent of or are subject to direction of the series 2002-PBW1 controlling class representative.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2002-PBW1 controlling class representative discussed above (in the case of the RREEF Textron Portfolio Loan Pair, only after any occurrence of a RREEF Textron Portfolio Change of Control Event) could have on the actions of the special servicers.

         Liability to Borrowers. In general, any and all expenses of the series 2002-PBW1 controlling class representative are to be borne by the holders of the series 2002-PBW1 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2002-PBW1 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2002-PBW1 controlling class representative is to notify immediately the trustee, the certificate administrator, the applicable master servicer and the applicable special servicer. Subject to the discussion under "Servicing of the Mortgage Loans--Some Matters with Respect to the Servicer and the Depositor" in the accompanying prospectus, the applicable special servicer will assume the defense of the claim on behalf of and at the expense of the trust fund against the series 2002-PBW1 controlling class representative, but only if--

          o the applicable special servicer, the applicable master servicer, the trustee, the certificate administrator, the fiscal agent or the trust are also named parties to the same action, and

          o    in the sole judgment of the applicable special servicer,

               1. the series 2002-PBW1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

               2. there is no potential for a special servicer, a master servicer, the certificate administrator, the trustee, the fiscal agent or the trust to be an adverse party in the action as regards the series 2002-PBW1 controlling class representative.

         Liability to the Trust Fund and Certificateholders. The series 2002-PBW1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the certificates, may act solely in the interests of the holders of the controlling class of certificates, does not have any duty to the holders of any class of certificates other than the controlling class of certificates and may take actions that favor the interests of the holders of the controlling class of certificates over those of other classes of certificates. It will have no liability to any other series 2002-PBW1 certificateholders for having acted as described above and those other certificateholders may not take any action against it for having acted as described above.

         Beneficial Owners of the Controlling Class. If the controlling class of series 2002-PBW1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

          o to receive all notices described above under this "--The Series 2002-PBW1 Controlling Class Representative" section, and

          o to exercise directly all rights described above under this "--The Series 2002-PBW1 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of the series 2002-PBW1 controlling class.


THE RREEF TEXTRON PORTFOLIO B-NOTE HOLDER

         Except under the circumstances described below in this "The RREEF Textron Portfolio B-Note Holder" section, the applicable master servicer and the RREEF Textron Portfolio special servicer will be required to obtain the prior written consent of the RREEF Textron Portfolio B-Note Holder prior to taking any of the following actions:

          o any modification, amendment or waiver of the RREEF Textron Portfolio Mortgage Loan or the RREEF Textron Portfolio B-Note Loan that would have a material adverse effect on the interests of the RREEF Textron Portfolio B-Note Holder;

          o any modification, amendment or waiver of the RREEF Textron Portfolio B-Note Loan that would--

               1. result in an extension of the maturity of the RREEF Textron Portfolio B-Note Loan,

               2. result in a reduction in the mortgage interest rate, the monthly debt service payment or any Yield Maintenance Charge or Prepayment Premium with respect to the RREEF Textron Portfolio B-Note Loan, or

               3. result in a deferral or forgiveness of interest or principal or otherwise affect the amount or timing of any payment of interest or principal with respect to the RREEF Textron Portfolio B-Note Loan;

          o any approval of a successor property manager with respect to, or any material alteration of, any of the mortgaged properties securing the RREEF Textron Portfolio Loan Pair;

          o any waiver of the requirements under the RREEF Textron Portfolio Loan Pair with respect to property insurers or the manner in which payments or other collections on those loans are held and/or invested;

          o any waiver of a due-on-sale or due-on-encumbrance clause with respect to the RREEF Textron Portfolio Loan Pair or approval of a transfer of interest in the related borrower or any related mortgaged property;

          o any substitution or material release of collateral with respect to the RREEF Textron Portfolio Loan Pair; and

          o any appointment or removal of a sub-servicer with respect to the RREEF Textron Portfolio Loan Pair.

         In addition, if and for so long as the RREEF Textron Portfolio Loan Pair is subject to special servicing, except under the circumstances described below in this "--The RREEF Textron Portfolio B-Note Holder" section, the RREEF Textron Portfolio special servicer will be further required to:

          o consult with the RREEF Textron Portfolio B-Note Holder upon the occurrence of any material event of default under the RREEF Textron Portfolio Loan Pair and follow the directions of the RREEF Textron Portfolio B-Note Holder with respect to the resolution of that event of default or the liquidation of the RREEF Textron Portfolio Loan Pair; and

          o obtain the prior written consent of the RREEF Textron Portfolio B-Note Holder prior to taking any of the following actions--

               1. foreclosure upon or acquisition of any mortgaged property securing the RREEF Textron Portfolio Loan Pair,

               2. any sale of any REO Property relating to the RREEF Textron Portfolio Loan Pair,

               3. any action to bring any mortgaged property securing the RREEF Textron Portfolio Loan Pair into compliance with applicable environmental laws, and

               4. any release of the related borrower or any guarantor from liability under the RREEF Textron Portfolio Loan Pair.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the RREEF Textron Portfolio B-Note Holder, as contemplated by the two preceding paragraphs, may, and the applicable master servicer or the RREEF Textron Portfolio special servicer is to ignore any advice, direction or objection so given that in its reasonable judgment would:

          o require or cause the applicable master servicer or the RREEF Textron Portfolio special servicer to violate applicable law, the terms of the RREEF Textron Portfolio Loan Pair or the related intercreditor agreement or any other provision of the pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

          o    result in an adverse tax consequence for the trust fund; or

          o materially expand the scope of the applicable master servicer's or either special servicer's responsibilities under the pooling and servicing agreement;

except that, for so long as no RREEF Textron Portfolio Change of Control Event has occurred and is continuing, the RREEF Textron Portfolio B-Note Holder may freely exercise any discretion granted the lender under the related loan documents as in effect on the closing date with respect to the release or substitution of any of the RREEF Textron Portfolio Properties as collateral in accordance with the related mortgage note.

         Furthermore, if any RREEF Textron Portfolio Change of Control Event occurs, then the RREEF Textron Portfolio B-Note Holder will cease to have the rights and powers described above in this "--The RREEF Textron Portfolio B-Note Holder" section, and neither the applicable master servicer nor the RREEF Textron Portfolio special servicer will be required to consult with or seek the consent of the RREEF Textron Portfolio B-Note Holder with respect to any of the matters contemplated above.

         Unless and until a RREEF Textron Portfolio Change of Control Event occurs:

          o neither the applicable master servicer nor the RREEF Textron Portfolio special servicer may enter into any sub-servicing agreement with respect to the RREEF Textron Portfolio Loan Pair without the consent of the RREEF Textron Portfolio B-Note Holder;

          o the RREEF Textron Portfolio B-Note Holder may require the applicable master servicer or the RREEF Textron Portfolio special servicer to terminate any particular sub-servicing agreement with respect to the RREEF Textron Portfolio Loan Pair; and

          o if PAR is no longer a master servicer, the RREEF Textron Portfolio B-Note Holder may require the master servicer to--

               1. appoint a sub-servicer, acceptable to the RREEF Textron Portfolio B-Note Holder in its sole discretion, with respect to the RREEF Textron Portfolio Loan Pair, and

               2. delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the RREEF Textron Portfolio Loan Pair to that sub-servicer.

         If and when a RREEF Textron Portfolio Change of Control Event occurs, the foregoing rights of the RREEF Textron Portfolio B-Note Holder with respect to the RREEF Textron Portfolio Loan Pair will instead be exercisable by the series 2002-PBW1 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

         In all cases, the RREEF Textron Portfolio B-Note Holder will be entitled to cure defaults under the RREEF Textron Portfolio Mortgage Loan, in which case the RREEF Textron Portfolio special servicer will refrain from taking any action against the related borrower, any related guarantor or any of the related mortgaged properties. The RREEF Textron Portfolio B-Note Holder will have an additional five days beyond any grace period for the related borrower to complete any such cure.

         The RREEF Textron Portfolio B-Note Holder will also have the option to purchase the RREEF Textron Portfolio Mortgage Loan if any monthly debt service payment due under the RREEF Textron Portfolio Mortgage Loan becomes 90 days or more delinquent. See "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio--Additional A-Note and B-Note Information" on Appendix C to this prospectus supplement.

         The initial RREEF Textron Portfolio B-Note Holder will be an affiliate of PAR, one of the initial master servicers and the initial special servicer for the RREEF Textron Portfolio Loan Pair.

         The RREEF Textron Portfolio B-Note Holder may have relationships and interests that conflict with those of the series 2002-PBW1 certificateholders. It has no obligations to the series 2002-PBW1 certificateholders and may act solely in its own interests. No series 2002-PBW1 certificateholder may take any action against the RREEF Textron Portfolio B-Note Holder for acting solely in its own interests.

         When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the RREEF Textron Portfolio B-Note Holder discussed above could have on the actions of the applicable master servicer or the RREEF Textron Portfolio special servicer.


REPLACEMENT OF THE SPECIAL SERVICERS

         The series 2002-PBW1 controlling class representative may remove the existing general special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2002-PBW1 controlling class certificateholders. In addition, the RREEF Textron Portfolio B-Note Holder may remove the existing RREEF Textron Portfolio special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the RREEF Textron Portfolio B-Note Holder, and further except that, if any RREEF Textron Portfolio Change of Control Event occurs, then the series 2002-PBW1 controlling class representative, and not the RREEF Textron Portfolio B-Note Holder, will be entitled to exercise those rights. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

          1. written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-PBW1 certificates; provided, that the RREEF Textron Portfolio B-Note Holder can remove the RREEF Textron Portfolio special servicer with respect to the RREEF Textron Portfolio Loan Pair only, without obtaining written confirmation from each of Fitch and Moody's, in order to replace that special servicer with a person controlled by PMCF or The Prudential Insurance Company of America; and

          2. the written agreement of the proposed successor to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

          o payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

          o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

          o continued rights to indemnification as described under "Descriptions of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the Depositor" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by that successor to the terminated special servicer.


MAINTENANCE OF INSURANCE

         In the case of each mortgage loan (but excluding each specially serviced mortgage loan and any mortgage loan as to which the related mortgaged property has become an REO Property), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

          o a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          o all other insurance coverage as is required, subject to applicable law, under the related mortgage loan documents.

provided, however, that:

          o the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless such insurance policy was in effect at the time of the origination of the related mortgage loan and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the applicable special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates);

          o if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the applicable master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

          o the applicable master servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower;

          o except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently than annually);

          o the reasonable efforts of the applicable master servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to that master servicer on a force-placed basis;

          o to the extent the applicable master servicer itself is required to maintain insurance that the borrower does not maintain, the applicable master servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in the second preceding bullet point);

          o with respect to any mortgage loan whose principal balance (or with respect to a cross-collateralized mortgage loan or a mortgage loan secured by multiple properties, whose allocated loan balance) exceeds $20,000,000, any explicit terrorism insurance requirements contained in the related mortgage loan documents must be enforced by the applicable master servicer in accordance with the Servicing Standard (unless that applicable special servicer has consented to a waiver (including a waiver to permit the applicable master servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard and each rating agency has confirmed that the waiver would not result in a qualification, downgrade or withdrawal of any rating assigned by that rating agency to any class of series 2002-PBW1 certificates).

         Notwithstanding the provision described in the fourth bullet point above, the applicable master servicer must, prior to availing itself of any limitation described in that bullet point with respect to any pooled mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the applicable special servicer (and, in connection therewith, the applicable special servicer will be required to comply with any applicable provisions of the pooling and servicing agreement described above under "--The Series 2002-PBW1 Controlling Class Representative--Rights and Powers of the Series 2002-PBW1 Controlling Class Representative" and "--The RREEF Textron Portfolio B-Note Holder"). The applicable master servicer will be entitled to conclusively rely on the determination of the applicable special servicer.

         In addition, you should assume that the pooling and servicing agreement will prohibit the applicable master servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the applicable special servicer and that the applicable special servicer will not be permitted to consent to those determinations unless the applicable special servicer has complied with any applicable provisions of the pooling and servicing agreement described above under "--The Series 2002-PBW1 Controlling Class Representative--Rights and Powers of the Series 2002-PBW1 Controlling Class Representative". The pooling and servicing agreement may also provide for the applicable special servicer to fulfill the duties otherwise imposed on the applicable master servicer as described above with respect to a particular pooled mortgage loan if the applicable special servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the applicable master servicer, with respect to that pooled mortgage loan.

         With respect to each specially serviced mortgage loan and REO Property, the applicable special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the applicable special servicer will be required to itself maintain, subject to the right of the applicable special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the applicable special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the applicable special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

         If a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the applicable master servicer or the applicable special servicer, as the case may be, then, to the extent such policy (i) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required or (y) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by Moody's and "A" by Fitch and that master servicer or special servicer self-insures for its obligation to maintain the individual policies otherwise required, that master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or special servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).


ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         If the provisions of any mortgage loan:

          o expressly permits the assignment of the related mortgaged property to, and assumption of such mortgage loan by, another person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related borrower requests approval for such an assignment and assumption or enters into a transfer of the related mortgaged property in violation of the mortgage loan documents, or

          o expressly permits the further encumbrance of the mortgaged property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the mortgage loan documents, the applicable master servicer (with respect to a mortgage loan other than a specially serviced mortgage loan) or the applicable special servicer (with respect to a specially serviced mortgage loan) must obtain the relevant information and review and make a determination to either (i) disapprove that request for approval of such assignment and assumption or further encumbrance (in the case of a borrower request for approval thereof) or enforce the due-on-sale or due-on-encumbrance clause if the mortgaged property is transferred or encumbered in violation of the mortgage loan documents or (ii) if in the best economic interest of the trust and the RREEF Textron Portfolio B-Note Holder, if applicable (as a collective whole), approve the request or waive the effect of the due-on-sale or due-on-encumbrance clause. However, subject to the related loan documents, neither that master servicer nor that special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, in circumstances involving a mortgage loan, other than the RREEF Textron Portfolio Mortgage Loan, that alone - or together with all other mortgage loans that have the same or a known affiliated borrower or are affiliated or are part of a group of cross-collateralized mortgage loans - is one of the ten largest mortgage loans in the trust fund or has a cut-off date principal balance in excess of $20,000,000, under any due-on-sale clause, unless it has received written confirmation from each of Fitch and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2002-PBW1 certificates. Furthermore, except in limited circumstances, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer. In addition, the applicable special servicer will not be permitted to consent to a master service's request for approval of an assignment and assumption, waiver of the effect of a due-on-sale clause, approval of a further encumbrance or waiver of the effect of a due-on-encumbrance clause unless the applicable special servicer has complied with any applicable provisions of the pooling and servicing agreement described above under "--The Series 2002-PBW1 Controlling Class Representative--Rights and Powers of the Series 2002-PBW1 Controlling Class Representative" and "--The RREEF Textron Portfolio B-Note Holder".


TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower, to the extent the transfer is allowed under the terms of the related mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

          o the mortgage loan alone - or together with all other mortgage loans that have the same or a known affiliated borrower or are affiliated or are part of a group of cross-collateralized mortgage loans - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance) or has a cut-off date principal balance in excess of $20,000,000, and

          o the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2002-PBW1 certificates. In addition, the pooling and servicing agreement will generally require the applicable master servicer to obtain the consent of the applicable special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The applicable special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, agree to:

          o    modify, waive or amend any term of any mortgage loan;

          o    extend the maturity of any mortgage loan;

          o defer or forgive the payment of interest on and principal of any mortgage loan;

          o defer or forgive the payment of late payment charges on any mortgage loan;

          o defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

          o permit the release, addition or substitution of collateral securing any mortgage loan; or

          o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series 2002-PBW1 Controlling Class Representative", "--The RREEF Textron Portfolio B-Note Holder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

          o Unless the applicable master servicer has obtained the consent of the applicable special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, except as described below with respect to certain routine matters or any waivers of Post-ARD Additional Interest.

          o With limited exception generally involving the waiver of Default Interest and late payment charges, the applicable special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

               1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

               2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2002-PBW1 certificateholders and, in the case of the RREEF Textron Portfolio Loan Pair, the RREEF Textron Portfolio B-Note Holder, as a collective whole, on a present value basis than would liquidation. Notwithstanding the foregoing--


               1. any modification, extension, waiver or amendment of the payment terms of the RREEF Textron Portfolio Loan Pair must be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents (including the related intercreditor agreement) such that neither the trust as holder of the RREEF Textron Portfolio Mortgage Loan nor the RREEF Textron Portfolio B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not reflected in the related loan documents (including the related intercreditor agreement); and

               2. to the extent consistent with the Servicing Standard, taking into account the extent to which the RREEF Textron Portfolio B-Note Loan is junior to the RREEF Textron Portfolio Mortgage Loan,

                    (a) no waiver, reduction or deferral of any amounts due on the RREEF Textron Portfolio Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the RREEF Textron Portfolio B-Note Loan, and

                    (b) no reduction of the mortgage rate of the RREEF Textron Portfolio Mortgage Loan shall be effected prior to the reduction of the mortgage rate of the RREEF Textron Portfolio B-Note Loan.

          o The applicable special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

               1. with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

               2.   two years prior to the rated final distribution date, and

               3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

          o Neither the applicable master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

               1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

               2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

               3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

          o Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the applicable special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

          o The applicable special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the applicable special servicer has first--

               1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                    (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                    (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

               2. received, at the expense of the related borrower, confirmation from each of Fitch and Moody's that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2002-PBW1 certificates (except that those confirmations will not be a condition to the addition or substitution of collateral for the RREEF Textron Portfolio Loan Pair).

          o With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the applicable special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the applicable special servicer or any certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.


REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain, and deliver a copy thereof, to the trustee and applicable master servicer a copy of, an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

          o an appraisal had previously been obtained within the prior twelve months, and

          o the applicable special servicer has no knowledge of changed circumstances that in the judgment of the applicable special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the applicable master servicer (which will report it to the certificate administrator) the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

          o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2002-PBW1 controlling class representative or, in the case of the RREEF Textron Portfolio Loan Pair, the RREEF Textron Portfolio B-Note Holder, will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2002-PBW1 controlling class certificateholders or, in the case of the RREEF Textron Portfolio Loan Pair, the RREEF Textron Portfolio B-Note Holder. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.


COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans for which it is the applicable master servicer, or as otherwise required under the pooling and servicing agreement, the payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans for which it is the applicable master servicer subsequent to the date of initial issuance of the offered certificates that constitute Required Collection Account Deposits.

         Collections allocable to the RREEF Textron Portfolio B-Note Loan, other than amounts specifically allocable to reimburse servicing advances and pay liquidation and other servicing expenses for the entire RREEF Textron Portfolio Loan Pair, must be held in an account separate from the master servicer's collection account.

         Notwithstanding the foregoing requirements, the applicable master servicer need not deposit into its collection account (or, in the case of the applicable master servicer for the RREEF Textron Portfolio Loan Pair, the separate account maintained for collections on the RREEF Textron Portfolio B-Note Loan) any amount that the applicable master servicer would be authorized to withdrawal immediately from that collection account (or separate account) as described under "--Withdrawals" below and shall be entitled to instead pay such amount directly to the person(s) entitled to that amount.

         Withdrawals. The master servicers may make withdrawals from their respective collection accounts for the purpose of making any Authorized Collection Account Withdrawals. In addition, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account, the payment, reimbursement or remittance can be made from any funds on deposit in such collection account and the amounts on deposit in such collection account (after withdrawing any portion of such amounts deposited in such collection account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other master servicer's collection account (after withdrawing any portion of such amounts deposited in such collection account in error) is sufficient to make such payment, reimbursement or remittance, then such other master servicer will generally be required to withdraw funds from its collection account and make such payment, reimbursement or remittance within three business days following a written request therefrom from the first master servicer.


FAIR VALUE PURCHASE OPTION

         If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the general special servicer must so notify the certificate administrator, the trustee, the applicable master servicer, the Series 2002-PBW1 controlling class representative and the holder(s) of the Series 2002-PBW1 controlling class (or, if the affected pooled mortgage loan is RREEF Textron Portfolio Mortgage Loan, those parties and the RREEF Textron Portfolio B-Note Holder). In addition, the general special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the general special servicer within the preceding 12-month period), and report to the trustee, the applicable master servicer, the Series 2002-PBW1 controlling class representative and the holder(s) of the Series 2002-PBW1 controlling class (or, if the affected pooled mortgage loan is RREEF Textron Portfolio Mortgage Loan, those parties and the RREEF Textron Portfolio B-Note Holder), the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan. The general special servicer's determination of the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan should be made as soon as reasonably practicable, but in no event later than 30 days, after it receives the requisite appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the general special servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan or the related mortgaged property subsequent to and that would, in the general special servicer's reasonable judgment, materially affect the general special servicer's most recent Fair Value determination with respect to that Specially Designated Defaulted Pooled Mortgage Loan, then the general special servicer will be required to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged property as reflected in, the most recent appraisal or other valuation obtained or conducted by that special servicer with respect to that property), and report to the certificate administrator, the trustee, the applicable master servicer and the Series 2002-PBW1 controlling class representative (or, if the affected pooled mortgage loan is RREEF Textron Portfolio Mortgage Loan, those parties and the RREEF Textron Portfolio B-Note Holder), the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. In addition, if the general special servicer has not accepted a bid at the Fair Value of the mortgage loan, as most recently determined by that special servicer, prior to the expiration of 90 days from that determination, and thereafter receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the mortgage loan, the general special servicer must redetermine (as described in the immediately preceding sentence) and report to the trustee, the certificate administrator, the applicable master servicer and the Series 2002-PBW1 controlling class representative (or, if the affected pooled mortgage loan is RREEF Textron Portfolio Mortgage Loan, those parties and the RREEF Textron Portfolio B-Note Holder), the updated Fair Value of such mortgage loan, provided that the special servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the Series 2002-PBW1 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the general special servicer and reported to the certificate administrator, the applicable master servicer and the Series 2002-PBW1 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the general special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the sum of--

          o    the Stated Principal Balance of that mortgage loan,

          o to the extent not previously advanced for the benefit of the holders of the Series 2002-PBW1 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

          o any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

         The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will remain in effect for the period that commences on the date that the mortgage loan first becomes a Specially Designated Defaulted Pooled Mortgage Loan and ends on the earlier of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (2) the date on which the mortgage loan is liquidated or the related mortgaged property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will be assignable by the majority holder(s) of the Series 2002-PBW1 controlling class to any third party (provided that the parties to the pooling and servicing agreement are notified in writing of the assignment). If the Purchase Option is not exercised by the majority holder(s) of the Series 2002-PBW1 controlling class or any assignee thereof within 60 days after the Fair Value of such Specially Designated Defaulted Pooled Mortgage Loan has initially been established as described above, then the majority holder(s) of the Series 2002-PBW1 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the general special servicer. During the 30-day period following the assignment of the Purchase Option to it, the general special servicer shall be entitled to exercise the Purchase Option or assign it to any third party (provided that the parties to the pooling and servicing agreement are notified in writing of the assignment). If the Purchase Option is not exercised by the general special servicer or its assignee within that 30-day period, then the Purchase Option will automatically revert to the majority holder(s) of the Series 2002-PBW1 controlling class.

         Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by providing to the certificate administrator, the trustee, the applicable master servicer and the general special servicer--

          o written notice of its intention to purchase that mortgage loan at the Fair Value option price, and

          o if that party is the assignee of the general special servicer or the majority holder(s) of the Series 2002-PBW1 controlling class, evidence of its right to exercise the Purchase Option.

The pooling and servicing agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Pooled Mortgage Loan.

         Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the general special servicer or any affiliate or assignee thereof, subject to the following paragraph, the applicable master servicer must confirm and report to the trustee, the certificate administrator and the general special servicer (or, if that master servicer and the general special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the general special servicer) that the general special servicer's determination of the Fair Value of the mortgage loan is consistent with or greater than what the applicable master servicer (or the trustee) considers to be the fair value of that mortgage loan; provided that the general special servicer may revise any such Fair Value determination that is rejected by the applicable master servicer (or, if applicable, the trustee).

         Notwithstanding anything described in the preceding paragraph to the contrary, if the applicable master servicer or the trustee is required to confirm or reject the general special servicer's Fair Value determination with respect to any Specially Designated Default Pooled Mortgage Loan as contemplated by the preceding paragraph, that master servicer or the trustee, as the case may be, may at its option (and at the expense of the trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by such master servicer (or, if applicable, the trustee to confirm that the general special servicer's Fair Value determination of such mortgage loan as contemplated by the preceding paragraph is consistent with or greater than what that third party considers to be the Fair Value of such mortgage loan. If the applicable master servicer or the trustee, as the case may be, designates such a third party to make such determination, then that master servicer or the trustee, as the case may be, will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by a master servicer, the trustee or any such third party under the circumstances described in this paragraph or the preceding paragraph are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances.

         We cannot assure you that the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The general special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.


PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

         Subject to the limitations described below and the rights of the holders of the Series 2002-PBW1 controlling class (and if the RREEF Textron Portfolio Mortgage Loan is involved, the RREEF Textron Portfolio B-Note Holder), the applicable special servicer, on behalf of the trustee, is required to exercise reasonable efforts consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any mortgage loan that comes into default and as to which no satisfactory arrangement can be made for collection of delinquent payments (including pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" above). However, the applicable special servicer may take enforcement action with respect to the payment of Post-ARD Additional Interest on any ARD Loan only if (1) the taking of an enforcement action with respect to the payment of other amounts due under the mortgage loan is, in its reasonable judgment, and without regard to that Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard and (2) all other amounts due under the mortgage loan have been paid, the payment of the Post-ARD Additional Interest has not been forgiven and, in the reasonable judgment of the applicable special servicer, the liquidation proceeds expected to be recovered in connection with the enforcement action will cover the anticipated costs of the enforcement action and, if applicable, any associated interest on necessary servicing advances.

         In addition, the applicable special servicer may not acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, on behalf of the holders of the Series 2002-PBW1 certificates (and, if applicable, the RREEF Textron Portfolio B-Note Holder), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged property within the meaning of certain federal environmental laws, unless either--

          o the applicable special servicer determines in accordance with the Servicing Standard, based upon an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental assessments and performed during the twelve months preceding the acquisition of title or other action, that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          o if the determination described in the preceding bullet point cannot be made, the applicable special servicer determines in accordance with the Servicing Standard, on the same basis as described in the preceding bullet point, and taking account of any applicable environmental insurance policy, that it would maximize the recovery to the certificateholders and, in the case of a mortgaged property securing the RREEF Textron Portfolio Loan Pair, the RREEF Textron Portfolio B-Note Holder (as a collective whole) on a present value basis, to acquire title to or possession of the mortgaged property and take the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or to appropriately address the environmental circumstances or conditions.

         If neither of the conditions described in the preceding two bullet points are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund (and the RREEF Textron Portfolio B-Note Holder, if applicable), release all or a portion of the related mortgaged property from the lien of the related mortgage instrument, subject to obtaining the consent or deemed consent of the series 2002-PBW1 controlling class representative (or if the RREEF Textron Portfolio Loan Pair is involved, the RREEF Textron Portfolio B-Note Holder).

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the applicable special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the applicable special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure, on behalf of the holders of the Series 2002-PBW1 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

         Any liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund may not be sufficient to avoid a Realized Loss.


REO PROPERTIES

         If title to any mortgaged property is acquired by a special servicer on behalf of the trust fund (and if the RREEF Textron Portfolio Loan Pair is involved, the RREEF Textron Portfolio B-Note Holder), that special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          o    the IRS grants an extension of time to sell the property, or

          o the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code.

         The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property in a manner that will be reasonably likely to realize a fair price for the property within a customary and normal time frame for the sale of comparable properties and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         In general, the applicable special servicer or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

          o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

          o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the certificate administrator to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

          o a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

          o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

         To the extent that income the trust fund receives from an REO property is subject to--

          o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

          o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO property that is directly operated by a special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an

REO Property would reduce the amount available for payment to the series 2002-PBW1 certificateholders. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

         The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

         The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicers will be required to withdraw from their respective REO accounts and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

          o any withdrawals made out of those amounts, as described in the preceding sentence, and

          o any portion of those amounts that may be retained as reserves, as described in the next sentence.

         The applicable special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to either of the master servicers or either of the special servicers and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2002-PBW1 voting rights (or, if the RREEF Textron Portfolio special servicer is the defaulting party, only at the direction of the RREEF Textron Portfolio B-Note Holder), the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2002-PBW1 certificateholder. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

          o succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

          o appoint an established mortgage loan servicing institution reasonably acceptable to the series 2002-PBW1 controlling class representative (and, if the Event of Default occurred with respect to the RREEF Textron Portfolio special servicer, the RREEF Textron Portfolio B-Note Holder) to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights, the controlling class representative (solely in the case of an Event of Default involving the general special servicer) or the RREEF Textron Portfolio B-Note Holder (solely in the case of an Event of Default involving the RREEF Textron Special Servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

         Notwithstanding the foregoing discussion in this "--Rights Upon the Occurrence of an Event of Default" section, if a master servicer is terminated because of the occurrence of any of the Events of Default described in the eighth, ninth and tenth bullet points under the definition of "Event of Default" that appears in the glossary to this prospectus supplement, the master servicer will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet point of the first paragraph or in the second or third paragraph of this "--Rights Upon the Occurrence of an Event of Default" section may not occur unless each of Moody's and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2002-PBW1 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2002-PBW1 certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, third, eighth, ninth and tenth bullet points under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2002-PBW1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         Subject to certain conditions set forth in the pooling and servicing agreement, if PAR is no longer the master servicer, the RREEF Textron Portfolio B-Note Holder may require the master servicer to appoint a sub-servicer that will be responsible for servicing the RREEF Textron Portfolio Loan Pair. This right will generally apply notwithstanding any termination of PAR as master servicer and appointment of a successor thereto as described above and even if an event of default on the part of PAR as master servicer is waived by the series 2002-PBW1 certificateholders. Accordingly, under certain circumstances PAR may service and administer the RREEF Textron Portfolio Loan Pair, notwithstanding that it ceases to be or is not then a master servicer.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans in California, which state includes properties securing 23.57% of the initial mortgage pool balance. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the accompanying prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the accompanying prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the accompanying prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Post-ARD Additional Interest and amounts on deposit in the collection accounts or the distribution account representing collections of Post-ARD Additional Interest. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, our special counsel, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o the accuracy of all representations made with respect to the mortgage loans;

          o ongoing compliance with all provisions of the pooling and servicing agreement and other related documents and no amendments thereof; and

          o compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code; (2) the class R certificates will represent ownership of three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the certificates (other than the class R and class V certificates) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and (4) the portion of the trust fund consisting of the right to Post-ARD

Additional Interest on pooled mortgage loans with anticipated repayment dates will be treated as a grantor trust for federal income tax purposes.

         The offered certificates will represent REMIC Regular Certificates issued by REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" in the accompanying prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.


CHARACTERIZATION OF INVESTMENTS IN THE OFFERED CERTIFICATES

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of
Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Internal Revenue Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Internal Revenue Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the accompanying prospectus.


ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the Class A-1 Certificates will be issued with no more than de minimis original issue discount and that the Class A-2, Class B and Class C certificates will be issued at a premium. Certain classes of offered certificates may be issued with premium depending on the price at which such classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the accompanying prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating original issue discount, any ARD Loan is assumed to prepay in full on such mortgage loan's anticipated repayment date. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. We cannot assure you that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Premium" in the accompanying prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the accompanying prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Acquisition Premium" and "--Sale or Exchange of Regular Certificates" in the accompanying prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the certificate administrator in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.


PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a

Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the pooling and servicing agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a certificateholder's projected constant yield to maturity. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Prepayment Premiums and Yield Maintenance Charges. If so, the projected Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Prepayment Premium or Yield Maintenance Charge were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premium or Yield Maintenance Charge, as the case may be, had been projected to be received. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.


ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         As explained under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Interests" in the accompanying prospectus, transfers of a noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. We consider the class R certificates to be noneconomic "REMIC Residual Certificates" for purposes of those sections of the accompanying prospectus and for purposes of this paragraph. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future, (2) the transferee represents to the transferor that (i) it understands that, as the holder of the noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person and (3) either (i) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the noneconomic REMIC Residual Certificate, (b) the present value of the expected future distributions on the noneconomic REMIC Residual Certificate and (c) the present value of the anticipated tax savings associated with holding the noneconomic REMIC Residual Certificate as the REMIC generates losses (assuming that the transferor pays tax at the highest corporate rate (or in certain circumstances, the corporate alternative minimum tax rate) and that present values are computed using a discount rate equal to the federal short-term rate and the compounding period used by the transferee) or (ii)(a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and
(2) above and
this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences--Reporting Requirements and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" and "State and Other Tax Considerations" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Internal Revenue Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.


PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets." However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the mortgage loans and other trust assets.

         Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the master servicers, the special servicers, the series 2002-PBW1 controlling class representative, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and
Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.


SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and to Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

          o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

          o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption.

          o The assets covered by the Underwriter Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates set forth the following five general conditions which must be satisfied for exemptive relief:

          o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or Standard & Poor's Ratings Services;

          o the trustee cannot be an affiliate of any member of the "Restricted Group" (which consists of the underwriters, Bear Stearns Commercial Mortgage Securities Inc., the certificate administrator, the mortgage loan sellers, the master servicers, the special servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates), other than an underwriter;

          o the sum of all payments made to the underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, the trustee, the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificates.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Underwriter Exemption will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Underwriter Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.


INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c)

Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least "Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and each special servicer that (1) such acquisition and holding is permissible under applicable law, including the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer or either special servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.


GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.


                              PLAN OF DISTRIBUTION

         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table as a percentage, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.



                   UNDERWRITER                    CLASS A-1        CLASS A-2       CLASS B         CLASS C
                   -------------------------    ------------     ------------     ----------     -----------
                     Bear, Stearns &
                       Co. Inc.                 $176,610,225     $183,281,125    $12,579,425     $14,767,275
                     Merrill Lynch, Pierce,
                       Fenner & Smith
                       Incorporated             $176,610,225     $183,281,125    $12,579,425     $14,767,275
                     Wells Fargo Brokerage
                       Services, LLC             $18,590,550      $19,292,750     $1,324,150      $1,554,450
                   TOTAL                        $371,811,000     $385,855,000    $26,483,000     $31,089,000


         Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are the underwriters with respect to this offering. Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead and co-bookrunning managers. Wells Fargo Brokerage Services, LLC will be the co-manager.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $814,853,622 in sale proceeds, plus accrued interest on the offered certificates from and including October 1, 2002, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October 3, 2002.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters, and of Bear Stearns Commercial Mortgage, Inc. and Bear, Stearns Funding, Inc., two of the mortgage loan sellers.

                                  LEGAL MATTERS

         The validity of the Certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                   FITCH                   MOODY'S
            -----                   -----                   -------
             A-1                     AAA                      Aaa
             A-2                     AAA                      Aaa
              B                       AA                      Aa2
              C                       A                        A2

         The ratings on the offered certificates address the likelihood of--

          o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

          o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in November 11, 2035, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

          o    the credit quality of the pooled mortgage loans,

          o structural and legal aspects associated with the offered certificates, and

          o the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

          o the tax attributes of the offered certificates or of the trust fund,

          o whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

          o the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

          o the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

          o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

          o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

          o arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o    is not included in the calculation of a Realized Loss,

          o is not covered by a servicing advance or a corresponding collection from the related borrower, and

          o is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Administrative Fee Rate" means, for any pooled mortgage loan, the sum of the related master servicing fee rate and the trustee fee rate. The master servicing fee rate will include any primary servicing fee rate.

         "Appraisal Reduction Amount" means, for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement; and

               2. the date on which the relevant Appraisal Trigger Event occurred; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of the mortgage loan;

                    (b) to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                    (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

                    (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent with respect to the required appraisal loan, together with interest on those advances; and

                    (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO Property, for which neither the applicable master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

                    (b) the amount of escrow payments and reserve funds held by the applicable master servicer with respect to the mortgage loan that--

                         o are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                         o are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

                         o may be applied toward the reduction of the principal balance of the mortgage loan; and

                    (c) the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

         If, however--

          o an Appraisal Trigger Event occurs with respect to any mortgage loan,

          o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

          o    either--

               1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

               2. there has been a material change in the circumstances surrounding the related mortgaged property subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         For purposes of calculating Appraisal Reduction Amounts in respect of pooled mortgage loans that are cross-collateralized and cross-defaulted with each other, each of those mortgage loans will be treated as a single mortgage loan without regard to the cross-collateralization and cross-default provisions (except that the RREEF Textron Portfolio Mortgage Loan will be treated as a single mortgage loan, notwithstanding that it is evidenced by more than one promissory note).

         For purposes of determining whether a RREEF Textron Portfolio Change of Control Event has occurred, Appraisal Reduction Amounts will be calculated with respect to the RREEF Textron Portfolio Loan Pair as if it were a single pooled mortgage loan. For all other purposes, an Appraisal Reduction Amount will be calculated only with respect to the RREEF Textron Portfolio Mortgage Loan under the pooling and servicing agreement.

         An Appraisal Reduction Amount will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         "Appraisal Trigger Event" means, with respect to any mortgage loan, any of the following events:

          o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

               1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

               2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

               3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

          o the mortgaged property securing the mortgage loan becomes an REO Property;

          o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

          o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure constitutes a Servicing Transfer Event; and

          o the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

         "Appraised Value" means, for any mortgaged property securing a mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of September 24, 2002.

         "ARCap" means ARCap Special Servicing, Inc.

         "ARD" means anticipated repayment date.

         "ARD Loan" means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities).

          1. to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

               (c) amounts that are payable or reimbursable from that collection account to any person other than the series 2002-PBW1 certificateholders in accordance with any of clauses 2. through 17. below;

          2. to reimburse the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party, as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections or proceeds on or from the mortgage loan or REO Property as to which the advance was made;

          3. to pay the applicable master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund for which it is the applicable master servicer, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay each special servicer or, if and to the extent applicable, a predecessor to that special servicer, earned and unpaid special servicing fees, workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

          5. to reimburse the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent, as applicable, out of general collections or proceeds on or from the mortgage loans and any REO Properties, for any unreimbursed advance made by that party, as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

          6. to pay the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on any servicing advance or monthly debt service advance made by that party under the pooling and servicing agreement, with that payment to be made out of late payment charges and Default Interest received with respect to the particular mortgage loan;

          7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the applicable master servicer, the applicable special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that advance and not otherwise payable under clause 6. above;

          8. to pay any outstanding expenses that will likely otherwise become Additional Trust Fund Expenses;

          9. to pay the applicable master servicer or the applicable special servicer, as the case may be, any items of additional servicing compensation on deposit in that collection account as discussed under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" in this prospectus supplement;

          10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property;


          11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged property that secures a defaulted mortgage loan in the trust fund, provided that payment with respect to the RREEF Textron Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in that collection account specifically allocable to such payment pursuant to the intercreditor agreement for the RREEF Textron Portfolio Loan Pair;

          13. to pay either master servicer, either special servicer, the trustee, the fiscal agent, the certificate administrator, the tax administrator, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Servicing of the Mortgage Loans--Some Matters Regarding the Servicer and the Depositor" in the accompanying prospectus and "Description of the Offered Certificates--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" in this prospectus supplement, provided that payment with respect to the RREEF Textron Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in that collection account specifically allocable to such payment pursuant to the intercreditor agreement for the RREEF Textron Portfolio Loan Pair;


          14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs of opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing tax-related advice to either special servicer and any fees and/or expenses payable or reimbursable to the applicable master servicer, the trustee or any third party in connection with the confirmation of a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan;


          15. to pay any other items described in this prospectus supplement as being payable from the collection account;


          16. to pay to the applicable mortgage loan seller any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before October 1, 2002 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;


          17. to pay to itself, the applicable special servicer, a controlling class certificateholder, the RREEF Textron Portfolio B-Note Holder or any other particular person, as the case may be, with respect to any pooled mortgage loan that was previously purchased or otherwise removed from the trust fund by that person pursuant to or as contemplated by the pooling and servicing agreement all amounts received on that such pooled mortgage loan subsequent to the date of purchase or other removal;

          18. to withdraw amounts deposited in the collection account in error; and

          19. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

         "Available Distribution Amount" means, with respect to any distribution date, means in general, the sum of--

          1. the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under "Description of the Offered
               Certificates--Distribution Account--Deposits", exclusive of any portion thereof that represents one or more of the following:

               o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

               o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

          2. if such distribution date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2002-PBW1 certificates on each distribution date.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSFI" means Bear, Stearns Funding, Inc.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

          o    the class A-1 and A-2 certificates remain outstanding, and

          o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          o with respect to any pooled mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the cut-off date principal balance of the mortgage loan, to

               2.   the Appraised Value of the related mortgaged property; and

          o with respect to any pooled mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the mortgage loan, and all other pooled mortgage loans with which it is cross-collateralized, to

               2. the total Appraised Value for all of the related mortgaged properties.

         "Debt Service Coverage Ratio" or "DSCR" means:

          o with respect to any pooled mortgage loan, other than a pooled mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged properties, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on its due date in October 2002 (or November 2002 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest); and

          o with respect to any pooled mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged properties, the ratio of--

               1. the total Underwritten Net Cash Flow for all of those properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in October 2002 (or November 2002 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest).

         "Default Interest" means any interest that--

          o accrues on a defaulted mortgage loan solely by reason of the subject default, and

          o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code.

         "Euroclear" means The Euroclear System.

         "Event of Default" means each of the following events, circumstances and conditions under the pooling and servicing agreement:

          o either master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

          o either master servicer fails to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          o either master servicer fails to timely make, or either special servicer fails to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

          o either master servicer or either special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to that master servicer or that special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2002-PBW1 voting rights or, if affected by the failure, by the RREEF Textron Portfolio B-Note Holder; provided, however, that, with respect to any such failure that is not curable within such 60-day period, the applicable master servicer or the applicable special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 60-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o it is determined that there is a breach by either master servicer or either special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-PBW1 certificateholders or the RREEF Textron Portfolio B-Note Holder, and that breach continues unremedied for 60 days after written notice of it has been given to that master servicer or that special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2002-PBW1 voting rights or, if affected by the breach, by the RREEF Textron Portfolio B-Note Holder; provided, however, that, with respect to any such breach that is not curable within such 60-day period, the applicable master servicer or the applicable special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 60-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against either master servicer or either special servicer and the decree or order remains in force for a period of 30 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 30-day period, the applicable master servicer or the applicable special servicer, as the case may be, will have an additional period of 60 days to effect the discharge, dismissal or stay so long as the applicable master servicer or special servicer, as the case may be, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge or stay;

          o either master servicer or either special servicer consents to the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

          o either master servicer or either special servicer admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any association or company action in furtherance of the foregoing;

          o Moody's (A) qualifies, downgrades or withdraws its rating or ratings of one or more classes of certificates, or (B) places one or more classes of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 90 days of actual knowledge by the applicable master servicer or the applicable special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with that master servicer or special servicer as the sole or a material factor in such rating action;

          o either master servicer is downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch, either special servicer is downgraded to a special servicer rating level below "CSS3" (or its equivalent) by Fitch or both (i) the trustee receives notice from Fitch to the effect that the continuation of a master servicer or a special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates and
               (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the Trustee's receipt of such notice; and

          o the master servicer for the RREEF Textron Portfolio Loan Pair fails to timely make any payments required to be made by it under the pooling and servicing agreement to the RREEF Textron Portfolio B-Note Holder.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicers, an Event of Default (other than an event described in the final three bullet points above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

          o    Bear, Stearns & Co. Inc.,

          o    Merrill Lynch, Pierce, Fenner & Smith Incorporated,

          o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, and

          o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series 2002-PBW1 certificates.

         "LaSalle" means LaSalle Bank National Association.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity" means:

          o with respect to any balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the unpaid principal balance of the mortgage loan on its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions, to

               2.   the Appraised Value of the related mortgaged property;

          o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the unpaid principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, at maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loans and otherwise assuming no prepayments, defaults or extensions.

               2. the total Appraised Value of all of the related mortgaged properties.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

          o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan, minus the sum of the master servicing fee rate for that mortgage loan and the trustee fee rate for that mortgage loan.

          o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan, minus the sum of the master servicing fee rate for that mortgage loan and the trustee fee rate for that mortgage loan.

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         For purposes of the calculation of the Mortgage Pass-Through Rate of each pooled mortgage loan, the mortgage interest rate of that pooled mortgage loan:

          o will be the mortgage interest rate that would have been in effect under that mortgage loan in the absence of any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer or the special servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

          o in the case of an ARD Loan following its anticipated repayment date, will exclude the rate per annum at which Post-ARD Additional Interest accrues.

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

          o the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "Occupancy Rate" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties, or pads, in the case of mortgaged properties that are manufactured housing communities, of the subject property that were occupied or leased as of the Occupancy Date as reflected in information provided by the related borrower.

         "Occupancy Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "PAR" means Prudential Asset Resources, Inc.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

          o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

          o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

          o if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees and net of any portion of that interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

         "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related mortgage interest rate (net of the sum of the related master servicing fee rate and, in the case of an ARD Loan after its anticipated repayment date, net of the related rate at which Post-ARD Additional Interest accrues) on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, such due date.

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in October 2002 or on a due date for the related pooled mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in October 2002, and

          4. all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject payment date, then that portion, if any, of the aggregate amount described in clauses 1. through 4. above that is attributable to that mortgage loan will be reduced -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date.

         For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The RREEF Textron Portfolio B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of the RREEF Textron Portfolio B-Note Loan will not constitute part of the Principal Distribution Amount for any distribution date.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the purchase option described in the second paragraph under "Servicing of the Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

          o    the outstanding principal balance of the mortgage loan;

          o all accrued and unpaid interest on the mortgage loan through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

          o all unreimbursed servicing advances with respect to the mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

          o all accrued and unpaid interest on any debt service advances made with respect to the mortgage loan; and

          o in the case of a repurchase or substitution of a defective mortgage loan by the mortgage loan seller or a purchase of the RREEF Textron Portfolio Mortgage Loan by the RREEF Textron Portfolio B-Note Holder pursuant to the provisions described under "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio" on Appendix C to this prospectus supplement, (1) all related special servicing fees and to the extent not otherwise included, other related Additional Trust Fund Expenses, whether paid or then owing, and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, a special servicer or the trustee, on behalf of the trust, in enforcing any obligation of such person to repurchase or replace the mortgage loan.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

         "REO Property" means any mortgaged property that is acquired on behalf and in the name of the trustee for the benefit of the certificateholders (and, in the case of the RREEF Textron Portfolio Property, also on behalf of the RREEF Textron Portfolio B-Note Holder) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (i) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and "A" by Fitch if rated by Fitch, or if not rated by Fitch, then rated "A: VII" by A.M Best, (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A" by Fitch if rated by Fitch, or if not rated by Fitch, then rated "A: VII" by A.M. Best and (iii) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) each of the rating agencies has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then-current ratings assigned by that rating agency to any of the certificates.

         "Required Collection Account Deposits" means the following amounts with respect to any mortgage loans, which the applicable master servicer must deposit into its collection account:

          1. all principal payments (from whatever source) collected, including principal prepayments;

          2. all interest payments (from whatever source) collected, including Default Interest and Post-ARD Additional Interest;

          3. any Yield Maintenance Charges, Prepayment Premiums and/or late payment charges collected;

          4. any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property, in each case to the extent not required to be applied to the restoration of the related mortgaged property or released to the related borrower; provided that, in the case of the RREEF Textron Portfolio Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire RREEF Textron Portfolio Loan Pair;

          5. any amounts received in connection with the sale of any REO Property; provided that, in the case of the RREEF Textron Portfolio Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire RREEF Textron Portfolio Loan Pair;

          6. any amounts paid by the applicable mortgage loan seller in connection with the repurchase or replacement of a pooled mortgage loan by that party as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          7. any amounts received in connection with the purchase of any specially serviced mortgage loan by any holder of a Purchase Option as described under "Servicing of the Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement;

          8. any amounts received in connection with the purchase of the RREEF Textron Portfolio Mortgage Loan by the RREEF Textron Portfolio B-Note Holder following a default under that mortgage loan as described under "Summaries of the Ten Largest Mortgage Loans--RREEF Textron Portfolio" on Appendix C to this prospectus supplement;

          9. any amounts received in connection with the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement;

          10. any amounts paid to purchase all the pooled mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "Description of the Offered Certificates--Termination of the Pooling and Servicing Agreement" in this prospectus supplement;

          11. any amounts required to be deposited by the applicable master servicer in connection with losses incurred with respect to Permitted Investments of funds held in that collection account;

          12. all payments required to be paid by the applicable master servicer or received from either special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force-placed hazard insurance policy maintained as permitted or required under the pooling and servicing agreement;

          13. any amount transferred by either special servicer from its REO account; and

          14. payments by a borrower to cover delinquent items for which servicing advances have previously been made.

         Upon receipt of any of the amounts described above (other than those described in clauses 11., 12. and 13.) with respect to any specially serviced mortgage loan, the applicable special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account.

         "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicers,

          o    the special servicers,

          o    any sub-servicers,

          o    the mortgage loan sellers,

          o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          o    any and all affiliates of any of the aforementioned persons.

         "RREEF Textron Portfolio B-Note Holder" means the holder of the promissory note evidencing the RREEF Textron Portfolio B-Note Loan.

         "RREEF Textron Portfolio B-Note Loan" means the loan in the original principal amount of $39,000,000 that is secured by the same mortgage instrument encumbering the RREEF Textron Portfolio Properties as the RREEF Textron Portfolio Mortgage Loan. The RREEF Textron Portfolio B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "RREEF Textron Portfolio Change of Control Event" means that any Appraisal Reduction Amount calculated with respect to the RREEF Textron Portfolio Loan Pair, as if it was a single pooled mortgage loan, together with any related Realized Losses of interest and related Additional Trust Fund Expenses, is collectively more than 75% of the unpaid principal balance of the RREEF Textron Portfolio B-Note Loan.

         "RREEF Textron Portfolio Loan Pair" means the RREEF Textron Portfolio Mortgage Loan and the RREEF Textron Portfolio B-Note Loan, together.

         "RREEF Textron Portfolio Mortgage Loan" means the pooled mortgage loan secured by the RREEF Textron Portfolio Properties.

         "RREEF Textron Portfolio Properties" means the mortgaged properties identified on Appendix A to this prospectus supplement as I-290 Industrial Park, Marley Run Apartments, Bear Creek Village Shopping Center, Demonet Building, Dallas Industrial Portfolio, Pointe at Crystal Lake and Lakeridge at the Moors.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to either master servicer or either special servicer, subject to applicable law and the relevant loan documents, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

          o in the best interests and for the benefit of the series 2002-PBW1 certificateholders (and, in the case of the RREEF Textron Portfolio Loan Pair, for the benefit of the series 2002-PBW1 certificateholders and the RREEF Textron Portfolio B-Note Holder) (as determined by the applicable master servicer or the applicable special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

          o in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of the RREEF Textron Portfolio Mortgage Loan, the intercreditor agreement between the trust fund and the RREEF Textron Portfolio B-Note Holder, and

          o to the extent consistent with the foregoing, in accordance with the following standards:

               o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the pooling and servicing agreement;

               o    with a view to--

                    1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

                    2. the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

                    3. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, the maximization of the recovery on that defaulted mortgage loan to the series 2002-PBW1 certificateholders, as a collective whole (or, in the case of the RREEF Textron Portfolio Loan Pair, to the series 2002-PBW1 certificateholders and the RREEF Textron Portfolio B-Note Holder, as a collective whole), on a present value basis; and

               o    without regard to--

                    1. any known relationship that the master servicer or either special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

                    2. the ownership of any series 2002-PBW1 certificate or any interest in the RREEF Textron Portfolio B-Note Loan by the master servicer or either special servicer, as the case may be, or by any of its affiliates,

                    3.   the obligation of the master servicer to make advances,

                    4. the obligation of the special servicers to make, or to direct the master servicer to make, servicing advances,

                    5. the right of the master servicer or either special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction, and

                    6. the ownership, servicing and/or management by the master servicer or either special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund or with respect to the RREEF Textron Portfolio B-Note Loan, any of the following events:

          1. the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any P&I Advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

          2. the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

          3. the applicable master servicer or the applicable special servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (A) the Borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement) prior to a refinancing or (B) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

          4. the master servicer determines that a non-payment default (including, in the applicable master servicer's or special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

          o with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the applicable special servicer;

          o with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the applicable special servicer;

          o with respect to the circumstances described in clause 4. of this definition, the default is cured in the judgment of the applicable special servicer; and

          o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

         If a Servicing Transfer Event exists with respect to the RREEF Textron Portfolio B-Note Loan, then it will also be deemed to exist with respect to the RREEF Textron Portfolio Mortgage Loan. Those two mortgage loans are intended to always be serviced or special serviced, as the case may be, together.

         "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced mortgage loan and (B) either
(i) is delinquent 120 days or more with respect to any balloon payment or delinquent 60 days or more with respect to any other monthly debt service payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

          o will initially equal its unpaid principal balance as of its due date in October 2002 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Principal Distribution Amount for that distribution date that is attributable to that mortgage loan,

               2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period, and

               3. any special servicing fees, liquidation fees and/or interest on advances related to that mortgage loan that, in accordance with the definition of "Principal Distribution Amount", were allocated to reduce the portion, if any, of the Principal Distribution Amount for that distribution date that is attributable to that mortgage loan.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2002-PBW1 certificates and the mortgage loans in the trust fund:

          o the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

          o the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2002-PBW1 certificates is as described in this prospectus supplement;

          o the pass-through rate for each interest-bearing class of series 2002-PBW1 certificates is as described in this prospectus supplement;

          o no delinquencies, defaults or losses occur with respect to any of the mortgage loans;

          o no Additional Trust Fund Expenses arise, no servicing advances are made and the only expenses of the trust consist of the trustee fees and the master servicing fees;

          o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans and the mortgage interest rate in effect under each mortgage loan as of the date of initial issuance for the series 2002-PBW1 certificates remains in effect during the entire term of that mortgage loan;

          o each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of whether the subject date is a business day or not, and all monthly debt service payments on the mortgage loans are timely received on that first day in each month;

          o no involuntary prepayments are received as to any mortgage loan at any time;

          o no voluntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

          o    each ARD Loan is paid in full on its anticipated repayment date;

          o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and received on the on the first day of the relevant month and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

          o no Yield Maintenance Charges or Prepayment Premiums are collected in connection with respect to any of the mortgage loans;

          o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the Pooling and Servicing Agreement";

          o no mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o payments on the offered certificates are made on the 11th day of each month, commencing in November 2002; and

          o the offered certificates are settled with investors on October 3, 2002.

         "Underwriter Exemption" means the PTE 90-30 issued to Bear, Stearns & Co. Inc. (if you are purchasing any offered certificates from Bear, Stearns & Co. Inc. or Wells Fargo Brokerage Services, LLC) or PTE 90-29 issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated (if you are purchasing any offered certificates from Merrill Lynch, Pierce, Fenner & Smith Incorporated), each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "WFB Minnesota" means Wells Fargo Bank Minnesota, N.A.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLERS


------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
LOAN SELLER                                           MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Prudential Mortgage Capital Funding                         66           526,328,385                     57.1              6.956
Bear Stearns Commercial Mortgage, Inc.                      28           303,128,717                     32.9              6.815
Wells Fargo Bank, N.A.                                      31            85,152,688                      9.2              7.164
Bear, Stearns Funding, Inc.                                  1             6,565,093                      0.7              7.149
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      126         $921,174,883                    100.0%             6.930%
====================================================================================================================================


----------------------------------------------------------------------------------------------------------------------------------

                                                           WEIGHTED                                    WEIGHTED          WEIGHTED
                                                            AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                          REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
LOAN SELLER                                              TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Prudential Mortgage Capital Funding                             112                1.72                    66.5              57.3
Bear Stearns Commercial Mortgage, Inc.                           87                1.63                    68.3              61.9
Wells Fargo Bank, N.A.                                          112                1.51                    62.3              51.7
Bear, Stearns Funding, Inc.                                      52                1.50                    74.6              71.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          103                1.67X                   66.7%             58.4%
==================================================================================================================================





CUT-OFF DATE BALANCES


------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
CUT-OFF DATE BALANCE ($)                              MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
994,862 - 999,999                                            1               994,862                      0.1              7.500
1,000,000 - 1,999,999                                       12            18,383,184                      2.0              7.393
2,000,000 - 3,999,999                                       43           121,608,833                     13.2              7.244
4,000,000 - 5,999,999                                       20            99,423,511                     10.8              7.009
6,000,000 - 7,999,999                                       15           103,014,633                     11.2              6.934
8,000,000 - 9,999,999                                        8            69,730,880                      7.6              6.945
10,000,000 - 11,999,999                                      5            55,459,576                      6.0              7.098
12,000,000 - 13,999,999                                      8           105,373,405                     11.4              6.957
14,000,000 - 15,999,999                                      3            44,362,855                      4.8              6.677
16,000,000 - 17,999,999                                      2            34,464,156                      3.7              6.732
20,000,000 - 29,999,999                                      7           166,569,833                     18.1              6.697
30,000,000 - 63,789,153                                      2           101,789,153                     11.0              6.814
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      126         $921,174,883                    100.0%             6.930%
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED                                    WEIGHTED          WEIGHTED
                                                        AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                      REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
CUT-OFF DATE BALANCE ($)                             TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
------------------------------------------------------------------------------------------------------------------------------
994,862 - 999,999                                           115                1.60                    61.8              50.6
1,000,000 - 1,999,999                                       116                1.62                    56.8              46.2
2,000,000 - 3,999,999                                       109                1.47                    65.8              55.5
4,000,000 - 5,999,999                                       106                1.59                    66.5              57.4
6,000,000 - 7,999,999                                       106                1.54                    70.0              62.5
8,000,000 - 9,999,999                                       112                1.43                    69.9              58.1
10,000,000 - 11,999,999                                     109                1.38                    69.3              60.2
12,000,000 - 13,999,999                                      94                1.63                    67.3              60.5
14,000,000 - 15,999,999                                      84                2.65                    53.7              49.8
16,000,000 - 17,999,999                                     119                1.33                    76.8              66.7
20,000,000 - 29,999,999                                     100                1.97                    64.8              58.4
30,000,000 - 63,789,153                                      95                1.64                    68.1              59.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      103                1.67X                   66.7%             58.4%
==============================================================================================================================

Minimum: $994,862
Maximum: $63,789,153
Average: $7,310,912

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION


STATES


-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
STATE                                               MORTGAGE PROPERTIE    BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
Southern California                                         29           182,632,030                     19.8              7.054
Northern California                                         11            34,443,059                      3.7              7.047
Florida                                                     16           142,209,820                     15.4              6.834
Pennsylvania                                                11            63,236,190                      6.9              7.313
Texas                                                        7            52,209,232                      5.7              6.852
Georgia                                                     14            51,022,290                      5.5              6.892
Ohio                                                         4            46,676,773                      5.1              6.719
New York                                                     5            40,033,750                      4.3              6.863
Connecticut                                                  1            38,000,000                      4.1              6.400
Virginia                                                     6            31,978,722                      3.5              7.103
Rhode Island                                                 1            25,311,005                      2.7              6.750
Maryland                                                     4            24,814,205                      2.7              6.928
District of Columbia                                         2            20,787,461                      2.3              6.635
Arizona                                                      4            17,809,291                      1.9              6.956
Michigan                                                     4            17,608,925                      1.9              7.519
Louisiana                                                    2            17,414,712                      1.9              7.306
Oregon                                                       3            17,114,137                      1.9              6.982
Illinois                                                     3            13,600,378                      1.5              6.607
South Carolina                                               4            13,314,957                      1.4              6.469
Kentucky                                                     1            13,006,587                      1.4              7.100
Delaware                                                     1            12,579,754                      1.4              6.565
Washington                                                   4            11,397,201                      1.2              6.693
Massachusetts                                                1             7,636,250                      0.8              6.291
Missouri                                                     1             6,957,437                      0.8              7.170
New Jersey                                                   1             6,565,093                      0.7              7.149
Colorado                                                     1             4,838,755                      0.5              6.910
Tennessee                                                    2             2,895,080                      0.3              7.750
Nevada                                                       1             2,784,338                      0.3              7.550
Idaho                                                        1             2,297,453                      0.2              7.680
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      145         $921,174,883                    100.0%             6.930%
===================================================================================================================================



-----------------------------------------------------------------------------------------------------------------------------

                                                      WEIGHTED                                    WEIGHTED          WEIGHTED
                                                       AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                     REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
STATE                                               TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------------------------------
Southern California                                        103                1.42                    68.5              60.0
Northern California                                        117                1.51                    60.8              48.2
Florida                                                     90                1.96                    61.2              54.5
Pennsylvania                                                84                1.40                    70.6              64.1
Texas                                                      113                1.78                    68.9              59.8
Georgia                                                    116                1.46                    71.8              60.3
Ohio                                                       116                1.59                    65.5              56.3
New York                                                   118                1.36                    75.0              63.6
Connecticut                                                119                1.68                    74.8              63.0
Virginia                                                   116                1.60                    65.8              57.9
Rhode Island                                                58                1.54                    72.3              68.5
Maryland                                                   113                2.40                    61.1              54.3
District of Columbia                                       114                2.46                    53.6              47.6
Arizona                                                    114                1.41                    64.3              54.6
Michigan                                                   112                1.31                    72.9              64.6
Louisiana                                                   87                1.31                    73.1              64.7
Oregon                                                     116                1.44                    69.9              60.9
Illinois                                                    98                1.87                    66.7              61.6
South Carolina                                              98                2.03                    62.5              58.1
Kentucky                                                    58                1.37                    73.5              69.9
Delaware                                                   118                1.41                    73.1              63.3
Washington                                                 125                3.36                    34.9              20.7
Massachusetts                                              101                4.85                    25.7              25.7
Missouri                                                   112                1.39                    76.5              67.5
New Jersey                                                  52                1.50                    74.6              71.3
Colorado                                                   118                1.33                    74.4              59.7
Tennessee                                                  117                1.58                    52.0              46.4
Nevada                                                     112                1.38                    67.9              60.5
Idaho                                                      117                1.28                    67.6              55.7
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     103                1.67X                   66.7%             58.4%
=============================================================================================================================

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
PROPERTY TYPE                                       MORTGAGE PROPERTIE    BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
Retail                                                      50           381,885,299                     41.5              6.959
Office                                                      26           230,059,950                     25.0              6.810
Multifamily                                                 32           177,255,644                     19.2              6.935
Industrial                                                  26           106,944,394                     11.6              6.995
Self Storage                                                 7            10,621,535                      1.2              7.204
Manufactured Housing                                         3             9,433,825                      1.0              7.349
Other                                                        1             4,974,237                      0.5              7.275
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     145         $921,174,883                    100.0%             6.930%
===================================================================================================================================


-----------------------------------------------------------------------------------------------------------------------------

                                                      WEIGHTED                                    WEIGHTED          WEIGHTED
                                                       AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                     REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
PROPERTY TYPE                                       TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
-----------------------------------------------------------------------------------------------------------------------------
Retail                                                      99                1.59                    68.5              60.5
Office                                                     104                1.66                    66.9              57.8
Multifamily                                                106                1.73                    67.7              59.8
Industrial                                                 111                1.87                    60.1              52.0
Self Storage                                               113                1.77                    57.1              41.0
Manufactured Housing                                       114                1.48                    66.3              57.0
Other                                                       57                1.38                    55.0              50.9
-----------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                    103                1.67X                   66.7%             58.4%
=============================================================================================================================

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION



Mortgage Rates

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
MORTGAGE RATE (%)                                     MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
5.9500% - 6.2499%                                            6            50,437,000                      5.5              6.072
6.2500% - 6.5499%                                           10           147,857,696                     16.1              6.413
6.5500% - 6.7499%                                            7            53,183,281                      5.8              6.613
6.7500% - 6.8499%                                           10            92,509,536                     10.0              6.767
6.8500% - 6.9499%                                           10           121,660,257                     13.2              6.892
6.9500% - 7.0499%                                            9            54,955,579                      6.0              6.990
7.0500% - 7.1499%                                           17           168,572,696                     18.3              7.089
7.1500% - 7.2499%                                           17            79,672,744                      8.6              7.176
7.2500% - 7.3499%                                            9            39,929,698                      4.3              7.305
7.3500% - 7.4499%                                            8            23,791,846                      2.6              7.387
7.4500% - 7.5499%                                            3             9,356,359                      1.0              7.515
7.5500% - 7.6499%                                            4            16,883,244                      1.8              7.591
7.6500% - 7.7499%                                            4            10,550,197                      1.1              7.697
7.7500% - 8.2800%                                           12            51,814,749                      5.6              8.010
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     126         $921,174,883                    100.0%             6.930%
===================================================================================================================================


-------------------------------------------------------------------------------------------------------------------------------

                                                        WEIGHTED                                    WEIGHTED          WEIGHTED
                                                         AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                       REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
MORTGAGE RATE (%)                                     TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
5.9500% - 6.2499%                                             72                3.33                    45.6              45.3
6.2500% - 6.5499%                                            118                2.14                    64.2              55.7
6.5500% - 6.7499%                                            119                1.43                    72.6              62.3
6.7500% - 6.8499%                                             93                1.47                    71.5              64.4
6.8500% - 6.9499%                                            107                1.52                    69.4              60.9
6.9500% - 7.0499%                                            117                1.35                    75.5              65.6
7.0500% - 7.1499%                                             88                1.51                    66.7              58.9
7.1500% - 7.2499%                                            116                1.47                    65.8              53.2
7.2500% - 7.3499%                                             96                1.35                    66.9              57.7
7.3500% - 7.4499%                                            115                1.47                    69.7              60.1
7.4500% - 7.5499%                                            114                1.40                    67.4              58.5
7.5500% - 7.6499%                                            115                1.36                    69.4              60.4
7.6500% - 7.7499%                                            115                1.37                    66.4              57.1
7.7500% - 8.2800%                                             89                1.30                    63.7              56.3
-------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                      103                1.67X                   66.7%             58.4%
===============================================================================================================================

Minimum: 5.9500%
Maximum: 8.2800%
Weighted Average: 6.9301%

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)              MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
47 - 60                                                     14           124,674,883                     13.5              6.879
61 - 84                                                      8           119,486,010                     13.0              6.818
85 - 120                                                    103          673,689,186                     73.1              6.958
121 - 173                                                    1             3,324,804                      0.4              7.190
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     126         $921,174,883                    100.0%             6.930%
===================================================================================================================================


-------------------------------------------------------------------------------------------------------------------------------

                                                        WEIGHTED                                    WEIGHTED          WEIGHTED
                                                         AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                       REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)              TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
47 - 60                                                       57                1.65                    68.7              65.5
61 - 84                                                       81                2.12                    58.7              53.0
85 - 120                                                     115                1.59                    67.9              58.3
121 - 173                                                    173                1.42                    43.8               0.0
-------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                      103                1.67X                   66.7%             58.4%
===============================================================================================================================

Minimum: 47 mos.
Maximum: 173 mos.
Weighted Average: 103 mos.



DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                       MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.200 - 1.249                                                2            14,264,290                      1.5              7.249
1.250 - 1.299                                               13            89,653,209                      9.7              7.534
1.300 - 1.349                                               12            57,078,342                      6.2              7.299
1.350 - 1.399                                               18           142,831,139                     15.5              7.030
1.400 - 1.449                                               24           184,387,349                     20.0              6.796
1.450 - 1.499                                               11            65,144,482                      7.1              6.859
1.500 - 1.549                                               11            83,011,847                      9.0              6.925
1.550 - 1.599                                                7            16,567,452                      1.8              6.981
1.600 - 1.649                                                5            77,862,603                      8.5              7.087
1.650 - 1.699                                                7            77,193,768                      8.4              6.728
1.750 - 4.950                                               16           113,180,402                     12.3              6.385
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     126         $921,174,883                    100.0%             6.930%
===================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                                    WEIGHTED          WEIGHTED
                                                          AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                        REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
DEBT SERVICE COVERAGE RATIO (X)                        TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1.200 - 1.249                                                 114                1.22                    76.2              67.4
1.250 - 1.299                                                 102                1.27                    70.0              60.1
1.300 - 1.349                                                 111                1.32                    72.2              62.9
1.350 - 1.399                                                  98                1.37                    73.9              65.3
1.400 - 1.449                                                 111                1.41                    72.3              62.8
1.450 - 1.499                                                 114                1.46                    68.3              58.6
1.500 - 1.549                                                  90                1.52                    69.0              61.8
1.550 - 1.599                                                 117                1.57                    60.5              49.1
1.600 - 1.649                                                  87                1.61                    63.4              55.6
1.650 - 1.699                                                 117                1.68                    67.8              56.6
1.750 - 4.950                                                  95                3.26                    42.0              39.8
--------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                       103                1.67X                   66.7%             58.4%
================================================================================================================================

Minimum: 1.20x
Maximum: 4.95x
Weighted Average: 1.67x

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)                  MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
25.70% - 30.00%                                              2            41,000,000                      4.5              6.291
30.01% - 40.00%                                              2             2,292,594                      0.2              7.236
40.01% - 50.00%                                              8            35,148,130                      3.8              6.981
50.01% - 55.00%                                             13            60,880,709                      6.6              6.802
55.01% - 60.00%                                             11            45,378,735                      4.9              7.252
60.01% - 65.00%                                             12           126,739,984                     13.8              6.968
65.01% - 70.00%                                             13            76,039,988                      8.3              7.392
70.01% - 75.00%                                             42           360,882,164                     39.2              6.862
75.01% - 79.70%                                             23           172,812,579                     18.8              6.939
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     126         $921,174,883                    100.0%             6.930%
===================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                                    WEIGHTED          WEIGHTED
                                                          AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                        REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)                   TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
25.70% - 30.00%                                               102                4.85                    25.7              25.7
30.01% - 40.00%                                               118                1.93                    35.8              26.7
40.01% - 50.00%                                               121                1.93                    45.6              35.2
50.01% - 55.00%                                                80                2.10                    52.8              48.6
55.01% - 60.00%                                               103                1.58                    57.9              46.7
60.01% - 65.00%                                                96                1.62                    63.6              55.6
65.01% - 70.00%                                               107                1.37                    67.0              57.9
70.01% - 75.00%                                               102                1.44                    73.0              64.2
75.01% - 79.70%                                               113                1.36                    77.6              68.0
--------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                       103                1.67X                   66.7%             58.4%
================================================================================================================================

Minimum: 25.7%
Maximum: 79.7%
Weighted Average: 66.7%

                                   APPENDIX A
                            MORTGAGE POOL INFORMATION

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   PERCENT BY           WEIGHTED
                                                                           AGGREGATE                AGGREGATE            AVERAGE
                                                         NUMBER OF      CUT-OFF DATE             CUT-OFF DATE           MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                       MORTGAGE LOANS      BALANCE ($)              BALANCE (%)           RATE (%)
-----------------------------------------------------------------------------------------------------------------------------------
00.00% - 20.00%                                              1             3,324,804                      0.4              7.190
20.01% - 30.00%                                              4            43,292,594                      4.7              6.341
30.01% - 40.00%                                              6            19,413,016                      2.1              6.937
40.01% - 45.00%                                              9            37,543,634                      4.1              7.111
45.01% - 50.00%                                             11            50,287,270                      5.5              7.379
50.01% - 55.00%                                             16            87,286,250                      9.5              6.753
55.01% - 60.00%                                             14           148,847,620                     16.2              7.172
60.01% - 65.00%                                             31           238,049,338                     25.8              6.728
65.01% - 70.00%                                             30           274,706,904                     29.8              7.008
70.01% - 75.30%                                              4            18,423,454                      2.0              6.987
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                     126         $921,174,883                    100.0%             6.930%
===================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------

                                                         WEIGHTED                                    WEIGHTED          WEIGHTED
                                                          AVERAGE            WEIGHTED                 AVERAGE           AVERAGE
                                                        REMAINING             AVERAGE            CUT-OFF DATE           BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                        TERM (MOS.)            DSCR (X)                 LTV (%)           LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
00.00% - 20.00%                                               173                1.42                    43.8               0.0
20.01% - 30.00%                                               102                4.70                    26.2              25.8
30.01% - 40.00%                                               116                1.90                    45.5              36.1
40.01% - 45.00%                                               115                1.82                    52.3              42.1
45.01% - 50.00%                                               103                1.42                    59.2              47.2
50.01% - 55.00%                                                91                1.96                    58.2              52.6
55.01% - 60.00%                                                99                1.49                    66.2              57.2
60.01% - 65.00%                                               115                1.49                    72.4              62.9
65.01% - 70.00%                                                98                1.37                    75.7              67.7
70.01% - 75.30%                                                62                1.45                    77.3              72.9
--------------------------------------------------------------------------------------------------------------------------------
TOTALS:                                                       103                1.67X                   66.7%             58.4%
================================================================================================================================

Minimum: 25.7%
Maximum: 75.3%
Weighted Average: 58.4%

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2002-PBW1

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
-----------------------------------------------------------------------------------

                                                                                       % OF                        MORTGAGE
                                                                                   INITIAL POOL       # OF           LOAN
     ID                                       PROPERTY NAME                           BALANCE      PROPERTIES       SELLER
--------------------------------------------------------------------------------------------------------------------------------
     1       Belz Outlet Center                                                        6.92%            1            BSCMI
     2       RREEF Textron Portfolio 10 year & RREEF Textron Portfolio 7 year          4.45%            7            PMCF
     2a      RREEF Textron Portfolio 10 year                                           2.78%            7            PMCF
    2a1      I-290 Industrial Park                                                     0.52%                         PMCF
    2a2      Marley Run Apartments                                                     0.49%                         PMCF
--------------------------------------------------------------------------------------------------------------------------------
    2a3      Bear Creek Village Shopping Center                                        0.43%                         PMCF
    2a4      Demonet Building                                                          0.42%                         PMCF
    2a5      Dallas Industrial Portfolio                                               0.37%                         PMCF
    2a6      Pointe at Crystal Lake                                                    0.34%                         PMCF
    2a7      Lakeridge at the Moors                                                    0.22%                         PMCF
--------------------------------------------------------------------------------------------------------------------------------
     2b      RREEF Textron Portfolio 7 year                                            1.67%            7            PMCF
    2b1      I-290 Industrial Park                                                     0.31%                         PMCF
    2b2      Marley Run Apartments                                                     0.29%                         PMCF
    2b3      Bear Creek Village Shopping Center                                        0.26%                         PMCF
    2b4      Demonet Building                                                          0.25%                         PMCF
--------------------------------------------------------------------------------------------------------------------------------
    2b5      Dallas Industrial Portfolio                                               0.22%                         PMCF
    2b6      Pointe at Crystal Lake                                                    0.20%                         PMCF
    2b7      Lakeridge at the Moors                                                    0.13%                         PMCF
     3       50 Danbury Road                                                           4.13%            1            PMCF
     4       Cranston Parkade                                                          2.75%            1            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
     5       Fifth Third Center                                                        2.71%            1            PMCF
     6       Mountain Square Shopping Center                                           2.65%            1            PMCF
     7       Cityview Centre                                                           2.64%            1            PMCF
     8       SLO Promenade                                                             2.28%            1            BSCMI
     9       CNL Retail Portfolio                                                      2.27%            5            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
     9a      CNL Retail Portfolio - Barnes & Noble                                     0.55%                         BSCMI
     9b      CNL Retail Portfolio - Borders Books                                      0.53%                         BSCMI
     9c      CNL Retail Portfolio - Best Buy                                           0.51%                         BSCMI
     9d      CNL Retail Portfolio - Kash 'N Karry                                      0.36%                         BSCMI
     9e      CNL Retail Portfolio - Bed Bath & Beyond                                  0.32%                         BSCMI
--------------------------------------------------------------------------------------------------------------------------------
     10      Valencia Corporate Plaza                                                  1.90%            1            BSCMI
     11      The Mansions at Delmar Village                                            1.84%            1            PMCF
     12      1111 North Capitol Street Building                                        1.59%            1            PMCF
     13      3220 Tillman Drive                                                        1.56%            1            BSCMI
     14      Great Southern Shopping Center                                            1.49%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     15      Celebration X                                                             1.48%            1            BSCMI
     16      North Decatur Square Shopping Center                                      1.47%            1            PMCF
     17      The Glen at Lafayette Hill                                                1.46%            1            PMCF
     18      United Plaza XII                                                          1.44%            1            PMCF
     19      Raintree Apartments                                                       1.41%            1            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
     20      11-15 Read's Way                                                          1.37%            1            BSCMI
     21      Highland Run East Apartments                                              1.32%            1            PMCF
     22      Fire Mountain Shopping Center                                             1.28%            1            PMCF
     23      Park Del Amo                                                              1.28%            1            PMCF
     24      Parque View Apartments                                                    1.19%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     25      Los Vallecitos Business Center                                            1.14%            1             WFB
     26      South Parc at Bethany Apartments                                          1.14%            1            PMCF
     27      Levittown Mews Shopping Center                                            1.06%            1            BSCMI
     28      Racal Instruments Headquarters                                            1.03%            1            BSCMI
     29      Mountain Marketplace                                                      0.94%            1            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
     30      Lott Portfolio                                                            0.94%            6            PMCF
    30a      Ark Self Storage - Smyrna                                                 0.22%                         PMCF
    30b      Ark Self Storage - Marietta                                               0.21%                         PMCF
    30c      Ark Self Storage - Savannah                                               0.20%                         PMCF
    30d      Ark Self Storage - Norcross                                               0.14%                         PMCF
--------------------------------------------------------------------------------------------------------------------------------
    30e      Ark Self Storage - Macon                                                  0.11%                         PMCF
    30f      Ark Self Storage - Douglas                                                0.06%                         PMCF
     31      Simi Valley Retail and Office Center                                      0.91%            2            PMCF
    31a      Smart & Final Retail Center                                               0.76%                         PMCF
    31b      Simi Valley Office Center                                                 0.15%                         PMCF
--------------------------------------------------------------------------------------------------------------------------------
     32      Shoppes at Beacon Light                                                   0.91%            1            PMCF
     33      Constitution Place                                                        0.89%            1            PMCF
     34      Wildwood Ridge Apartments                                                 0.88%            1            PMCF
     35      Westlake Village Business Park                                            0.87%            1            PMCF
     36      Clermont Towne Center                                                     0.84%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     37      Webster and Wayne Shopping Center                                         0.81%            1            BSCMI
     38      Cherry Valley Plaza                                                       0.79%            1            BSCMI
     39      Washington Square Medical Office Building                                 0.78%            1            PMCF
     40      Randolph Plaza                                                            0.77%            1            PMCF
     41      Broadmoor Apartments of St. Joseph                                        0.76%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     42      Boulders VI Office Building                                               0.75%            1            PMCF
     43      Kierland Fairways Office Plaza                                            0.73%            1            PMCF
     44      Eastgate Square - Phase VI                                                0.71%            1            BSFI
     45      Tall Oaks Shopping Center                                                 0.69%            1            PMCF
     46      Boulders VII Office Building                                              0.69%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     47      Tanglewood Apartments                                                     0.68%            1            PMCF
     48      Greene Countrie Court                                                     0.66%            1            BSCMI
     49      Belle Station                                                             0.66%            1            BSCMI
     50      Farmer Jack Supermarket                                                   0.64%            1            PMCF
     51      Village Shops Plaza                                                       0.62%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     52      Celebration VII                                                           0.62%            1            BSCMI
     53      Montecito Apartments                                                      0.61%            1            PMCF
     54      701 Del Norte                                                             0.59%            1            PMCF
     55      Port Royal Village                                                        0.58%            1            PMCF
     56      Corvallis Apartment Portfolio                                             0.57%            3             WFB
--------------------------------------------------------------------------------------------------------------------------------
     57      Gettysburg Shopping Center                                                0.57%            1             WFB
     58      Capistrano Surf Center                                                    0.54%            1            BSCMI
     59      Ardentech Court                                                           0.54%            1             WFB
     60      L&R Auto Park - Broadway                                                  0.54%            1            BSCMI
     61      Valencia Executive Plaza                                                  0.53%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     62      CVS Portfolio                                                             0.53%            3            BSCMI
    62a      CVS Portfolio - Bethlehem                                                 0.27%                         BSCMI
    62b      CVS Portfolio - Hellertown                                                0.14%                         BSCMI
    62c      CVS Portfolio - Lehigh Street                                             0.12%                         BSCMI
     63      Weber Street Building                                                     0.53%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     64      Williamsburg Village Shopping Center                                      0.50%            1            PMCF
     65      Main Street Shopping Center                                               0.47%            1             WFB
     66      Audubon Square                                                            0.46%            1            BSCMI
     67      Target Shopping Center                                                    0.46%            1            BSCMI
     68      Seville Plaza Shopping Center                                             0.45%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     69      Crystal Springs Shopping Center                                           0.44%            1            BSCMI
     70      Woods at Southlake                                                        0.42%            1            PMCF
     71      Brookhollow Business Park                                                 0.42%            1            PMCF
     72      Anna's Vineyard Apartments                                                0.41%            1            PMCF
     73      Bullard West Apartments                                                   0.41%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
     74      Hastings Drive                                                            0.41%            1            PMCF
     75      Abbey House                                                               0.40%            1            BSCMI
     76      Railroad Industrial                                                       0.39%            1            PMCF
     77      West Allen Plaza                                                          0.38%            1            PMCF
     78      1 & 3 Marcus Boulevard                                                    0.38%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     79      Stratford Arms Apartments                                                 0.37%            1            PMCF
     80      First and Cedar Building                                                  0.36%            1            PMCF
     81      Shenandoah Square                                                         0.34%            1            PMCF
     82      Southfield Commerce Center                                                0.34%            1            PMCF
     83      Eckerd Drug Portfolio                                                     0.33%            2            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
    83a      Eckerd Drug - Spartanburg                                                 0.17%                         BSCMI
    83b      Eckerd Drug - Greenville                                                  0.17%                         BSCMI
     84      Heather Glen Apartments                                                   0.33%            1            PMCF
     85      Hathaway Building                                                         0.32%            1             WFB
     86      Gelb Plaza-Encino                                                         0.32%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
     87      Bryman Office                                                             0.32%            1             WFB
     88      Braeswood Atrium                                                          0.32%            1            PMCF
     89      Westcreek and California Garden Apartments                                0.31%            1            PMCF
     90      East Grand Business Center                                                0.31%            1            PMCF
     91      Cambridge Square Apartments                                               0.30%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
     92      Juliet Office Park - Building C & D                                       0.30%            1            PMCF
     93      Otis Spunkmeyer Headquarters                                              0.30%            1             WFB
     94      Burgundy House Apartments                                                 0.30%            1             WFB
     95      Golden Estates                                                            0.30%            1             WFB
     96      4350 - 4374 Transport Street                                              0.27%            1            PMCF
--------------------------------------------------------------------------------------------------------------------------------
     97      Bedrosian Industrial Building                                             0.27%            1            PMCF
     98      Hazel Crest Shopping Center                                               0.26%            1            PMCF
     99      High Voltage Breakers Building                                            0.25%            1             WFB
    100      800 South Industry                                                        0.25%            1            PMCF
    101      South Garfield Avenue                                                     0.25%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
    102      Belvedere Tiburon Office Park                                             0.24%            1            PMCF
    103      Heritage Apartments                                                       0.24%            1             WFB
    104      West Walnut Street                                                        0.24%            1             WFB
    105      Creekstone Duplexes 44                                                    0.24%            1            BSCMI
    106      Buena Park Shopping Center                                                0.23%            1            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
    107      Sunset Village                                                            0.23%            1             WFB
    108      Tanglewood Apartments - Lemoore                                           0.23%            1             WFB
    109      Chaparral Plaza                                                           0.23%            1             WFB
    110      Villas at the Woodlands Apartments                                        0.23%            1            PMCF
    111      Creekstone Duplexes 42                                                    0.22%            1            BSCMI
--------------------------------------------------------------------------------------------------------------------------------
    112      Eastowne Plaza II                                                         0.22%            1            PMCF
    113      Handy Storage                                                             0.22%            1            PMCF
    114      Golden State Business Park                                                0.21%            1             WFB
    115      PETsMART, Dallas, TX                                                      0.19%            1             WFB
    116      The Michigan Building and The V Building                                  0.19%            2            PMCF
--------------------------------------------------------------------------------------------------------------------------------
    116a     The Michigan Building                                                     0.10%                         PMCF
    116b     The V Building                                                            0.09%                         PMCF
    117      Brentwood House Shopping Center                                           0.18%            1             WFB
    118      Fairground Village                                                        0.18%            1             WFB
    119      Elsinore/Staples Store                                                    0.18%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
    120      Puerto Vista Mobile Estates                                               0.15%            1             WFB
    121      Hickory Hollow Shopping Center                                            0.14%            1             WFB
    122      Commercenter Business Park                                                0.13%            1             WFB
    123      San Rafael Business Center                                                0.12%            1             WFB
    124      Desert Sage Apartments                                                    0.12%            1             WFB
--------------------------------------------------------------------------------------------------------------------------------
    125      Garfield Avenue                                                           0.11%            1             WFB

                                  CUT-OFF    GENERAL                    DETAILED
               ORIGINAL            DATE      PROPERTY                   PROPERTY                   INTEREST     ADMINISTRATIVE
     ID         BALANCE           BALANCE    TYPE                       TYPE                         RATE          FEE RATE
---------------------------------------------------------------------------------------------------------------------------------
     1          64,000,000      63,789,153   Retail                     Outlet Center               7.0600%        0.03330%
     2          41,000,000      41,000,000   Various                    Various                     Various        0.05330%
     2a         25,625,000      25,625,000   Various                    Various                     6.3700%        0.05330%
    2a1          4,772,656       4,772,656   Industrial                 Warehouse
    2a2          4,500,391       4,500,391   Multifamily                Multifamily
---------------------------------------------------------------------------------------------------------------------------------
    2a3          3,971,875       3,971,875   Retail                     Anchored
    2a4          3,843,750       3,843,750   Office                     CBD
    2a5          3,395,313       3,395,313   Industrial                 Warehouse
    2a6          3,139,063       3,139,063   Multifamily                Multifamily
    2a7          2,001,953       2,001,953   Multifamily                Multifamily
---------------------------------------------------------------------------------------------------------------------------------
     2b         15,375,000      15,375,000   Various                    Various                     6.1600%        0.05330%
    2b1          2,863,594       2,863,594   Industrial                 Warehouse
    2b2          2,700,234       2,700,234   Multifamily                Multifamily
    2b3          2,383,125       2,383,125   Retail                     Anchored
    2b4          2,306,250       2,306,250   Office                     CBD
---------------------------------------------------------------------------------------------------------------------------------
    2b5          2,037,188       2,037,188   Industrial                 Warehouse
    2b6          1,883,438       1,883,438   Multifamily                Multifamily
    2b7          1,201,172       1,201,172   Multifamily                Multifamily
     3          38,000,000      38,000,000   Office                     Suburban                    6.4000%        0.05330%
     4          25,350,000      25,311,005   Retail                     Anchored                    6.7500%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     5          25,000,000      24,977,001   Office                     CBD                         6.4100%        0.09130%
     6          24,625,000      24,444,197   Retail                     Anchored                    6.7600%        0.05330%
     7          24,325,000      24,288,988   Retail                     Anchored                    6.9100%        0.05330%
     8          21,000,000      20,968,496   Retail                     Anchored                    6.8550%        0.07330%
     9          21,000,000      20,955,145   Retail                     Anchored                    6.9000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     9a          5,122,713       5,111,771   Retail                     Anchored
     9b          4,935,297       4,924,756   Retail                     Anchored
     9c          4,685,408       4,675,400   Retail                     Anchored
     9d          3,320,393       3,313,301   Retail                     Anchored
     9e          2,936,189       2,929,918   Retail                     Anchored
---------------------------------------------------------------------------------------------------------------------------------
     10         17,500,000      17,500,000   Office                     Suburban                    6.5200%        0.07330%
     11         17,000,000      16,964,156   Multifamily                Multifamily                 6.9500%        0.05330%
     12         14,650,000      14,637,461   Industrial                 Warehouse                   6.7800%        0.10330%
     13         14,400,000      14,350,394   Office                     Suburban                    7.1250%        0.03330%
     14         13,830,000      13,741,252   Retail                     Anchored                    6.9200%        0.12330%
---------------------------------------------------------------------------------------------------------------------------------
     15         13,600,000      13,600,000   Office                     Suburban                    6.0300%        0.03330%
     16         13,600,000      13,570,951   Retail                     Anchored                    6.9000%        0.10330%
     17         13,700,000      13,443,281   Multifamily                Multifamily                 8.2800%        0.05330%
     18         13,300,000      13,242,674   Office                     Suburban                    7.3400%        0.10330%
     19         13,025,000      13,006,587   Multifamily                Multifamily                 7.1000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     20         12,600,000      12,579,754   Office                     Suburban                    6.5650%        0.05330%
     21         12,200,000      12,188,907   Multifamily                Multifamily                 6.4700%        0.05330%
     22         11,850,000      11,769,851   Retail                     Unanchored                  7.1300%        0.05330%
     23         12,250,000      11,747,107   Office                     Suburban                    8.0400%        0.05330%
     24         11,000,000      10,982,304   Multifamily                Multifamily                 6.5600%        0.05330%
---------------------------------------------------------------------------------------------------------------------------------
     25         10,500,000      10,490,781   Industrial                 Flex Industrial             6.6500%        0.03330%
     26         10,500,000      10,469,533   Multifamily                Multifamily                 7.0200%        0.10330%
     27          9,800,000       9,800,000   Retail                     Anchored                    6.9000%        0.03330%
     28          9,500,000       9,491,675   Industrial                 Flex Industrial             6.6600%        0.03330%
     29          8,700,000       8,687,701   Retail                     Anchored                    7.1000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     30          8,750,000       8,639,816   Various                    Various                     7.1700%        0.10330%
    30a          2,035,020       2,009,394   Self Storage               Self Storage
    30b          1,947,051       1,922,533   Self Storage               Self Storage
    30c          1,870,811       1,847,253   Self Storage               Self Storage
    30d          1,301,944       1,285,549   Self Storage               Self Storage
---------------------------------------------------------------------------------------------------------------------------------
    30e          1,043,901       1,030,755   Self Storage               Self Storage
    30f            551,273         544,332   Self Storage               Self Storage
     31          8,400,000       8,393,142   Various                    Various                     7.0200%        0.05330%
    31a          7,045,161       7,039,409   Retail                     Anchored
    31b          1,354,839       1,353,733   Office                     Suburban
---------------------------------------------------------------------------------------------------------------------------------
     32          8,500,000       8,340,804   Retail                     Anchored                    7.2214%        0.05330%
     33          8,700,000       8,235,182   Office                     CBD                         7.0600%        0.05330%
     34          8,150,000       8,142,560   Multifamily                Multifamily                 6.4500%        0.09330%
     35          8,000,000       7,984,036   Industrial                 Flex Industrial             7.1600%        0.10330%
     36          7,775,000       7,767,764   Retail                     Anchored                    6.3500%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     37          7,500,000       7,500,000   Retail                     Anchored                    5.9500%        0.03330%
     38          7,300,000       7,285,479   Retail                     Anchored                    7.1250%        0.03330%
     39          7,200,000       7,167,535   Office                     Office/Medical              7.5200%        0.10330%
     40          7,100,000       7,047,870   Retail                     Anchored                    6.7600%        0.05330%
     41          7,000,000       6,957,437   Multifamily                Multifamily                 7.1700%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     42          6,950,000       6,930,462   Office                     Suburban                    7.1500%        0.05330%
     43          6,700,000       6,686,237   Office                     Suburban                    7.0500%        0.10330%
     44          6,600,000       6,565,093   Retail                     Anchored                    7.1486%        0.03330%
     45          6,400,000       6,380,536   Retail                     Anchored                    7.6000%        0.10330%
     46          6,350,000       6,332,149   Office                     Suburban                    7.1500%        0.05330%
---------------------------------------------------------------------------------------------------------------------------------
     47          6,300,000       6,278,351   Multifamily                Multifamily                 6.3000%        0.05330%
     48          6,100,000       6,090,728   Multifamily                Multifamily                 6.8000%        0.07330%
     49          6,050,000       6,040,957   Retail                     Anchored                    6.8700%        0.03330%
     50          6,000,000       5,935,873   Retail                     Anchored                    7.3300%        0.10330%
     51          5,800,000       5,740,261   Retail                     Shadow Anchored             7.8000%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     52          5,700,000       5,700,000   Office                     Suburban                    6.0800%        0.03330%
     53          5,700,000       5,655,388   Multifamily                Multifamily                 7.1200%        0.10330%
     54          5,400,000       5,389,224   Industrial                 Warehouse                   7.1600%        0.10330%
     55          5,362,500       5,340,895   Manufactured Housing       Manufactured Housing        7.3600%        0.05330%
     56          5,300,000       5,283,980   Multifamily                Multifamily                 6.8500%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     57          5,300,000       5,242,577   Retail                     Anchored                    7.1800%        0.03330%
     58          5,000,000       4,989,594   Office                     Suburban                    7.0000%        0.03330%
     59          5,000,000       4,984,127   Industrial                 Flex Industrial             7.2500%        0.03330%
     60          4,990,000       4,974,237   Other                      Parking Garage              7.2750%        0.03330%
     61          4,900,000       4,889,029   Office                     Suburban                    7.1000%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     62          4,900,000       4,887,662   Retail                     Anchored                    7.5900%        0.03330%
    62a          2,500,000       2,493,705   Retail                     Anchored
    62b          1,250,000       1,246,852   Retail                     Anchored
    62c          1,150,000       1,147,104   Retail                     Anchored
     63          4,850,000       4,838,755   Office                     CBD                         6.9100%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     64          4,700,000       4,645,411   Retail                     Anchored                    7.1300%        0.05330%
     65          4,300,000       4,296,113   Retail                     Anchored                    6.5000%        0.03330%
     66          4,200,000       4,196,348   Retail                     Shadow Anchored             6.7000%        0.07330%
     67          4,192,000       4,192,000   Retail                     Anchored                    6.0150%        0.03330%
     68          4,200,000       4,172,037   Retail                     Shadow Anchored             7.2000%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     69          4,070,000       4,070,000   Retail                     Anchored                    6.1500%        0.03330%
     70          3,900,000       3,875,399   Multifamily                Multifamily                 7.0000%        0.05330%
     71          4,000,000       3,825,454   Industrial                 Flex Industrial             8.0500%        0.05330%
     72          3,797,368       3,794,757   Multifamily                Multifamily                 7.8800%        0.10330%
     73          3,800,000       3,791,673   Multifamily                Multifamily                 6.8000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     74          3,750,000       3,743,043   Industrial                 Warehouse                   7.4300%        0.05330%
     75          3,700,000       3,694,376   Multifamily                Multifamily                 6.8000%        0.07330%
     76          3,600,000       3,595,156   Industrial                 Warehouse                   7.3000%        0.10330%
     77          3,550,000       3,540,644   Retail                     Shadow Anchored             7.4100%        0.10330%
     78          3,500,000       3,484,402   Office                     Suburban                    7.1600%        0.11330%
---------------------------------------------------------------------------------------------------------------------------------
     79          3,450,000       3,428,238   Multifamily                Multifamily                 7.0000%        0.05330%
     80          3,400,000       3,324,804   Office                     CBD                         7.1900%        0.10330%
     81          3,135,000       3,127,306   Retail                     Anchored                    7.6900%        0.10330%
     82          3,125,000       3,105,989   Industrial                 Warehouse                   7.2000%        0.10330%
     83          3,082,000       3,082,000   Retail                     Anchored                    6.3000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    83a          1,541,600       1,541,600   Retail                     Anchored
    83b          1,540,400       1,540,400   Retail                     Anchored
     84          3,000,000       2,997,325   Multifamily                Multifamily                 6.5700%        0.12330%
     85          3,000,000       2,993,158   Office                     Suburban                    7.0000%        0.03330%
     86          3,000,000       2,981,793   Office                     Suburban                    7.7100%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     87          3,000,000       2,978,142   Office                     Suburban                    7.0700%        0.03330%
     88          2,960,000       2,951,618   Multifamily                Multifamily                 7.1200%        0.05330%
     89          2,905,000       2,896,008   Multifamily                Multifamily                 6.7500%        0.10330%
     90          2,850,000       2,830,708   Industrial                 Warehouse                   7.6100%        0.05330%
     91          2,820,000       2,804,647   Multifamily                Multifamily                 7.2000%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
     92          2,800,000       2,784,338   Office                     Suburban                    7.5500%        0.10330%
     93          2,750,000       2,743,729   Industrial                 Light Industrial            7.0000%        0.03330%
     94          2,756,000       2,737,216   Multifamily                Multifamily                 7.0880%        0.03330%
     95          2,750,000       2,732,306   Manufactured Housing       Manufactured Housing        7.4000%        0.03330%
     96          2,530,000       2,526,173   Industrial                 Warehouse                   6.8200%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
     97          2,450,000       2,445,094   Industrial                 Flex Industrial             6.6500%        0.10330%
     98          2,375,000       2,357,336   Retail                     Unanchored                  7.3900%        0.10330%
     99          2,350,000       2,344,893   Industrial                 Warehouse                   7.2600%        0.03330%
    100          2,300,000       2,297,453   Industrial                 Flex Industrial             7.6800%        0.05330%
    101          2,300,000       2,291,672   Industrial                 Warehouse                   7.7800%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    102          2,250,000       2,243,706   Office                     Suburban                    7.1700%        0.10330%
    103          2,230,000       2,214,801   Multifamily                Multifamily                 7.0880%        0.03330%
    104          2,190,000       2,182,070   Industrial                 Warehouse                   7.7800%        0.03330%
    105          2,175,000       2,171,733   Multifamily                Multifamily                 6.8500%        0.03330%
    106          2,150,000       2,143,645   Retail                     Anchored                    7.7050%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    107          2,150,000       2,139,897   Retail                     Unanchored                  7.9500%        0.03330%
    108          2,140,000       2,125,414   Multifamily                Multifamily                 7.0880%        0.03330%
    109          2,125,000       2,114,770   Retail                     Unanchored                  7.8300%        0.03330%
    110          2,080,000       2,073,257   Multifamily                Multifamily                 7.3600%        0.05330%
    111          2,075,000       2,070,047   Multifamily                Multifamily                 6.7500%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    112          2,025,000       2,022,647   Retail                     Shadow Anchored             7.3800%        0.10330%
    113          2,000,000       1,981,719   Self Storage               Self Storage                7.3500%        0.05330%
    114          1,975,000       1,962,054   Industrial                 Flex Industrial             7.3000%        0.03330%
    115          1,800,000       1,793,641   Retail                     Shadow Anchored             7.2500%        0.03330%
    116          1,725,000       1,717,397   Various                    Various                     7.2200%        0.10330%
---------------------------------------------------------------------------------------------------------------------------------
    116a           914,773         910,741   Industrial                 Flex Industrial
    116b           810,227         806,656   Industrial                 Flex Industrial
    117          1,650,000       1,647,201   Retail                     Unanchored                  7.7500%        0.03330%
    118          1,650,000       1,642,633   Multifamily                Multifamily                 7.1500%        0.03330%
    119          1,650,000       1,640,400   Retail                     Anchored                    7.9300%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    120          1,365,000       1,360,624   Manufactured Housing       Manufactured Housing        7.2000%        0.03330%
    121          1,250,000       1,247,879   Retail                     Unanchored                  7.7500%        0.03330%
    122          1,200,000       1,193,962   Industrial                 Flex Industrial             7.5000%        0.03330%
    123          1,100,000       1,098,631   Industrial                 Light Industrial            6.9500%        0.03330%
    124          1,100,000       1,097,042   Multifamily                Multifamily                 7.3300%        0.03330%
---------------------------------------------------------------------------------------------------------------------------------
    125          1,000,000         994,862   Industrial                 Light Industrial            7.5000%        0.03330%

               INTEREST          ORIGINAL          STATED REMAINING       ORIGINAL          REMAINING         FIRST        MATURITY
                ACCRUAL      TERM TO MATURITY      TERM TO MATURITY     AMORTIZATION      AMORTIZATION       PAYMENT         DATE
     ID          BASIS        OR ARD (MOS.)          OR ARD (MOS.)      TERM (MOS.)        TERM (MOS.)        DATE          OR ARD
------------------------------------------------------------------------------------------------------------------------------------
     1        Actual/360            84                    81                300                297           8/1/02         7/1/09
     2          30/360           Various                Various              0                  0            6/1/02        Various
     2a         30/360             120                    115                0                  0            6/1/02         5/1/12
    2a1
    2a2
------------------------------------------------------------------------------------------------------------------------------------
    2a3
    2a4
    2a5
    2a6
    2a7
------------------------------------------------------------------------------------------------------------------------------------
     2b         30/360              84                    79                 0                  0            6/1/02         5/1/09
    2b1
    2b2
    2b3
    2b4
------------------------------------------------------------------------------------------------------------------------------------
    2b5
    2b6
    2b7
     3        Actual/360           120                    119               300                300           10/1/02        9/1/12
     4        Actual/360            60                    58                360                358           9/1/02         8/1/07
------------------------------------------------------------------------------------------------------------------------------------
     5        Actual/360           120                    119               360                359           10/1/02        9/1/12
     6        Actual/360           120                    111               360                351           2/1/02         1/1/12
     7        Actual/360           120                    118               360                358           9/1/02         8/1/12
     8        Actual/360            60                    58                360                358           9/1/02         8/1/07
     9        Actual/360           120                    117               360                357           8/1/02         7/1/12
------------------------------------------------------------------------------------------------------------------------------------
     9a
     9b
     9c
     9d
     9e
------------------------------------------------------------------------------------------------------------------------------------
     10       Actual/360           120                    120               360                360           11/1/02       10/1/12
     11       Actual/360           120                    117               360                357           8/1/02         7/1/12
     12       Actual/360           120                    119               360                359           10/1/02        9/1/12
     13       Actual/360            60                    55                360                355           6/1/02         5/1/07
     14       Actual/360           123                    115               360                352           3/1/02         5/1/12
------------------------------------------------------------------------------------------------------------------------------------
     15         30/360              60                    57                 0                  0            8/1/02         7/1/07
     16       Actual/360           120                    117               360                357           8/1/02         7/1/12
     17         30/360             120                    93                360                333           8/1/00         7/1/10
     18       Actual/360            84                    80                300                296           7/1/02         6/1/09
     19       Actual/360            60                    58                360                358           9/1/02         8/1/07
------------------------------------------------------------------------------------------------------------------------------------
     20       Actual/360           120                    118               360                358           9/1/02         8/1/12
     21       Actual/360           120                    119               360                359           10/1/02        9/1/12
     22       Actual/360           120                    111               360                351           2/1/02         1/1/12
     23         30/360             120                    85                300                265           12/1/99       11/1/09
     24       Actual/360           120                    118               360                358           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
     25       Actual/360           120                    119               360                359           10/1/02        9/1/12
     26       Actual/360           120                    116               360                356           7/1/02         6/1/12
     27       Actual/360           120                    120               300                300           11/1/02       10/1/12
     28       Actual/360           120                    119               360                359           10/1/02        9/1/12
     29       Actual/360           120                    118               360                358           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
     30       Actual/360           120                    113               240                233           4/1/02         3/1/12
    30a
    30b
    30c
    30d
------------------------------------------------------------------------------------------------------------------------------------
    30e
    30f
     31       Actual/360           120                    119               360                359           10/1/02        9/1/12
    31a
    31b
------------------------------------------------------------------------------------------------------------------------------------
     32         30/360             120                    105               300                285            37104         7/1/11
     33         30/360             120                    81                300                261           8/1/99         7/1/09
     34       Actual/360           120                    119               360                359           10/1/02        9/1/12
     35       Actual/360           120                    117               360                357           8/1/02         7/1/12
     36       Actual/360           120                    119               360                359           10/1/02        9/1/12
------------------------------------------------------------------------------------------------------------------------------------
     37       Actual/360            84                    84                 0                  0            11/1/02       10/1/09
     38       Actual/360           120                    117               360                357           8/1/02         7/1/12
     39       Actual/360           120                    113               360                353           4/1/02         3/1/12
     40       Actual/360           120                    111               360                351           2/1/02         1/1/12
     41       Actual/360           120                    112               360                352           3/1/02         2/1/12
------------------------------------------------------------------------------------------------------------------------------------
     42       Actual/360           120                    116               360                356           7/1/02         6/1/12
     43       Actual/360           120                    117               360                357           8/1/02         7/1/12
     44       Actual/360            60                    52                360                352           3/1/02         2/1/07
     45       Actual/360           120                    115               360                355           6/1/02         5/1/12
     46       Actual/360           120                    116               360                356           7/1/02         6/1/12
------------------------------------------------------------------------------------------------------------------------------------
     47       Actual/360           120                    116               360                356           7/1/02         6/1/12
     48       Actual/360            60                    58                360                358           9/1/02         8/1/07
     49       Actual/360           120                    118               360                358           9/1/02         8/1/12
     50       Actual/360           120                    108               330                318           11/1/01       10/1/11
     51       Actual/360           120                    110               300                290           1/1/02        12/1/11
------------------------------------------------------------------------------------------------------------------------------------
     52         30/360              60                    57                 0                  0            8/1/02         7/1/07
     53       Actual/360           120                    113               300                293           4/1/02         3/1/12
     54       Actual/360           120                    117               360                357           8/1/02         7/1/12
     55       Actual/360           120                    114               360                354           5/1/02         4/1/12
     56       Actual/360           120                    116               360                356           7/1/02         6/1/12
------------------------------------------------------------------------------------------------------------------------------------
     57       Actual/360           120                    114               240                234           5/1/02         4/1/12
     58       Actual/360           120                    117               360                357           8/1/02         7/1/12
     59       Actual/360           120                    117               300                297           8/1/02         7/1/12
     60       Actual/360            60                    57                300                297           8/1/02         7/1/07
     61       Actual/360           120                    118               300                298           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
     62       Actual/360           120                    116               360                356           7/1/02         6/1/12
    62a
    62b
    62c
     63       Actual/360           120                    118               300                298           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
     64       Actual/360           120                    110               300                290           1/1/02        12/1/11
     65       Actual/360           120                    119               360                359           10/1/02        9/1/12
     66       Actual/360           120                    119               360                359           10/1/02        9/1/12
     67         30/360              84                    82                 0                  0            9/1/02         8/1/09
     68       Actual/360           120                    111               360                351           2/1/02         1/1/12
------------------------------------------------------------------------------------------------------------------------------------
     69         30/360              84                    82                 0                  0            9/1/02         8/1/09
     70       Actual/360           120                    112               360                352           3/1/02         2/1/12
     71         30/360              84                    47                300                263           10/1/99        9/1/06
     72       Actual/360           108                    107               360                359           10/1/02        9/1/11
     73       Actual/360           120                    117               360                357           8/1/02         7/1/12
------------------------------------------------------------------------------------------------------------------------------------
     74       Actual/360           120                    117               360                357           8/1/02         7/1/12
     75       Actual/360            60                    58                360                358           9/1/02         8/1/07
     76       Actual/360           120                    118               360                358           9/1/02         8/1/12
     77       Actual/360           120                    116               360                356           7/1/02         6/1/12
     78       Actual/360           120                    116               300                296           7/1/02         6/1/12
------------------------------------------------------------------------------------------------------------------------------------
     79       Actual/360           120                    112               360                352           3/1/02         2/1/12
     80         30/360             180                    173               180                173           4/1/02         3/1/17
     81       Actual/360           120                    116               360                356           7/1/02         6/1/12
     82       Actual/360           120                    113               330                323           4/1/02         3/1/12
     83         30/360              84                    82                 0                  0            9/1/02         8/1/09
------------------------------------------------------------------------------------------------------------------------------------
    83a
    83b
     84       Actual/360           120                    119               360                359           10/1/02        9/1/12
     85       Actual/360           120                    118               300                298           9/1/02         8/1/12
     86       Actual/360           120                    114               300                294           5/1/02         4/1/12
------------------------------------------------------------------------------------------------------------------------------------
     87       Actual/360           120                    116               240                236           7/1/02         6/1/12
     88       Actual/360           120                    116               360                356           7/1/02         6/1/12
     89       Actual/360           120                    116               360                356           7/1/02         6/1/12
     90       Actual/360           120                    116               240                236           7/1/02         6/1/12
     91       Actual/360           120                    115               300                295           6/1/02         5/1/12
------------------------------------------------------------------------------------------------------------------------------------
     92       Actual/360           120                    112               360                352           3/1/02         2/1/12
     93       Actual/360           120                    118               300                298           9/1/02         8/1/12
     94       Actual/360           120                    114               300                294           5/1/02         4/1/12
     95       Actual/360           120                    114               300                294           5/1/02         4/1/12
     96       Actual/360           120                    118               360                358           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
     97       Actual/360           120                    119               240                239           10/1/02        9/1/12
     98       Actual/360           120                    113               300                293           4/1/02         3/1/12
     99       Actual/360           120                    118               300                298           9/1/02         8/1/12
    100       Actual/360           122                    117               300                299           6/1/02         7/1/12
    101       Actual/360            60                    54                360                354           5/1/02         4/1/07
------------------------------------------------------------------------------------------------------------------------------------
    102       Actual/360           120                    116               360                356           7/1/02         6/1/12
    103       Actual/360           120                    114               300                294           5/1/02         4/1/12
    104       Actual/360            60                    54                360                354           5/1/02         4/1/07
    105       Actual/360           120                    118               360                358           9/1/02         8/1/12
    106       Actual/360           120                    115               360                355           6/1/02         5/1/12
------------------------------------------------------------------------------------------------------------------------------------
    107       Actual/360           120                    115               300                295           6/1/02         5/1/12
    108       Actual/360           120                    114               300                294           5/1/02         4/1/12
    109       Actual/360            60                    55                300                295           6/1/02         5/1/07
    110       Actual/360           120                    115               360                355           6/1/02         5/1/12
    111       Actual/360           120                    118               300                298           9/1/02         8/1/12
------------------------------------------------------------------------------------------------------------------------------------
    112       Actual/360           120                    119               300                299           10/1/02        9/1/12
    113       Actual/360           120                    112               300                292           3/1/02         2/1/12
    114       Actual/360           120                    114               300                294           5/1/02         4/1/12
    115       Actual/360           120                    118               240                238           9/1/02         8/1/12
    116       Actual/360           120                    116               300                296           7/1/02         6/1/12
------------------------------------------------------------------------------------------------------------------------------------
    116a
    116b
    117       Actual/360           120                    117               360                357           8/1/02         7/1/12
    118       Actual/360           120                    116               300                296           7/1/02         6/1/12
    119       Actual/360           120                    114               300                294           5/1/02         4/1/12
------------------------------------------------------------------------------------------------------------------------------------
    120       Actual/360           120                    117               300                297           8/1/02         7/1/12
    121       Actual/360           120                    117               360                357           8/1/02         7/1/12
    122       Actual/360           120                    117               240                237           8/1/02         7/1/12
    123       Actual/360           120                    119               300                299           10/1/02        9/1/12
    124       Actual/360           120                    116               360                356           7/1/02         6/1/12
------------------------------------------------------------------------------------------------------------------------------------
    125       Actual/360           120                    115               300                295           6/1/02         5/1/12

                     ANNUAL            MONTHLY         REMAINING                                               ARD
                      DEBT               DEBT        INTEREST ONLY                                             LOAN
     ID            SERVICE (2)       SERVICE (2)     PERIOD (MOS.)       LOCKBOX    LOCKBOX TYPE (9)          (Y/N)
----------------------------------------------------------------------------------------------------------------------
     1               5,457,495         454,791.28                          Yes      In Place, Hard              No
     2               2,579,328         214,944.00       Various            No       NAP                         No
     2a              1,632,348         136,029.00         115              No       NAP                         No
    2a1
    2a2
----------------------------------------------------------------------------------------------------------------------
    2a3
    2a4
    2a5
    2a6
    2a7
----------------------------------------------------------------------------------------------------------------------
     2b                946,980          78,915.00         79               No       NAP                         No
    2b1
    2b2
    2b3
    2b4
----------------------------------------------------------------------------------------------------------------------
    2b5
    2b6
    2b7
     3               2,432,000      202,666.67 (3)        23               Yes      In Place, Hard (A/B)       Yes
     4               1,973,035         164,419.62                          Yes      In Place, Hard              No
----------------------------------------------------------------------------------------------------------------------
     5               1,878,483         156,540.21                          Yes      In Place, Hard (A/B)       Yes
     6               1,918,572         159,881.00                          Yes      In Place, Hard (A/B)        No
     7               1,924,407         160,367.22                          Yes      Springing                  Yes
     8               1,652,094         137,674.53                          Yes      In Place, Soft              No
     9               1,659,672         138,306.03                          Yes      In Place, Hard              No
----------------------------------------------------------------------------------------------------------------------
     9a
     9b
     9c
     9d
     9e
----------------------------------------------------------------------------------------------------------------------
     10              1,330,106         110,842.18                          No       NAP                         No
     11              1,350,374         112,531.14                          No       NAP                         No
     12              1,143,743          95,311.95                          Yes      In Place, Hard (A/B)       Yes
     13              1,164,186          97,015.47                          No       NAP                         No
     14              1,095,234          91,269.48                          Yes      Springing                  Yes
----------------------------------------------------------------------------------------------------------------------
     15                820,080          68,340.00         57               No       NAP                         No
     16              1,074,835          89,569.62                          Yes      Springing                   No
     17              1,238,551         103,212.60                          No       NAP                         No
     18              1,162,870          96,905.84                          Yes      Springing                  Yes
     19              1,050,386          87,532.16                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     20                962,159          80,179.95                          No       NAP                         No
     21                922,461          76,871.76                          No       NAP                         No
     22                958,508          79,875.64                          Yes      In Place, Hard (A/B)        No
     23              1,138,468          94,872.32                          No       NAP                         No
     24                839,545          69,962.10                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     25                808,876          67,406.31                          No       NAP                         No
     26                839,974          69,997.85                          No       NAP                         No
     27                823,685          68,640.45                          No       NAP                         No
     28                732,595          61,049.56                          Yes      In Place, Soft              No
     29                701,601          58,466.78                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     30                824,813          68,734.40                          Yes      In Place, Hard (A/B)        No
    30a
    30b
    30c
    30d
----------------------------------------------------------------------------------------------------------------------
    30e
    30f
     31                671,979          55,998.28                          No       NAP                         No
    31a
    31b
----------------------------------------------------------------------------------------------------------------------
     32                735,893       61,324.45 (4)                         No       NAP                         No
     33                741,878          61,823.19                          No       NAP                         No
     34                614,950          51,245.84                          Yes      Springing                   No
     35                649,039          54,086.60                          No       NAP                         No
     36                580,546          48,378.83                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     37                452,448          37,703.99         60               No       NAP                         No
     38                590,311       49,192.55 (5)                         No       NAP                         No
     39                605,514       50,459.48 (6)                         Yes      Springing                  Yes
     40                553,172          46,097.67                          Yes      In Place, Hard (A/B)        No
     41                568,477          47,373.10                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     42                563,289          46,940.77                          No       NAP                         No
     43                537,606          44,800.48                          No       NAP                         No
     44                535,500       44,624.96 (7)                         Yes      Springing, Hard             No
     45                542,265          45,188.78                          No       NAP                         No
     46                514,660          42,888.33                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     47                467,943          38,995.29                          No       NAP                         No
     48                477,209          39,767.44                          No       NAP                         No
     49                476,688          39,723.98                          Yes      In Place, Hard              No
     50                507,876          42,322.96                          Yes      Springing                  Yes
     51                527,996          43,999.63                          Yes      In Place, Hard (A/B)       Yes
----------------------------------------------------------------------------------------------------------------------
     52                346,560          28,880.00         57               No       NAP                         No
     53                488,686          40,723.80                          No       NAP                         No
     54                438,102          36,508.46                          No       NAP                         No
     55                443,792          36,982.65                          No       NAP                         No
     56                416,745          34,728.74                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     57                499,985          41,665.43                          Yes      Springing, Hard             No
     58                399,181          33,265.12                          No       NAP                         No
     59                433,684          36,140.35                          No       NAP                         No
     60                433,782          36,148.47                          No       NAP                         No
     61                419,345          34,945.39                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     62                414,768          34,563.99                          No       NAP                         No
    62a
    62b
    62c
     63                408,010          34,000.84                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     64                403,313          33,609.41                          Yes      In Place, Hard (A/B)       Yes
     65                326,147          27,178.93                          No       NAP                         No
     66                325,220          27,101.68                          No       NAP                         No
     67                252,149          21,012.40         82               No       NAP                         No
     68                342,109          28,509.10                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     69                250,305          20,858.75         82               No       NAP                         No
     70                311,362          25,946.80                          No       NAP                         No
     71                372,063          31,005.26                          No       NAP                         No
     72                330,561       27,546.73 (8)                         No       NAP                         No
     73                297,278          24,773.16                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     74                312,492          26,041.03                          No       NAP                         No
     75                289,455          24,121.23                          No       NAP                         No
     76                296,167          24,680.55                          No       NAP                         No
     77                295,245          24,603.71                          No       NAP                         No
     78                301,148          25,095.65                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     79                275,435          22,952.94                          No       NAP                         No
     80                371,070          30,922.46                          No       NAP                         No
     81                267,956          22,329.68                          Yes      Springing                   No
     82                261,290          21,774.18                          No       NAP                         No
     83                194,166          16,180.50         82               No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    83a
    83b
     84                229,204          19,100.36                          No       NAP                         No
     85                254,441          21,203.38                          No       NAP                         No
     86                270,974          22,581.14                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     87                280,622          23,385.19                          No       NAP                         No
     88                239,185          19,932.08                          No       NAP                         No
     89                226,101          18,841.77                          No       NAP                         No
     90                277,818          23,151.48                          No       NAP                         No
     91                243,509          20,292.40                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     92                236,088          19,673.96                          Yes      In Place, Hard (A/B)        No
     93                233,237          19,436.43                          No       NAP                         No
     94                235,606          19,633.82                          No       NAP                         No
     95                241,725          20,143.72                          No       NAP                         No
     96                198,329          16,527.43                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
     97                221,802          18,483.54                          No       NAP                         No
     98                208,578          17,381.46                          No       NAP                         No
     99                204,013          17,001.11                          No       NAP                         No
    100                207,204          17,267.00                          No       NAP                         No
    101                198,302          16,525.19                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    102                182,725          15,227.07                          No       NAP                         No
    103                190,639          15,886.58                          No       NAP                         No
    104                188,818          15,734.85                          No       NAP                         No
    105                171,023          14,251.89                          No       NAP                         No
    106                184,033          15,336.06                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    107                198,275          16,522.90                          No       NAP                         No
    108                182,945          15,245.42                          No       NAP                         No
    109                193,950          16,162.51                          No       NAP                         No
    110                172,137          14,344.79                          No       NAP                         No
    111                172,037          14,336.41                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    112                177,682          14,806.87                          No       NAP                         No
    113                175,023          14,585.24                          No       NAP                         No
    114                172,069          14,339.12                          No       NAP                         No
    115                170,721          14,226.77                          No       NAP                         No
    116                149,221          12,435.10                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    116a
    116b
    117                141,850          11,820.80                          No       NAP                         No
    118                141,843          11,820.22                          No       NAP                         No
    119                151,903          12,658.55                          Yes      Springing, Hard             No
----------------------------------------------------------------------------------------------------------------------
    120                117,869           9,822.39                          No       NAP                         No
    121                107,462           8,955.15                          No       NAP                         No
    122                116,005           9,667.12                          No       NAP                         No
    123                 92,874           7,739.52                          No       NAP                         No
    124                 90,765           7,563.72                          No       NAP                         No
----------------------------------------------------------------------------------------------------------------------
    125                 88,679           7,389.91                          No       NAP                         No

                     CROSSED                                                                   CUT-OFF       LTV
                       WITH                         GRACE        PAYMENT       APPRAISED      DATE LTV    RATIO AT
     ID            OTHER LOANS          DSCR       PERIOD         DATE           VALUE          RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------
     1                  No              1.61          7             1             99,400,000   64.17%      56.57%
     2                 Yes              4.85          0             1            159,500,000   25.71%      25.71%
     2a                Yes              4.79          0             1             99,687,500   25.71%      25.71%
    2a1                                                                           20,562,500
    2a2                                                                           18,125,000
---------------------------------------------------------------------------------------------------------------------
    2a3                                                                           14,687,500
    2a4                                                                           13,750,000
    2a5                                                                           12,875,000
    2a6                                                                           12,062,500
    2a7                                                                            7,625,000
---------------------------------------------------------------------------------------------------------------------
     2b                Yes              4.95          0             1             59,812,500   25.71%      25.71%
    2b1                                                                           12,337,500
    2b2                                                                           10,875,000
    2b3                                                                            8,812,500
    2b4                                                                            8,250,000
---------------------------------------------------------------------------------------------------------------------
    2b5                                                                            7,725,000
    2b6                                                                            7,237,500
    2b7                                                                            4,575,000
     3                  No              1.68          5             1             50,800,000   74.80%      62.95%
     4                  No              1.54          5             1             35,000,000   72.32%      68.47%
---------------------------------------------------------------------------------------------------------------------
     5                  No              1.41          5             1             35,000,000   71.36%      61.41%
     6                  No              1.42          5             1             33,000,000   74.07%      64.75%
     7                  No              1.37          5             1             32,000,000   75.90%      66.25%
     8                  No              1.37          5             1             28,400,000   73.83%      69.99%
     9                  No              1.68          5             1             33,350,000   62.83%      54.89%
---------------------------------------------------------------------------------------------------------------------
     9a                                                                            8,075,000
     9b                                                                            7,675,000
     9c                                                                            7,450,000
     9d                                                                            5,350,000
     9e                                                                            4,800,000
---------------------------------------------------------------------------------------------------------------------
     10                 No              1.41         10             1             23,650,000   74.00%      63.83%
     11                 No              1.25          5             1             21,300,000   79.64%      69.66%
     12                 No              1.45          5             1             22,400,000   65.35%      56.80%
     13                 No              1.40          5             1             20,000,000   71.75%      68.38%
     14                 No              2.08          5             1             28,300,000   48.56%      42.35%
---------------------------------------------------------------------------------------------------------------------
     15                 No              2.88          5             1             27,100,000   50.18%      50.18%
     16                 No              1.36          5             1             17,400,000   77.99%      68.13%
     17                 No              1.25          0             1             20,500,000   65.58%      59.05%
     18                 No              1.25          5             1             17,900,000   73.98%      65.62%
     19                 No              1.37          5             1             17,700,000   73.48%      69.85%
---------------------------------------------------------------------------------------------------------------------
     20                 No              1.41          5             1             17,200,000   73.14%      63.26%
     21                 No              1.39          5             1             15,700,000   77.64%      66.92%
     22                 No              1.53          5             1             16,850,000   69.85%      61.62%
     23                 No              1.28          0             1             21,500,000   54.64%      46.19%
     24                 No              1.45          5             1             15,100,000   72.73%      62.90%
---------------------------------------------------------------------------------------------------------------------
     25                 No              1.41          5             1             14,250,000   73.62%      63.77%
     26                 No              1.23          5             1             13,530,000   77.38%      67.84%
     27                 No              1.35          5             1             13,500,000   72.59%      58.07%
     28                 No              1.42          5             1             13,500,000   70.31%      60.92%
     29                 No              1.32          5             1             11,000,000   78.98%      69.28%
---------------------------------------------------------------------------------------------------------------------
     30                 No              1.69          5             1             14,920,000   57.91%      40.41%
    30a                                                                            3,470,000
    30b                                                                            3,320,000
    30c                                                                            3,190,000
    30d                                                                            2,220,000
---------------------------------------------------------------------------------------------------------------------
    30e                                                                            1,780,000
    30f                                                                              940,000
     31                 No              1.39          5             1             10,850,000   77.36%      67.66%
    31a                                                                            9,100,000
    31b                                                                            1,750,000
---------------------------------------------------------------------------------------------------------------------
     32                 No              1.29          0             1             12,500,000   66.73%      53.91%
     33                 No              1.52          0             1             14,400,000   57.19%      47.74%
     34                 No              1.51          5             1             10,500,000   77.55%      66.80%
     35                 No              1.63          5             1             12,450,000   64.13%      56.39%
     36                 No              1.45          5             1              9,800,000   79.26%      68.09%
---------------------------------------------------------------------------------------------------------------------
     37                 No              2.23          5             1             11,800,000   63.56%      62.12%
     38                 No              1.50          5             1             10,150,000   71.78%      63.05%
     39                 No              1.31          5             1              9,800,000   73.14%      65.04%
     40                 No              1.42          5             1             11,000,000   64.07%      56.01%
     41                 No              1.39          5             1              9,100,000   76.46%      67.46%
---------------------------------------------------------------------------------------------------------------------
     42                 No              1.40          5             1              9,300,000   74.52%      65.55%
     43                 No              1.33          5             1             10,000,000   66.86%      58.63%
     44                 No              1.50          0             1              8,800,000   74.60%      71.27%
     45                 No              1.28          5             1              8,500,000   75.07%      66.82%
     46                 No              1.40          5             1              8,950,000   70.75%      62.23%
---------------------------------------------------------------------------------------------------------------------
     47                 No              2.42          5             1             15,200,000   41.30%      35.53%
     48                 No              1.44          5             1              7,800,000   78.09%      73.98%
     49                 No              1.43          7             1              8,000,000   75.51%      65.84%
     50                 No              1.32          5             1              7,750,000   76.59%      65.80%
     51                 No              1.29          5             1              8,120,000   70.69%      58.68%
---------------------------------------------------------------------------------------------------------------------
     52                 No              2.82          5             1             10,750,000   53.02%      53.02%
     53                 No              1.45          5             1              9,200,000   61.47%      49.92%
     54                 No              1.34          5             1              7,500,000   71.86%      63.19%
     55                 No              1.40          5             1              7,150,000   74.70%      66.14%
     56                 No              1.79          5             1              9,030,000   58.52%      51.08%
---------------------------------------------------------------------------------------------------------------------
     57                 No              1.38          5             1              7,900,000   66.36%      46.22%
     58                 No              1.41          5             1              6,600,000   75.60%      66.21%
     59                 No              1.48          5             1              8,800,000   56.64%      45.95%
     60                 No              1.38          5             1              9,050,000   54.96%      50.87%
     61                 No              1.33          5             1              7,700,000   63.49%      51.21%
---------------------------------------------------------------------------------------------------------------------
     62                 No              1.36          5             1              6,250,000   78.20%      69.53%
    62a                                                                            3,000,000
    62b                                                                            1,700,000
    62c                                                                            1,550,000
     63                 No              1.33          5             1              6,500,000   74.44%      59.70%
---------------------------------------------------------------------------------------------------------------------
     64                 No              1.65          5             1              6,600,000   70.39%      57.35%
     65                 No              1.50          5             1              6,100,000   70.43%      60.75%
     66                 No              1.52          5             1              5,700,000   73.62%      63.85%
     67                 No              2.46          5             1              8,075,000   51.91%      51.91%
     68                 No              1.49          5             1              5,950,000   70.12%      61.96%
---------------------------------------------------------------------------------------------------------------------
     69                 No              2.40          5             1              7,410,000   54.93%      54.93%
     70                 No              1.41          5             1              5,000,000   77.51%      68.10%
     71                 No              1.35          0             1              6,500,000   58.85%      54.44%
     72                 No              1.20         10             1              5,200,000   72.98%      66.29%
     73                 No              1.47          5             1              5,350,000   70.87%      61.75%
---------------------------------------------------------------------------------------------------------------------
     74                 No              1.31          5             1              4,800,000   77.98%      69.04%
     75                 No              1.45          5             1              4,650,000   79.45%      75.27%
     76                 No              1.27          5             1              4,850,000   74.13%      65.35%
     77                 No              1.37          5             1              4,900,000   72.26%      63.97%
     78                 No              1.47          5             1              5,900,000   59.06%      47.83%
---------------------------------------------------------------------------------------------------------------------
     79                 No              1.44          5             1              4,400,000   77.91%      68.46%
     80                 No              1.42          5             1              7,600,000   43.75%       0.00%
     81                 No              1.33          5             1              4,500,000   69.50%      61.94%
     82                 No              1.40          5             1              4,250,000   73.08%      62.31%
     83                 No              2.64          5             1              6,015,000   51.24%      51.24%
---------------------------------------------------------------------------------------------------------------------
    83a                                                                            3,000,000
    83b                                                                            3,015,000
     84                 No              1.56          5             1              4,000,000   74.93%      64.76%
     85                 No              1.48          5             1              4,175,000   71.69%      57.65%
     86                 No              1.48          5             1              5,100,000   58.47%      48.21%
---------------------------------------------------------------------------------------------------------------------
     87                 No              1.57          5             1              5,200,000   57.27%      39.59%
     88                 No              1.44          5             1              4,000,000   73.79%      64.85%
     89                 No              1.43          5             1              3,900,000   74.26%      64.65%
     90                 No              1.50          5             1              6,625,000   42.73%      30.09%
     91                 No              1.42          5             1              3,900,000   71.91%      58.39%
---------------------------------------------------------------------------------------------------------------------
     92                 No              1.38          5             1              4,100,000   67.91%      60.46%
     93                 No              1.56          5             1              5,340,000   51.38%      41.32%
     94                 No              1.63          5             1              5,750,000   47.60%      38.56%
     95                 No              1.53          5             1              5,000,000   54.65%      44.67%
     96                 No              1.58          5             1              4,200,000   60.15%      52.38%
---------------------------------------------------------------------------------------------------------------------
     97                 No              1.26          5             1              3,490,000   70.06%      47.43%
     98                 No              1.64          5             1              4,000,000   58.93%      48.24%
     99                 No              1.66          5             1              5,400,000   43.42%      35.19%
    100                 No              1.28          5             1              3,400,000   67.57%      55.67%
    101                 No              1.32          5             1              3,400,000   67.40%      64.69%
---------------------------------------------------------------------------------------------------------------------
    102                 No              1.94          5             1              5,060,000   44.34%      39.02%
    103                 No              1.85          5             1              4,350,000   50.91%      41.24%
    104                 No              1.33          5             1              3,230,000   67.56%      64.84%
    105                 No              1.43          5             1              2,725,000   79.70%      69.46%
    106                 No              1.37          5             1              3,000,000   71.45%      63.76%
---------------------------------------------------------------------------------------------------------------------
    107                 No              1.34          5             1              3,220,000   66.46%      55.13%
    108                 No              1.43          5             1              3,900,000   54.50%      44.15%
    109                 No              1.39          5             1              2,950,000   71.69%      66.94%
    110                 No              1.36          5             1              2,600,000   79.74%      70.57%
    111                 No              1.36          5             1              2,600,000   79.62%      63.53%
---------------------------------------------------------------------------------------------------------------------
    112                 No              1.29          5             1              2,700,000   74.91%      60.86%
    113                 No              2.14          5             1              3,700,000   53.56%      43.80%
    114                 No              1.58          5             1              3,180,000   61.70%      50.29%
    115                 No              1.28          5             1              2,760,000   64.99%      45.04%
    116                 No              1.57          5             1              3,300,000   52.04%      42.22%
---------------------------------------------------------------------------------------------------------------------
    116a                                                                           1,750,000
    116b                                                                           1,550,000
    117                 No              1.53          5             1              3,400,000   48.45%      43.22%
    118                 No              1.55          5             1              2,600,000   63.18%      51.15%
    119                 No              1.29          5             1              2,200,000   74.56%      61.87%
---------------------------------------------------------------------------------------------------------------------
    120                 No              1.67          5             1              2,400,000   56.69%      45.93%
    121                 No              1.65          5             1              2,200,000   56.72%      50.61%
    122                 No              1.77          5             1              3,200,000   37.31%      26.14%
    123                 No              2.10          5             1              3,223,000   34.09%      27.34%
    124                 No              1.43          5             1              1,590,000   69.00%      60.96%
---------------------------------------------------------------------------------------------------------------------
    125                 No              1.60          5             1              1,610,000   61.79%      50.61%

     ID      ADDRESS                                                                           CITY
-----------------------------------------------------------------------------------------------------------------------------
     1       401 West Oakridge Road                                                            Orlando
     2       Various                                                                           Various
     2a      Various                                                                           Various
    2a1      10-30 Forbes Road, 425-450 Whitney Street                                         Northborough
    2a2      8017 Ashberry Lane                                                                Pasadena
-----------------------------------------------------------------------------------------------------------------------------
    2a3      17200 Redmond Way N.E.                                                            Redmond
    2a4      1155 Connecticut Avenue                                                           Washington
    2a5      Various                                                                           Various
    2a6      700 Cypress Club Way                                                              Pompano Beach
    2a7      17230 NW 64th Avenue                                                              Miami
-----------------------------------------------------------------------------------------------------------------------------
     2b      Various                                                                           Various
    2b1      10-30 Forbes Road, 425-450 Whitney Street                                         Northborough
    2b2      8017 Ashberry Lane                                                                Pasadena
    2b3      17200 Redmond Way N.E.                                                            Redmond
    2b4      1155 Connecticut Avenue                                                           Washington
-----------------------------------------------------------------------------------------------------------------------------
    2b5      Various                                                                           Various
    2b6      700 Cypress Club Way                                                              Pompano Beach
    2b7      17230 NW 64th Avenue                                                              Miami
     3       50 Danbury Road                                                                   Wilton
     4       300 Garfield Avenue                                                               Cranston
-----------------------------------------------------------------------------------------------------------------------------
     5       110 North Main Street                                                             Dayton
     6       250 - 420 S. Mountain Avenue                                                      Upland
     7       4600-4750 Bryant Irvin Road                                                       Fort Worth
     8       321 Madonna Road                                                                  San Luis Obispo
     9       Various                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------
     9a      591 South University Drive                                                        Plantation
     9b      2240 East Sunrise Boulevard                                                       Ft. Lauderdale
     9c      6600 22nd Avenue                                                                  St. Petersburg
     9d      1101 East Bloomingdale Avenue                                                     Brandon
     9e      10050 West Broad Street                                                           Glen Allen
-----------------------------------------------------------------------------------------------------------------------------
     10      28470/28490 Stanford Avenue                                                       Santa Clarita
     11      63 Mansion Boulevard                                                              Delmar
     12      1111 North Capitol Street, NE                                                     Washington
     13      3220 Tillman Drive                                                                Bensalem
     14      3605-3879 South High Street                                                       Columbus
-----------------------------------------------------------------------------------------------------------------------------
     15      200 Celebration Road                                                              Celebration
     16      2863 - 2899 North Decatur Road                                                    Atlanta
     17      Joshua Road and Ridge Pike                                                        Lafayette Hill
     18      8549 United Plaza Boulevard                                                       Baton Rouge
     19      175 North Locust Hill Drive                                                       Lexington
-----------------------------------------------------------------------------------------------------------------------------
     20      11-15 Read's Way                                                                  New Castle
     21      640 Abberley Way                                                                  Stone Mountain
     22      2434 - 2598 Vista Way                                                             Oceanside
     23      2355 - 2377 Crenshaw Boulevard                                                    Torrance
     24      1800 El Paseo Street                                                              Houston
-----------------------------------------------------------------------------------------------------------------------------
     25      800 - 830 Los Vallecitos Boulevard and 125 - 145 Vallecitos De Oro                San Marcos
     26      4300 NW Chanticleer Drive                                                         Portland
     27      3335-3377 Hempstead Turnpike                                                      Levittown
     28      4 Goodyear Street                                                                 Irvine
     29      350 Mountain Road                                                                 Pasadena
-----------------------------------------------------------------------------------------------------------------------------
     30      Various                                                                           Various
    30a      2330 Old Concord Road                                                             Smyrna
    30b      1744 Cobb Parkway So.                                                             Marietta
    30c      5514 & 9131 White Bluff Road                                                      Savannah
    30d      6305 Atlantic Boulevard                                                           Norcross
-----------------------------------------------------------------------------------------------------------------------------
    30e      1731 Keystone Street                                                              Macon
    30f      107 West Walker Street                                                            Douglas
     31      Various                                                                           Various
    31a      1778-1992 Erringer Road                                                           Simi Valley
    31b      1900 E. Los Angeles Avenue                                                        Simi Valley
-----------------------------------------------------------------------------------------------------------------------------
     32      2400 North Federal Highway                                                        Lighthouse Point
     33      325 Chestnut Street                                                               Philadelphia
     34      5100 Highbridge                                                                   Fayetteville
     35      2630 Townsgate Road,766-822 Hampshire Rd, 756 Lakefield Rd                        Thousand Oaks
     36      State Route 50 & Citrus Tower Boulevard                                           Clermont
-----------------------------------------------------------------------------------------------------------------------------
     37      2121 North Clybourn Avenue                                                        Chicago
     38      11604-11634 Reistertown Road                                                      Reistertown
     39      11051 Hall Road                                                                   Utica
     40      4202 East 22nd Street                                                             Tucson
     41      3601 Gene Field Road                                                              St. Joseph
-----------------------------------------------------------------------------------------------------------------------------
     42      7401 Beaufont Springs Drive                                                       Richmond
     43      14614 North Kierland Blvd.                                                        Phoenix
     44      Route 38 & Nixon Drive                                                            Moorestown
     45      12010-50 North Shore Drive                                                        Reston
     46      7325 Beaufont Springs Drive                                                       Richmond
-----------------------------------------------------------------------------------------------------------------------------
     47      1700 Johnson Road                                                                 Petersburg
     48      7841 Ridge Avenue                                                                 Philadelphia
     49      697 Long Point Road                                                               Mount Pleasant
     50      2630 West Laskey Road                                                             Toledo
     51      7900-7990 Pines Boulevard                                                         Pembroke Pines
-----------------------------------------------------------------------------------------------------------------------------
     52      210 Celebration Road                                                              Celebration
     53      835 West Avenue L                                                                 Lancaster
     54      701 Del Norte Boulevard                                                           Oxnard
     55      485 Patterson Lane                                                                Belle Vernon
     56      2310 - 2480 NW Rolling Green Dr.                                                  Corvallis
-----------------------------------------------------------------------------------------------------------------------------
     57      3102 E. Gettysburg Ave. and 4590 N. First Street                                  Fresno
     58      34700 Coast Highway                                                               Dana Point
     59      34790 Ardenwood Court                                                             Fremont
     60      914-48 S. Brdwy, 917-951 S. Main St., 114-18 W. 9                                 Los Angeles
     61      27201 Tourney Road                                                                Santa Clarita
-----------------------------------------------------------------------------------------------------------------------------
     62      Various                                                                           Various
    62a      327 Woodlawn Avenue                                                               Bethlehem
    62b      1330-1334 Main Street                                                             Hellertown
    62c      1802 Lehigh Street                                                                Allentown
     63      24 South Weber Street                                                             Colorado Springs
-----------------------------------------------------------------------------------------------------------------------------
     64      3010 Williams Drive                                                               Georgetown
     65      1150-1190 South Main Street                                                       Salinas
     66      Corner of Trooper and Egypt Road                                                  Providence
     67      10204 Two Notch Road                                                              Columbia
     68      1701 and 1905 West Thomas Street                                                  Hammond
-----------------------------------------------------------------------------------------------------------------------------
     69      6760 W. Gulf to Lake Highway                                                      Crystal River
     70      850 Mount Zion Road                                                               Jonesboro
     71      23121 Antonio Parkway                                                             Rancho Santa Margarita
     72      6095 Anna's Lane                                                                  Portage
     73      6057 North Polk Avenue                                                            Fresno
-----------------------------------------------------------------------------------------------------------------------------
     74      351 - 355 Hastings Drive                                                          Buffalo Grove
     75      450 Dommino Lane                                                                  Philadelphia
     76      18451 - 18467 Railroad Street                                                     City of Industry
     77      19555 West Road                                                                   Woodhaven
     78      1 & 3 Marcus Boulevard                                                            Colonie
-----------------------------------------------------------------------------------------------------------------------------
     79      417 Valley Hill Road                                                              Riverdale
     80      2701 First Avenue                                                                 Seattle
     81      1009-1037 South Main Street                                                       Woodstock
     82      20978-21084 and 21118-21186 Bridge Street                                         Southfield
     83      Various                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------
    83a      780 North Pine Street                                                             Spartanburg
    83b      6201 Augusta Road                                                                 Greensville
     84      1650 West Chester Pike                                                            Westtown
     85      7120 Hayvenhurst Ave.                                                             Van Nuys
     86      17547 Ventura Boulevard                                                           Encino
-----------------------------------------------------------------------------------------------------------------------------
     87      2250 W. Peoria Avenue                                                             Phoenix
     88      8800 South Braeswood Boulevard                                                    Houston
     89      7960 103rd Street, 5601 California St                                             Jacksonville
     90      415 East Grand Avenue                                                             San Francisco
     91      3901-3953 Dale Road                                                               Modesto
-----------------------------------------------------------------------------------------------------------------------------
     92      8275 & 8335 West Flamingo Road                                                    Las Vegas
     93      14420-14490 Catalina Street                                                       San Leandro
     94      2901 East Stewart Drive                                                           Visalia
     95      2390 Fairburn Road                                                                Douglasville
     96      4350 - 4374 Transport Street                                                      Ventura
-----------------------------------------------------------------------------------------------------------------------------
     97      4055 & 4065 Grass Valley Highway                                                  Auburn
     98      17500 South Kedzie Avenue                                                         Hazel Crest
     99      7250 McGinnis Ferry Road                                                          Suwanee
    100      800 South Industry Way                                                            Meridian
    101      2011 South Garfield Avenue                                                        Commerce
-----------------------------------------------------------------------------------------------------------------------------
    102      1100, 1110 & 1120 Mar West Street                                                 Tiburon
    103      1169 Beverly Drive                                                                Lemoore
    104      1100 West  Walnut Street                                                          Compton
    105      Creekstone Drive at Boley Drive                                                   Athens
    106      8030 & 8060 Dale Street                                                           Buena Park
-----------------------------------------------------------------------------------------------------------------------------
    107      3302-3330 E. Thousand Oaks Blvd.                                                  Thousand Oaks
    108      265 East Hanford Armona Road                                                      Lemoore
    109      2608 & 2616 Long Prairie Road                                                     Flower Mound
    110      7225 Crane Avenue                                                                 Jacksonville
    111      Creekstone Drive at Boley Drive                                                   Athens
-----------------------------------------------------------------------------------------------------------------------------
    112      1949 Tiffin Avenue                                                                Findlay
    113      420 Stirling Road                                                                 Dania Beach
    114      4169-4239 N. Golden State Boulevard, 4186 W. Swift and 4273 W. Richert Avenue     Fresno
    115      2964 Wheatland Road                                                               Dallas
    116      Various                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------
    116a     515 S. Michigan St.                                                               Seattle
    116b     5501 6th Avenue South                                                             Seattle
    117      127 Brentwood Road                                                                Brentwood
    118      5040 Fairground Avenue                                                            Milton
    119      5835 York Road                                                                    Baltimore
-----------------------------------------------------------------------------------------------------------------------------
    120      538 Puerto Vista Drive                                                            Coos  Bay
    121      5251 Hickory Hollow Parkway                                                       Nashville
    122      1820-1840 Commercenter Circle                                                     San Bernardino
    123      3060 Kerner Boulevard                                                             San Rafael
    124      3950 E. Blacklidge Drive                                                          Tucson
-----------------------------------------------------------------------------------------------------------------------------
    125      16312 Garfield Avenue                                                             Paramount

                                                                                 NET        UNITS            LOAN PER NET
                                          YEAR           YEAR               RENTABLE          OF            RENTABLE AREA
     ID        STATE      ZIP CODE       BUILT        RENOVATED        AREA SF/UNITS       MEASURE               SF/UNITS
--------------------------------------------------------------------------------------------------------------------------
     1          FL         32819          1981           1991                637,772        Sq.Ft.                 100.02
     2        Various     Various       Various        Various               Various       Various                Various
     2a       Various     Various       Various        Various               Various        Various               Various
    2a1         MA          1532        Various        Various               576,644        Sq.Ft.                   8.28
    2a2         MD         21122          1990                                   336        Units               13,394.02
--------------------------------------------------------------------------------------------------------------------------
    2a3         WA         98052          1976           1987                175,040        Sq.Ft.                  22.69
    2a4         DC         20036          1984                                94,893        Sq.Ft.                  40.51
    2a5         TX        Various       Various        Various               561,920        Sq.Ft.                   6.04
    2a6         FL         33064          1988                                   292        Units               10,750.22
    2a7         FL         33015          1991                                   175        Units               11,439.73
--------------------------------------------------------------------------------------------------------------------------
     2b       Various     Various       Various        Various               Various        Various               Various
    2b1         MA          1532        Various        Various               576,644        Sq.Ft.                   4.97
    2b2         MD         21122          1990                                   336        Units                8,036.41
    2b3         WA         98052          1976           1987                175,040        Sq.Ft.                  13.61
    2b4         DC         20036          1984                                94,893        Sq.Ft.                  24.30
--------------------------------------------------------------------------------------------------------------------------
    2b5         TX        Various       Various        Various               561,920        Sq.Ft.                   3.63
    2b6         FL         33064          1988                                   292        Units                6,450.13
    2b7         FL         33015          1991                                   175        Units                6,863.84
     3          CT          6897          1960           2001                219,041        Sq.Ft.                 173.48
     4          RI          2920          2001                               259,218        Sq.Ft.                  97.64
--------------------------------------------------------------------------------------------------------------------------
     5          OH         45402          1989                               294,850        Sq.Ft.                  84.71
     6          CA         91786          1988                               273,189        Sq.Ft.                  89.48
     7          TX         76132          1987           2002                352,300        Sq.Ft.                  68.94
     8          CA         93405          1987           2000                173,347        Sq.Ft.                 120.96
     9        Various     Various       Various                              210,155        Sq.Ft.                  99.71
--------------------------------------------------------------------------------------------------------------------------
     9a         FL         33317          1995                                35,000        Sq.Ft.                 146.05
     9b         FL         33304          1995                                30,000        Sq.Ft.                 164.16
     9c         FL         33710          1997                                46,520        Sq.Ft.                 100.50
     9d         FL         33511          1997                                58,635        Sq.Ft.                  56.51
     9e         VA         23060          1997                                40,000        Sq.Ft.                  73.25
--------------------------------------------------------------------------------------------------------------------------
     10         CA         91355          1999        2001-2002              144,272        Sq.Ft.                 121.30
     11         NY         12054          2001                                   232        Units               73,121.36
     12         DC         20005          1927           2002                167,047        Sq.Ft.                  87.62
     13         PA         19020          1990                               143,049        Sq.Ft.                 100.32
     14         OH         43207          1958           1990                571,592        Sq.Ft.                  24.04
--------------------------------------------------------------------------------------------------------------------------
     15         FL         34747          1995                               166,131        Sq.Ft.                  81.86
     16         GA         30303          2002                               136,334        Sq.Ft.                  99.54
     17         PA         19444          2000                                   139        Units               96,714.25
     18         LA         70809          1998                               152,501        Sq.Ft.                  86.84
     19         KY         40509          1985           2000                    480        Units               27,097.06
--------------------------------------------------------------------------------------------------------------------------
     20         DE         19720       1997-1998                             128,524        Sq.Ft.                  97.88
     21         GA         30083          1970           2001                    300        Units               40,629.69
     22         CA         92054          1986                                92,378        Sq.Ft.                 127.41
     23         CA         90501          1985                               205,961        Sq.Ft.                  57.04
     24         TX         77054          1979                                   352        Units               31,199.73
--------------------------------------------------------------------------------------------------------------------------
     25         CA         92069          1982           2001                150,312        Sq Ft                   69.79
     26         OR         97229          1995                                   152        Units               68,878.51
     27         NY         11756          1993                                93,376        Sq.Ft.                 104.95
     28         CA         92618          1981                                98,631        Sq.Ft.                  96.23
     29         MD         21122          2001                                86,896        Sq.Ft.                  99.98
--------------------------------------------------------------------------------------------------------------------------
     30       Various     Various       Various        Various                 2,633         Units               3,281.36
    30a         GA         30082          1985           1987                    528        Units
    30b         GA         30060          1987           1989                    450        Units
    30c         GA         31405          1983           1996                    545        Units
    30d         GA         30071          1987                                   426        Units
--------------------------------------------------------------------------------------------------------------------------
    30e         GA         31204          1983           1989                    390        Units
    30f         GA         31533          1986           1990                    294        Units
     31       Various     Various       Various                               91,614        Sq.Ft.                  91.61
    31a         CA         93065          1965           1993                 74,312        Sq.Ft.
    31b         CA         93065          1993                                17,302        Sq.Ft.
--------------------------------------------------------------------------------------------------------------------------
     32         FL         33064          1954           2001                 88,497        Sq.Ft.                  94.25
     33         PA         19106          1955           1996                197,005        Sq.Ft.                  41.80
     34         NY         13066          1973           2002                    266        Units               30,611.13
     35         CA         91361          1972           2000                118,223        Sq.Ft.                  67.53
     36         FL         34711          1999                                81,300        Sq.Ft.                  95.54
--------------------------------------------------------------------------------------------------------------------------
     37         IL         60614          1987           2002                 68,235        Sq.Ft.                 109.91
     38         MD         21136          1982           2002                 85,322        Sq.Ft.                  85.39
     39         MI         48317          2001                                44,526        Sq.Ft.                 160.97
     40         AZ         85711          1972           2000                179,382        Sq.Ft.                  39.29
     41         MO         64506          1979           1992                    385        Units               18,071.27
--------------------------------------------------------------------------------------------------------------------------
     42         VA         23225          1997                                81,442        Sq.Ft.                  85.10
     43         AZ         84254          1998                                55,268        Sq.Ft.                 120.98
     44         NJ          8054          1998                                36,245        Sq.Ft.                 181.13
     45         VA         20190          1974           1999                 71,953        Sq.Ft.                  88.68
     46         VA         23225          1999                                75,472        Sq.Ft.                  83.90
--------------------------------------------------------------------------------------------------------------------------
     47         VA         23805          1976           2000                    408        Units               15,388.12
     48         PA         19128          1961                                   147        Units               41,433.52
     49         SC         29464       2000-2001                              68,806        Sq.Ft.                  87.80
     50         OH         43613          2001                                58,145        Sq.Ft.                 102.09
     51         FL         33024          1986           1992                 88,439        Sq.Ft.                  64.91
--------------------------------------------------------------------------------------------------------------------------
     52         FL         34747          1995                                68,566        Sq.Ft.                  83.13
     53         CA         93534          1986           2001                    192        Units               29,455.14
     54         CA         93030          2000                               125,433        Sq.Ft.                  42.96
     55         PA         15012          1972           1999                    388         Pads               13,765.19
     56         OR         97330       1976-1978                                 212        Units               24,924.43
--------------------------------------------------------------------------------------------------------------------------
     57         CA         93726          1991                                93,840        Sq Ft                   55.87
     58         CA         92624          1984                                34,681        Sq.Ft.                 143.87
     59         CA         94555          1998                                55,588        Sq Ft                   89.66
     60         CA         90015          1960                               106,529        Sq.Ft.                  46.69
     61         CA         91355          1986                                46,625        Sq.Ft.                 104.86
--------------------------------------------------------------------------------------------------------------------------
     62         PA        Various         1996                                36,300        Sq.Ft.                 134.65
    62a         PA         18018          1996                                16,300        Sq.Ft.                 152.99
    62b         PA         18055          1996                                10,000        Sq.Ft.                 124.69
    62c         PA         18013          1996                                10,000        Sq.Ft.                 114.71
     63         CO         80903          2000                                46,600        Sq.Ft.                 103.84
--------------------------------------------------------------------------------------------------------------------------
     64         TX         78628          1986           1998                106,403        Sq.Ft.                  43.66
     65         CA         93901          1977                                51,055        Sq Ft                   84.15
     66         PA         17560          2001                                20,441        Sq.Ft.                 205.29
     67         SC         28546          2001                                79,253        Sq.Ft.                  52.89
     68         LA         70401          1984           2000                130,771        Sq.Ft.                  31.90
--------------------------------------------------------------------------------------------------------------------------
     69         FL         34429          2001                                67,001        Sq.Ft.                  60.75
     70         GA         30236          1968           2000                    120        Units               32,294.99
     71         CA         92688          1998                                46,284        Sq.Ft.                  82.65
     72         MI         49002          1996                                   144        Units               26,352.48
     73         CA         93722          2001                                    64        Units               59,244.89
--------------------------------------------------------------------------------------------------------------------------
     74         IL         60089          1998                                68,735        Sq.Ft.                  54.46
     75         PA         19128          1963                                    96        Units               38,483.08
     76         CA         91748          1978                                76,180        Sq.Ft.                  47.19
     77         MI         48183          2001                                25,842        Sq.Ft.                 137.01
     78         NY         12205          1990                                62,614        Sq.Ft.                  55.65
--------------------------------------------------------------------------------------------------------------------------
     79         GA         30274          1969           1995                    100        Units               34,282.38
     80         WA         98121          1974           2000                 45,408        Sq.Ft.                  73.22
     81         VA         22664          1986           1998                 83,845        Sq.Ft.                  37.30
     82         MI         48037          1973                                97,030        Sq.Ft.                  32.01
     83         SC        Various         2000                                21,816        Sq.Ft.                 141.27
--------------------------------------------------------------------------------------------------------------------------
    83a         SC         29303          2000                                10,908        Sq.Ft.                 141.33
    83b         SC         29605          2000                                10,908        Sq.Ft.                 141.22
     84         PA         19380          1962           2002                     81        Units               37,004.01
     85         CA         91406          1968           1987                 48,245        Sq Ft                   62.04
     86         CA         91316          1987                                33,433        Sq Ft                   89.19
--------------------------------------------------------------------------------------------------------------------------
     87         AZ         85029          1955        2000-2001               72,072        Sq Ft                   41.32
     88         TX         77031          1983           1990                    122        Units               24,193.59
     89         FL         32210          1985           1987                    157        Units               18,445.91
     90         CA         94080          1980           2001                 51,900        Sq.Ft.                  54.54
     91         CA         95356          1987                                    77        Units               36,423.99
--------------------------------------------------------------------------------------------------------------------------
     92         NV         89147          2001                                23,944        Sq.Ft.                 116.29
     93         CA         94577          1980           1999                 90,725        Sq Ft                   30.24
     94         CA         93292          1986                                   133        Units               20,580.57
     95         GA         30135          1978           1995                    235        Units               11,626.83
     96         CA         93003          1979                                64,650        Sq.Ft.                  39.07
--------------------------------------------------------------------------------------------------------------------------
     97         CA         95602          1991                                45,778        Sq.Ft.                  53.41
     98         IL         60429          1974                                83,800        Sq.Ft.                  28.13
     99         GA         30024          1996                                70,600        Sq Ft                   33.21
    100         ID         83642          2000                                39,450        Sq.Ft.                  58.24
    101         CA         90040          1955                                65,531        Sq Ft                   34.97
--------------------------------------------------------------------------------------------------------------------------
    102         CA         94920          1983                                17,730        Sq.Ft.                 126.55
    103         CA         93245          1983                                   144        Units               15,380.56
    104         CA         90220          1969           1999                 60,200        Sq Ft                   36.25
    105         GA         30601          2001                                    44        Units               49,357.57
    106         CA         90620          1961           1994                 44,110        Sq.Ft.                  48.60
--------------------------------------------------------------------------------------------------------------------------
    107         CA         91362         1960's          2001                 13,178        Sq Ft                  162.38
    108         CA         93245          1981                                   132        Units               16,101.62
    109         TX         75028          2000                                19,720        Sq Ft                  107.24
    110         FL         32216          1984           2001                     64        Units               32,394.65
    111         GA         30601          2001                                    42        Units               49,286.84
--------------------------------------------------------------------------------------------------------------------------
    112         OH         45840          2001                                23,251        Sq.Ft.                  86.99
    113         FL         33004          1997                                   601        Units                3,297.37
    114         CA         93722          1991                                55,321        Sq Ft                   35.47
    115         TX         75237          1999                                26,040        Sq Ft                   68.88
    116       Various     Various       Various                               31,356        Sq.Ft.                  54.77
--------------------------------------------------------------------------------------------------------------------------
    116a        WA         98108          1967                                18,480        Sq.Ft.
    116b        WA         98108          1976                                12,876        Sq.Ft.
    117         TN         37027          1971                                23,590        Sq Ft                   69.83
    118         NY         12547       1999-2002                                  60        Units               27,377.21
    119         MD         21212          1991                                17,176        Sq Ft                   95.51
--------------------------------------------------------------------------------------------------------------------------
    120         OR         97420          1971                                   135        Units               10,078.70
    121         TN         37013          1986                                16,360        Sq Ft                   76.28
    122         CA         92408          1986                                50,517        Sq Ft                   23.63
    123         CA         94901          1977           2001                 25,746        Sq Ft                   42.67
    124         AZ         85712          1982                                    64        Units               17,141.29
--------------------------------------------------------------------------------------------------------------------------
    125         CA         90723          1966           2000                 25,048        Sq Ft                   39.72

                                PREPAYMENT                           THIRD            THIRD MOST           SECOND
                                PROVISIONS                        MOST RECENT         RECENT NOI         MOST RECENT
     ID                       (# OF PAYMENTS)                         NOI                DATE                NOI
---------------------------------------------------------------------------------------------------------------------
     1       LO(27)/Defeasance(56)/Open(1)                          9,675,173          12/31/99           11,056,991
     2       Various                                               12,401,418          12/31/00           14,170,971
     2a      Grtr1% Or YM(119)/Open(1)                              7,750,886          12/31/00            8,856,857
    2a1                                                             1,287,473          12/31/00            1,517,160
    2a2                                                             1,439,668          12/31/00            1,678,557
---------------------------------------------------------------------------------------------------------------------
    2a3                                                             1,141,581          12/31/00            1,316,943
    2a4                                                             1,129,198          12/31/00            1,300,107
    2a5                                                             1,306,531          12/31/00            1,393,474
    2a6                                                               937,189          12/31/00              984,286
    2a7                                                               509,247          12/31/00              666,331
---------------------------------------------------------------------------------------------------------------------
     2b      Grtr1% Or YM(83)/Open(1)                               4,650,532          12/31/00            5,314,114
    2b1                                                               772,484          12/31/00              910,296
    2b2                                                               863,801          12/31/00            1,007,134
    2b3                                                               684,949          12/31/00              790,166
    2b4                                                               677,519          12/31/00              780,064
---------------------------------------------------------------------------------------------------------------------
    2b5                                                               783,918          12/31/00              836,084
    2b6                                                               562,313          12/31/00              590,571
    2b7                                                               305,548          12/31/00              399,799
     3       LO(26)/Defeasance(90)/Open(4)                                                                   955,691
     4       LO(26)/Defeasance(33)/Open(1)
---------------------------------------------------------------------------------------------------------------------
     5       LO(26)/Defeasance(90)/Open(4)                          3,464,236          12/31/00            3,728,918
     6       LO(34)/Defeasance(82)/Open(4)                          3,137,604          12/31/00            3,291,037
     7       LO(27)/Defeasance(89)/Open(4)                          2,023,958          12/31/00            2,460,229
     8       LO(47)/Defeasance(12)/Open(1)                                                                   631,746
     9       LO(47)/Defeasance(72)/Open(1)                          3,165,559          12/31/00            3,165,559
---------------------------------------------------------------------------------------------------------------------
     9a                                                               798,992          12/31/00              798,992
     9b                                                               731,168          12/31/00              731,168
     9c                                                               697,000          12/31/00              697,000
     9d                                                               498,399          12/31/00              498,399
     9e                                                               440,000          12/31/00              440,000
---------------------------------------------------------------------------------------------------------------------
     10      LO(47)/Defeasance(72)/Open(1)                          1,443,213          12/31/00            1,314,256
     11      LO(28)/Defeasance(88)/Open(4)                                                                 1,178,370
     12      LO(26)/Defeasance(90)/Open(4)                          1,594,018          12/31/00            1,661,170
     13      LO(29)/Defeasance(30)/Open(1)                          2,129,846          12/31/99            2,007,859
     14      LO(33)/Defeasance(83)/Open(7)                          2,733,818          12/31/00            2,741,820
---------------------------------------------------------------------------------------------------------------------
     15      LO(35)/Yield Maintenance(23)/Open(2)
     16      LO(28)/Defeasance(88)/Open(4)                            812,374          12/31/99            1,161,926
     17      LO(37)/Grtr1% Or YM(80)/Open(3)                                                               1,901,037
     18      LO(29)/Defeasance(51)/Open(4)                                                                    79,244
     19      LO(47)/Defeasance(12)/Open(1)                          1,343,181          12/31/00            1,324,660
---------------------------------------------------------------------------------------------------------------------
     20      LO(47)/Defeasance(71)/Open(2)                          1,364,084          12/31/99            1,083,256
     21      LO(26)/Defeasance(90)/Open(4)                                                                 1,088,136
     22      LO(34)/Defeasance(82)/Open(4)                          1,762,580          12/1/00             1,710,025
     23      LO(37)/Grtr1% Or YM(80)/Open(3)                        1,739,986          12/31/00            2,043,344
     24      LO(27)/Defeasance(89)/Open(4)                          1,181,155          12/31/00            1,250,087
---------------------------------------------------------------------------------------------------------------------
     25      LO(35)/Defeasance(81)/Open(4)                                                                 1,276,966
     26      LO(29)/Defeasance(87)/Open(4)                          1,020,775          12/31/00            1,152,332
     27      LO(35)/Defeasance(84)/Open(1)                          1,208,886          12/31/00            1,227,285
     28      LO(25)/Defeasance(93)/Open(2)
     29      LO(47)/Defeasance(71)/Open(2)
---------------------------------------------------------------------------------------------------------------------
     30      LO(32)/Defeasance(84)/Open(4)                          1,320,490          12/31/00            1,450,331
    30a                                                               265,793          12/31/00              324,905
    30b                                                               287,352          12/31/00              314,957
    30c                                                               299,462          12/31/00              320,853
    30d                                                               210,841          12/31/00              222,985
---------------------------------------------------------------------------------------------------------------------
    30e                                                               166,746          12/31/00              162,607
    30f                                                                90,296          12/31/00              104,024
     31      LO(26)/Defeasance(90)/Open(4)                                                                 1,150,039
    31a                                                                                                      978,592
    31b                                                                                                      171,447
---------------------------------------------------------------------------------------------------------------------
     32      LO(61)/Grtr1% Or YM(55)/Open(4)                          371,418          12/31/00              797,521
     33      LO(25)/Grtr1% Or YM(91)/Open(4)                        2,054,378          12/31/00            2,015,996
     34      LO(26)/Defeasance(90)/Open(4)                          1,126,122          12/31/00            1,075,467
     35      LO(28)/Defeasance(88)/Open(4)                          1,126,615          12/31/00            1,214,873
     36      LO(26)/Defeasance(90)/Open(4)                            469,012          12/31/00              618,003
---------------------------------------------------------------------------------------------------------------------
     37      LO(47)/Defeasance(36)/Open(1)                            924,287          12/31/00              859,066
     38      LO(47)/Defeasance(71)/Open(2)                            428,197          12/31/99              197,096
     39      LO(32)/Defeasance(84)/Open(4)
     40      LO(34)/Defeasance(82)/Open(4)                          1,034,629          12/31/00              979,806
     41      LO(33)/Defeasance(80)/Open(7)                            994,301          12/31/00              958,955
---------------------------------------------------------------------------------------------------------------------
     42      LO(29)/Defeasance(87)/Open(4)                            973,892          12/31/00            1,011,869
     43      LO(28)/Defeasance(88)/Open(4)                            772,696          12/31/00              981,076
     44      LO(24)/Yield Maintenance(34)/Open(2)                     909,693          12/31/00              919,495
     45      LO(30)/Defeasance(86)/Open(4)                            371,740          12/31/99              605,043
     46      LO(29)/Defeasance(87)/Open(4)                            395,373          12/31/00              586,805
---------------------------------------------------------------------------------------------------------------------
     47      LO(29)/Defeasance(87)/Open(4)                          1,178,224          12/31/00            1,301,987
     48      LO(26)/Defeasance(33)/Open(1)                                                                   650,731
     49      LO(47)/Yield Maintenance(72)/Open(1)                                                            496,870
     50      LO(37)/Defeasance(79)/Open(4)
     51      LO(35)/Defeasance(81)/Open(4)                            851,995          12/31/00              858,129
---------------------------------------------------------------------------------------------------------------------
     52      LO(35)/Yield Maintenance(23)/Open(2)
     53      LO(32)/Defeasance(84)/Open(4)                            726,656          12/31/00              858,983
     54      LO(28)/Defeasance(88)/Open(4)                                                                   520,606
     55      LO(31)/Defeasance(85)/Open(4)                            656,456          12/31/00              608,410
     56      LO(35)/Defeasance(81)/Open(4)                            730,254          12/31/99              770,085
---------------------------------------------------------------------------------------------------------------------
     57      LO(35)/Defeasance(78)/Open(7)                            909,162          12/31/99              813,557
     58      LO(47)/Defeasance(72)/Open(1)                            533,079          12/31/99              572,664
     59      LO(36)/Flex(77)/Open(7)                                  764,314          12/31/99              826,499
     60      LO(47)/Defeasance(12)/Open(1)                                                                   608,399
     61      LO(27)/Defeasance(89)/Open(4)                            571,537          12/31/00              758,963
---------------------------------------------------------------------------------------------------------------------
     62      LO(47)/Defeasance(72)/Open(1)                            266,692          12/31/99              266,692
    62a                                                               266,692          12/31/99              266,692
    62b
    62c
     63      LO(49)/Grtr1% Or YM(64)/Open(7)                                                                 162,207
---------------------------------------------------------------------------------------------------------------------
     64      LO(35)/Defeasance(80)/Open(5)                                                                   743,062
     65      LO(35)/Defeasance(81)/Open(4)                            517,920          12/31/99              500,191
     66      LO(47)/Defeasance(72)/Open(1)
     67      LO(35)/Yield Maintenance(47)/Open(2)
     68      LO(34)/Defeasance(81)/Open(5)                            443,502          12/31/00              671,802
---------------------------------------------------------------------------------------------------------------------
     69      LO(35)/Yield Maintenance(47)/Open(2)
     70      LO(49)/Defeasance(67)/Open(4)                            475,691          12/31/00              495,063
     71      LO(25)/Grtr1% Or YM(55)/Open(4)
     72      LO(26)/Defeasance(78)/Open(4)                            385,986          12/31/00              315,090
     73      LO(35)/Defeasance(81)/Open(4)
---------------------------------------------------------------------------------------------------------------------
     74      LO(28)/Defeasance(88)/Open(4)                                                                   255,170
     75      LO(26)/Defeasance(33)/Open(1)                                                                   383,272
     76      LO(27)/Defeasance(89)/Open(4)                            418,258          12/31/00              410,306
     77      LO(29)/Defeasance(87)/Open(4)
     78      LO(29)/Defeasance(87)/Open(4)                            511,109          12/31/00              530,066
---------------------------------------------------------------------------------------------------------------------
     79      LO(49)/Defeasance(67)/Open(4)                            439,768          12/31/00              470,500
     80      LO(49)/Grtr1% Or YM(124)/Open(7)                         756,170          12/31/00              816,780
     81      LO(29)/Defeasance(87)/Open(4)                            462,584          12/31/00              469,965
     82      LO(32)/Defeasance(84)/Open(4)                            408,860          12/31/00              446,828
     83      LO(35)/Yield Maintenance(47)/Open(2)                                                            263,614
---------------------------------------------------------------------------------------------------------------------
    83a                                                                                                      263,614
    83b                                                                                                      263,614
     84      LO(26)/Defeasance(89)/Open(5)                            355,482          12/31/00              392,221
     85      LO(35)/Defeasance(81)/Open(4)                                                                   459,744
     86      LO(36)/Defeasance(80)/Open(4)                            468,833          12/31/99              436,031
---------------------------------------------------------------------------------------------------------------------
     87      LO(35)/Defeasance(81)/Open(4)
     88      LO(29)/Defeasance(87)/Open(4)                                                                   172,364
     89      LO(29)/Defeasance(87)/Open(4)                            375,271          12/31/99              386,816
     90      LO(29)/Defeasance(87)/Open(4)                            531,274          12/31/00              775,198
     91      LO(35)/Defeasance(81)/Open(4)                            374,102          12/31/99              365,391
---------------------------------------------------------------------------------------------------------------------
     92      LO(33)/Defeasance(83)/Open(4)
     93      LO(35)/Defeasance(81)/Open(4)                                                                   454,609
     94      LO(35)/Defeasance(78)/Open(7)                            352,483          12/31/99              419,754
     95      LO(36)/Defeasance(80)/Open(4)                            320,768          4/30/00               311,905
     96      LO(49)/Grtr1% Or YM(67)/Open(4)                          399,895          12/31/99              374,477
---------------------------------------------------------------------------------------------------------------------
     97      LO(26)/Defeasance(87)/Open(7)                            291,006          12/31/00              304,119
     98      LO(32)/Defeasance(84)/Open(4)                            330,264          12/31/00              334,775
     99      LO(35)/Defeasance(81)/Open(4)                            487,920          12/31/99              508,420
    100      LO(53)/Grtr1% Or YM(65)/Open(4)                           61,718          12/31/00              187,573
    101      LO(35)/Defeasance(21)/Open(4)                            279,915          12/31/99              229,427
---------------------------------------------------------------------------------------------------------------------
    102      LO(29)/Defeasance(87)/Open(4)                            445,084          12/31/00              444,500
    103      LO(35)/Defeasance(78)/Open(7)                            365,858          12/31/99              471,262
    104      LO(35)/Defeasance(21)/Open(4)                            209,995          12/31/99              215,923
    105      LO(47)/Defeasance(72)/Open(1)
    106      LO(47)/Defeasance(72)/Open(1)                            259,631          12/31/99              257,331
---------------------------------------------------------------------------------------------------------------------
    107      LO(35)/Flex(81)/Open(4)
    108      LO(35)/Defeasance(78)/Open(7)                            217,622          12/31/99              296,992
    109      LO(35)/Defeasance(21)/Open(4)                                                                   239,308
    110      LO(30)/Defeasance(86)/Open(4)                            223,661          12/31/00              236,501
    111      LO(47)/Defeasance(72)/Open(1)
---------------------------------------------------------------------------------------------------------------------
    112      LO(26)/Defeasance(90)/Open(4)
    113      LO(33)/Defeasance(83)/Open(4)                            364,773          12/31/00              456,970
    114      LO(35)/Defeasance(81)/Open(4)                             65,583          12/31/99              263,811
    115      LO(35)/Defeasance(81)/Open(4)
    116      LO(61)/Grtr1% Or YM(55)/Open(4)                          270,606          12/31/00              277,393
---------------------------------------------------------------------------------------------------------------------
    116a                                                              150,220          12/31/00              157,249
    116b                                                              120,386          12/31/00              120,144
    117      LO(35)/Defeasance(81)/Open(4)                            276,540          12/31/00              285,754
    118      LO(35)/Defeasance(81)/Open(4)
    119      LO(35)/Defeasance(81)/Open(4)                            311,237          12/31/99              311,206
---------------------------------------------------------------------------------------------------------------------
    120      LO(35)/Defeasance(81)/Open(4)                            216,967          12/31/00              217,666
    121      LO(35)/Defeasance(81)/Open(4)                            202,130          12/31/00              228,636
    122      LO(36)/Defeasance(80)/Open(4)                            258,622          12/31/00              271,942
    123      LO(35)/Flex(81)/Open(4)                                  201,228          12/31/99              212,791
    124      LO(35)/Defeasance(81)/Open(4)                            124,034          3/31/00               113,583
---------------------------------------------------------------------------------------------------------------------
    125      LO(35)/Defeasance(81)/Open(4)

                 SECOND MOST                                MOST RECENT
                  RECENT NOI            MOST RECENT             NOI                   UNDERWRITTEN     UNDERWRITTEN
     ID              DATE                   NOI                DATE                       NOI               EGI
--------------------------------------------------------------------------------------------------------------------
     1             12/31/00             10,666,809           12/31/01                   9,443,179        16,759,449
     2             12/31/01             14,517,664            5/31/02                  13,693,047        20,948,587
     2a            12/31/01              9,073,540            5/31/02                   8,558,154        13,092,867
    2a1            12/31/01              2,033,308            5/31/02                   1,873,917         2,409,482
    2a2            10/31/01              1,574,893            5/31/02                   1,546,396         2,373,401
--------------------------------------------------------------------------------------------------------------------
    2a3            12/31/01              1,335,522            5/31/02                   1,269,823         1,649,297
    2a4            12/31/01              1,191,226            5/31/02                   1,063,126         1,872,001
    2a5            12/31/01              1,255,353            5/31/02                   1,190,613         1,697,558
    2a6            12/31/01                985,387            5/31/02                     990,783         1,889,806
    2a7            12/31/01                697,852            5/31/02                     623,498         1,201,322
--------------------------------------------------------------------------------------------------------------------
     2b            12/31/01              5,444,124            5/31/02                   5,134,893         7,855,720
    2b1            12/31/01              1,219,985            5/31/02                   1,124,350         1,445,689
    2b2            10/31/01                944,936            5/31/02                     927,838         1,424,041
    2b3            12/31/01                801,313            5/31/02                     761,894           989,578
    2b4            12/31/01                714,736            5/31/02                     637,875         1,123,201
--------------------------------------------------------------------------------------------------------------------
    2b5            12/31/01                753,212            5/31/02                     714,368         1,018,535
    2b6            12/31/01                591,232            5/31/02                     594,470         1,133,884
    2b7            12/31/01                418,711            5/31/02                     374,099           720,793
     3             12/31/01                457,519            5/31/02                   4,418,701         6,568,393
     4                                                                                  3,195,504         4,111,717
--------------------------------------------------------------------------------------------------------------------
     5             12/31/01              3,838,114            4/30/02                   3,052,547         5,382,297
     6             12/31/01              3,215,252            5/31/02                   2,928,503         4,146,622
     7             12/31/01              2,527,779            4/30/02                   2,935,623         4,407,618
     8             12/31/00              2,493,004           12/31/01                   2,344,466         3,367,864
     9             12/31/01              3,165,559       Trailing 12 05/02              2,917,062         3,007,281
--------------------------------------------------------------------------------------------------------------------
     9a            12/31/01                798,992       Trailing 12 05/02                736,271           759,042
     9b            12/31/01                731,168       Trailing 12 05/02                673,771           694,609
     9c            12/31/01                697,000       Trailing 12 05/02                642,286           662,150
     9d            12/31/01                498,399       Trailing 12 05/02                459,275           473,479
     9e            12/31/01                440,000       Trailing 12 05/02                405,460           418,000
--------------------------------------------------------------------------------------------------------------------
     10            12/31/01              1,539,418            5/31/02                   2,049,279         3,004,824
     11            12/20/01              1,708,099            2/20/02                   1,738,260         2,641,858
     12            12/31/01              1,608,885            2/28/02                   1,758,904         2,270,304
     13            12/31/00              1,823,911           12/31/01                   1,813,879         3,157,186
     14            12/31/01              2,867,854            6/21/02                   2,589,429         3,616,573
--------------------------------------------------------------------------------------------------------------------
     15                                                                                 2,390,567         2,414,714
     16            12/31/00              1,329,705           12/31/01                   1,543,837         2,005,872
     17            12/31/01              2,004,428            3/31/02                   1,578,873         2,373,453
     18            12/31/00                435,058           12/31/01                   1,589,176         2,591,285
     19            12/31/01              1,433,876       Trailing 12 05/02              1,437,217         2,779,761
--------------------------------------------------------------------------------------------------------------------
     20            12/31/00              1,565,704           12/31/01                   1,481,275         2,070,401
     21            12/31/01              1,281,475            5/31/02                   1,376,746         2,399,527
     22            12/31/01              1,731,131            5/31/02                   1,582,564         2,139,585
     23            12/31/01              2,147,415            3/31/02                   1,735,343         3,470,320
     24            12/31/01              1,265,253            2/28/02                   1,335,247         2,490,550
--------------------------------------------------------------------------------------------------------------------
     25            12/31/01              1,232,485   Annualized 01/02 - 05/02           1,268,768         1,697,426
     26            12/31/01              1,037,251            2/28/02                   1,064,269         1,718,486
     27            12/31/01              1,367,292            1/0/00                    1,153,973         3,048,963
     28                                                                                 1,132,584         1,171,736
     29                                                                                   966,669         1,217,446
--------------------------------------------------------------------------------------------------------------------
     30            12/31/01              1,402,492            5/31/02                   1,435,909         2,201,938
    30a            12/31/01                311,881            5/31/02                     312,044           468,019
    30b            12/31/01                308,838            5/31/02                     326,164           475,557
    30c            12/31/01                312,250            5/31/02                     314,733           494,753
    30d            12/31/01                208,277            5/31/02                     198,984           313,995
--------------------------------------------------------------------------------------------------------------------
    30e            12/31/01                156,337            5/31/02                     171,575           288,540
    30f            12/31/01                104,909            5/31/02                     112,409           161,074
     31            12/31/01              1,342,700            7/31/02                   1,030,139         1,414,691
    31a            12/31/01              1,104,725            7/31/02                     884,358         1,120,299
    31b            12/31/01                237,975            7/31/02                     145,781           294,392
--------------------------------------------------------------------------------------------------------------------
     32            12/31/01                980,648            5/31/02                   1,019,809         1,599,022
     33            12/31/01              1,908,909            3/31/02                   1,445,248         3,102,582
     34            12/31/01              1,121,994            3/31/02                   1,002,718         2,377,706
     35            12/31/01              1,275,295            4/30/02                   1,169,572         1,474,284
     36            12/31/01                674,305            5/31/02                     886,122         1,225,192
--------------------------------------------------------------------------------------------------------------------
     37            12/31/01                723,950            6/30/02                   1,064,750         1,556,410
     38            12/31/00                111,477           12/31/01                     919,491         1,233,312
     39                                  1,118,618            6/30/02                     861,464         1,194,296
     40            12/31/01                983,928            5/31/02                     928,451         1,639,084
     41            12/31/01                983,330            5/31/02                     896,881         1,787,606
--------------------------------------------------------------------------------------------------------------------
     42            12/31/01              1,015,941            2/28/02                     920,181         1,430,618
     43            12/31/01                985,606            1/31/02                     831,466         1,305,583
     44            12/31/01                794,220            3/31/02                     832,667         1,087,759
     45            12/31/00                728,672           12/31/01                     743,815         1,101,172
     46            12/31/01                632,993            2/28/02                     831,292         1,293,997
--------------------------------------------------------------------------------------------------------------------
     47            12/31/01              1,271,612            2/28/02                   1,233,705         2,584,163
     48            12/31/00                672,804           12/31/01                     684,930         1,286,150
     49            12/31/01                689,075            3/31/02                     722,098           966,942
     50                                    754,617            6/30/02                     693,705           842,271
     51            12/31/01                835,859            6/30/02                     759,853         1,358,760
--------------------------------------------------------------------------------------------------------------------
     52                                                                                   986,641           996,607
     53            12/31/01                893,895            5/31/02                     758,028         1,469,386
     54            12/31/01                559,642            4/30/02                     669,121           883,139
     55            12/31/01                700,477            5/31/02                     641,572         1,093,463
     56            12/31/00                791,770           12/31/01                     808,037         1,336,181
--------------------------------------------------------------------------------------------------------------------
     57            12/31/00                788,016           12/31/01                     759,062         1,030,714
     58            12/31/00                597,349           12/31/01                     612,744           799,116
     59            12/31/00                857,485           12/31/01                     754,640           984,194
     60        Annualized 12/01            660,000       Trailing 9 03/02                 608,190           627,000
     61            12/31/01                823,332            4/30/02                     620,295           924,292
--------------------------------------------------------------------------------------------------------------------
     62            12/31/00                266,692           12/31/01                     581,289           635,895
    62a            12/31/00                266,692           12/31/01                     290,095           335,695
    62b                                                                                   152,048           156,750
    62c                                                                                   139,147           143,450
     63            12/31/00                530,966           12/31/01                     580,958           904,426
--------------------------------------------------------------------------------------------------------------------
     64            12/31/01                867,552            6/30/02                     756,729         1,039,085
     65            12/31/00                496,339           12/31/01                     520,486           672,891
     66                                                                                   513,407           666,552
     67                                                                                   661,689           889,176
     68            12/31/01                706,678            5/31/02                     598,014           807,908
--------------------------------------------------------------------------------------------------------------------
     69                                                                                   624,940           789,610
     70            12/31/01                460,390            5/31/02                     479,613           871,678
     71                                    565,401           12/31/01                     547,507           721,200
     72            12/31/01                383,374            6/30/02                     432,895           910,818
     73                                                                                   452,842           640,395
--------------------------------------------------------------------------------------------------------------------
     74            12/31/01                284,726            5/31/02                     440,456           614,814
     75            12/31/00                393,276           12/31/01                     420,280           776,454
     76            12/31/01                394,168            4/30/02                     429,996           557,686
     77                                    483,839            5/31/02                     429,259           623,915
     78            9/30/01                 685,027            4/30/02                     549,382           951,116
--------------------------------------------------------------------------------------------------------------------
     79            12/31/01                485,940            5/31/02                     432,949           729,873
     80            12/31/01                835,923            5/31/02                     630,854         1,039,328
     81            12/31/01                450,774            2/28/02                     413,849           537,788
     82            12/31/01                487,693            5/31/02                     419,049           692,540
     83            12/31/00                283,423            9/10/01                     515,398           625,466
--------------------------------------------------------------------------------------------------------------------
    83a            12/31/00                283,423            9/10/01                     257,807           312,845
    83b            12/31/00                283,423            9/10/01                     257,591           312,621
     84            12/31/01                382,506            4/30/02                     381,192           733,256
     85            12/31/00                471,570           12/31/01                     433,090           747,446
     86            12/31/00                488,075           12/31/01                     446,317           657,819
--------------------------------------------------------------------------------------------------------------------
     87                                                                                   534,878           708,797
     88            12/20/01                217,259            2/20/02                     388,293           908,543
     89            12/31/00                394,342           12/31/01                     370,017           808,124
     90            12/31/01                772,950            3/31/02                     469,128           542,273
     91            12/31/00                393,127           12/31/01                     367,866           601,453
--------------------------------------------------------------------------------------------------------------------
     92                                    425,013            4/30/02                     353,847           441,988
     93            12/31/00                468,978           12/31/01                     433,633           453,230
     94            12/31/00                414,224           12/31/01                     424,166           912,455
     95            4/30/01                 374,123           12/31/01                     382,063           840,299
     96            12/31/00                373,999           12/31/01                     362,237           493,033
--------------------------------------------------------------------------------------------------------------------
     97            12/31/01                300,663            7/31/02                     321,296           415,444
     98            12/31/01                515,000            6/1/02                      403,095           864,644
     99            12/31/00                526,150           12/31/01                     376,583           449,161
    100            12/31/01                241,755            6/30/02                     302,866           402,203
    101            12/31/00                301,132           12/31/01                     291,260           378,502
--------------------------------------------------------------------------------------------------------------------
    102            12/31/01                505,489            6/30/02                     404,234           565,850
    103            12/31/00                436,521           12/31/01                     388,038           772,499
    104            12/31/00                215,259           12/31/01                     276,287           361,640
    105                                                                                   256,129           331,320
    106            12/31/00                258,174           12/31/01                     267,796           347,351
--------------------------------------------------------------------------------------------------------------------
    107                                                                                   279,547           352,787
    108            12/31/00                300,865           12/31/01                     301,458           737,958
    109            12/31/01                310,654            3/31/02                     284,610           388,027
    110            12/31/01                251,709            5/31/02                     250,695           395,505
    111                                                                                   244,361           316,260
--------------------------------------------------------------------------------------------------------------------
    112                                    191,494            4/30/02                     241,881           294,072
    113            12/31/01                448,630            5/1/02                      383,239           605,220
    114            12/31/00                371,024           12/31/01                     324,806           417,968
    115                                    270,574           12/31/01                     237,042           326,797
    116            12/31/01                260,590            6/30/02                     263,659           329,181
--------------------------------------------------------------------------------------------------------------------
    116a           12/31/01                133,733            6/30/02                     146,263           178,306
    116b           12/31/01                126,857            6/30/02                     117,396           150,875
    117            12/31/01                306,362            4/1/02                      248,565           365,772
    118                                                                                   232,394           389,025
    119            12/31/00                311,337           12/31/01                     212,547           260,736
--------------------------------------------------------------------------------------------------------------------
    120            12/31/01                208,796            3/31/02                     203,933           336,992
    121            12/31/01                224,572            4/1/02                      196,111           263,194
    122            12/31/01                264,607            6/30/02                     263,245           474,468
    123            12/31/00                248,620           12/31/01                     219,478           282,326
    124            3/31/01                 127,511            3/31/02                     145,740           274,025
--------------------------------------------------------------------------------------------------------------------
    125                                    154,630   Annualized 11/01 - 03/02             156,912           194,948

                     UNDERWRITTEN        UNDERWRITTEN         UNDERWRITTEN
     ID                EXPENSES          NET CASH FLOW          RESERVES      LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1                7,316,270             8,801,915             95,666      Rockport
     2                7,255,540            12,511,359            539,378      Various
     2a               4,534,713             7,819,599            337,111      Various
    2a1                 535,565             1,696,983             90,101      USCO Logistics Services
    2a2                 827,005             1,493,896             52,500
------------------------------------------------------------------------------------------------------------------------------------
    2a3                 379,474             1,132,260             21,880      Safeway #464
    2a4                 808,876               929,230             11,862      Birch Horton Bittner
    2a5                 506,945             1,025,919             87,800      Servicecraft, LLC
    2a6                 899,024               945,158             45,625
    2a7                 577,824               596,154             27,344
------------------------------------------------------------------------------------------------------------------------------------
     2b               2,720,828             4,691,760            202,267      Various
    2b1                 321,339             1,018,190             54,060      USCO Logistics Services
    2b2                 496,203               896,338             31,500
    2b3                 227,685               679,356             13,128      Safeway #464
    2b4                 485,325               557,538              7,117      Birch Horton Bittner
------------------------------------------------------------------------------------------------------------------------------------
    2b5                 304,167               615,551             52,680      Servicecraft, LLC
    2b6                 539,414               567,095             27,375
    2b7                 346,694               357,693             16,406
     3                2,149,692             4,149,428             43,808      D.L. Ryan Companies, Ltd.
     4                  916,213             3,034,829             38,833      Kmart
------------------------------------------------------------------------------------------------------------------------------------
     5                2,329,750             2,653,172             73,648      Fifth Third Bank
     6                1,218,119             2,717,437             54,638      Home Depot
     7                1,471,995             2,636,330             63,051      Tom Thumb
     8                1,023,398             2,270,652             17,335      Gottschalk's
     9                   90,218             2,784,665             31,523      Various
------------------------------------------------------------------------------------------------------------------------------------
     9a                  22,771               714,221              5,250      Barnes & Noble
     9b                  20,838               654,871              4,500      Borders Nooks
     9c                  19,865               612,978              6,978      Best Buy
     9d                  14,204               422,335              8,795      Kash N' Karry
     9e                  12,540               380,260              6,000      Bed Bath & Beyond
------------------------------------------------------------------------------------------------------------------------------------
     10                 849,566             1,871,153             21,310      Explorer Insurance
     11                 903,598             1,691,860             46,400
     12                 511,400             1,658,682             33,409      Smithsonian Institution
     13               1,343,307             1,633,262             28,610      AT&T Wireless
     14               1,027,144             2,276,797            100,475      Wal-Mart
------------------------------------------------------------------------------------------------------------------------------------
     15                  24,147             2,365,647             24,920      Walt Disney World Co.
     16                 462,035             1,461,466             20,450      Kroger
     17                 794,580             1,551,073             27,800
     18               1,002,109             1,450,543             30,500      Office Facilities Corp. (State of Louisiana)
     19               1,342,543             1,437,217            120,000
------------------------------------------------------------------------------------------------------------------------------------
     20                 589,126             1,359,139             25,705      Applied Extrusion Technologies
     21               1,022,781             1,286,746             90,000
     22                 557,021             1,469,030             18,476      Lamps Plus
     23               1,734,977             1,456,619             53,546      Keenan & Associates
     24               1,155,303             1,220,847            114,400
------------------------------------------------------------------------------------------------------------------------------------
     25                 428,659             1,142,021             22,547      Casual Dining & Bar Stools
     26                 654,217             1,030,677             33,592
     27               1,894,990             1,115,526             14,006      Waldbaums
     28                  39,152             1,037,890             14,795      Raycal Instruments Headquarters
     29                 250,777               928,111             13,034      Food Lion
------------------------------------------------------------------------------------------------------------------------------------
     30                 766,029             1,390,609             45,300
    30a                 155,975               303,544              8,500
    30b                 149,393               317,864              8,300
    30c                 180,020               306,133              8,600
    30d                 115,011               191,784              7,200
------------------------------------------------------------------------------------------------------------------------------------
    30e                 116,965               164,575              7,000
    30f                  48,665               106,709              5,700
     31                 384,552               931,013             22,894      Various
    31a                 235,941               820,022             18,568      Smart & Final Stores
    31b                 148,611               110,991              4,326      Simi Valley Hospital
------------------------------------------------------------------------------------------------------------------------------------
     32                 579,213               946,579             17,966      Publix Supermarkets, Inc.
     33               1,657,334             1,124,995             39,401      Taylor & Francis
     34               1,374,988               929,568             73,150
     35                 304,712             1,057,441             29,556      Allen Osbourne Associates
     36                 339,070               843,281             13,020      Kash N' Karry
------------------------------------------------------------------------------------------------------------------------------------
     37                 491,661             1,009,659             13,647      Treasure Island
     38                 313,821               885,338             11,371      Giant
     39                 332,832               796,171              8,905      Shores II Professional Building, LLC
     40                 710,633               784,842             43,052      Fry's Food & Drug
     41                 890,725               791,968            104,913
------------------------------------------------------------------------------------------------------------------------------------
     42                 510,437               787,129             16,288      Combined Insurance Company
     43                 474,117               716,744             11,054      Patent III
     44                 255,092               802,594              5,438      Storehouse Furniture
     45                 357,357               693,842             14,391      Giant Food/Drug Store
     46                 462,705               721,738             15,094      Educational Credit Management Corp.
------------------------------------------------------------------------------------------------------------------------------------
     47               1,350,458             1,131,705            102,000
     48                 601,221               684,930             36,750
     49                 244,844               680,989             10,095      Food Lion
     50                 148,566               670,908              8,722      Farmer Jack
     51                 598,907               681,644             13,266      Big Lots, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     52                   9,966               976,356             10,285      Walt Disney World Co.
     53                 711,358               710,028             48,000
     54                 214,018               587,870             18,815      Grateful Palate, Inc.
     55                 451,891               622,172             19,400
     56                 528,144               744,437             63,600
------------------------------------------------------------------------------------------------------------------------------------
     57                 271,652               690,586             14,076      Fleming Foods
     58                 186,372               564,120              5,202      Agostino Ristorante
     59                 229,554               643,222             11,118      Versicor, Inc
     60                  18,810               597,537             10,653      L&R Auto Park
     61                 303,997               557,040             13,988      Kaiser Permanente
------------------------------------------------------------------------------------------------------------------------------------
     62                  54,606               563,824              1,770      CVS
    62a                  45,600               286,145              1,770      CVS
    62b                   4,703               145,290                  -      CVS
    62c                   4,304               132,389                  -      CVS
     63                 323,468               540,629              9,321      Sparks, Wilson, Borges, Brandt & Johnson PC
------------------------------------------------------------------------------------------------------------------------------------
     64                 282,356               664,582             21,281      Brookshire
     65                 152,405               489,885              9,700      ALBERTSON'S
     66                 153,145               495,204              3,066      Panera Bread
     67                 227,487               620,670             11,888      Linen's & Things
     68                 209,894               510,440             32,693      Aaron's Rental Purchase
------------------------------------------------------------------------------------------------------------------------------------
     69                 164,669               600,923             10,050      Publix
     70                 392,065               437,613             42,000
     71                 173,693               501,156              6,943      Woodside Homes of CA
     72                 477,923               396,895             36,000
     73                 187,553               436,842             16,000
------------------------------------------------------------------------------------------------------------------------------------
     74                 174,358               409,154             10,310      Corporate Resource Systems, Inc.
     75                 356,174               420,280             24,000
     76                 127,690               375,885             22,854      Apex Computer
     77                 194,656               405,542              3,876      Murrays Discount Auto Stores
     78                 401,734               441,773             15,632      AFLAC
------------------------------------------------------------------------------------------------------------------------------------
     79                 296,924               397,949             35,000
     80                 408,474               528,090             11,617      Cutter & Buck
     81                 123,939               356,766             16,769      Food Lion
     82                 273,491               364,526             22,317      Bonal Tech
     83                 110,068               512,125              3,272      Eckerd Drug
------------------------------------------------------------------------------------------------------------------------------------
    83a                  55,037               256,171              1,636      Eckerd Drug
    83b                  55,031               255,954              1,636      Eckerd Drug
     84                 352,064               356,892             24,300
     85                 314,356               376,041              9,649      ICFFA, Inc.
     86                 211,502               399,830              6,687      Gallerie Salon, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     87                 173,919               441,463             14,414      High-Tech Institute, Inc.
     88                 520,250               343,885             44,408
     89                 438,107               322,387             47,630
     90                  73,145               415,376             12,975      Expeditors International of Washington, Inc.
     91                 233,586               346,323             21,543
------------------------------------------------------------------------------------------------------------------------------------
     92                  88,141               325,157              4,789      Bank of Nevada
     93                  19,597               363,774             32,661      Otis Spunkmeyer, Inc.
     94                 488,289               384,266             39,900
     95                 458,236               370,078             11,985
     96                 130,796               314,277             19,656      Ferguson Enterprises
------------------------------------------------------------------------------------------------------------------------------------
     97                  94,148               280,521              9,156      Paragon Industries (dba Bedrosian's Tile and Marble)
     98                 461,549               341,583             12,570      Mid K Beauty Supply
     99                  72,578               338,493             10,590      GE-HITACHI-HVB, Inc.
    100                  99,337               265,987              7,109      IKON
    101                  87,242               261,154             13,106      Essential Freight Systems, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    102                 161,616               354,675              5,319      Pension Benefit
    103                 384,461               352,038             36,000
    104                  85,354               251,453             10,234      Best Trends
    105                  86,191               245,129             11,000
    106                  79,556               252,788              6,617      Albertson's
------------------------------------------------------------------------------------------------------------------------------------
    107                  73,239               265,939              2,108      Jimmy K's Antiques
    108                 436,500               262,386             39,072
    109                 103,417               268,834              2,958      Red, Hot & Blue
    110                 144,810               234,695             16,000
    111                  82,399               233,861             10,500
------------------------------------------------------------------------------------------------------------------------------------
    112                  52,191               229,833              3,488      Pier 1 Imports
    113                 221,981               374,098              9,141
    114                  93,162               271,303             17,703      Internet Plus
    115                  89,755               218,636              3,906      PETsMART, Inc.
    116                  65,522               233,898              9,648      Various
------------------------------------------------------------------------------------------------------------------------------------
    116a                 32,043               129,001              5,785      Zein Group International
    116b                 33,479               104,897              3,863      Greater Intergroup Association of Alcoholics Anonymous
    117                 117,207               217,293              9,672      J&S Hams
    118                 156,631               220,394             12,000
    119                  48,189               196,638              4,809      Staples, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    120                 133,059               197,183              6,750
    121                  67,083               176,803              4,908      Experts on Sight
    122                 211,224               205,805             13,640      GSA (Forest Service)
    123                  62,848               194,762              5,149      Frito-Lay
    124                 128,285               129,740             16,000
------------------------------------------------------------------------------------------------------------------------------------
    125                  38,036               141,754              3,757      Double D Enterprises

                                  LEASE                                                                                LEASE
     ID              SF        EXPIRATION       2ND LARGEST TENANT                                            SF     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
     1             22,299        7/31/06        Nike Retail Services                                        22,039    12/31/07
     2            Various        Various        Various                                                    Various    Various
     2a           Various        Various        Various                                                    Various     Various
    2a1            87,000        5/31/03        Fiber Optic Network Solutions                               80,458    8/31/10
    2a2
----------------------------------------------------------------------------------------------------------------------------------
    2a3            45,938        9/1/06         Linens and Things                                           36,324    3/26/13
    2a4            10,133       11/30/03        Holliday Fenoglio                                            9,076    9/30/07
    2a5           116,069       11/30/06        Tuscarora, Inc.                                             82,464    11/30/04
    2a6
    2a7
----------------------------------------------------------------------------------------------------------------------------------
     2b           Various        Various        Various                                                    Various     Various
    2b1            87,000        5/31/03        Fiber Optic Network Solutions                               80,458    8/31/10
    2b2
    2b3            45,938        9/1/06         Linens and Things                                           36,324    3/26/13
    2b4            10,133       11/30/03        Holliday Fenoglio                                            9,076    9/30/07
----------------------------------------------------------------------------------------------------------------------------------
    2b5           116,069       11/30/06        Tuscarora, Inc.                                             82,464    11/30/04
    2b6
    2b7
     3            104,229        8/31/12        AIG Financial Products Corp.                                65,584    3/31/17
     4            103,672        5/31/27        Stop & Shop                                                 66,078    11/30/21
----------------------------------------------------------------------------------------------------------------------------------
     5            105,925       11/30/09        Brower Insurance                                            18,239    6/30/05
     6            102,864        1/31/09        Vons/Pavilions                                              63,748    12/31/08
     7             55,800       11/30/13        Academy Sport                                               45,000    3/31/08
     8             30,000        8/16/20        Bed, Bath & Beyond                                          30,000    1/31/11
     9            Various        Various
----------------------------------------------------------------------------------------------------------------------------------
     9a            35,000        2/1/14
     9b            30,000       11/30/15
     9c            46,520        9/21/17
     9d            58,635       10/31/16
     9e            40,000        1/31/13
----------------------------------------------------------------------------------------------------------------------------------
     10            79,127        6/30/09        LA County DCFS                                              34,790    5/31/12
     11
     12           167,047        9/30/11
     13            28,510       12/31/03        Strategic Distribution                                      18,769    11/30/04
     14           127,495        3/16/24        Kroger                                                      61,387    9/30/13
----------------------------------------------------------------------------------------------------------------------------------
     15           166,131        6/30/14
     16            63,419        9/30/18        Hollywood Video                                              7,540    2/16/14
     17
     18           100,879        8/31/11        Broadwing Communications                                    51,622     4/9/05
     19
----------------------------------------------------------------------------------------------------------------------------------
     20            50,304        4/30/06        Christiana Care Health Plans                                28,848    11/30/07
     21
     22            11,000        9/30/06        Trader Joe's                                                10,395    12/31/06
     23            79,562        9/30/07        ING North America Insurance Co                              13,464    9/30/04
     24
----------------------------------------------------------------------------------------------------------------------------------
     25            16,100        1/31/03        Metropolitan Area Advisory Com                              14,032    8/31/04
     26
     27            49,462        3/31/14        Ulta 3 Cosmetics                                             9,000    6/30/06
     28            98,631        6/30/22
     29            43,859       10/31/21        Dollar Tree                                                  9,000    12/31/06
----------------------------------------------------------------------------------------------------------------------------------
     30
    30a
    30b
    30c
    30d
----------------------------------------------------------------------------------------------------------------------------------
    30e
    30f
     31           Various        Various        Various                                                    Various     Various
    31a            18,950       12/31/09        Theresa's Country Feed                                      13,765    7/31/05
    31b             7,250        7/31/04        Consumer Net Marketplace                                     7,202    4/30/03
----------------------------------------------------------------------------------------------------------------------------------
     32            27,887        5/31/20        Worden's Art & Frame, Inc.                                   4,500    6/30/06
     33            14,928        2/28/03        Arbor Associates                                            14,360    4/30/04
     34
     35            15,110        4/30/03        Zaca                                                        12,208    12/31/02
     36            49,500       11/16/19        Crispers                                                     4,800    4/30/10
----------------------------------------------------------------------------------------------------------------------------------
     37            36,344       12/31/07        Pottery Barn for Kids                                       10,300    12/31/15
     38            58,248        5/31/22        Blockbuster                                                  5,100    10/31/02
     39            22,927       11/30/16        Great Lakes Cancer Management                                8,223    11/30/16
     40            61,561        3/31/04        Big Lots                                                    20,200    1/31/04
     41
----------------------------------------------------------------------------------------------------------------------------------
     42            20,301       10/31/04        Manpower                                                    11,484    10/31/03
     43             8,779        2/28/03        Camelback Research Alliance                                  5,860     6/9/06
     44            10,000       10/31/08        Hallmark                                                     5,600    2/28/05
     45            38,763       10/31/09        Saint Basil                                                  4,720    10/31/09
     46            20,372        5/31/08        AON Service Corporation                                     17,458    11/30/06
----------------------------------------------------------------------------------------------------------------------------------
     47
     48
     49            34,506       10/24/20        Appliance Town                                               5,200    8/14/06
     50            58,145        6/30/21
     51            23,000        1/31/08        Rec. Factory Warehouse                                      10,018    2/28/03
----------------------------------------------------------------------------------------------------------------------------------
     52            68,566        6/30/12
     53
     54            19,737        6/30/05        Xibeo                                                       11,902    2/28/06
     55
     56
----------------------------------------------------------------------------------------------------------------------------------
     57            49,910        1/31/09        Hollywood Entertainment                                      6,500    4/30/10
     58             4,650        7/31/06        Productive Learning & Leidure                                3,558    8/31/03
     59            55,588       11/19/09
     60           106,529        5/31/16
     61            10,934       12/18/07        Executive Suites                                            10,500    6/30/07
----------------------------------------------------------------------------------------------------------------------------------
     62            33,500        Various
    62a            13,500        1/1/17         20 Min. Inc.                                                 1,400    11/1/03
    62b            10,000        1/31/12
    62c            10,000        1/31/12
     63            17,239        7/31/12        Van Gilder Insurance Corp.                                  11,763    7/31/12
----------------------------------------------------------------------------------------------------------------------------------
     64            35,000        4/30/06        Mr. Gatti Pizza Parlor                                       7,200    11/30/03
     65            28,688        7/1/14         BAKER'S SQUARE                                               4,550    3/31/03
     66             4,441        9/30/11        Rockaway Bedding                                             3,200    10/1/99
     67            32,000        4/30/12        Michael's                                                   23,753    12/31/11
     68            28,999       11/19/05        Consolidated Stores (Big Lots)                              28,675    1/31/06
----------------------------------------------------------------------------------------------------------------------------------
     69            44,271        10/1/21        Blockbuster                                                  4,800    12/31/06
     70
     71             5,466        3/31/07        Prudential/Pickford Realty, Lt                               3,782    5/31/04
     72
     73
----------------------------------------------------------------------------------------------------------------------------------
     74            28,422        5/31/09        Banner Plumbing Supply, Inc.                                23,991    7/31/04
     75
     76            24,000        9/30/06        Milton Greens                                               15,000    4/30/04
     77             8,400        9/30/11        Loveland's Hallmark                                          4,562    12/31/06
     78            18,593       12/31/06        Research Foundation of NY                                   10,827    11/15/09
----------------------------------------------------------------------------------------------------------------------------------
     79
     80            23,858       10/31/02        Paradigm Comm Group                                          5,384    6/30/04
     81            28,350        9/27/12        Peebles Department Store                                    17,765    1/31/11
     82            11,603        5/31/03        Grigg Graphic Services                                      10,925    2/28/05
     83            21,816        Various
----------------------------------------------------------------------------------------------------------------------------------
    83a            10,908       10/16/21
    83b            10,908        1/27/20
     84
     85             3,693        6/30/03        Pacific Republic Mortgage Corp.                              3,457    6/30/05
     86             4,400        9/22/06        Field Dynamics                                               3,957    11/30/02
----------------------------------------------------------------------------------------------------------------------------------
     87            72,072        2/28/08
     88
     89
     90            51,900       11/30/05
     91
----------------------------------------------------------------------------------------------------------------------------------
     92            11,831       11/30/16        RBF Consulting Inc.                                          6,006    12/31/05
     93            90,725        7/31/05
     94
     95
     96            26,800        6/30/07        Further, Inc.                                                7,576    2/28/05
----------------------------------------------------------------------------------------------------------------------------------
     97            11,934        4/30/12        Health for All                                               8,400    5/31/06
     98            15,000       10/30/13        Dollar General Store                                         8,340    7/30/04
     99            70,600        1/31/06
    100             7,648        2/28/05        Community Planning                                           7,266    8/31/11
    101            65,531        3/31/05
----------------------------------------------------------------------------------------------------------------------------------
    102             3,600       11/14/03        Questus                                                      2,588    9/30/04
    103
    104            60,200        1/31/05
    105
    106            30,110       10/31/14        Rite Aid                                                    14,000    5/31/03
----------------------------------------------------------------------------------------------------------------------------------
    107             4,570        2/28/07        LA Gym Equipment                                             4,405    2/28/07
    108
    109             4,280        6/30/10        Expressions in Tile                                          3,250    7/31/06
    110
    111
----------------------------------------------------------------------------------------------------------------------------------
    112             8,407        2/28/11        Hunan Gardens                                                4,143    8/31/07
    113
    114            11,300       10/31/07        C.A. Redding Company                                        10,490    9/30/04
    115            26,040        1/31/14
    116           Various        Various        Various                                                    Various     Various
----------------------------------------------------------------------------------------------------------------------------------
    116a            8,924        8/31/05        Neuschwanger Enterprises dba Packaging Specialites           7,178    11/30/04
    116b            3,354       11/30/04        Greater Seattle Floors                                       2,875    3/31/03
    117             3,240        8/31/03        Soccer USA                                                   2,160    9/30/03
    118
    119            17,176        1/31/07
----------------------------------------------------------------------------------------------------------------------------------
    120
    121             4,200       11/30/03        S&K Famous Brands                                            3,600    1/31/05
    122            19,308        5/31/03        AG Communications                                            8,560    10/31/05
    123             4,365          MTM          Cyr Miller Smoothill                                         3,635      MTM
    124
----------------------------------------------------------------------------------------------------------------------------------
    125             4,041        2/14/03        Natura-Genics                                                3,926    7/31/04

                                                                               LEASE         OCCUPANCY       OCCUPANCY
     ID      3RD LARGEST TENANT                                      SF      EXPIRATION         RATE          AS-OF DATE
---------------------------------------------------------------------------------------------------------------------------
     1       Gap                                                   15,067     1/31/05         91.62%          3/31/02
     2       Various                                              Various     Various         93.69%          Various
     2a      Various                                              Various     Various         93.69%          Various
    2a1      Holman Enterprises                                    73,504     2/28/06         94.90%          6/25/02
    2a2                                                                                       95.80%          6/25/02
---------------------------------------------------------------------------------------------------------------------------
    2a3      Rite Aid/Payless                                      21,250     9/21/06         98.20%          6/25/02
    2a4      Micra, Inc.                                            7,900     3/31/07         88.50%          6/25/02
    2a5      Automotive Air International                          72,307    11/30/04         93.80%          6/25/02
    2a6                                                                                       91.10%          6/25/02
    2a7                                                                                       90.90%          6/24/02
---------------------------------------------------------------------------------------------------------------------------
     2b      Various                                              Various     Various         93.69%          Various
    2b1      Holman Enterprises                                    73,504     2/28/06         94.90%          6/25/02
    2b2                                                                                       95.80%          6/25/02
    2b3      Rite Aid/Payless                                      21,250     9/21/06         98.20%          6/25/02
    2b4      Micra, Inc.                                            7,900     3/31/07         88.50%          6/25/02
---------------------------------------------------------------------------------------------------------------------------
    2b5      Automotive Air International                          72,307    11/30/04         93.80%          6/25/02
    2b6                                                                                       91.10%          6/25/02
    2b7                                                                                       90.90%          6/24/02
     3       Alea North American Company                           20,737     3/31/12         96.10%          6/26/02
     4       AJ Wright                                             23,696     3/31/12         96.60%          7/29/02
---------------------------------------------------------------------------------------------------------------------------
     5       General Services Administration                       14,394     6/30/05         86.10%           8/1/02
     6       Staples                                               24,133     8/31/08         94.30%          5/31/02
     7       Loews Ft. Worth                                       37,045    12/31/27         92.70%           6/1/02
     8       Staples                                               24,063    12/31/15         100.00%         6/18/02
     9                                                                                        100.00%          5/1/02
---------------------------------------------------------------------------------------------------------------------------
     9a                                                                                       100.00%          5/1/02
     9b                                                                                       100.00%          5/1/02
     9c                                                                                       100.00%          5/1/02
     9d                                                                                       100.00%          5/1/02
     9e                                                                                       100.00%          5/1/02
---------------------------------------------------------------------------------------------------------------------------
     10      North Los Angeles County Region Center                10,743     7/31/08         100.00%          6/1/02
     11                                                                                       96.10%          5/31/02
     12                                                                                       100.00%          4/1/02
     13      Healthcare Services G                                 16,195    10/31/05         89.60%          7/26/02
     14      Big Bear                                              44,960     9/17/13         90.88%          6/21/02
---------------------------------------------------------------------------------------------------------------------------
     15                                                                                       100.00%         6/28/02
     16      Los Bravos                                             7,000     1/31/05         98.80%          6/21/02
     17                                                                                       98.60%          6/17/02
     18                                                                                       100.00%         5/14/02
     19                                                                                       91.60%          5/31/02
---------------------------------------------------------------------------------------------------------------------------
     20      Wesley College                                        26,418     8/31/08         90.86%           6/1/02
     21                                                                                       91.70%           8/2/02
     22      Bookstar (Barnes & Noble)                              9,981     3/30/03         92.70%          5/31/02
     23      THIPA Mgmt. Consultants, Inc.                          8,840     1/31/07         89.00%           8/1/02
     24                                                                                       94.60%          6/20/02
---------------------------------------------------------------------------------------------------------------------------
     25      SD Reg. Center-Dev Dis (EF)                           12,206     6/30/03         97.92%           6/6/02
     26                                                                                       96.10%           4/1/02
     27      Petco                                                  8,095    12/31/04         100.00%          7/1/02
     28                                                                                       100.00%          4/1/02
     29      Mr. Tire                                               6,624     1/31/12         92.07%          3/31/02
---------------------------------------------------------------------------------------------------------------------------
     30                                                                                       84.21%           7/2/02
    30a                                                                                       80.70%           7/2/02
    30b                                                                                       88.00%           7/2/02
    30c                                                                                       95.10%           7/2/02
    30d                                                                                       70.90%           7/2/02
---------------------------------------------------------------------------------------------------------------------------
    30e                                                                                       79.50%           7/2/02
    30f                                                                                       90.10%           7/2/02
     31      Various                                              Various     Various         98.38%           8/1/02
    31a      World Music                                            9,897     4/30/05         98.00%           8/1/02
    31b      Gable Real Estate                                      2,850    12/31/02         100.00%          8/1/02
---------------------------------------------------------------------------------------------------------------------------
     32      Blockbuster Inc.                                       3,595     6/30/07         95.40%           8/6/02
     33      Robert Plan of New York                               11,340    12/31/03         92.60%           6/3/02
     34                                                                                       95.90%           5/6/02
     35      Jesdan/Johnstone Supply                                6,156    11/30/02         100.00%         5/31/02
     36      Conte Bicycle & Fitness                                3,600     7/4/07          98.20%          7/11/02
---------------------------------------------------------------------------------------------------------------------------
     37      Marvelous Party                                        5,451    10/31/07         100.00%          8/1/02
     38      Speedy Muffler King                                    3,608     2/28/06         96.51%          7/31/02
     39      Hall Road Development, LLC                             4,016    11/30/16         100.00%         6/27/02
     40      DAV Thrift Stores                                     16,380     9/30/03         97.30%          5/31/02
     41                                                                                       78.40%          5/31/02
---------------------------------------------------------------------------------------------------------------------------
     42      Virginia Cardiovascular Specia                        10,456    11/30/07         100.00%         3/12/02
     43      Pinnacle Risk Management                               5,704     7/31/03         93.63%           8/1/02
     44      Modern Woman                                           4,660     4/30/09         90.25%           7/1/02
     45      Video Warehouse                                        4,320     3/31/07         100.00%         6/20/02
     46      Broughton Systems                                      8,826     8/31/07         88.30%           4/4/02
---------------------------------------------------------------------------------------------------------------------------
     47                                                                                       96.60%          5/23/02
     48                                                                                       98.64%          5/23/02
     49      Pic A Flick                                            5,200    11/14/04         98.25%           5/9/02
     50                                                                                       100.00%          9/1/01
     51      Tony Roma's                                            5,750    10/31/06         97.80%          6/30/02
---------------------------------------------------------------------------------------------------------------------------
     52                                                                                       100.00%         6/28/02
     53                                                                                       97.90%          6/27/02
     54      Prosource of Oxnard                                    9,358    12/31/10         93.00%          6/18/02
     55                                                                                       86.30%          7/15/02
     56                                                                                       98.11%          4/24/02
---------------------------------------------------------------------------------------------------------------------------
     57      Auto Zone                                              4,000     5/31/06         91.80%          5/22/02
     58      The Dentist's Choice                                   2,376     8/31/04         100.00%          2/4/02
     59                                                                                       100.00%         6/28/02
     60                                                                                       100.00%          6/1/02
     61      Greg Kincaid d/b/a Sage Staffi                         5,032     2/28/04         100.00%         7/22/02
---------------------------------------------------------------------------------------------------------------------------
     62                                                                                       100.00%          4/1/02
    62a      Bodies in Motion                                       1,400     8/1/03          100.00%          4/1/02
    62b                                                                                       100.00%          4/1/02
    62c                                                                                       100.00%          4/1/02
     63      Kane, Donley & Johnson PC                              6,287     7/31/10         87.70%          7/16/02
---------------------------------------------------------------------------------------------------------------------------
     64      Kelly-Moore Paint Company                              6,800     7/31/09         100.00%         6/30/02
     65      IDEAL CLEANERS                                         2,879     5/31/07         97.15%          8/12/02
     66      Hollywood Tanning Systems, Inc.                        2,400     2/10/00         100.00%         5/16/02
     67      Office Max                                            23,500     7/1/16          100.00%          5/4/02
     68      Bellsouth Telecommunications                          18,297     3/31/06         95.30%           6/1/02
---------------------------------------------------------------------------------------------------------------------------
     69      Hallmark Cards                                         3,360     2/28/07         100.00%          5/2/02
     70                                                                                       95.80%          5/24/02
     71      Lyall Turbosonics, Inc.                                2,486     8/31/02         91.80%          7/15/02
     72                                                                                       97.90%          6/25/02
     73                                                                                       100.00%         6/10/02
---------------------------------------------------------------------------------------------------------------------------
     74      DHL Worldwide Express, Inc.                           16,322     3/14/06         100.00%         5/24/02
     75                                                                                       99.00%          5/23/02
     76      A-Top                                                 10,500     7/31/03         100.00%          7/3/02
     77      Wholesome Group LLC (Panera Bread)                     4,550    11/30/11         100.00%         6/24/02
     78      Citicorp North America, Inc                            9,896    10/31/04         100.00%         6/27/02
---------------------------------------------------------------------------------------------------------------------------
     79                                                                                       93.00%          7/25/02
     80      Great Northwest                                        4,476     8/30/05         98.20%          6/20/02
     81      Ace Hardware                                          11,941     5/31/06         100.00%         3/31/02
     82      Sav-On Drugs                                           7,677     1/31/04         96.20%           6/1/02
     83                                                                                       100.00%         4/30/02
---------------------------------------------------------------------------------------------------------------------------
    83a                                                                                       100.00%         4/30/02
    83b                                                                                       100.00%         4/30/02
     84                                                                                       97.50%          8/15/02
     85      Saxe, Roth, Dokovan, Schwartz CPA                      3,145     7/31/04         87.33%          7/15/02
     86      RMG Management, Inc.                                   2,989     3/31/12         93.42%          3/21/02
---------------------------------------------------------------------------------------------------------------------------
     87                                                                                       100.00%         5/22/02
     88                                                                                       98.40%          6/27/02
     89                                                                                       96.80%           8/1/02
     90                                                                                       100.00%         3/25/02
     91                                                                                       100.00%         3/31/02
---------------------------------------------------------------------------------------------------------------------------
     92      Lawyers Title                                          3,054     8/5/06          100.00%         6/20/02
     93                                                                                       100.00%         5/22/02
     94                                                                                       100.00%         3/27/02
     95                                                                                       95.30%           4/1/02
     96      California Tile Supply                                 5,084    10/31/02         100.00%         7/25/02
---------------------------------------------------------------------------------------------------------------------------
     97      Trucksmart                                             5,184     9/30/06         89.10%           8/1/02
     98      U.S. Postal Service                                    8,250     1/31/12         92.10%          7/10/02
     99                                                                                       100.00%         7/18/02
    100      Trendwest Resorts                                      6,413     6/30/05         89.20%           8/7/02
    101                                                                                       100.00%         3/25/02
---------------------------------------------------------------------------------------------------------------------------
    102      Crowe-Innes and Ass.                                   2,305     4/30/03         98.60%          6/30/02
    103                                                                                       100.00%         3/21/02
    104                                                                                       100.00%         3/25/02
    105                                                                                       98.00%          5/28/02
    106                                                                                       100.00%          3/1/02
---------------------------------------------------------------------------------------------------------------------------
    107      Terra Bella-Italian Imports                            2,715     2/28/06         100.00%          4/8/02
    108                                                                                       100.00%         3/21/02
    109      Commonwealth Land Title                                2,100    12/31/05         93.91%          4/23/02
    110                                                                                       95.30%          5/31/02
    111                                                                                       97.62%          5/28/02
---------------------------------------------------------------------------------------------------------------------------
    112      Rent-Way                                               3,193     4/30/05         100.00%          4/1/02
    113                                                                                       90.20%           7/1/02
    114      B & D Quality Water                                   10,463     8/31/05         100.00%         3/25/02
    115                                                                                       100.00%          5/5/02
    116      Various                                              Various     Various         100.00%         6/25/02
---------------------------------------------------------------------------------------------------------------------------
    116a     Sudden Printing                                        2,378     3/31/04         100.00%         6/25/02
    116b     CF Malm Engineers                                      1,740     9/30/04         100.00%         6/25/02
    117      Personal Touch Gifts                                   1,852     2/28/03         98.16%          6/26/02
    118                                                                                       95.00%          5/22/02
    119                                                                                       100.00%         3/14/02
---------------------------------------------------------------------------------------------------------------------------
    120                                                                                       87.41%          6/10/02
    121      Mattress King                                          3,585     6/30/03         90.83%          6/26/02
    122      Engineering Resources                                  7,049     8/31/03         100.00%         6/21/02
    123      Berkeley Nucleonics                                    3,456       MTM           100.00%         3/15/02
    124                                                                                       98.44%          5/28/02
---------------------------------------------------------------------------------------------------------------------------
    125      Acu-Rite, Inc                                          3,647    12/31/03         100.00%         4/23/02

                      UPFRONT ACTUAL      ONGOING ACTUAL
                        REPLACEMENT          REPLACEMENT        UPFRONT          MONTHLY         MONTHLY TAX
     ID                   RESERVES            RESERVES           TI/LC            TI/LC            ESCROW
-----------------------------------------------------------------------------------------------------------
     1                     7,972                7,972            40,000          40,000            115,833
     2                         -                    -                 -               -                  -
     2a                        -                    -                 -               -                  -
    2a1                        -                    -                 -               -                  -
    2a2                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
    2a3                        -                    -                 -               -                  -
    2a4                        -                    -                 -               -                  -
    2a5                        -                    -                 -               -                  -
    2a6                        -                    -                 -               -                  -
    2a7                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     2b                        -                    -                 -               -                  -
    2b1                        -                    -                 -               -                  -
    2b2                        -                    -                 -               -                  -
    2b3                        -                    -                 -               -                  -
    2b4                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
    2b5                        -                    -                 -               -                  -
    2b6                        -                    -                 -               -                  -
    2b7                        -                    -                 -               -                  -
     3                         -                3,651                 -      19,000 (10)            29,060
     4                     3,240                3,240                 -           8,333             39,670
-----------------------------------------------------------------------------------------------------------
     5                         -                4,910                 -          31,750             41,957
     6                         -                4,553                 -          16,800             58,933
     7                   140,000                    -           325,000               -             68,494
     8                         -                    -                 -               -             25,877
     9                         -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     9a                        -                    -                 -               -                  -
     9b                        -                    -                 -               -                  -
     9c                        -                    -                 -               -                  -
     9d                        -                    -                 -               -                  -
     9e                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     10                   14,427                    -             4,167           4,167             23,551
     11                        -                3,867                 -               -             12,455
     12                        -                2,784                 -      36,250 (11)            24,063
     13                    1,788                1,788            12,500          12,500             26,353
     14                        -                    -                 -               -             32,359
-----------------------------------------------------------------------------------------------------------
     15                        -                    -                 -               -                  -
     16                        -                1,704                 -           2,000             15,392
     17                        -                    -                 -               -             15,927
     18                        -                2,540                 -          11,000             17,989
     19                   10,000               10,000                 -               -             13,465
-----------------------------------------------------------------------------------------------------------
     20                    2,142                2,142                 -               -              9,112
     21                        -                6,875                 -               -             14,367
     22                        -                1,540                 -           8,334              7,015
     23                        -                3,676                 -               -                  -
     24                        -                7,450                 -               -             23,779
-----------------------------------------------------------------------------------------------------------
     25                        -                    -                 -               -             10,737
     26                        -                2,798                 -               -             12,838
     27                    1,167                1,167             3,083           3,083             56,158
     28                        -                    -                 -               -                  -
     29                    1,086                1,086                 -               -              5,739
-----------------------------------------------------------------------------------------------------------
     30                        -                3,800                 -               -              9,905
    30a
    30b
    30c
    30d
-----------------------------------------------------------------------------------------------------------
    30e
    30f
     31                        -                1,149                 -      10,000 (12)             5,179
    31a
    31b
-----------------------------------------------------------------------------------------------------------
     32                        -                    -                 -               -              9,015
     33                        -                    -                 -               -                  -
     34                        -                5,808                 -               -             21,686
     35                        -                    -                 -               -              7,243
     36                        -                    -                 -           2,917             12,084
-----------------------------------------------------------------------------------------------------------
     37                    1,137                1,137                 -               -             26,170
     38                        -                    -                 -               -              4,437
     39                        -                  500                 -           4,000             10,734
     40                        -                3,608                 -          13,350             27,036
     41                        -                8,663                 -               -              6,306
-----------------------------------------------------------------------------------------------------------
     42                        -                1,357            50,000           9,700              7,127
     43                        -                  461                 -               -             14,020
     44                      453                  453             1,842           1,842              9,078
     45                        -                1,199                 -               -              8,428
     46                        -                1,258                 -           4,700              6,511
-----------------------------------------------------------------------------------------------------------
     47                        -                    -                 -               -             14,637
     48                    3,063                3,063                 -               -              7,645
     49                      561                  561                 -               -              6,623
     50              44,000 (LOC)                   -       20,000 (LOC)              -                  -
     51                        -                1,106            50,000           5,000             11,398
-----------------------------------------------------------------------------------------------------------
     52                        -                    -                 -               -                  -
     53                        -                3,712                 -               -              5,406
     54                        -                    -                 -               -              7,565
     55                        -                1,617                 -               -              4,105
     56                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     57                        -                    -                 -               -              7,067
     58                      434                  434             3,583           3,583              4,966
     59                        -                  926         1,316,580           5,367             11,302
     60                        -                    -                 -               -                  -
     61                        -                1,050                 -           4,166              6,022
-----------------------------------------------------------------------------------------------------------
     62                      303                  303                 -               -              4,691
    62a                      148                  148                 -               -              1,995
    62b                       83                   83                 -               -              1,112
    62c                       83                   83                 -               -              1,584
     63                        -                  390                 -       2,500 (13)             6,557
-----------------------------------------------------------------------------------------------------------
     64                        -                1,153                 -           6,400             11,241
     65                        -                  799                 -           1,744              3,151
     66                      170                  170             1,250           1,250              5,892
     67                        -                    -                 -               -                  -
     68                        -                1,744                 -           6,250              4,579
-----------------------------------------------------------------------------------------------------------
     69                        -                    -                 -               -                  -
     70                        -                3,000                 -               -              3,256
     71                        -                    -                 -               -              9,695
     72                        -                3,228                 -               -             10,742
     73                        -                1,250                 -               -                312
-----------------------------------------------------------------------------------------------------------
     74                        -                  573                 -           1,700              6,002
     75                    2,000                2,000                 -               -              4,608
     76                        -                1,350            35,000           2,500              4,820
     77                        -                  166            50,000       2,150 (14)             6,771
     78                        -                    -                 -               -             10,343
-----------------------------------------------------------------------------------------------------------
     79                        -                2,500                 -               -              2,947
     80                        -                  500                 -           3,000              5,550
     81                        -                1,397                 -               -              3,052
     82                        -                1,900           100,000           2,500             12,397
     83                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
    83a                        -                    -                 -               -                  -
    83b                        -                    -                 -               -                  -
     84                        -                1,688                 -               -              3,071
     85                        -                    -                 -               -                  -
     86                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     87                        -                1,201                 -               -                  -
     88                        -                3,701                 -               -              6,727
     89                        -                3,969                 -               -              4,643
     90                        -                  550                 -           6,000              2,322
     91                        -                    -                 -               -                  -
-----------------------------------------------------------------------------------------------------------
     92                        -                  220                 -           2,400              1,681
     93                        -                    -                 -               -                  -
     94                        -                    -                 -               -              4,899
     95                        -                    -                 -               -              2,390
     96                        -                    -                 -               -              3,210
-----------------------------------------------------------------------------------------------------------
     97                        -                    -                 -               -              2,539
     98                        -                  753                 -           4,150             19,443
     99                        -                    -                 -               -                  -
    100                        -                  296                 -           1,500              3,098
    101                   25,000                1,103           100,000               -              2,420
-----------------------------------------------------------------------------------------------------------
    102                        -                    -                 -               -              3,142
    103                        -                    -                 -               -              4,695
    104                        -                  843           100,000               -              3,295
    105                      917                  917                 -               -              2,750
    106                      551                  551                 -               -              2,587
-----------------------------------------------------------------------------------------------------------
    107                        -                    -                 -             958              1,500
    108                        -                    -                 -               -              3,793
    109                        -                  247                 -             900              3,852
    110                        -                1,066                 -               -              1,719
    111                      875                  875                 -               -              2,625
-----------------------------------------------------------------------------------------------------------
    112              20,000 (LOC)                   -       48,000 (LOC)              -                  -
    113                    9,700                    -                 -               -              4,114
    114                        -                    -                 -               -              1,734
    115                        -                    -                 -             900                  -
    116                    5,550                  835                 -               -              2,005
-----------------------------------------------------------------------------------------------------------
    116a
    116b
    117                        -                  802            42,687           1,800              2,315
    118                        -                    -                 -               -              4,264
    119                        -                  407                 -             925              3,650
-----------------------------------------------------------------------------------------------------------
    120                        -                  563                 -               -              3,212
    121                        -                  406                 -           1,200              2,509
    122                        -                1,134                 -           3,645              4,966
    123                        -                    -                 -               -              1,538
    124                        -                1,333                 -               -              1,544
-----------------------------------------------------------------------------------------------------------
    125                        -                  313            50,000               -              1,181

                   MONTHLY
                  INSURANCE   ENVIRONMENTAL      ENGINEERING     APPRAISAL
     ID             ESCROW     REPORT DATE       REPORT DATE    AS-OF DATE
-----------------------------------------------------------------------------
     1              15,584       4/11/02           4/11/02        4/11/02
     2                   -       Various           Various        Various
     2a                  -       Various           Various        Various
    2a1                  -       7/16/01           6/25/01        4/1/02
    2a2                  -       4/26/01           5/11/01        3/5/02
-----------------------------------------------------------------------------
    2a3                  -       3/8/02            3/8/02         3/1/02
    2a4                  -       3/8/02            3/8/02         3/1/02
    2a5                  -       3/8/02            3/8/02         3/13/02
    2a6                  -       3/8/02            3/8/02         3/6/02
    2a7                  -       3/8/02            3/8/02         3/6/02
-----------------------------------------------------------------------------
     2b                  -       Various           Various        Various
    2b1                  -       7/16/01           6/25/01        4/1/02
    2b2                  -       4/26/01           5/11/01        3/5/02
    2b3                  -       3/8/02            3/8/02         3/1/02
    2b4                  -       3/8/02            3/8/02         3/1/02
-----------------------------------------------------------------------------
    2b5                  -       3/8/02            3/8/02         3/13/02
    2b6                  -       3/8/02            3/8/02         3/6/02
    2b7                  -       3/8/02            3/8/02         3/6/02
     3                   -       6/26/02           6/26/02        9/1/02
     4               5,771       5/24/02           5/23/02        6/1/02
-----------------------------------------------------------------------------
     5               6,103       6/26/02           6/21/02        6/19/02
     6               7,217       8/15/01           10/5/01        8/24/01
     7               7,977       5/10/02           6/25/02        5/1/02
     8               6,417      10/30/01          11/14/01        5/19/02
     9                   -       Various           Various        Various
-----------------------------------------------------------------------------
     9a                  -       5/1/02            5/1/02         4/25/02
     9b                  -       5/1/02            5/1/02         4/25/02
     9c                  -       4/30/02           5/1/02         4/25/02
     9d                  -       5/2/02            5/2/02         4/25/02
     9e                  -       5/2/02            5/2/02         5/1/02
-----------------------------------------------------------------------------
     10                  -         NAP             8/6/02         7/16/02
     11              5,082       5/3/02            4/24/02        4/1/02
     12              2,196       4/15/02           4/13/02        3/19/02
     13                491       3/28/02           3/28/02        3/19/02
     14                  -      10/16/01           10/9/01        9/13/01
-----------------------------------------------------------------------------
     15                  -       7/16/02           7/15/02        7/1/02
     16              2,563       5/16/02           5/16/02        2/19/02
     17              3,477       6/12/02           6/14/02        6/5/02
     18              5,796      12/31/01          12/28/01        4/23/02
     19              8,466       6/26/02           6/25/02        6/10/02
-----------------------------------------------------------------------------
     20              2,240       7/11/02           7/10/02        7/12/02
     21              4,351       7/8/02            7/8/02         6/29/02
     22              1,495       8/15/01           8/15/01        8/8/01
     23                  -       6/25/02           6/14/02        6/4/02
     24              8,595       5/17/02           5/17/02        5/16/02
-----------------------------------------------------------------------------
     25              2,625       6/26/02           6/28/02        6/27/02
     26              4,097       3/28/02           3/21/02        3/13/02
     27              3,863       7/17/02           7/19/02        7/25/02
     28                  -       7/24/02           7/1/02         5/6/02
     29                736       4/19/02           5/1/02         5/22/02
-----------------------------------------------------------------------------
     30              3,119       Various          12/19/01        Various
    30a                         12/20/01          12/19/01       12/14/01
    30b                         12/20/01          12/19/01       12/14/01
    30c                         12/20/01          12/19/01       12/19/01
    30d                         12/20/01          12/19/01       12/14/01
-----------------------------------------------------------------------------
    30e                         12/20/01          12/19/01       12/14/01
    30f                         12/21/01          12/19/01       12/19/01
     31              3,141       5/2/02            6/7/02         5/1/02
    31a                          5/2/02            6/7/02         5/1/02
    31b                          5/2/02            6/7/02         5/1/02
-----------------------------------------------------------------------------
     32                  -       6/14/02           6/13/02        5/31/02
     33                  -       7/22/02           6/14/02        6/11/02
     34              6,949       5/21/02           5/16/02        5/3/02
     35                  -       5/21/02           5/17/02        5/10/02
     36                  -       7/25/02           8/15/02        5/2/02
-----------------------------------------------------------------------------
     37              1,600       7/9/02            7/8/02         6/21/02
     38                648       3/14/02           3/14/02        3/22/02
     39                853       9/14/01           9/14/01       12/31/01
     40              2,480       8/15/01           8/15/01        8/20/01
     41              7,134      11/13/01          11/13/01        11/1/01
-----------------------------------------------------------------------------
     42              1,279       4/15/02           4/15/02        4/2/02
     43                911       4/2/02            4/2/02         3/22/02
     44                617       1/29/02           6/8/01         6/6/01
     45                380       3/6/02            3/6/02         2/1/02
     46              1,230       4/15/02           4/15/02        4/2/02
-----------------------------------------------------------------------------
     47              3,407       5/16/02           5/16/02        4/8/02
     48                  -       6/10/02           6/10/02        6/6/02
     49              1,224       6/11/02           6/19/02        5/13/02
     50                  -       8/14/01           8/21/01        8/21/01
     51              3,316      10/31/01           11/2/01       10/16/01
-----------------------------------------------------------------------------
     52                  -       7/16/02           7/15/02        7/1/02
     53              2,854       1/7/02            1/4/02        12/26/01
     54                  -       5/22/02           5/17/02        5/10/02
     55                  -      10/12/01          10/12/01       10/10/01
     56                  -       4/10/02           4/5/02         3/26/02
-----------------------------------------------------------------------------
     57                  -       3/14/01          12/21/01        6/1/02
     58              1,168       2/8/02            2/8/02         1/10/02
     59              4,421       5/1/02            5/3/02         4/23/02
     60                  -       5/20/02           7/9/02         5/20/02
     61                680       5/2/02            4/29/02        5/2/02
-----------------------------------------------------------------------------
     62                  -       Various           Various        4/8/02
    62a                  -       4/16/02           4/18/02        4/8/02
    62b                  -       4/16/02           4/18/02        4/8/02
    62c                  -       4/17/02           4/16/02        4/8/02
     63              1,491       5/31/02           7/1/02         5/22/02
-----------------------------------------------------------------------------
     64              2,063       8/22/01           8/21/01        8/15/01
     65                340       3/18/02           2/21/02        2/14/02
     66              1,156       7/8/02            8/12/02        7/12/02
     67                  -       7/12/02           5/28/02        5/1/02
     68              2,439       10/3/01           10/2/01        9/28/01
-----------------------------------------------------------------------------
     69                  -       7/12/02           5/27/02        2/8/02
     70              2,038      12/11/01          12/11/01        12/7/01
     71                  -       6/25/02           6/17/02        6/6/02
     72              1,121       8/8/00            7/26/00        7/20/00
     73                523       4/24/02           5/2/02         4/30/02
-----------------------------------------------------------------------------
     74              1,022       2/21/02           2/22/02        6/1/02
     75                  -       6/10/02           6/10/02        6/6/02
     76                  -       5/31/02           5/24/02        5/21/02
     77                896       3/13/02           3/1/02         3/5/02
     78                489       9/26/01           9/26/01        9/13/01
-----------------------------------------------------------------------------
     79              1,769      12/12/01          12/11/01        12/7/01
     80              2,910       1/14/02           2/20/02       12/11/01
     81              1,066       5/16/02           5/16/02        3/19/02
     82              2,728       8/24/01           8/22/01        8/14/01
     83                  -       Various           Various        Various
-----------------------------------------------------------------------------
    83a                  -       7/12/02           5/24/02        5/7/02
    83b                  -       6/25/02           5/28/02        5/13/02
     84              2,093       5/15/02           5/15/02        5/2/02
     85                  -         NAP             5/21/02        5/24/02
     86                  -         NAP             2/22/02        2/21/02
-----------------------------------------------------------------------------
     87                  -         NAP             4/25/02        4/22/02
     88              2,908       4/1/02            4/1/02         3/18/02
     89              5,138       3/6/02            6/11/02        3/1/02
     90                527       4/19/02           4/18/02        4/2/02
     91                  -         NAP             3/20/02        3/6/02
-----------------------------------------------------------------------------
     92                842      10/23/01          10/18/01       11/15/01
     93                  -       5/15/02           5/2/02         5/13/02
     94              1,438       2/22/02           2/21/02        2/7/02
     95              1,132         NAP             2/11/02        2/18/02
     96                  -       6/14/02           7/15/02        6/4/02
-----------------------------------------------------------------------------
     97                397       5/29/02           6/18/02        5/24/02
     98              1,797       9/10/01           9/10/01        9/10/01
     99                  -         NAP             5/7/02         4/15/02
    100                  -       1/31/02           1/28/02        1/22/02
    101              1,628         NAP             2/20/02        2/14/02
-----------------------------------------------------------------------------
    102                260       3/14/02           3/4/02         3/8/02
    103              1,601       2/27/02           2/14/02        2/16/02
    104              1,370         NAP             2/19/02        2/14/02
    105                874       6/10/02           6/7/02         6/4/02
    106                  -       3/26/02           3/18/02        1/22/02
-----------------------------------------------------------------------------
    107                375         NAP             3/18/02        3/15/02
    108              1,465       2/27/02           2/11/02        2/16/02
    109                332         NAP             3/29/02        3/25/02
    110              1,005       2/12/02           2/12/02        2/11/02
    111                844       6/10/02           6/7/02         6/4/02
-----------------------------------------------------------------------------
    112                  -       4/18/02           6/27/02        4/15/02
    113              2,222       12/3/01           12/3/01       11/20/01
    114                277         NAP            11/13/01       11/16/01
    115                  -         NAP             5/25/02        5/23/02
    116              1,013       4/19/02           4/8/02         3/21/02
-----------------------------------------------------------------------------
    116a                         4/19/02           4/8/02         3/21/02
    116b                         4/19/02           4/8/02         3/21/02
    117                543         NAP             5/2/02         5/6/02
    118                692         NAP             4/24/02        4/26/02
    119                321         NAP             2/28/02        1/25/02
-----------------------------------------------------------------------------
    120                195         NAP             5/2/02         5/3/02
    121                363         NAP             5/2/02         4/26/02
    122                601         NAP             5/13/02        5/7/02
    123                565         NAP             5/14/02        5/17/02
    124                668         NAP             5/10/02        5/2/02
-----------------------------------------------------------------------------
    125                195         NAP             4/2/02         3/12/02

(1) BSCMI - Bear Stearns Commercial Mortgage, Inc., BSFI - Bear, Stearns Funding, Inc., PMCF - Prudential Mortgage Capital Funding, LLC, WFB - Wells Fargo Bank
(2) Annual Debt Service payments and Monthly Debt Service payments for loans with partial interest-only periods are shown before the expiration of the interest-only period.
(3) The 50 Danbury loan has interest only payments up to and including the September 1, 2004 payment date. The payment reflected represents the payment as of the cut-off date which is based on a 30 day month for September interest in arrears. The loan will then begin to amortize over a 300 month schedule with payments of $254,209.31being made over the remaining term of the loan.
(4) The Shoppes at Beacon Light loan was funded in an initial amount in June 2001 of $7,500,000 at a rate of 7.20% amortizing over a 300 month period. An earnout funding occurred In November 2001 of $1,000,000 at a rate of 7.38% amortizing over a 295 month period. The monthly payment from the initial funding is $53,969.15 and the monthly payment from the second funding is $7,355.30.
(5) The Cherry Valley loan was funded in an initial amount in June 2002 of $7,300,000 at a rate of 7.275% amortizing over a 360 month period. An earndown of the initial interest rate occurred in August 2002 in the amount of 15bps to a rate of 7.125% amortizing over a 359 month period on a balance of $7,295,808.75. The monthly payment from the initial funding was $49,922.71.
(6) On June 1, 2002, The Washington Square Medical Center note was amended to reflect an increase in the interest rate from 7.37% to 7.52% and an increase in monthly debt service from $49,704.08 to $50,459.48 effective after June 1, 2002. In addition, the loan was recast with the balance as of 6/1/02 of $7,186,410.72 to amortize over the remaining 357 months of the original amortization term.
(7) The Eastgate Square - Phase VI loan was funded in an initial amount in February 2002 of $5,800,000 at a rate of 7.330% amortizing over a 360 month period. An earnout funding occurred In August 2002 of $800,000 at a rate of 5.840% amortizing over a 353 month period. The monthly payment from the initial funding is $39,881.43 and the monthly payment from the second funding is $4,749.04.
(8) On August 15, 2002, the Anna's Vineyard Apartments note was amended and restated to reflect the current terms.
(9) Lockbox types are defined in the section entitled "Description of the Mortgage Pool - Cash Management Agreements" of the Prospectus Supplement
(10) The 50 Danbury Road loan Monthly TI/LC Reserve Payments commence on May 1, 2007.
(11) The 1111 North Capitol Street Building loan Monthly TI/LC Reserve Payments commence on October 1, 2008 unless the Smithsonian Institution renews it's lease to September 30, 2016 or an acceptable single tenant leases the space to September 30, 2016.
(12) The Simi Valley Retail and Office Center loan Monthly TI/LC Reserve Payments decrease to $6,500 after the first 12 months of the loan term.
(13) The Weber Street Building loan Monthly TI/LC Reserve Payments increase to $3,335 after the 24th month of the loan term, to $3,750 after the 48th month of the loan term, and to $4,165 until maturity.
(14) The West Alsslen Plaza loan Monthly TI/LC Reserve Payments commence on June 1, 2004.

                                   APPENDIX C

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 -- BELZ OUTLET CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                    BSCMI

ORIGINAL BALANCE:              $64,000,000

CUT-OFF DATE BALANCE:          $63,789,153

FIRST PAYMENT DATE:            8/01/2002

INTEREST RATE:                 7.060%

AMORTIZATION:                  300

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 7/01/2009

EXPECTED MATURITY BALANCE:     $56,227,720

SPONSOR(S):                    Lothar Estein

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-month lockout after the date of
                               securitization with U.S. Treasury defeasance for the 56 months following and open thereafter until loan maturity.





CUT-OFF DATE LOAN PER SF:      $100.02

UP-FRONT RESERVES:             RE Tax:                $1,042,500
                               Insurance:             $80,576
                               Replacement:           $7,972
                               TI/LC                  $40,000
                               Other                  $3,000,000(1)

ONGOING RESERVES:              RE Tax:                $115,833/month
                               Insurance              $15,584/month
                               Replacement:           $7,972/month
                               TI/LC                  $40,000/month

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                    BBB/Baa3

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Factory Outlet

LOCATION:                         Orlando, FL

YEAR BUILT/RENOVATED:             1981/1991

OCCUPANCY: (2)                    91.6%

SQUARE FOOTAGE:                   637,772

THE COLLATERAL:                   An outlet center in Orlando, FL

OWNERSHIP INTEREST:               Fee



MAJOR TENANTS                     % NRSF        RENT PSF     LEASE EXPIRATION
-------------                     ------        --------     ----------------
Rockport                           3.5%          $16.50         7/31/2006
Nike Retail Services               3.5%          $13.38         12/31/2007
Gap                                2.4%          $28.00         1/31/2005

PROPERTY MANAGEMENT:              Belz Enterprises




U/W NET CASH FLOW:                $8,801,915

APPRAISED VALUE:                  $99,400,000

CUT-OFF DATE LTV:                 64.2%

MATURITY DATE LTV:                56.6%

U/W DSCR:                         1.61x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) At loan closing, the borrower escrowed $3,000,000 to offset short term rent concessions to be released when the effective gross income reaches $17,246,000 per annum.

(2)  Occupancy is based on the rent roll dated 3/31/2002.

THE BELZ OUTLET CENTER LOAN

      THE LOAN. The largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Belz Outlet Center located in Orlando, Florida.

      THE BORROWER. The borrower is Orlando Outlet World, LTD, a Florida limited partnership. The borrower owns no material assets other than the mortgaged property and related interests. The sole general partner of the borrower is Welp Orlando Outlet Center, LLC, a Florida limited liability company whose managing member is Mr. Lothar Estein. Mr. Estein has over 30 years experience in the U.S. real estate market. Mr. Estein and his partners own eleven factory outlet centers totaling 5.25 million square feet. Eight of these centers are managed by Belz Enterprises.

      THE PROPERTY. Belz Outlet Center is a 637,772 SF factory outlet center located in southwest Orlando in the International Drive and Universal Studios tourist area. The property consists of two interior malls and four annexes, which were built in stages from 1981 through 1991. The property is located immediately adjacent to the intersection of Interstate 4 and the Florida Turnpike, one of the busiest interchanges in Florida with a traffic count of 113,000 cars per day. The property is 4 miles from the Orlando Convention Center and three miles from Universal Studios. Approximately 15 million people visit the area each year.

      The property has a diverse national tenant base and no tenant represents greater than 3.5% of the NRA. Sales at the center were approximately $292 PSF in 2001 and $359 PSF in 2000. Sales in 2001 were above the national average of $255 per square foot for outlet centers.

      SIGNIFICANT TENANTS: The property is currently 91.6% occupied by approximately 165 tenants.

      Rockport occupies 22,299 SF (3.5% of the total NRA) under a lease for $16.50 PSF expiring in 2006. The Rockport lease is guaranteed by its parent company, Reebok International LTD., (rated BBB- by S&P and Baa3 by Moody's). Reebok International LTD. designs, markets, and distributes sports, fitness, and casual footwear, apparel, and equipment. Reebok owns or licenses various different brand names including Reebok, Rockport, Ralph Lauren, Polo, and Greg Norman.

      Nike Retail Services occupies 22,039 SF (3.5% of the total NRA) under a lease for $13.38 PSF expiring in 2007. Nike reported sales at the center of $847 PSF in 2001 and occupancy costs of approximately 2%. Nike, Inc. (rated A by S&P and A2 by Moody's) holds approximately 35% of the U.S. athletic shoe market. Nike sells its products through approximately 17,000 retail accounts in the US as well as independent distributors and licensees in 140 other countries.

      The Gap, Inc. occupies 15,067 SF (2.4% of the NRA) under a lease for $28.00 PSF expiring in 2005. The Gap reported sales at this location of approximately $583 PSF and occupancy costs of approximately 5%. The Gap, Inc. is an international specialty retailer that sells casual apparel, personal care, and other accessories for men, women, and children. The Gap operates more than 4,100 stores worldwide in the U.S., United Kingdom, Canada, France, Japan, and Germany.

      Additional tenants include Walt Disney (rated A- by S&P and A3 by Moody's), which reported sales of approximately $900 PSF, Tommy Hilfiger, which reported sales of approximately $770 PSF, and Timberland, which reported sales of approximately $895 per PSF.

      PROPERTY MANAGEMENT The property is managed by Belz Enterprises. Belz Enterprises develops, owns, and manages over 25 million square feet of commercial real estate space, including industrial properties, shopping centers, office buildings and corporate campuses. Belz Enterprises has developed more than 40 shopping complexes across the United States, including residential strip centers, regional malls, and factory outlets.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not allowed.

      ADDITIONAL INDEBTEDNESS.  Not allowed.

      RELEASE OF PARCELS.  None permitted.

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 2 -- RREEF TEXTRON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                   PMCC

ORIGINAL BALANCE: (1)         $41,000,000

CUT-OFF DATE BALANCE: (1)     $41,000,000

FIRST PAYMENT DATE:           6/01/2002

INTEREST RATE:                7- Year Tranche = 6.160%
                              10-Year Tranche = 6.370%


AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                7- Year  Tranche = 5/01/2009
                              10-Year Tranche = 5/01/2012


EXPECTED MATURITY BALANCE:    $41,000,000


SPONSOR(S):                   Textron Master Trust

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Prepayment is permitted subject to the payment
                              of the greater of (i) yield maintenance
                              or (ii) 1% of the principal balance
                              prepaid multiplied by the number of
                              months remaining until maturity divided
                              by the original term of the loan.


CUT-OFF DATE LOAN PER SF:     NAP

UP-FRONT RESERVES:            NAP

ONGOING RESERVES:             NAP

LOCKBOX:                      NAP

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   AAA/Aaa

SINGLE ASSET/PORTFOLIO:          Portfolio

PROPERTY TYPE:                   See table below

PROPERTY SUB-TYPE:               Various

LOCATION:                        See table below


YEAR BUILT/RENOVATED:            Various

OCCUPANCY:                       See table below

SQUARE FOOTAGE:                  See table below



THE COLLATERAL:                  A seven-asset portfolio comprised of
                                 multifamily, office, industrial/warehouse and retail space.

OWNERSHIP INTEREST:              Fee(2)



MAJOR TENANTS                    % NRSF        RENT PSF     LEASE EXPIRATION
-------------                    ------        --------     ----------------
See table below


PROPERTY MANAGEMENT:             RREEF Management Company


U/W NET CASH FLOW:               $12,511,359


APPRAISED VALUE:                 $159,500,000

CUT-OFF DATE LTV:                25.7%(3)

MATURITY DATE LTV:               25.7%(3)

U/W DSCR:                        4.85x(3) (4)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Represents the senior A-Note portion of an $80,000,000 loan. The A-Note is further divided into a 10-Year tranche in the amount of $25,625,000 and a 7-Year tranche in the amount of $15,375,000.

(2) The Bear Creek Village Shopping Center property is a combined fee and leasehold interest.

(3)   Based on allocated portion of the A-Note original balance.

(4)   Weighted average.

----------------------- --------------- ------------ ----------- -------- ----------- ------------ ------------------

                                                                  SQUARE   LOAN PSF
                                        JURISDICTION   PROPERTY  FEET OR   OR UNIT
      PROPERTY NAME           CITY        OR STATE       TYPE      UNITS      (1)       OCCUPANCY  MAJOR TENANT (4)
      -------------           ----        --------       ----      -----    -----       ---------  -------------
Demonet Building        Washington           DC         Office     94,893    $64.81     88.5% (3)    Birch Horton
                                                                                                        Bittner

Dallas Industrial       Carrollton,          TX       Industrial  561,920     $9.67   93.8% (3)(6) Servicecraft, LLC
Portfolio               Farmers Branch
                        and Richardson

Lakeridge at the Moors  Miami                FL      Multifamily    175    $18,303.57   90.9% (2)         NAP

Pointe at Crystal Lake  Pompano Beach        FL      Multifamily    292    $17,200.34   91.1% (3)         NAP

Bear Creek Village      Redmond              WA         Retail    175,040    $36.31     98.2% (3)       Safeway
Shopping Center

I-290 Industrial Park   Northborough         MA       Industrial  576,644    $13.24     94.9% (3)   USCO Logistics
                                                                                                       Services

Marley Run Apartments   Pasadena             MD      Multifamily    336    $21,430.43   95.8% (3)         NAP
----------------------- --------------- ------------ ----------- -------- ----------- ------------ ------------------


----------------------- ------ -------- -----------

                               RENT PSF
                               OR UNIT      LEASE
      PROPERTY NAME     % NRSF    (5)    EXPIRATION
      -------------     ------ --------  ----------
Demonet Building        10.7%    $33.10  11/30/2003


Dallas Industrial       20.7%    $3.20   11/30/2006
Portfolio


Lakeridge at the Moors   NAP    $938.25      NAP

Pointe at Crystal Lake   NAP    $875.42      NAP

Bear Creek Village      26.2%    $3.28    9/01/2006
Shopping Center

I-290 Industrial Park   15.1%    $5.50    5/31/2003


Marley Run Apartments    NAP    $971.50      NAP
----------------------- ------ -------- -----------

(1)   Based on allocated portion of the A-Note original balance.

(2)   Occupancy is based on the rent roll dated 6/24/2002.

(3)   Occupancy is based on the rent roll dated 6/25/2002.

(4) The major tenant is the largest tenant in each of the respective commercial properties.

(5) For multifamily properties, rent per unit is based on the underwritten gross potential rent divided by the total number of units.

(6) A tenant representing 14.7% of the total NRA for the Dallas Industrial Portfolio has vacated its space but continues, and is obligated, to pay rent.

THE RREEF TEXTRON PORTFOLIO LOAN

         THE LOAN. The second largest loan is the RREEF Textron Portfolio, which is the senior A-Note portion of an $80,000,000 loan that also has a subordinate $39,000,000 B-Note portion. Both the A-Note and the B-Note are evidenced by seven separate notes that are cross-collateralized and cross-defaulted. The notes were further divided into two pari passu tranches: a 10-year tranche with a loan amount of $25,625,000 and a note rate of 6.37%; and a 7-year tranche with a loan amount of $15,375,000 and a note rate of 6.16%.

      THE BORROWERS. The borrowers are eight separate entities: TCIT Dallas Industrial, Inc., a Delaware corporation, TMT Bear Creek Shopping Center, Inc., a Delaware corporation, Bear Creek Village, L.L.C., a Delaware limited liability company, TMT Marley Run II, L.L.C., a Delaware limited liability company, TMT Pointe at Crystal Lake, Inc., a Delaware corporation, TMT Demonet, Inc., a Delaware corporation, TMT 290 Industrial Park, Inc., a Delaware corporation and TMT Lakeridge at the Moors, Inc., a Delaware corporation. The borrowing entities are owned and controlled by the Textron Master Trust, the pension fund of Textron, Inc., which is rated A by Fitch, A3 by Moody's and A by S&P. Textron, Inc. is a multi-industry company whose business segments include aviation, fastening systems, and industrial components and products. The Textron Master Trust is advised by RREEF, an institutional pension fund advisor founded in 1975.

    THE PROPERTIES.

      DEMONET BUILDING: The Demonet Building is a 94,893 SF Class "A-/B+" office building located in the Golden Triangle area of Washington, D.C. The improvements, constructed in 1984, consist of a four-story and 12-story building with an underground three-level parking garage. The property is located on the southeast corner of Connecticut Avenue and M Street.

      DALLAS INDUSTRIAL PORTFOLIO: The portfolio is comprised of five separate industrial properties located in Texas. The Carrolton property is a 241,354 SF one-story warehouse constructed in 1985 and located approximately 16 miles northwest of the Dallas central business district ("CBD"). The Farmers Branch property is an 82,464 SF one-story warehouse constructed in 1971 and is located approximately 11 miles north of the Dallas CBD. The first Richardson property is Exchange Drive, a 54,731 SF one-story industrial flex building constructed in 1979. The second Richardson property is Glenville Drive, which consists of two one-story industrial flex buildings totaling 67,200 SF constructed in 1979. The third Richardson property is Commerce Drive, which consists of two one-story industrial flex buildings totaling 116,171 SF constructed in 1980. All three of the Richardson properties are located approximately 13 miles northeast of the Dallas CBD.

      LAKERIDGE AT THE MOORS: Lakeridge at the Moors is a 175-unit garden style apartment complex located in Miami, Florida, approximately 20 miles northwest of the Miami CBD. The improvements, constructed in 1991, consist of four three-story buildings. The unit mix consists of 50 one-bedroom/one-bath units containing 775 SF and 125 two-bedroom/two-bath units containing 1,050 SF. Units feature covered patios and balconies, vaulted ceilings, and washers and dryers. The property amenities include a swimming pool, sun deck, fitness center, fishing pier and barbecue area. All of South Florida's major highways, including the Palmetto Expressway, I-95, I-75 and Florida's Turnpike, are accessible from the property.

      POINTE AT CRYSTAL LAKE: Pointe at Crystal Lake is a 292-unit garden style apartment complex located in Pompano Beach, Florida, approximately three miles north of downtown Pompano Beach. The improvements, constructed in 1988, consist of 21 two-story buildings. The unit mix consists of 88 one-bedroom/one-bath units containing 790 SF, 160 two-bedroom/two-bath units containing 960 SF and 44 three-bedroom/two-bath units containing 1,170 SF. Units feature private balconies, and washers and dryers. The property amenities include two swimming pools and spas with sun decks, lighted tennis courts, racquetball courts, a fitness center and various other lakefront amenities. The property can access major thoroughfares in Florida giving it local and regional accessibility.

      BEAR CREEK VILLAGE SHOPPING CENTER: Bear Creek Village Shopping Center is a 175,040 SF grocery-anchored shopping center located in Redmond, Washington, approximately 15 miles east of the Seattle CBD. The improvements, constructed in 1976 and renovated in 1987, consist of six one-story buildings. The property is 98.2% occupied by 30 tenants. Safeway, the largest tenant at the property, occupies 45,938 SF and is rated Baa2 by Moody's and BBB by S&P.

      I-290 INDUSTRIAL PARK: I-290 Industrial Park is a 576,644 SF industrial park located in Northborough, Massachusetts, approximately 40 miles west of downtown Boston. The improvements, constructed in 1974 and 1980, consist of six one-story buildings. The property is served by highways I-90, I-495, I-290 and Routes 9 and 20. The predominant use of real estate in the area is for warehousing due to the location.

      MARLEY RUN APARTMENTS: Marley Run Apartments is a 336-unit apartment complex located in Pasadena, Maryland, approximately ten miles southeast of Baltimore. The improvements, constructed in 1990, consist of 18 two-and three-story buildings. The unit mix consists of 200 one-bedroom/one-bath units containing between 654 and 767 SF and 136 two-bedroom/two-bath units containing between 945 and 1,073 SF. Units feature balconies, patios or sunrooms, vaulted ceilings, and washers and dryers. The property amenities include a swimming pool with sunning pavilion, a lighted tennis court, a fitness center and a playground. The property offers access to I-695 that connects to Baltimore to the north and Annapolis to the south.

      PROPERTY MANAGEMENT. The properties are managed by RREEF Management
Company.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      RELEASE AND SUBSTITUTION PROVISIONS. The borrower under the RREEF Textron Portfolio may obtain a release of any of the RREEF Textron Portfolio Properties (not to exceed four properties in the aggregate or two properties in any one year) upon the satisfaction of various conditions set forth in the related loan documents, including: (i) payment of the release price, in an amount equal to 110% of the allocated loan amount applicable to the property to be released,
(ii) payment of the applicable prepayment premium, (iii) maintenance of certain debt service coverage and loan-to-value ratios with respect to the remaining properties, and (iv) under certain conditions set forth in the loan documents, consent of the RREEF Textron Portfolio B-Note holder (currently, Prudential Insurance Company of America). In addition, upon satisfaction of certain criteria set forth in the loan documents, the borrower may replace up to five of the RREEF Textron properties with substitute properties during the loan term.

       ADDITIONAL A-NOTE AND B-NOTE INFORMATION. The RREEF Textron Portfolio Mortgage Loan (A-Note) and the RREEF Textron Portfolio B-Note Loan (B-Note) are subject to an agreement among noteholders. For so long as no monetary event of default or other material event of default exists with respect to the loans, and the loans are not being specially serviced, payments of interest and principal will be made on the A-Note and the B-Note on a pro rata basis. Upon an event of default under the RREEF Textron Portfolio Loan, the holder of the B-Note will be entitled to cure the default for an additional five days beyond any permitted grace period, in which event payments of interest and principal on the A-Note and B-Note will be made on a pro rata basis. However, for as long as a monetary event of default or other material event of default exists with respect to the loans or the loans are being specially serviced, the agreement among noteholders requires that all amounts received in respect of the loans will be applied: first, to cover, or to reimburse various parties for, servicing advances/expenses relating to the loans; second, to pay principal and interest (other than Default Interest) due on the A-Note; third, to pay principal and interest (other than Default Interest) on the B-Note; fourth, to pay any yield maintenance charge or other prepayment premium payable on the A-Note; fifth, to pay any yield maintenance charge or other prepayment premium on the B-Note; sixth, to pay Default Interest on the A-Note; seventh, to pay Default Interest on the B-Note; and eighth, to allocate any remaining amounts between the A-Note and the B-Note on a pro rata basis. In the event that there exists a payment default under the RREEF Textron Portfolio Mortgage Loan that continues for 90 days or more, or the A-Note becomes specially serviced, the holder of the B-Note will be entitled to purchase the A-Note from the trust at a price generally equal to the principal balance plus accrued interest. The holder of the B-Note is not required to pay any prepayment premium in connection with such purchase.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 -- 50 DANBURY ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                     PMCF

ORIGINAL BALANCE:               $38,000,000

CUT-OFF DATE BALANCE:           $38,000,000

FIRST PAYMENT DATE:             10/01/2002

INTEREST RATE:                  6.400%

AMORTIZATION:                   2 years Interest Only and 25 years thereafter

ARD:                            9/01/2012

HYPERAMORTIZATION:              After the ARD, the interest rate steps up to
                                the greater of 6.400% plus 2% or the treasury rate plus 2%.

MATURITY DATE:                  9/01/2029

EXPECTED MATURITY/ARD BALANCE:  $31,978,504

SPONSORS:                       Jonathan Davis and Paul Marcus

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                26-month lockout from date of origination with
                                U.S. Treasury defeasance for the following 90 months and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER SF:       $173.48

UP-FRONT RESERVES:              RE Tax:                $87,180
                                Other: (1)             $1,049,211


ONGOING RESERVES:               RE Tax:                $29,060/month
                                Replacement:           $3,651/month

                                FutureTI/LC:           $19,000/month(2)

LOCKBOX:                        Hard (A/B), In-Place

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Wilton, CT

YEAR BUILT/RENOVATED:            1960/2001

OCCUPANCY: (3)                   96.1%

SQUARE FOOTAGE:                  219,041


THE COLLATERAL:                  A two-story Class A condominium office
                                 property.

OWNERSHIP INTEREST:              Fee


MAJOR TENANTS                    % NRSF        RENT PSF     LEASE EXPIRATION
-------------                    ------        --------     ----------------
D.L. Ryan Companies, Ltd.        47.6%          $30.25         8/31/2012

AIG Financial Products           29.9%          $26.70         3/31/2017
Corporation


PROPERTY MANAGEMENT:             Davis Management Corporation


U/W NET CASH FLOW:               $4,149,428


APPRAISED VALUE:                 $50,800,000

CUT-OFF DATE LTV:                74.8%

MATURITY/ARD DATE LTV:           62.9%

U/W DSCR: (4)                    1.68x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Borrower assigned to lender the letter of credit posted by D.L. Ryan Companies, Ltd. as a security deposit. The letter of credit will be reduced in accordance with the terms of the D.L. Ryan Companies, Ltd. lease to $786,908 at the beginning of the fourth year of the loan term.

(2) Commencing 5/01/2007, a TI/Leasing reserve will be established into which the borrower will be required to deposit $19,000/month up to a $3,200,000 cap during the loan term.

(3)   Occupancy is based on the rent roll dated 6/26/2002.

(4) U/W DSCR is calculated based on the interest only period. U/W DSCR calculated based on the payments after the interest only period, which include amortization, will be 1.36x.

THE 50 DANBURY ROAD LOAN

         THE LOAN. The third largest loan is evidenced by a promissory note and is secured by a first mortgage on 50 Danbury Road located in Wilton, Connecticut.

         THE BORROWER. The borrower is Wilton 50, LLC, a Delaware limited liability company. The borrower owns no material assets other than the property and related interests. The borrower is wholly owned by DIV 50, LLC, a Massachusetts limited liability company, which is controlled by Paul Marcus and Jonathan Davis, as managers. Paul R. Marcus is a principal of The Davis Companies and the president of Davis Investment Ventures, Inc. He has been in the real estate business for over 20 years and has been involved in the acquisition, planning, design and construction of over eight million square feet of office, research and development space, 2,000 hotel rooms, medical laboratory projects and mixed use developments. Jonathan G. Davis is the founder and principal of The Davis Companies. His firm has renovated and developed over $800 million of real property and has offices in Boston and Connecticut.

      THE PROPERTY. 50 Danbury Road is a Class "A" condominium office property, located in Wilton, CT, approximately 40 miles northeast of New York City.

      The property consists of a single two-story condominium office building containing 219,041 SF of office space. Common facilities of the property include a 237-space parking garage, connected to the building by an enclosed bridge, a surface parking lot, and basketball, volleyball and tennis courts. The property was constructed in 1960 and underwent a total of approximately $48 million in renovations in 1988 ($30 million) and in 2001 ($18 million).

      50 Danbury Road is currently 96% occupied by 6 tenants, including D.L. Ryan Companies, Ltd. and AIG Financial Products Corporation.

      SIGNIFICANT TENANTS: The largest tenant, D.L. Ryan Companies, Ltd., is a privately owned marketing company. It occupies 104,229 SF (47.6% of the total
NRA) under a lease for $30.25 PSF expiring in August 2012. D.L. Ryan Companies, Ltd. uses the property as its headquarters.

      AIG Financial Products Corporation ("AIG") is the second largest tenant, occupying 65,584 SF (29.9% of the total NRA) under a lease for $26.49 PSF expiring in March 2017. AIG is rated Aaa by Moody's and AAA by S&P. It is a U.S.-based international insurance and financial services organization and a major underwriter of commercial, industrial, and life insurance in the U.S.

      Alea North American Company is the third largest tenant, occupying 20,737 SF, (9.5% of the total NRA) under a lease for $33.25 PSF expiring in March 2012. Alea North American Company is a global multi-line re-insurer/insurer. It is rated A- by S&P.

      PROPERTY MANAGEMENT. The property is managed by Davis Management Corporation, an affiliate of the borrower.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. The borrower has a reimbursement obligation to AIG, which funded the construction of the 237-space garage at a cost of $4,085,000 (the "Garage Cost"). If AIG is not fully reimbursed by 2015, the last payments of the base rent during AIG's original lease term, in an amount equal to the unreimbursed Garage Costs, will be eliminated. An affiliate of the borrower that owns a contiguous parcel on which it intends to construct a new office building (and any transfers of such affiliate) is prohibited from constructing any such building until such time as the borrower has either paid or collateralized the Garage Costs (in the form of cash or letter of credit). If the borrower does not satisfy this obligation, the unreimbursed Garage Costs become a recourse obligation under the recourse guarantee.

      RELEASE PROVISION. Subject to satisfaction of the conditions set forth in the loan documents, including compliance with all laws, the borrower may release an immaterial portion of the property from the mortgage in connection with a boundary line adjustment.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 -- CRANSTON PARKADE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                       BSCMI

ORIGINAL BALANCE:                 $25,350,000

CUT-OFF DATE BALANCE:             $25,311,005

FIRST PAYMENT DATE:               9/01/2002

INTEREST RATE:                    6.750%

AMORTIZATION:                     360

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    8/01/2007

EXPECTED MATURITY BALANCE:        $23,966,239

SPONSOR(S):                       Joseph Paolino Jr. & Neil Ellis

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  24-month lockout after the date of
                                  securitization with U.S. Treasury defeasance for the 33 months following and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER SF:         $ 97.64

UP-FRONT RESERVES:                RE Tax:                $79,340
                                  Insurance:             $11,543
                                  Replacement:           $3,240
                                  Debt Service:          $82,000
                                  Other: (1)             $1,375,000

ONGOING RESERVES:                 RE Tax:                $39,670/month
                                  Insurance:             $5,771/month
                                  Replacement:           $3,240/month
                                  TI/LC:                 $8,333/month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored

LOCATION:                         Cranston, RI

YEAR BUILT/RENOVATED:             2001/NAP

OCCUPANCY: (2)                    96.6%

SQUARE FOOTAGE:                   259,218


THE COLLATERAL:                   A grocery-anchored neighborhood shopping
                                  center

OWNERSHIP INTEREST:               Fee



MAJOR TENANTS                     % NRSF        RENT PSF     LEASE EXPIRATION
-------------                     ------        --------     ----------------
Kmart                              40.0%          $9.85         5/31/2027
Stop & Shop                        25.5%         $17.94         11/30/2021
AJ Wright                          9.1%           $8.50         3/31/2012


PROPERTY MANAGEMENT:              Paolino Management, LLC




U/W NET CASH FLOW:                $3,034,829

APPRAISED VALUE:                  $35,000,000

CUT-OFF DATE LTV:                 72.3%

MATURITY DATE LTV:                68.5%

U/W DSCR:                         1.54x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) At loan closing, the Borrower escrowed $1.375 million. An additional $760,000 will be collected through a cash flow sweep. $825,000 will be released when Kmart affirms its lease in bankruptcy court provided the property has a debt service coverage ratio of at least 1.25x; the remaining funds will be released when Kmart has emerged from bankruptcy and provides a new estoppel and provided the property has a debt service coverage ratio of at least 1.25x.

(2)   Occupancy is based on the rent roll dated 7/28/2002.

THE CRANSTON PARKADE LOAN

      THE LOAN. The fourth largest loan is secured by first priority mortgage on the Cranston Parkade, a newly constructed community shopping center located in Cranston, Rhode Island.

      THE BORROWER. The borrower is Cranston/BVT Associates Limited Partnership, a Rhode Island limited partnership. The borrower owns no material assets other than the properties and related interests. The sponsors for this transaction are Joseph Paolino, Jr. and Neil Ellis. Mr. Paolino has worked in his family real estate business since 1973. Mr. Paolino is the former mayor of Providence, Rhode Island. Mr. Ellis is a principal of First Hartford Realty Corporation. This company has developed approximately 4.8 million SF of shopping center space, 3.6 million SF of industrial space,602,000 SF of office buildings, and 5,365 housing units.

      THE PROPERTY. Cranston Parkade is a new anchored community shopping center located in Cranston, Rhode Island. Cranston is situated within an approximate 10-minute drive from Providence, Rhode Island's largest city and the state capital. The property was completed in 2001 and consists of two Class A retail buildings totaling 259,218 square feet. The center is anchored by a Super Stop & Shop, Kmart and AJ Wright. The property is 96.6% occupied with a mixture of national and local tenants, with a majority of the space expiring after the loan term.

      Cranston is a well established in-fill community. The property is situated on the south side of Garfield Avenue directly adjacent to a new Lowe's Home Improvement Center and just east of a recently constructed exit for Route 10. Route 10 is a feeder road to I-295 and I-95, the two major interstates in the Providence MSA. According to the appraiser, average occupancy for the five most competitive centers in the area is 97%. The site is approximately 27 acres and contains approximately 1,000 parking spaces (3.9 per 1,000 square feet).

      SIGNIFICANT TENANTS: The property is 96.6% occupied by a total of 14 tenants.

      Kmart occupies 103,672 SF (40.0% of the total NRA) under a lease for $9.85 PSF expiring in 2027. On January 22, 2002, Kmart Corporation filed Chapter 11 bankruptcy. Since that time, Kmart obtained $2.0 billion in financing to fund their operation through the bankruptcy process. The Cranston store opened in November of 2001 and based on the first 36 weeks of operations, annualized sales are $170 PSF. In addition, the loan is structured with an upfront escrow of $1.375 million and a cash-flow sweep totaling approximately $760,000. These funds equate to 24 months of Kmart's base rent.

      Stop & Shop occupies 66,078 SF (25.5% of the total NRA) under a lease for $17.94 PSF expiring in 2021. Stop & Shop is a wholly owned subsidiary of Royal Ahold NV. Royal Ahold NV, in turn, is a wholly owned subsidiary of Koninklijke Ahold NV (rated Baa1 by Moody's and BBB+ by S&P). Stop & Shop currently operates 321 grocery stores throughout New England, New York and New Jersey. Sales at the Cranston store are approximately $405 PSF.

      AJ Wright occupies 23,696 SF (9.1% of the total NRA) under a lease for $8.50 PSF expiring in 2012. AJ Wright is the newest retail chain of the TJX Companies, Inc., the parent of T.J. Maxx and Marshall's stores. TJX Companies Inc. is rated A3 by Moody's and A- by S&P. TJX opened 20 AJ Wright Stores in fiscal 2002 bringing their total up to 45.

      PROPERTY MANAGEMENT. The property is managed by Paolino Management, LLC, and entity controlled by Joseph Paolino, Jr.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 -- FIFTH THIRD CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                     PMCC

ORIGINAL BALANCE:               $25,000,000

CUT-OFF DATE BALANCE:           $24,977,001

FIRST PAYMENT DATE:             10/01/2002

INTEREST RATE:                  6.410%

AMORTIZATION:                   360 months

ARD:                            9/01/2012

HYPERAMORTIZATION:              After the ARD, the interest rate steps up to
                                the greater of 6.410% plus 2% or the treasury rate plus 2%.

MATURITY DATE:                  9/01/2032

EXPECTED MATURITY/ARD BALANCE:  $21,492,428

SPONSOR:                        Danis Properties Co., Inc.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                26-month lockout from date of origination with
                                U.S. Treasury defeasance for the following 90 months and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER UNIT:     $84.71

UP-FRONT RESERVES:              RE Tax:                $146,851
                                Insurance:             $67,136

ONGOING RESERVES:               RE Tax:                $41,957/month
                                Insurance:             $6,103/month
                                Replacement:           $4,910/month
                                Leasing: (1)           $31,750/month
                                Future: (2)

LOCKBOX:                        Hard (A/B), In-Place
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               CBD Office

LOCATION:                        Dayton, OH

YEAR BUILT/RENOVATED:            1989/NAP

OCCUPANCY: (3)                   86.1%

SQUARE FOOTAGE:                  294,850


THE COLLATERAL:                  A 20-story Class A office building

OWNERSHIP INTEREST:              Fee


MAJOR TENANT                     % NRSF        RENT PSF     LEASE EXPIRATION
------------                     ------        --------     ----------------
Fifth Third Bank                  36.0%         $22.85         11/30/2009





PROPERTY MANAGEMENT:             NAI Larry Stein Realty


U/W NET CASH FLOW:               $2,653,172

APPRAISED VALUE:                 $35,000,000

CUT-OFF DATE LTV:                71.4%

MATURITY/ARD DATE LTV:           61.4%

U/W DSCR:                        1.41x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Subject to a $1,500,000 cap.

(2) The borrower is required to post a $250,000 letter of credit in November 2008 if Fifth Third Bank has not extended its lease. If the borrower fails to provide this letter of credit or the lease is not extended by May 2009, an additional leasing reserve will be established into which the borrower will be required to deposit $18,993 per month.

(3)  Occupancy is based on the rent roll dated 8/01/2002.

THE FIFTH THIRD BANK LOAN

         THE LOAN. The fifth largest loan is evidenced by a promissory note and is secured by a first mortgage on the Fifth Third Center located in Dayton, Ohio.

      THE BORROWER. The borrower is Fifth Third Center, Inc., an Ohio corporation. The borrower owns no material assets other than the property and related interests. The loan sponsor, Danis Properties Co., Inc. ("DPC"), owns 100% of Danis Fifth Third Center Holding Company, Inc., which owns 100% of the borrower. DPC owns 10 office, four industrial and two retail properties comprising approximately 1,000,000 square feet of space. DPC is wholly owned by Tom Danis through his 100% ownership of The Danis Companies.

      THE PROPERTY. The property is a Class "A", 294,850 SF office building located in the CBD of Dayton, OH, approximately 30 miles northeast of Cincinnati. Built in 1989, the building is constructed of structural steel with a granite and concrete exterior curtain wall, and includes a 148-space, two-level underground parking garage.

      Fifth Third Center is currently 86.1% occupied by a total of 27 tenants.

      SIGNIFICANT TENANTS: Fifth Third Bank occupies 105,925 SF (36% of the total NRA) under a lease for $22.85 PSF expiring in November 2009. The lease contains four five-year renewal options. This company operates 16 affiliate banks and other financial service subsidiaries principally in Ohio, Kentucky, Indiana, Illinois, Michigan, West Virginia and Florida, while using the subject property as its regional headquarters. Fifth Third Bank is rated Aa2 by Moody's and AA- by S&P.

      Additional tenants at the property include PaineWebber, Inc. (19,124 SF), General Services Administration (14,394 SF), Ernst & Young (11,975 SF), Morgan Stanley Dean Witter (9,558 SF) and McDonald & Company (7,477 SF).

      PROPERTY MANAGEMENT. The property is managed by NAI Larry Stein Realty, an affiliate of the borrower. NAI Larry Stein Realty, a wholly owned subsidiary of DPC, has been providing management services since 1958 and currently is responsible for managing approximately 3,000,000 SF of commercial space, including the 1,000,000 SF owned by DPC.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Contemporaneous with the funding of the first mortgage loan, Prudential Mortgage Capital Company, LLC, funded a mezzanine loan in the amount of $1,250,000. The borrower under the mezzanine financing is Danis Fifth Third Center Holding Company, Inc., the entity that wholly owns the mortgage borrower. The mezzanine loan is secured by an equity interest in the mortgage borrower and is a 10-year, fully amortizing loan with an interest rate of 11.0%. The mezzanine lender has agreed that it shall not exercise its rights to foreclose upon the pledged equity interests in the mortgage borrower unless both rating agencies have confirmed that the resulting transfer of such equity interests would not result in a downgrade, qualification or withdrawal of the ratings on any of the outstanding certificates, unless the transferee is an "institutional lender" the property will be managed by an experienced property manager and, if not then in place, a hard lockbox is implemented promptly after such transfer is completed. In the event the Fifth Third Center Mortgage Loan has been accelerated, any enforcement action has been commenced under the related loan documents or the Fifth Third Center Mortgage Loan becomes specially serviced, the mezzanine lender will be entitled to purchase the Fifth Third Center Mortgage Loan from the trust at a price generally equal to the principal balance, accrued interest and other amounts then due.

      ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 6 -- MOUNTAIN SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                      PMCF

ORIGINAL BALANCE:                $24,625,000

CUT-OFF DATE BALANCE:            $24,444,197

FIRST PAYMENT DATE:              2/01/2002

INTEREST RATE:                   6.760%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   1/01/2012

EXPECTED MATURITY BALANCE:       $21,367,298


SPONSOR:                         CT Operating Partnership, L.P.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 34-month lockout from date of origination with
                                 U.S. Treasury defeasance for the following 82 months and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER SF:        $89.48

UP-FRONT RESERVES:               RE Tax:                $294,665
                                 Insurance:             $21,651
                                 Other: (1)             $625,000

ONGOING RESERVES:                RE Tax:                $58,933/month
                                 Replacement:           $4,553/month
                                 TI/Leasing:            $16,800/month
                                 Future: (2)

LOCKBOX:                         Hard (A/B), In-Place
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Upland, CA

YEAR BUILT/RENOVATED:            1988/NAP

OCCUPANCY: (3)                   94.3%

SQUARE FOOTAGE:                  273,189


THE COLLATERAL:                  Anchored retail center consisting of five
                                 single-story buildings.

OWNERSHIP INTEREST:              Fee



MAJOR TENANTS                    % NRSF        RENT PSF     LEASE EXPIRATION
-------------                    ------        --------     ----------------
The Home Depot (4)                37.7%         $10.23         1/31/2009
Von's                             23.3%          $9.95         12/31/2008
Staples                           8.8%          $13.00         8/31/2008


PROPERTY MANAGEMENT:             CT Operating Partnership, L.P.


U/W NET CASH FLOW:               $2,717,437


APPRAISED VALUE:                 $33,000,000

CUT-OFF DATE LTV:                74.1%

MATURITY DATE LTV:               64.7%

U/W DSCR:                        1.42x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) A $625,000 reserve was established at closing in connection with the former Cigarettes Cheaper space (0.4% of the total NRA) and the space leased by Casual Male (1.10% of the total NRA), which is currently in bankruptcy. $250,000 of the reserve is allocated to the Cigarettes Cheaper space and is to be held by the lender until such time as the 1,200 SF former Cigarettes Cheaper space is leased to a new tenant on the terms set forth in the deed of trust. $375,000 is allocated to the Casual Male space and is to be held until such time as either (a) a final order of the bankruptcy court affirming the existing lease of the Casual Male space is received by the lender, or (b) a replacement lease for the Casual Male space is executed on the terms set forth in the deed of trust. In addition, the respective reserves are not to be released until such time as (i) the tenants have opened for business, have commenced and continue to pay rent, and have delivered an estoppel to the lender; and (ii) the borrower delivers satisfactory evidence to the lender that all leasing costs relating to the said tenants have been paid in full.

(2) Commencing on 9/1/2003, the borrower is required make monthly payments of $18,571 in connection with the Home Depot tenant, $11,066 in connection with the Von's space and $5,109 in connection with the Staples space. These payments, which relate to potential rollover costs, will continue through 8/01/2008 unless the borrower satisfies certain conditions set forth in the deed of trust.

(3)   Occupancy is based on the rent roll dated 5/31/2002.

(4) The Home Depot occupies 2 contiguous units. The first unit consists of 98,064 SF at a base rent of $9.85 PSF NNN expiring 1/31/2009 and the second unit consists of 4,800 SF at a base rate of $18.00 PSF NNN expiring 3/31/2007.

THE MOUNTAIN SQUARE SHOPPING CENTER LOAN

      THE LOAN. The sixth largest loan is evidenced by a promissory note and is secured by a deed of trust on the Mountain Square Shopping Center located in Upland, California.

      THE BORROWER. The borrower is CT Realty Properties Finance II, LLC, a Delaware limited liability company. The borrower owns no material assets other than the property and related interests. The borrower is controlled by Center Trust, Inc., a publicly traded REIT (NYSE: CTA). Center Trust conducts substantially all of its operations through CT

Operating Partnership, L.P., the loan sponsor. Center Trust's portfolio consists of 31 community shopping centers, two regional malls and two single tenant facilities with all properties aggregating to approximately 7.9 million square feet of retail space.

      THE PROPERTY. Mountain Square Shopping Center is an anchored retail center located in Upland, California, approximately 35 miles east of Los Angeles. The property is situated within the Inland Empire, which is comprised of San Bernardino and Riverside Counties and represents the largest geographical MSA in the United States. The estimated 2000 population of the Inland Empire was 3,190,294.

      The property consists of five single-story buildings containing 273,189 SF of retail space. Approximately $500,000 was invested in 2002 in the property to enhance architectural features, aesthetics and landscaping.

      Mountain Square Shopping Center is currently 94% occupied by a total of 24 tenants. Of these 24 tenants, tenants accounting for approximately 70% of the space are either investment grade or have an investment grade parent. Over 62% of the space is occupied by tenants that have been at the property for at least 12 years.

       SIGNIFICANT TENANTS: The Home Depot occupies 102,864 SF (37.7% of the total NRA) under two leases with 98,064 SF at $9.85 PSF NNN and 4,800 SF at $18.00 PSF NNN. The Home Depot is rated AA by Fitch, Aa3 by Moody's and AA by S&P. The 98,064 SF lease expires in January 2009 and the other lease expires in March 2007.

       Von's occupies 63,748 SF (23.3% of the total NRA) under a lease for $9.95 PSF NNN expiring in December 2008. Von's is owned by Safeway, a large North American food and drug chain which is rated Baa2 by Moody's and BBB by S&P. The company operates approximately 1,733 stores under the Safeway, Von's, Dominick's, Randall's and Tom Thumb names.

      Additional tenants at the property include Staples (24,133 SF), which is rated BBB+ by Fitch, Baa2 by Moody's and BBB- by S&P, Factory 2 U Stores (18,000
SF), and Starbucks (1,300 SF).

      PROPERTY MANAGEMENT. The property is managed by CT Operating Partnership, L.P., the loan sponsor and an affiliate of the borrower. CT Operating Partnership, L.P., is a subsidiary of Center Trust, Inc.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 -- CITYVIEW CENTRE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                      PMCF

ORIGINAL BALANCE:                $24,325,000

CUT-OFF DATE BALANCE:            $24,288,988

FIRST PAYMENT DATE:              9/01/2002

INTEREST RATE:                   6.910%

AMORTIZATION:                    360 months

ARD:                             8/01/2012

HYPERAMORTIZATION:               After the ARD, the interest rate steps up to
                                 the greater of 6.910% plus 2% or the treasury rate plus 2%.

MATURITY DATE:                   8/01/2032

EXPECTED MATURITY/ARD BALANCE:   $21,201,148


SPONSOR:                         Jeffrey L. Olyan

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 27-month lockout from date of origination with
                                 U.S. Treasury defeasance for the following 89 months and open thereafter until loan maturity.



CUT-OFF DATE LOAN PER SF:        $68.94

UP-FRONT RESERVES:               RE Tax:                $547,952
                                 Insurance:             $95,725
                                 Replacement: (1)       $140,000
                                 Leasing: (2)           $325,000

ONGOING RESERVES:                RE Tax:                $68,494/month
                                 Insurance:             $7,977/month

LOCKBOX:                         Springing (3)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Fort Worth, TX

YEAR BUILT/RENOVATED:            1987

OCCUPANCY: (4)                   92.7%

SQUARE FOOTAGE:                  352,300



THE COLLATERAL:                  A grocery-anchored community shopping center
                                 with five single-story buildings, two
                                 restaurant pads and two out parcels

OWNERSHIP INTEREST:              Fee



MAJOR TENANTS                    % NRSF        RENT PSF     LEASE EXPIRATION
-------------                    ------        --------     ----------------
Tom Thumb                         15.8%          $8.00         11/30/2013
Academy Sport                     12.8%          $4.00         3/31/2008
Loews Ft. Worth                   10.5%          $2.02         12/31/2027

PROPERTY MANAGEMENT:             Freehold Management, Inc.


U/W NET CASH FLOW:               $2,636,330


APPRAISED VALUE:                 $32,000,000

CUT-OFF DATE LTV:                75.9%

MATURITY DATE/ARD LTV:           66.3%

U/W DSCR:                        1.37x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) An initial deposit in the amount of $140,000 was collected at closing for the future repair or replacement of items identified in the engineering report. If the reserve balance falls below $140,000, the borrower is required to escrow $5,833/month until the balance reaches $140,000.

(2) An initial deposit in the amount of $325,000 was taken at closing to cover any future tenant improvements and leasing costs. If the reserve balance falls below $325,000, the borrower is required to escrow $16,300/month until the reserves balance reaches $325,000. On the payment date that is 16 months prior to the ARD, (i) if Tom Thumb's lease is not renewed, or replaced with a new lease, in each case, for a term that extends at least five years beyond the ARD, and (ii) the balance of the reserve is not at least $500,000, a cash sweep will occur with all excess cash flow deposited into the leasing reserve until the balance reaches $500,000. In addition, if (i) Tom Thumb ceases to operate or terminates its lease, or
      (ii) on the payment date that is 12 months prior to the ARD, Tom Thumb's lease has not been renewed or replaced with a new lease, in each case, for a term extending at least five years beyond the ARD, and the reserve balance is less than $650,000, then a cash sweep will occur with all excess cash flow deposited into the leasing reserve until the balance reaches $650,000.

(3) The cash management agreement provides that a lockbox will be established upon any of the following events occurring: (i) an event of default under the loan documents, (ii) on the payment date that is 16 months prior to the ARD, if Tom Thumb's lease is not renewed or replaced with a lease that extends at least five years beyond the ARD and the balance of the leasing reserve is less than $500,000, (iii) Tom Thumb ceases to operate or terminates its lease, or (iv) on the payment date that is at least 12 months prior to the ARD, Tom Thumb's lease has not been renewed or replaced with a lease that extends at least five years beyond the ARD, and the leasing reserve balance is less than $650,000.

(4)   Occupancy is based on the rent roll dated 6/01/2002.

THE CITYVIEW CENTRE LOAN

      THE LOAN. The seventh largest loan is evidenced by a promissory note and is secured by a deed of trust on the Cityview Centre located in Fort Worth, Texas.

      THE BORROWER. The borrower is RPI Bryant Irvin, Ltd., a Texas limited partnership. The borrower owns no material assets other than the property and related interests. The borrower is controlled by Jeffrey L. Olyan. Mr. Olyan has in excess of 15 years experience owning, managing and financing commercial and industrial real estate in the U.S. and Canada. Mr. Olyan is the president of Retail Plazas, Inc., a full service leasing and acquisition firm specializing in acquiring, managing and leasing retail properties in the U.S.

      THE PROPERTY. Cityview Centre is a grocery-anchored retail center located in Fort Worth, Texas. Population within a five-mile radius is over 219,000 with an estimated 2001 average household income of $61,000. The subject property is situated on Bryant Irvine Road, which has an average traffic count in excess of 48,000 vehicles per day.

      The property consists of five single-story buildings connected to one another by breezeways, two restaurant pad buildings and two out parcels for which the land has been leased to the tenants. The first out parcel is occupied by a Loews Cinema (8 screens) and the second out parcel is under construction with the expectation that it will be completed and fully operational by the fall of 2002, as a Tom Thumb self-serve gas station. Tom Thumb is reportedly spending approximately $700,000 to improve the site. The improvements on these out parcels are not part of the collateral for the loan. Other tenants include Academy Sports (45,000 SF), Sylvan Learning (2,658 SF) and GMAC Mortgage (1,970
SF).

      Cityview Centre is currently 93% occupied by 55 tenants. As a percentage of gross potential rent, approximately 54% of the tenants (25 of 55) have regional or national operations. Twenty-one tenants, representing 46% of gross potential rent, have been at the subject property for five years or more.

      SIGNIFICANT TENANTS: Tom Thumb leases 55,800 SF (15.8% of the total NRA) under a lease for $8.00 PSF NNN expiring in 2013. Tom Thumb is owned by Safeway., a large North American food and drug chain which is rated Baa2 by Moody's and BBB by S&P. The company operates approximately 1,733 stores under the Safeway, Von's, Dominick's, Randall's and Tom Thumb names.

      Academy Sports occupies 45,000 SF (12.8% of the total NRA) under a lease for $4.00 PSF NNN expiring in March 2008. Academy Sports operates over 60 stores in seven states.

      Loews Ft. Worth occupies 37,045 SF (10.52% of the NRA) under a ground lease for $2.02 PSF NNN expiring in December 2027. This center has 8 screens and reported $129,519 per screen in revenue for 2001, excluding concessions.

      PROPERTY MANAGEMENT. The property is managed by Freehold Management, Inc., an affiliate of the borrower. Freehold Management, Inc. manages all of Mr. Olyan's Texas properties, which include 11 retail centers totaling approximately
1.8 million SF.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 8 -- SLO PROMENADE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                     BSCMI

ORIGINAL BALANCE:               $21,000,000

CUT-OFF DATE BALANCE:           $20,968,496

FIRST PAYMENT DATE:             9/01/2002

INTEREST RATE:                  6.855%

AMORTIZATION:                   360

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  8/01/2007

EXPECTED MATURITY BALANCE:      $19,878,266

SPONSOR(S):                     Kenneth P. Slaught and Richard L. Ridgway

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                47-month lockout from date of origination
                                with U.S. Treasury defeasance for the 12 months following and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER SF:       $120.96


UP-FRONT RESERVES:              RE Tax:                $129,385
                                Insurance:             $6,417



ONGOING RESERVES:               RE Tax:                $25,877/month
                                Insurance:             $6,416/month


LOCKBOX:                        In Place, Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored Retail

LOCATION:                         San Luis Obispo, CA

YEAR BUILT/RENOVATED:             1987/2000

OCCUPANCY:(1)                     100.0%

SQUARE FOOTAGE:                   173,347


THE COLLATERAL:                   A regional shopping center

OWNERSHIP INTEREST:               Fee




MAJOR TENANTS                     % NRSF        RENT PSF     LEASE EXPIRATION
-------------                     ------        --------     ----------------
Gottschalk's                      17.3%          $11.77         8/16/2020
Bed, Bath & Beyond                17.3%          $9.50          1/31/2011
Staples                           13.9%          $15.00         12/31/2015


PROPERTY MANAGEMENT:              Soboroff Partners




U/W NET CASH FLOW:                $2,270,652

APPRAISED VALUE:                  $28,400,000

CUT-OFF DATE LTV:                 73.8%

MATURITY DATE LTV:                70.0%

U/W DSCR:                         1.37x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated 6/18/2002.

THE SLO PROMENADE LOAN

      THE LOAN. The eighth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the SLO Promenade located in San Luis Obispo, California.

      THE BORROWERS. The borrowers are four separate single purpose entities. The borrowers own no material assets other than the property and related interests. The borrowers are each 45% controlled by Investec Corporation, a real estate investment and management company founded in 1983. Investec currently owns 17 retail shopping centers located throughout the central coast of California, totaling approximately 2,357,895 SF of retail space.

      THE PROPERTY. SLO Promenade is a class A, 251,350 SF regional shopping center located in the San Luis Obispo market. The collateral for the loan consists of 173,347 SF of NRA situated on 16.2 acres in five in-line retail buildings, five retail pads, and 2 restaurant pads. In addition, the shopping center includes a 78,000 SF Gottschalk's and a 196 room Embassy Suites Hotel that are not part of the collateral. The property underwent a comprehensive renovation and 100,000 SF expansion in 2000.

      The property is located at the Madonna Road interchange off of Interstate 101, which enjoys a traffic count of approximately 71,000 cars per day. San Luis Obispo is a coastal community situated midway between Los Angeles and San Francisco. The San Luis Obispo retail market is currently operating at greater than 95% occupancy with an average rent of between $17 to $25 PSF. San Luis Obispo is undergoing a period of residential growth, with approximately 2,500 homes in the planning stages within a 1-mile radius of the center.

      The center is fully occupied by national and regional tenants including Gottschalk's, Bed Bath & Beyond, Staples, Cost Plus, Payless, and Applebee's. Approximately 25% of the property's income is derived from investment grade tenants, and over 80% of the total space expires in 2010 or beyond.

      SIGNIFICANT TENANTS: The property is currently 100% occupied by 23 tenants.

      Gottschalk's Inc. occupies 30,000 SF (17.3% of the total NRA) under a lease for $11.77 PSF expiring in 2020. Gottschalk's is a regional department and specialty store chain that currently operates 73 full line Gottschalk's department stores located in six western states and 13 specialty apparel stores. The company had revenues of $723 million in fiscal year 2001.

      Bed Bath & Beyond Inc. (rated BBB- by S&P) occupies 30,000 SF (17.3% of the total NRA) under a lease for $9.50 PSF expiring in 2011. Bed Bath & Beyond is a nationwide operator of superstores selling domestics merchandise and home furnishings. The company currently has over 425 stores and reported revenues of approximately $2.4 billion in fiscal year 2001.

      Staples, Inc. (rated BBB- by S&P and Baa2 by Moody's) occupies 24,063 SF (13.9% of the total NRA) under a lease for $15.00 PSF expiring in 2015. Staples, Inc. is one of the nation's largest retailers of home office and workplace supplies and operates over 1,400 stores worldwide with over 29,000 employees. The company reported sales of approximately $10.7 billion in fiscal year ending January 31, 2002.

      PROPERTY MANAGEMENT. The property is managed by Soboroff Partners, an affiliate of the borrower.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 9 -- CNL RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                       BSCMI

ORIGINAL BALANCE:                 $21,000,000

CUT-OFF DATE BALANCE:             $20,955,145

FIRST PAYMENT DATE:               8/01/2002

INTEREST RATE:                    6.900%

AMORTIZATION:                     360

ARD:                              NAP

HYPERAMORTIZATION:                NAP

MATURITY DATE:                    7/01/2012

EXPECTED MATURITY BALANCE:        18,304,318

SPONSOR(S):                       Commercial Net Lease Realty, Inc.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  47-month lockout from date of origination
                                  with U.S. Treasury defeasance for the 72 months following and open thereafter until loan maturity.





CUT-OFF DATE LOAN PER SF:         $99.71



UP-FRONT RESERVES:                NAP


ONGOING RESERVES:                 RE Tax:                Springing
                                  Insurance:             Springing
                                  Replacement:           Springing
                                  TI/LC:                 Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                    BBB/NR

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Retail

PROPERTY SUB-TYPE:                Anchored

LOCATION:                         Various locations in Florida & Virginia

YEAR BUILT/RENOVATED:             1995 & 1997/NAP

OCCUPANCY:(1)                     100%

SQUARE FOOTAGE:                   210,155


THE COLLATERAL:                   Five free standing retail stores

OWNERSHIP INTEREST:               Fee



MAJOR TENANTS                     NRSF         RENT PSF     LEASE EXPIRATION
-------------                     ----         --------     ----------------
Kash N' Karry                     27.9%          $8.50        10/31/2016
Best Buy                          22.1%         $14.98         9/21/2017
Bed Bath & Beyond                 19.0%         $11.00         1/31/2013
Barnes & Noble                    16.7%         $22.83         2/01/2014
Borders Books                     14.3%         $23.91        11/30/2015


PROPERTY MANAGEMENT:              Commercial Net Lease Realty, Inc.



U/W NET CASH FLOW:                $2,784,665

APPRAISED VALUE:                  $33,350,000

CUT-OFF DATE LTV:                 62.8%

MATURITY DATE LTV:                54.9%

U/W DSCR:                         1.68x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated 5/01/2002.

(2) Springing reserves for real estate taxes and insurance are triggered upon a failure to pay by the tenants. Springing reserves for replacement reserves are triggered upon a failure to maintain the property. Springing reserves for tenant improvements and leasing commissions are triggered upon a transfer of ownership.


THE CNL RETAIL PORTFOLIO LOAN

      THE LOAN. The ninth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on five stand-alone retail stores located in Plantation, Florida, Brandon, Florida, Fort Lauderdale, Florida, Glen Allen, Virginia, and St. Petersburg, Florida.

      THE BORROWER. The borrower is Net Lease Realty VI, LLC, a Delaware limited liability company. The borrower owns no material assets other than the property and related interests. The borrower is 100% owned by Commercial Net Lease Realty, Inc., (NYSE: NNN), a publicly traded REIT that currently owns 354 properties in 39 states leased to 106 major retail tenants in 35 different lines of trade. As of September 6, 2002, Commercial Net Lease Realty, Inc. had a market capitalization of approximately $640 million and is rated Baa3 from Moody's and BBB- from S&P.

      THE PROPERTIES. The portfolio consists of five properties located in the suburbs of Fort Lauderdale, FL, Tampa, FL and Richmond, VA, each occupied by a national tenant on a triple-net lease expiring after the loan term. Each property is visible from major traffic junctures with prominent signage and corner locations.

      The Barnes & Noble in Plantation Florida consists of a 35,000 SF store built in 1995 across from the Broward Mall, a 998,625 SF super regional mall anchored by Dillard's, J.C. Penney, Burdine's, and Sears. The Kash `N' Karry in Brandon Florida is a 58,635 SF supermarket located in a growing suburb of Tampa. The Bed Bath & Beyond in Glen Allen, VA is a 40,000 SF store located on Gaskins Road and I-64, two major thoroughfares in the Richmond, VA area. The Best Buy in St. Petersburg, FL is a 46,520 SF store located across from Tyrone Square Mall, a 1.2 million SF super regional mall anchored by Burdines, JC Penney, Dillard's, Sears, and an AMC multiplex. Finally, the Borders Books in Ft. Lauderdale, FL is a 30,000 SF store adjacent to the Galleria Mall, an upscale, 1 million SF regional mall anchored by Burdines, Neiman Marcus, Dillard's, Saks Fifth Avenue, and Lord & Taylor.

      SIGNIFICANT TENANTS: All five of the properties are currently 100% occupied.

      Borders Books occupies 30,000 SF under a lease for $24.37 PSF expiring in 2015, with four five-year extension options. Borders is a subsidiary of Borders Group (NYSE: BGP) which also owns Waldenbooks. As of year-end 2001, the company operated 363 Borders superstores across the United States and 827 mall based Waldenbooks stores.

      Best Buy (rated BBB- by S&P and Baa3 by Moody's) occupies 46,520 SF under a lease for $14.98 PSF expiring in 2017, with three five-year extension options. Best Buy is a specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The company operates nearly 2,000 retail stores under various names including Best Buy, Sam Goody, Magnolia Hi Fi, On Cue, and Suncoast.

      Barnes & Noble (NYSE: BKS) occupies 35,000 SF under a lease for $22.83 PSF expiring in 2014, with four five-year extensions. Barnes & Noble operates a total of 896 bookstores under the names of Barnes & Noble Booksellers, B. Dalton Bookseller, Scribner's Bookstores and Doubleday Book Shops. The company reported sales of $4.87 billion in 2001, an increase of 11.3% over 2000 sales.

      Kash N' Karry Inc. occupies 58,635 SF on a lease for $8.50 PSF expiring in 2016 with four five-year extension options. Kash & Karry is a wholly owned subsidiary of Delhaize America (rated BBB- from S&P and Baa3 by Moody's). Delhaize America manages the US operations of the Delhaize Group, a food retailer headquartered in Belgium that operates in 10 countries and on three continents. Delhaize America operates 1,459 stores under the Kash N' Karry, Food Lion, and Shop n' Save names. The Kash N' Karry in Brandon, FL reported 2001 sales of $210 PSF.

       Bed Bath & Beyond Inc. occupies 40,000 SF on a lease for $11.00 PSF expiring in 2013 with three five-year options. Bed Bath & Beyond is a nationwide operator of superstores selling domestics merchandise and home furnishings. The company currently has 396 stores and reported revenues of approximately $2.9 billion in fiscal year 2001. The Bed Bath & Beyond in Glenn Allen, VA reported sales of $141 PSF in 2001.

      PROPERTY MANAGEMENT The property is managed by Commercial Net Lease Realty, Inc.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      PROPERTY SUBSTITUTION. Three of the tenants, Kash N' Karry, Barnes & Noble, and Best Buy, have the right in their respective leases to substitute the property with alternate properties improved with similar franchise type stores operated by the tenant. If such a substitution right is exercised by any one of these tenants, and provided no event of default then exists, the loan documents permit the Borrower to have the property securing the loan released and to substitute as collateral the alternate property being substituted.

      RELEASE OF PARCELS. Each of the properties can be released by defeasance in an amount equal to 110% of the allocated loan amount for the Kash N' Karry property and 125% of the allocated loan amount for all other properties. In addition, the Kash N' Karry has a right to purchase the property. If this occurs prior to expiration of the lockout period, the borrower must pay a yield maintenance penalty in addition to 110% of the allocated loan amount. After the lockout period, the borrower must defease the Kash N' Karry property at 110% of the allocated loan amount.

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 -- VALENCIA CORPORATE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINATOR:                      BSCMI

ORIGINAL BALANCE:                $17,500,000

CUT-OFF DATE BALANCE:            $17,500,000

FIRST PAYMENT DATE:              11/01/2002

INTEREST RATE:                   6.520%

AMORTIZATION:                    360

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   10/01/2012

EXPECTED MATURITY BALANCE:       $15,094,878

SPONSOR(S):                      Ernest Rady

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 47-month lockout from date of origination
                                 with U.S. Treasury defeasance for the 72 months following and open thereafter until loan maturity.




CUT-OFF DATE LOAN PER SF:        $121.30

UP-FRONT RESERVES:               RE Tax:                $164,854
                                 Replacement:           $14,427
                                 TI/LC:                 $4,167



ONGOING RESERVES:                RE Tax:                $23,551/month
                                 TI/LC:                  $4,167/month


LOCKBOX:                         NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Suburban

LOCATION:                         Santa Clarita, CA

YEAR BUILT/RENOVATED:             1999/2001-2002

OCCUPANCY:(1)                     100.0%

SQUARE FOOTAGE:                   144,272


THE COLLATERAL:                   Two class A suburban office buildings

OWNERSHIP INTEREST:               Fee



MAJOR TENANTS                     % NRSF        RENT PSF     LEASE EXPIRATION
-------------                     ------        --------     ----------------
Explorer Insurance                 54.8%         $19.10         6/30/2009
LA County DCFS                     24.1%         $21.96         5/31/2012



PROPERTY MANAGEMENT:              American Assets, Inc.





U/W NET CASH FLOW:                $1,871,153

APPRAISED VALUE:                  $23,650,000

CUT-OFF DATE LTV:                 74.0%

MATURITY DATE LTV:                63.8%

U/W DSCR:                         1.41x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated 6/01/2002.

THE VALENCIA CORPORATE PLAZA

      THE LOAN. The tenth largest loan is evidenced by a promissory note and is secured by a first priority mortgage on the Valencia Corporate Plaza located in Santa Clarita, California.

      THE BORROWER. The borrower is ICW Valencia Holdings, LLC, a California limited liability company. The borrower owns no material assets other than the property and related interests. The borrower is controlled by the Ernest Rady Trust, with Ernest Rady as the trustee. Ernest Rady founded American Assets, Inc. in 1967 and serves as the company's chairman of the board. American Assets, Inc. is the parent company for a diverse group of entities operating in insurance, banking, and real estate. The group's real estate arm owns in approximately 2.5 million square feet of property.

      THE PROPERTY. Valencia Corporate Plaza is comprised of two, three-story, class A office buildings totaling 144,272 SF. The buildings were constructed in 1999 and 2001 and feature glass and stone tile exteriors and landscaped grounds. Amenities include an employee cafeteria and a fitness center with a locker room and shower facilities. The property is located in Santa Clarita, California, approximately 35 miles northwest of downtown Los Angeles adjacent to the Golden State Freeway/Interstate 5. The property enjoys access and visibility for motorists traveling in both directions along Interstate 5.

      Both buildings are 100% occupied, with 79.2% of the gross potential rents attributable to credit tenants. Leases for 86.26% of the square footage expires in 2008 or beyond.

      SIGNIFICANT TENANTS: The property is currently 100.0% occupied by 11 tenants.

      Explorer Insurance occupies 79,127 SF (54.9% of the total NRA) on a fully triple net lease for $19.10 PSF expiring in 2009 with two ten-year extension options. Explorer Insurance, primarily an auto insurance carrier, is controlled by Insurance Company of the West, a subsidiary of American Assets, Inc. Insurance Company of the West is a multi-line property and casualty insurance group with approximately $250 million in annual premiums. Insurance Company of the West maintains an A- insurance rating from A.M. Best.

      Los Angeles County Department of Children and Family Services ("DCFS") occupies 34,790 SF (24.1% of the total NRA) under a lease for $21.96 PSF expiring in 2012. The lease can be terminated after May 2007 upon six months notice by the tenant. DCFS is funded by Los Angeles County, which is rated Aa3 by Moody's. DCFS is in charge of establishing, managing and advocating a system of services for children in partnership with parents, relatives, foster parents and community organizations.

      PROPERTY MANAGEMENT The property is managed by American Assets, Inc., an affiliate of the borrower.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      RELEASE OF PARCELS. None permitted.

                                   APPENDIX D

--------------------------------------------------------------------------------

[BEAR STEARNS LOGO OMITTED]                         [MERRILL LYNCH LOGO OMITTED]
                               September 24, 2002
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                              ---------------------

                                  $815,238,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1

                             ---------------------

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                           BEAR, STEARNS FUNDING, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            AS MORTGAGE LOAN SELLERS

                             ---------------------


   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
                                                                                                             ASSUMED
                                    INITIAL                                                    PRINCIPAL      FINAL
                  APPROX. SIZE   PASS-THROUGH       RATINGS       SUBORDINATION                 WINDOW     DISTRIBUTION
      CLASS          (FACE)          RATE       (MOODY'S/FITCH)       LEVELS      WAL (YRS.)     (MO.)         DATE
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-1        $371,811,000      3.970%          Aaa/AAA          17.750%         5.70        1-110      12/11/2011
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
       A-2        $385,855,000      4.720%          Aaa/AAA          17.750%         9.63       110-118     8/11/2012
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
        B         $ 26,483,000      4.870%           Aa2/AA          14.875%         9.91       118-119     9/11/2012
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------
        C         $ 31,089,000      4.970%            A2/A           11.500%         9.94       119-119     9/11/2012
   ------------- --------------- -------------- ----------------- --------------- ----------- ------------ -------------


BEAR, STEARNS & CO. INC.                   MERRILL LYNCH & CO.

Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager


                       WELLS FARGO BROKERAGE SERVICES, LLC
                                   Co-Manager


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1



TRANSACTION FEATURES
--------------------


  >>  Sellers:
  ----------------------------------------------- --------- ------------------- ---------
                                                  NO. OF       CUT-OFF DATE     % OF
                     SELLERS                       LOANS       BALANCE ($)        POOL
  ----------------------------------------------- --------- ------------------- ---------
  Prudential Mortgage Capital Funding, LLC           66          526,328,385      57.1%
  Bear Stearns Commercial Mortgage, Inc.             28          303,128,717      32.9%
  Bear, Stearns Funding, Inc.                        1             6,565,093       0.7%
  Wells Fargo Bank, National Association             31           85,152,688       9.2%
  ----------------------------------------------- --------- ------------------- ---------
  TOTAL:                                            126          921,174,883      100.0%
  ----------------------------------------------- --------- ------------------- ---------


>>   Loan Pool:
     o    Average Cut-off Date Balance: $7,310,912
     o    Largest Mortgage Loan by Cut-off Date Balance: $63,789,153
     o Five largest and ten largest loans: 21.0% and 32.7% of pool, respectively

>>   Credit Statistics:
     o    Weighted average underwritten debt service coverage ratio of 1.67x
     o Weighted average cut-off date loan-to-value ratio of 66.75%; weighted average balloon loan-to-value ratio of 58.40%

>>   Property Types:


                                [GRAPHIC OMITTED]


                            Manufactured
        Self Storage           Housing         Other     Retail     Office     Multifamily     Industrial

           1.2%               1.0%             0.5%      41.5%      25.0%        19.2%            11.6%



>>   Call Protection:
     o 83.42% of the pool (104 loans) have a lockout period ranging from 25 to 49 payments from origination, then defeasance provisions.
     o 11.24% of the pool (17 loans) have a lockout period ranging from 24 to 61 payments from origination, then yield maintenance.
     o 0.89% of the pool (3 loans) have a lockout period ranging from 35 to 36 payments from origination, then either yield maintenance or defeasance.
     o 4.45% of the pool (2 loans) has yield maintenance with no lockout period.

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


OFFERED CERTIFICATES
--------------------


---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
                INITIAL                                              AVERAGE      PRINCIPAL      ASSUMED FINAL       INITIAL
              CERTIFICATE       SUBORDINATION         RATINGS         LIFE          WINDOW       DISTRIBUTION     PASS-THROUGH
  CLASS        BALANCE(1)           LEVELS        (MOODY'S/FITCH)   (YRS.)(2)      (MO.)(2)         DATE(2)          RATE(3)
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-1           $371,811,000         17.750%           Aaa / AAA         5.70         1-110         12/11/2011         3.970%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
A-2           $385,855,000         17.750%           Aaa / AAA         9.63        110-118         8/11/2012         4.720%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
B              $26,483,000         14.875%           Aa2 / AA          9.91        118-119         9/11/2012         4.870%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
C              $31,089,000         11.500%            A2 / A           9.94        119-119         9/11/2012         4.970%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------


PRIVATE CERTIFICATES (4)

---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
                                                                                  PRINCIPAL/                       APPROXIMATE
                INITIAL                                              AVERAGE       NOTIONAL      ASSUMED FINAL       INITIAL
              CERTIFICATE       SUBORDINATION         RATINGS          LIFE      WINDOW (MO.)    DISTRIBUTION     PASS-THROUGH
  CLASS      BALANCE(1) (5)         LEVELS        (MOODY'S/FITCH)   (YRS.)(2)        (2)            DATE(2)          RATE(3)
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
X-1            $921,174,882           n/a            Aaa / AAA          8.11           1-173       3/11/2017         0.232%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
X-2            $839,869,000           n/a            Aaa / AAA          6.14           24-96      10/11/2010         2.505%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
D                $8,060,000        10.625%            A3 / A-           9.94         119-119       9/11/2012         5.050%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
E                $9,211,000         9.625%          Baa1 / BBB+         9.94         119-119       9/11/2012         5.440%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
F               $13,817,000         8.125%          Baa2 / BBB          9.94         119-119       9/11/2012         5.490%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
G               $13,817,000         6.625%          Baa3 / BBB-         9.94         119-119       9/11/2012         5.830%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
H               $16,120,000         4.875%           Ba1 / BB+          9.94         119-119       9/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
J               $10,363,000         3.750%           Ba2 / BB           9.94         119-119       9/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
K                $3,454,000         3.375%           Ba3 / BB-          9.94         119-119       9/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
L                $5,757,000         2.750%            B1 / B+           9.94         119-119       9/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
M                $9,211,000         1.750%            B2 / B           10.01         119-120      10/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
N                $2,302,000         1.500%            B3 / B-          10.02         120-120      10/11/2012         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
P               $13,824,882            --             NR / NR          10.26         120-173       3/11/2017         6.000%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------


Notes: (1)  Subject to a permitted variance of plus or minus 5%.
       (2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
       (3) The Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P Certificates will accrue interest at a fixed rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.
       (4)  Certificates to be offered privately pursuant to Rule 144A.
       (5) The Class X-1 Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


I.  ISSUE CHARACTERISTICS
-------------------------
Issue Type:                       Public:  Classes A-1, A-2, B and C (the "Offered Certificates").
                                  Private (Rule 144A):  Classes X-1, X-2, D, E, F, G, H, J, K, L, M, N and P.

Securities Offered:               $815,238,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, consisting of four fixed-rate principal and interest classes (Classes A-1, A-2, B and C) ("Offered Certificates").
Sellers:                          Prudential Mortgage Capital Funding, LLC ("PMCF")(1); Bear Stearns Commercial
                                  Mortgage, Inc. ("BSCMI"); Bear, Stearns Funding, Inc. ("BSFI"); Wells Fargo Bank,
                                  National Association ("WF")

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:                       Wells Fargo Brokerage Services, LLC

Master Servicers:                 Prudential Asset Resources, Inc. (with respect to the mortgage loans sold by PMCF)

                                  Wells Fargo Bank, National Association (with respect to the loans sold by BSCMI,
                                  BSFI and WF)

Special Servicers:                ARCap  Special  Servicing,  Inc.  (with  respect to all loans other than the RREEF
                                  Textron  Portfolio);  Prudential Asset Resources,  Inc. (with respect to the RREEF
                                  Textron Portfolio)

Certificate Administrator:        Wells Fargo Bank Minnesota, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-Off Date:                     October 1, 2002.

Expected Closing Date:            On or about October 3, 2002.

Distribution Dates:               The  11th of each  month,  commencing  in  November  2002 (or if the 11th is not a business day, the next succeeding business day).

Minimum Denominations:            $25,000  for the  Class  A-1 and A-2  certificates,  $100,000  for  other  Offered
                                  Certificates, and in multiples of $1 thereafter.

Delivery:                         DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:               Classes A-1, A-2, B, and C are expected to be ERISA eligible. No Class of
                                  Certificates is SMMEA eligible.

Rating Agencies:                  The Offered Certificates will be rated by Moody's Investors Service, Inc. and
                                  Fitch, Inc.

Risk Factors:

                                  THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL
                                  INVESTORS. SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS.

(1) As an alternative to selling its mortgage loans to the depositor on the issue date for the certificates, PMCF may instead enter into a sale transaction with a third party with respect to the PMCF mortgage loans prior to the issue date, in which case the depositor would acquire those mortgage loans from that third party on the issue date. Even if such a third-party sale transaction occurs, the trust's rights with respect to PMCF in connection with representations and warranties will be substantially the same as they would have been under a sale of the PMCF mortgage loans by PMCF to the depositor on the issue date. Accordingly, PMCF is presented in all relevant descriptions as the "mortgage loan seller" for its mortgage loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


II. STRUCTURE CHARACTERISTICS
-----------------------------

The Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

 In the aggregate, the Class X-1 and Class X-2 Certificates will have a pass-through rate equal to the positive difference between (a) the weighted average net mortgage rate of the pooled mortgage loans and (b) the weighted average pass-through rates of the principal paying certificates.





THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.
















This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


III. COLLATERAL CHARACTERISTICS
-------------------------------

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
                             NO. OF     AGGREGATE
                           MORTGAGE    CUT-OFF DATE    % OF
                              LOANS    BALANCE ($)     POOL
---------------------------------------------------------------
    994,862 - 999,999           1           994,862     0.11
  1,000,000 - 1,999,999        12        18,383,184     2.00
  2,000,000 - 3,999,999        43       121,608,833    13.20
  4,000,000 - 5,999,999        20        99,423,511    10.79
  6,000,000 - 7,999,999        15       103,014,633    11.18
  8,000,000 - 9,999,999         8        69,730,880     7.57
 10,000,000 - 11,999,999        5        55,459,576     6.02
 12,000,000 - 13,999,999        8       105,373,405    11.44
 14,000,000 - 15,999,999        3        44,362,855     4.82
 16,000,000 - 17,999,999        2        34,464,156     3.74
 20,000,000 - 29,999,999        7       166,569,833    18.08
 30,000,000 - 63,789,153        2       101,789,153    11.05
---------------------------------------------------------------
TOTAL:                        126       921,174,883   100.00
---------------------------------------------------------------

Min: $994,862       Max: $63,789,153     Average: $7,310,912
---------------------------------------------------------------

STATE
--------------------------------------------------------------
                           NO. OF       AGGREGATE
                        MORTGAGED    CUT-OFF DATE      % OF
                       PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------
California                  40          217,075,089     23.57
----------------------
   Southern                 29          182,632,030     19.83
   California
   Northern                 11           34,443,059      3.74
   California
Florida                     16          142,209,820     15.44
Pennsylvania                11           63,236,190      6.86
Texas                        7           52,209,232      5.67
Georgia                     14           51,022,290      5.54
Ohio                         4           46,676,773      5.07
New York                     5           40,033,750      4.35
Connecticut                  1           38,000,000      4.13
Virginia                     6           31,978,722      3.47
Rhode Island                 1           25,311,005      2.75
Other States                40          213,422,013     23.17
--------------------------------------------------------------
 TOTAL:                    145          921,174,883    100.00
--------------------------------------------------------------

PROPERTY TYPE
-------------------------------------------------------------
                            NO. OF        AGGREGATE
                         MORTGAGED     CUT-OFF DATE     % OF
                        PROPERTIES      BALANCE ($)     POOL
-------------------------------------------------------------
Retail                      50         381,885,299     41.46
Office                      26         230,059,950     24.97
Multifamily                 32         177,255,644     19.24
Industrial                  26         106,944,394     11.61
Self Storage                 7          10,621,535      1.15
Manufactured Housing         3           9,433,825      1.02
Other                        1           4,974,237      0.54
-------------------------------------------------------------
TOTAL:                     145         921,174,883    100.00
-------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                           NO. OF       AGGREGATE
                         MORTGAGE     CUT-OFF DATE      % OF
                            LOANS      BALANCE ($)      POOL
------------------------------------------------------------
5.9500% - 6.2499%            6          50,437,000      5.48
6.2500% - 6.5499%           10         147,857,696     16.05
6.5500% - 6.7499%            7          53,183,281      5.77
6.7500% - 6.8499%           10          92,509,536     10.04
6.8500% - 6.9499%           10         121,660,257     13.21
6.9500% - 7.0499%            9          54,955,579      5.97
7.0500% - 7.1499%           17         168,572,696     18.30
7.1500% - 7.2499%           17          79,672,744      8.65
7.2500% - 7.3499%            9          39,929,698      4.33
7.3500% - 7.4499%            8          23,791,846      2.58
7.4500% - 7.5499%            3           9,356,359      1.02
7.5500% - 7.6499%            4          16,883,244      1.83
7.6500% - 7.7499%            4          10,550,197      1.15
7.7500% - 8.2800%           12          51,814,749      5.62
------------------------------------------------------------
TOTAL:                     126         921,174,883    100.00
------------------------------------------------------------

  Min: 5.9500        Max: 8.2800           Wtd Avg: 6.9301
------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                          NO. OF        AGGREGATE
                        MORTGAGE      CUT-OFF DATE      % OF
                           LOANS       BALANCE ($)      POOL
------------------------------------------------------------
60                          13         120,849,429     13.12
61 - 84                      8         115,076,282     12.49
85 - 120                   102         665,885,664     72.29
121 - 180                    3          19,363,508      2.10
------------------------------------------------------------
TOTAL:                     126         921,174,883    100.00
------------------------------------------------------------

    Min: 60           Max: 180             Wtd Avg: 108
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                           NO. OF      AGGREGATE
                         MORTGAGE    CUT-OFF DATE       % OF
                            LOANS     BALANCE ($)       POOL
------------------------------------------------------------
47 - 60                     14        124,674,883      13.53
61 - 84                      8        119,486,010      12.97
85 - 120                   103        673,689,186      73.13
121 - 173                    1          3,324,804       0.36
------------------------------------------------------------
 TOTAL:                    126        921,174,883     100.00
------------------------------------------------------------
   Min: 47          Max: 173              Wtd Avg: 103
------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
                     NO. OF         AGGREGATE
                   MORTGAGE      CUT-OFF DATE     % OF
                      LOANS       BALANCE ($)     POOL
-------------------------------------------------------
  25.71 - 30.00        2           41,000,000     4.45
  30.01 - 40.00        2            2,292,594     0.25
  40.01 - 50.00        8           35,148,130     3.82
  50.01 - 55.00       13           60,880,709     6.61
  55.01 - 60.00       11           45,378,735     4.93
  60.01 - 65.00       12          126,739,984    13.76
  65.01 - 70.00       13           76,039,988     8.25
  70.01 - 75.00       42          360,882,164    39.18
  75.01 - 79.74       23          172,812,579    18.76
-------------------------------------------------------
TOTAL:               126          921,174,883   100.00
-------------------------------------------------------
  Min:  25.71     Max: 79.74        Wtd Avg: 66.75
-------------------------------------------------------

 LOAN-TO-VALUE RATIO AT MATURITY (%)
 ------------------------------------------------------
                     NO. OF         AGGREGATE
                   MORTGAGE      CUT-OFF DATE     % OF
                      LOANS       BALANCE ($)     POOL
 ------------------------------------------------------
   0.00 - 20.00        1            3,324,804     0.36
  20.01 - 30.00        4           43,292,594     4.70
  30.01 - 40.00        6           19,413,016     2.11
  40.01 - 45.00        9           37,543,634     4.08
  45.01 - 50.00       11           50,287,270     5.46
  50.01 - 55.00       16           87,286,250     9.48
  55.01 - 60.00       14          148,847,620    16.16
  60.01 - 65.00       31          238,049,338    25.84
  65.01 - 70.00       30          274,706,904    29.82
  70.01 - 75.27        4           18,423,454     2.00
 ------------------------------------------------------
     TOTAL:           126         921,174,883   100.00
 ------------------------------------------------------
   Min: 25.71(1)   Max: 75.27        Wtd Avg: 58.40
 ------------------------------------------------------
(1) One Mortgage Loan is fully amortizing.

 DEBT SERVICE COVERAGE RATIOS (X)
 ------------------------------------------------------
                     NO. OF         AGGREGATE
                   MORTGAGE      CUT-OFF DATE     % OF
                      LOANS       BALANCE ($)     POOL
 ------------------------------------------------------
  1.200 - 1.249        2           14,264,290     1.55
  1.250 - 1.299       13           89,653,209     9.73
  1.300 - 1.349       12           57,078,342     6.20
  1.350 - 1.399       18          142,831,139    15.51
  1.400 - 1.449       24          184,387,349    20.02
  1.450 - 1.499       11           65,144,482     7.07
  1.500 - 1.549       11           83,011,847     9.01
  1.550 - 1.599        7           16,567,452     1.80
  1.600 - 1.649        5           77,862,603     8.45
  1.650 - 1.699        7           77,193,768     8.38
  1.750 - 4.950       16          113,180,402    12.29
 ------------------------------------------------------
     TOTAL:          126          921,174,883   100.00
 ------------------------------------------------------
   Min: 1.200      Max: 4.950         Wtd Avg: 1.667
 ------------------------------------------------------



All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. Sum of Columns may not match "Total" due to rounding.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $815,238,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


IV.   LARGE LOAN DESCRIPTION
----------------------------


                                TEN LARGEST LOANS
                                -----------------

------- ------------------------------------ ------------------ --------- ----------------
  NO.              PROPERTY NAME                   CITY          STATE    PROPERTY TYPE
------- ------------------------------------ ------------------ --------- ----------------
   1.   Belz Outlet Center                   Orlando               FL     Retail
------- ------------------------------------ ------------------ --------- ----------------
   2.   RREEF Textron Portfolio              Various            Various   Various
------- ------------------------------------ ------------------ --------- ----------------
   3.   50 Danbury Road                      Wilton                CT     Office
------- ------------------------------------ ------------------ --------- ----------------
   4.   Cranston Parkade                     Cranston              RI     Retail
------- ------------------------------------ ------------------ --------- ----------------
   5.   Fifth Third Center                   Dayton                OH     Office
------- ------------------------------------ ------------------ --------- ----------------
   6.   Mountain Square Shopping Center      Upland                CA     Retail
------- ------------------------------------ ------------------ --------- ----------------
   7.   Cityview Centre                      Fort Worth            TX     Retail
------- ------------------------------------ ------------------ --------- ----------------
   8.   SLO Promenade                        San Luis Obispo       CA     Retail
------- ------------------------------------ ------------------ --------- ----------------
   9.   CNL Retail Portfolio                 Various            Various   Retail
------- ------------------------------------ ------------------ --------- ----------------
  10.   Valencia Corporate Plaza             Santa Clarita         CA     Office
------- ------------------------------------ ------------------ --------- ----------------
        TOTAL/WEIGHTED AVERAGE
------- ------------------------------------ ------------------ --------- ----------------

----------------------- --------- ---------- ---------- ----------  ---------  ---------
                                                                      CUT-OFF
        CUT-OFF DATE    % OF       UNITS/     LOAN PER                 DATE     BALLOON
  NO.      BALANCE        POOL       SF       UNIT/SF   U/W DSCR        LTV       LTV
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   1.    $63,789,153      6.9%      637,772       $100    1.61x      64.2%      56.6%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   2.    $41,000,000(1)   4.5%          N/A        N/A  4.85x(2)(3) 25.7%(2)   25.7%(2)
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   3.    $38,000,000      4.1%      219,041       $173    1.68x      74.8%      63.0%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   4.    $25,311,005      2.7%      259,218        $98    1.54x      72.3%      68.5%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   5.    $24,977,001      2.7%      294,850        $85    1.41x      71.4%      61.4%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   6.    $24,444,197      2.7%      273,189        $89    1.42x      74.1%      64.8%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   7.    $24,288,988      2.6%      352,300        $69    1.37x      75.9%      66.3%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   8.    $20,968,496      2.3%      173,347       $121    1.37x      73.8%      70.0%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
   9.    $20,955,145      2.3%      210,155       $100    1.68x      62.8%      54.9%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
  10.    $17,500,000      1.9%      144,272       $121    1.41x      74.0%      63.8%
----------------------- --------- ---------- ---------- ----------  ---------  ---------
         301,233,986     32.7%                    $101    1.98X      64.5%      57.3%
----------------------- --------- ---------- ---------- ----------  ---------  ---------

(1) Comprised of two separate tranches totaling $41,000,000. See the loan description below.
(2)  Based on an allocated portion of the A-Note original balance.
(3)  Weighted Average.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:  TBD
Record Date:   10/31/2002


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================


                                    DEPOSITOR

================================================================================

     Bear Stearns & Commercial Mortgage Securities Inc.
     383 Madison Avenue
     New York, NY 10179


     Contact:       General Information Number
     Phone Number:  (212) 272-2000

================================================================================

                                 MASTER SERVICER

================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105


     Contact:              Matilde Sanchez
     Phone Number:         (415) 222-2364

================================================================================

                   MASTER SERVICER AND RREEF SPECIAL SERVICER

================================================================================

     Prudential Asset Resources, Inc.
     2200 Ross Avenue, Suite 4900E
     Dallas, TX 75201



     Contact:       Hal Collett
     Phone Number:  (214) 721-6032

================================================================================

                            GENERAL SPECIAL SERVICER

================================================================================

     ARCap Special Servicing, Inc.
     5605 N. MacAruthur Blvd.
     Irving, TX 75038



     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext. 30

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the master servicers, special servicers and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    V            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
    X               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    V                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X                  0.00000000   0.00000000    0.00000000   0.00000000
 ========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  R            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  V            0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Certificate Administrator Fee           0.00
Aggregate Trust Fund Expenses                     0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  R
  V
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   TBD
Record Date:    10/31/2002

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1

-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
----------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                           Prepayments                        Rate and Maturities
-------------------------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
   Date            #   Balance      #   Balance     Coupon      Remit          WAM
-------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy     Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure      Loan         Servicing    Bankruptcy    REO
Loan Number        Date        Balance        Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved                 - Full Payoff
4 - Extension            9 - Pending Return           - Reps and Warranties
5 - Note Sale                to Master Servicer    11 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                          Remaining
Distribution     NOI                        Note          Maturity      Amortization
   Date          Date        DSCR           Date          Date              Term
----------------------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-PBW1


-----------------------------------------
For Additional Information please contact
         CTSLink Customer Service
              (301) 815-6600
  Reports Available on the World Wide Web
          @ www.ctslink.com/cmbs
-----------------------------------------
Payment Date:      TBD
Record Date:       10/31/2002

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Aggregate         Net          Net Proceeds                  Repurchased
 Loan      Liquidation    Liquidation       as a % of        Realized     by Seller
Number      Expenses*      Proceeds       Actual Balance       Loss         (Y/N)
------------------------------------------------------------------------------------













------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 7 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 18, 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 110 of this prospectus under the caption "Glossary."



                                                    TABLE OF CONTENTS
SUMMARY OF PROSPECTUS.............................................................................................6
RISK FACTORS......................................................................................................7
         Risks Relating to the Certificates.......................................................................7
         Risks Relating to the Mortgage Loans....................................................................11
DESCRIPTION OF THE TRUST FUNDS...................................................................................19
         General  ...............................................................................................19
         Mortgage Loans..........................................................................................19
         MBS      ...............................................................................................28
         Certificate Accounts....................................................................................29
         Credit Support..........................................................................................30
         Cash Flow Agreements....................................................................................30
YIELD AND MATURITY CONSIDERATIONS................................................................................30
         General  ...............................................................................................30
         Pass-Through Rate.......................................................................................30
         Payment Delays..........................................................................................30
         Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans......................31
         Yield and Prepayment Considerations.....................................................................31
         Weighted Average Life and Maturity......................................................................33
         Controlled Amortization Classes and Companion Classes...................................................33
         Other Factors Affecting Yield, Weighted Average Life and Maturity.......................................34
THE DEPOSITOR....................................................................................................36
USE OF PROCEEDS..................................................................................................36
DESCRIPTION OF THE CERTIFICATES..................................................................................36
         General  ...............................................................................................36
         Distributions...........................................................................................37
         Distributions of Interest on the Certificates...........................................................37
         Distributions of Principal on the Certificates..........................................................38
         Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity
                  Participations.................................................................................39
         Allocation of Losses and Shortfalls.....................................................................39
         Advances in Respect of Delinquencies....................................................................39
         Reports to Certificateholders...........................................................................40
         Voting Rights...........................................................................................41
         Termination.............................................................................................42
         Book-Entry Registration and Definitive Certificates.....................................................42
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..............................................................43
         General  ...............................................................................................43
         Assignment of Mortgage Loans; Repurchases...............................................................44
         Representations and Warranties; Repurchases.............................................................45
         Collection and Other Servicing Procedures...............................................................46
         Sub-Servicers...........................................................................................46
         Special Servicers.......................................................................................47
         Certificate Account.....................................................................................47
         Modifications, Waivers and Amendments of Mortgage Loans.................................................50
         Realization upon Defaulted Mortgage Loans...............................................................50
         Hazard Insurance Policies...............................................................................53
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................54
         Servicing Compensation and Payment of Expenses..........................................................54
         Evidence as to Compliance...............................................................................55
         Some Matters Regarding the Servicer and the Depositor...................................................55
         Events of Default.......................................................................................56


                                       3




         Rights upon Event of Default............................................................................57
         Amendment...............................................................................................57
         List of Certificateholders..............................................................................58
         The Trustee.............................................................................................58
         Duties of the Trustee...................................................................................59
         Regarding the Fees, Indemnities and Powers of the Trustee...............................................59
         Resignation and Removal of the Trustee..................................................................59
DESCRIPTION OF CREDIT SUPPORT....................................................................................60
         General  ...............................................................................................60
         Subordinate Certificates................................................................................61
         Cross-Support Provisions................................................................................61
         Insurance or Guarantees with Respect to Mortgage Loans..................................................61
         Letter of Credit........................................................................................61
         Certificate Insurance and Surety Bonds..................................................................61
         Reserve Funds...........................................................................................62
         Credit Support with Respect to MBS......................................................................62
LEGAL ASPECTS OF MORTGAGE LOANS..................................................................................62
         General  ...............................................................................................62
         Types of Mortgage Instruments...........................................................................63
         Leases and Rents........................................................................................63
         Personal Property.......................................................................................63
         Foreclosure.............................................................................................63
         Leasehold Risks.........................................................................................66
         Cooperative Shares......................................................................................67
         Bankruptcy Laws.........................................................................................68
         Environmental Risks.....................................................................................70
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................72
         Subordinate Financing...................................................................................72
         Default Interest and Limitations on Prepayments.........................................................72
         Adjustable Rate Loans...................................................................................72
         Applicability of Usury Laws.............................................................................72
         Soldiers'and Sailors'Civil Relief Act of 1940...........................................................73
         Type of Mortgaged Property..............................................................................73
         Americans with Disabilities Act.........................................................................74
         Forfeiture for Drug, RICO and Money Laundering Violations...............................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................74
         Federal Income Tax Consequences for REMIC Certificates..................................................75
         Taxation of Regular Certificates........................................................................78
         Taxation of Residual Certificates.......................................................................85
         Treatment of Certain Items of REMIC Income and Expense..................................................87
         Limitations on Offset or Exemption of REMIC Income......................................................88
         Tax-Related Restrictions on Transfer of Residual Certificates...........................................89
         Sale or Exchange of a Residual Certificate..............................................................91
         Mark-to-Market Regulations..............................................................................92
         Taxes That May Be Imposed on the REMIC Pool.............................................................92
         Limitations on Deduction of Some Expenses...............................................................94
         Taxation of Foreign Investors...........................................................................94
         Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made..................96
STATE AND OTHER TAX CONSIDERATIONS..............................................................................103
ERISA CONSIDERATIONS............................................................................................103
         General  ..............................................................................................103
         Plan Asset Regulations.................................................................................104
         Administrative Exemptions..............................................................................104
         Unrelated Business Taxable Income; Residual Certificates...............................................104
LEGAL INVESTMENT................................................................................................104
METHOD OF DISTRIBUTION..........................................................................................107




                                       4


WHERE YOU CAN FIND MORE INFORMATION.............................................................................108
INCORPORATION OF SOME INFORMATION BY REFERENCE..................................................................108
REPORTS.........................................................................................................109
FINANCIAL INFORMATION...........................................................................................109
LEGAL MATTERS...................................................................................................109
RATINGS.........................................................................................................109
GLOSSARY........................................................................................................110


                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES...........................  Commercial/Multifamily Mortgage Pass-Through Certificates,
                                                  issuable in series.

DEPOSITOR......................................   Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                                  corporation. Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS............  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the
                                                  property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                                  (1)   the name of the servicer and special servicer, the
                                                        circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to
                                                        cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                                                  (2)   the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                                                  (3)   the identity and attributes of each class within a series of certificates, including whether (and to what extent) any
                                                        credit enhancement benefits any class of a series of
                                                        certificates;

                                                  (4)   the tax status of certificates; and

                                                  (5)   whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related
                                                        securities for purposes of SMMEA.



                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.



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


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.



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


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,



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


will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;



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


     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;



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


     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other



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


actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and



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


     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."



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


     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest



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


shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


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


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with



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


cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.



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SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.



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RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and,


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generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its



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obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.


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


     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.



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     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.


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


     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.



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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.



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Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity



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may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.



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     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.



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


     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans



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


originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.


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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


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FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include



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amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.


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


However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the



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


issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."



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


     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

         o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

         o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

     o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

     o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:



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




     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the



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



          original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:



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     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.



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


     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular


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


certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to



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amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.



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


TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and



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


thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values



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


generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.


SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:




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


     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.


MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an



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optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and



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


     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.


TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more



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


underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 30% (declining to 29% in 2004 and 28% in 2006) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC."



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


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE


     STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).



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


     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard



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


certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


     STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and



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     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations



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


secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:


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     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.


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     These regulations are proposed to be effective beginning January 1, 2004.


     FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Cadwalader, Wickersham & Taft, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 30% (declining to 29% in 2004 and 28% in 2006) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


     TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


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


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                                LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators qualifying under SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for enactments prohibiting or limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states were authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state-regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in the securities; and

     o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

     In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities," defined in 12 C.F.R.
Section 1.2(m) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and

"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances. Unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140, it cannot invest in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities.

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest-bearing or income-paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overriden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including



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          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.


                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


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                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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



                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.



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     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.


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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.